                                               Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-108378

The information in this prospectus supplement is not complete and may be changed. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED, DATED OCTOBER 28, 2003

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 28, 2003)


                           $808,638,000 (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE TRUST 2003-KEY1
                                     Issuer
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
          CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D AND CLASS E

                                 -------------

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                          KEYBANK NATIONAL ASSOCIATION
                              JPMORGAN CHASE BANK
                             Mortgage Loan Sellers

     We, Merrill Lynch Mortgage Investors, Inc., are establishing a trust. The offered certificates are mortgage-backed securities issued by the trust. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, Merrill Lynch Mortgage Investors, Inc., any of our other affiliates or any other person, and are not guaranteed or insured by any person.

                                                        APPROX. PERCENTAGE
                      EXPECTED                              OF INITIAL         INITIAL     PASS-THROUGH   ASSUMED FINAL
                     FITCH/S&P    INITIAL CERTIFICATE        MORTGAGE       PASS-THROUGH       RATE       DISTRIBUTION
       CLASS         RATING(1)   PRINCIPAL BALANCE(2)      POOL BALANCE         RATE        DESCRIPTION     DATE (3)
------------------- ----------- ---------------------- ------------------- -------------- -------------- --------------
Class A-1 .........   AAA /AAA  $201,373,000                  19.078%                %           (4)        May 2011
Class A-2 .........   AAA /AAA  $521,502,000                  49.406%                %           (4)     November 2013
Class B ...........    AA/AA    $ 34,305,000                   3.250%                %           (4)     November 2013
Class C ...........   AA-/AA-   $ 15,834,000                   1,500%                %           (4)     November 2013
Class D ...........     A/A     $ 25,069,000                   2.375%                %           (4)     November 2013
Class E ...........    A-/A-    $ 10,555,000                   1.000%                %           (4)     November 2013

(Footnotes explaining the table are on page S-2.)



--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-32 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 12 OF THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party.

The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated October 28, 2003.

--------------------------------------------------------------------------------

THE TRUST:

The assets of the trust will primarily consist of the mortgage loans described in this prospectus supplement.

o As of the cut-off date, after application of all payments due on or before such date (whether or not received), the mortgage loans will have an aggregate principal balance of approximately $1,055,546,925.

o The mortgage loans are secured by first liens on commercial, multifamily and manufactured housing community properties.

o All of the mortgage loans were originated or acquired by Merrill Lynch Mortgage Lending, Inc., KeyBank National Association or JPMorgan Chase Bank.

THE CERTIFICATES:

o  The trust will issue 27 classes of mortgage pass-through certificates.

o Only the six classes of mortgage pass-through certificates described above are being offered by this prospectus supplement and the accompanying prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                                 -------------

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, McDonald Investments Inc. and Morgan Stanley & Co. Incorporated are the underwriters with respect to this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are acting as co-lead managers for this offering and Credit Suisse First Boston LLC, McDonald Investments Inc. and Morgan Stanley & Co. Incorporated are acting as co-managers for this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are acting as joint bookrunners in the following manner: J.P. Morgan Securities Inc. is acting as sole bookrunner
with respect to    % of the class    certificates, and Merrill Lynch, Pierce,
Fenner & Smith Incorporated is acting as sole bookrunner with respect with
respect to the remainder of the class    certificates and all other classes of
offered certificates. On or about November 20, 2003, we will sell the offered certificates to the underwriters, who will sell the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Not every underwriter is obligated to purchase offered certificates from us. See "METHOD OF DISTRIBUTION" in this prospectus
supplement. We expect to receive from this offering approximately $       in
sale proceeds, before adjusting for accrued interest and expenses. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company, on or about November 20, 2003.

                                 -------------
MERRILL LYNCH & CO.                                                   JPMORGAN

CREDIT SUISSE FIRST BOSTON     MCDONALD INVESTMENTS           MORGAN STANLEY
                                  A KEYCORP COMPANY

                                 -------------
          The date of this prospectus supplement is November   , 2003.

                     MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

        Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1
                      Geographic Overview of Mortgage Pool



MINNESOTA                                   INDIANA
3 properties                                5 properties
$47,395,801                                 $7,077,706
4.5% of IPB                                 0.7% of IPB


NORTH DAKOTA                                MICHIGAN
1 property                                  8 properties
$13,792,261                                 $61,495,983
1.3% of IPB                                 5.8% of IPB


MONTANA                                     OHIO
1 property                                  8 properties
$10,962,968                                 $61,127,803
1.0% of IPB                                 5.8% of IPB


WYOMING                                     PENNSYLVANIA
7 properties                                2 properties
$14,922,058                                 $9,002,183
1.4% of IPB                                 0.9% of IPB


WASHINGTON                                  NEW HAMPSHIRE
5 properties                                1 property
$37,311,140                                 $1,250,000
3.5% of IPB                                 0.1% of IPB


OREGON                                      MASSACHUSETTS
2 properties                                4 properties
$5,595,204                                  $131,525,204
0.5% of IPB                                 12.5% of IPB


NORTHERN CALIFORNIA                         CONNECTICUT
5 properties                                2 properties
$15,636,976                                 $6,594,634
1.5% of IPB                                 0.6% of IPB


CALIFORNIA                                  NEW YORK
13 properties                               7 properties
$67,784,002                                 $79,453,168
6.4% of IPB                                 7.5% of IPB


SOUTHERN CALIFORNIA                         NEW JERSEY
8 properties                                2 properties
$52,147,026                                 $9,858,408
4.9% of IPB                                 0.9% of IPB


ALASKA                                      NORTH CAROLINA
1 property                                  1 property
$3,945,000                                  $9,061,160
0.4% of IPB                                 0.9% of IPB


ARIZONA                                     SOUTH CAROLINA
3 properties                                1 property
$29,894,679                                 $2,475,000
2.8% of IPB                                 0.2% of IPB


COLORADO                                    GEORGIA
2 properties                                3 properties
$28,468,416                                 $15,127,076
2.7% of IPB                                 1.4% of IPB


NEW MEXICO                                  FLORIDA
2 properties                                8 properties
$10,974,694                                 $167,316,580
1.0% of IPB                                 15.9% of IPB


TEXAS                                       KENTUCKY
8 properties                                1 property
$32,862,627                                 $10,825,000
3.1% of IPB                                 1.0% of IPB


KANSAS                                      ALABAMA
2 properties                                1 property
$5,440,000                                  $3,350,000
0.5% of IPB                                 0.3% of IPB


ILLINOIS                                    LOUISIANA
5 properties                                1 property
$153,391,576                                $9,592,517
14.5% of IPB                                0.9% of IPB


                                            ARKANSAS
                                            1 property
                                            $7,674,078
                                            0.7% of IPB


 [GRAPHICS OMITTED]
-------------------------------------------------
<1.0% of Cut-Off Date Balance
1.0%-5.0% of Cut-Off Date Balance
5.1%-10.0% of Cut-Off Date Balance
>10.0% of Cut-Off Date Balance
-------------------------------------------------

                               TABLE OF CONTENTS



                                                                                      PAGE
                                                                                      -----
                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
 PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE
 RELATED REGISTRATION STATEMENT .....................................................   S-1
SUMMARY OF PROSPECTUS SUPPLEMENT ....................................................   S-1
   INTRODUCTION TO THE TRANSACTION ..................................................   S-2
   RELEVANT PARTIES .................................................................   S-8
   RELEVANT DATES AND PERIODS .......................................................  S-10
   DESCRIPTION OF THE OFFERED CERTIFICATES ..........................................  S-11
   THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES ..................  S-20
   LEGAL AND INVESTMENT CONSIDERATIONS ..............................................  S-29
RISK FACTORS ........................................................................  S-32
   Risks Related to the Offered Certificates ........................................  S-32
   Risks Related to the Mortgage Loans ..............................................  S-38
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT ................................  S-62
FORWARD-LOOKING STATEMENTS ..........................................................  S-62
DESCRIPTION OF THE MORTGAGE POOL ....................................................  S-63
   General ..........................................................................  S-63
   Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
    Loans with Affiliated Borrowers .................................................  S-64
   Terms and Conditions of the Mortgage Loans .......................................  S-65
   Mortgage Pool Characteristics ....................................................  S-72
   Significant Mortgage Loans .......................................................  S-73
   Additional Loan and Property Information .........................................  S-73
   77 West Wacker Drive Pooled/Non-Pooled Components ................................  S-77
   The Fairfield Commons Pari Passu Mortgage Loans ..................................  S-78
   AB Mortgage Loans ................................................................  S-82
   Assessments of Property Condition ................................................  S-84
   The Mortgage Loan Sellers ........................................................  S-87
   Assignment of the Mortgage Loans .................................................  S-88
   Representations and Warranties ...................................................  S-90
   Repurchases and Substitutions ....................................................  S-91
   Changes in Mortgage Pool Characteristics .........................................  S-92
SERVICING OF THE UNDERLYING MORTGAGE LOANS ..........................................  S-93
   General ..........................................................................  S-93
   The Initial Master Servicer and the Initial Special Servicer .....................  S-94
   Servicing and Other Compensation and Payment of Expenses .........................  S-95
   Sub-Servicers .................................................................... S-100
   The Controlling Class Representative and the WW Controlling Holder ............... S-100
   Replacement of the Special Servicer .............................................. S-104
   Beneficial Owners of the Controlling Class ....................................... S-104
   Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions ..................... S-104
   Modifications, Waivers, Amendments and Consents .................................. S-105
   Required Appraisals .............................................................. S-107
   Certificate Account .............................................................. S-108
   Realization Upon Defaulted Mortgage Loans ........................................ S-111

   REO Properties .................................................................... S-113
   Inspections; Collection of Operating Information .................................. S-115
   Evidence as to Compliance ......................................................... S-115
   Events of Default ................................................................. S-116
   Rights Upon Event of Default ...................................................... S-117
DESCRIPTION OF THE OFFERED CERTIFICATES .............................................. S-118
   General ........................................................................... S-118
   Registration and Denominations .................................................... S-120
   Distribution Account .............................................................. S-121
   Interest Reserve Account .......................................................... S-122
   Gain on Sale Reserve Account ...................................................... S-123
   Calculation of Pass-Through Rates. ................................................ S-123
   Payments .......................................................................... S-125
   Reductions to Certificate Principal Balances in Connection With Realized Losses
    and Additional Trust Fund Expenses ............................................... S-136
   Advances of Delinquent Monthly Debt Service Payments and Reimbursement of
    Advances ......................................................................... S-138
   Reports to Certificateholders; Available Information .............................. S-140
   Voting Rights ..................................................................... S-143
   Termination ....................................................................... S-144
   The Trustee ....................................................................... S-144
   The Fiscal Agent .................................................................. S-145
YIELD AND MATURITY CONSIDERATIONS .................................................... S-146
   Yield Considerations .............................................................. S-146
   Weighted Average Lives of the Class A-1, A-2, B, C, D and E Certificates .......... S-149
USE OF PROCEEDS ...................................................................... S-153
FEDERAL INCOME TAX CONSEQUENCES ...................................................... S-154
   General ........................................................................... S-154
   Discount and Premium; Prepayment Consideration .................................... S-154
   Constructive Sales of Class XC, Class XP and Class WW-X Certificates .............. S-155
   Characterization of Investments in Offered Certificates ........................... S-156
ERISA CONSIDERATIONS ................................................................. S-157
LEGAL INVESTMENT ..................................................................... S-160
METHOD OF DISTRIBUTION ............................................................... S-160
LEGAL MATTERS ........................................................................ S-162
RATINGS .............................................................................. S-162
GLOSSARY ............................................................................. S-164
ANNEX A-1 CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS ................... A-1
ANNEX A-2 CERTAIN STATISTICAL INFORMATION REGARDING THE
 UNDERLYING MORTGAGE LOANS ........................................................... A-2
ANNEX B CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES ..................... B-1
ANNEX C STRUCTURAL AND COLLATERAL TERM SHEET AND DESCRIPTION
 OF THE TEN LARGEST MORTGAGE LOANS ................................................... C-1
ANNEX D CLASS XP REFERENCE RATE SCHEDULE ............................................. D-1
ANNEX E 77 WEST WACKER DRIVE AMORTIZATION TABLE ...................................... E-1
ANNEX F FORM OF TRUSTEE REPORT ....................................................... F-1

                                    PROSPECTUS
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS ...............    2
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE .................................    2
SUMMARY OF PROSPECTUS .............................................................    3
RISK FACTORS ......................................................................   12
CAPITALIZED TERMS USED IN THIS PROSPECTUS .........................................   30
DESCRIPTION OF THE TRUST ASSETS ...................................................   30
YIELD AND MATURITY CONSIDERATIONS .................................................   52
MERRILL LYNCH MORTGAGE INVESTORS, INC. ............................................   57
DESCRIPTION OF THE CERTIFICATES ...................................................   57
DESCRIPTION OF THE GOVERNING DOCUMENTS ............................................   65
DESCRIPTION OF CREDIT SUPPORT .....................................................   75
LEGAL ASPECTS OF MORTGAGE LOANS ...................................................   77
FEDERAL INCOME TAX CONSEQUENCES ...................................................   89
STATE AND OTHER TAX CONSEQUENCES ..................................................  127
ERISA CONSIDERATIONS ..............................................................  127
LEGAL INVESTMENT ..................................................................  130
USE OF PROCEEDS ...................................................................  132
METHOD OF DISTRIBUTION ............................................................  132
LEGAL MATTERS .....................................................................  133
FINANCIAL INFORMATION .............................................................  133
RATING ............................................................................  133
GLOSSARY ..........................................................................  135

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

           IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE
                        RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents--

    o this prospectus supplement, which describes the specific terms of the offered certificates; and
    o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement. If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

     THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

     UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST, PRESENTED IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST AS OF THE CUT-OFF DATE, AFTER APPLICATION OF ALL PAYMENTS DUE ON OR BEFORE SUCH DATE (WHETHER OR NOT RECEIVED). ALL INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING LOAN-TO-VALUE RATIOS AND DEBT SERVICE COVERAGE RATIOS) WITH RESPECT TO THE MORTGAGE LOANS WITH COMPANION LOANS IS CALCULATED WITHOUT REGARD TO THE COMPANION LOANS, EXCEPT IN THE CASE OF THE FAIRFIELD COMMONS MORTGAGE LOAN, IN WHICH CASE SUCH INFORMATION IN CERTAIN CIRCUMSTANCES, PARTICULARLY TO THE EXTENT IT RELATES TO DEBT SERVICE COVERAGE AND LOAN-TO-VALUE RATIOS, INCLUDES THE PRINCIPAL BALANCE OF THE FAIRFIELD COMMONS PARI PASSU COMPANION LOAN. ALL INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING LOAN-TO-VALUE RATIOS AND DEBT SERVICE COVERAGE RATIOS) WITH RESPECT TO THE 77 WEST WACKER MORTGAGE LOAN IS CALCULATED WITHOUT REGARD TO ITS NON-POOLED COMPONENTS. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST AND EACH INITIAL CERTIFICATE PRINCIPAL BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN AS OF THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED REAL PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST AS OF THE CUT-OFF DATE, REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE. ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST IS PRESENTED ON AN APPROXIMATE BASIS.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1 and consisting of multiple classes. The table below identifies the respective classes of that series (other than the class R-I, R-II, Z-I or Z-II certificates), specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.


     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
                              INITIAL
                            CERTIFICATE
                             PRINCIPAL                         APPROX. %
             EXPECTED        BALANCE OR      APPROX. TOTAL    OF INITIAL
              RATINGS         NOTIONAL      INITIAL CREDIT     MORTGAGE
  CLASS    FITCH/S&P(1)      AMOUNT(2)          SUPPORT      POOL BALANCE
Offered Certificates
    A-1       AAA/AAA     $  201,373,000         14.500%         19.078%
    A-2       AAA/AAA     $  521,502,000         14.500%         49.406%
     B         AA/AA      $   34,305,000         11.250%          3.250%
     C       AA--/AA--    $   15,834,000          9.750%          1.500%
     D          A/A       $   25,069,000          7.375%          2.375%
     E         A-/A-      $   10,555,000          6.375%          1.000%
Non-Offered Certificates
   A-1A     Not offered   $  179,617,000         14.500%         17.016%
     F      Not offered   $   11,875,000          5.250%          1.125%
     G      Not offered   $    7,917,000          4.500%          0.750%
     H      Not offered   $   10,555,000          3.500%          1.000%
     J      Not offered   $    5,278,000          3.000%          0.500%
     K      Not offered   $    5,278,000          2.500%          0.500%
     L      Not offered   $    3,958,000          2.125%          0.375%
     M      Not offered   $    6,597,000          1.500%          0.625%
     N      Not offered   $    2,639,000          1.250%          0.250%
     P      Not offered   $    1,320,000          1.125%          0.125%
     Q      Not offered   $   11,874,925          0.000%          1.125%
     XC     Not offered   $1,055,546,925          N/A             N/A
     XP     Not offered   $1,026,249,000          N/A             N/A
 WW-X(5)    Not offered   $   21,000,000              %               %
 WW-1(5)    Not offered   $    4,134,000              %               %
 WW-2(5)    Not offered   $    4,145,000              %               %
 WW-3(5)    Not offered   $   12,721,000          N/A             N/A



                                              ASSUMED        WEIGHTED
            PASS-THROUGH       INITIAL         FINAL         AVERAGE      PRINCIPAL
                RATE        PASS-THROUGH    DISTRIBUTION       LIFE         WINDOW
  CLASS    DESCRIPTION(4)       RATE          DATE(3)        (YEARS)      (MON./YR.)
Offered Certificates
    A-1   (4)              %                 May 2011     5.700         12/03--05/11
    A-2   (4)              %              November 2013   9.745         05/11--11/13
     B    (4)              %              November 2013   9.978         11/13--11/13
     C    (4)              %              November 2013   9.978         11/13--11/13
     D    (4)              %              November 2013   9.978         11/13--11/13
     E    (4)              %              November 2013   9.978          11/13-11/13
Non-Offered Certificates
   A-1A   (4)              %               Not offered    Not offered    Not offered
     F    (4)              %               Not offered    Not offered    Not offered
     G    (4)              %               Not offered    Not offered    Not offered
     H    (4)              %               Not offered    Not offered    Not offered
     J    (4)              %               Not offered    Not offered    Not offered
     K    (4)              %               Not offered    Not offered    Not offered
     L    (4)              %               Not offered    Not offered    Not offered
     M    (4)              %               Not offered    Not offered    Not offered
     N    (4)              %               Not offered    Not offered    Not offered
     P    (4)              %               Not offered    Not offered    Not offered
     Q    (4)              %               Not offered    Not offered    Not offered
     XC   Variable         %               Not offered    Not offered    Not offered
     XP   Variable         %               Not offered    Not offered    Not offered
 WW-X(5)  Variable         %               Not offered    Not offered    Not offered
 WW-1(5)  (4)              %               Not offered    Not offered    Not offered
 WW-2(5)  (4)              %               Not offered    Not offered    Not offered
 WW-3(5)  (4)              %               Not offered    Not offered    Not offered

(1) The expected ratings are those of Fitch, Inc. and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(2)   Approximate, with a permitted variance of plus or minus 5%.

(3) Calculated based on the maturity assumptions described under "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement.

(4) The pass-through rates on the class A-1, class A-2, class A-1A, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class P, class Q, class WW-1, class WW-2 and class WW-3 certificates will equal any one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in the case of the 77 West Wacker Drive mortgage loan, the interest rate on its senior component only) (in each case adjusted, if

                                             (footnotes continued on next page)
   necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate or the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.


(5) The class WW-1, WW-2, WW-3 and WW-X certificates will represent a junior interest solely in the mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 77 West Wacker Drive. The portion of the 77 West Wacker Drive mortgage loan that is represented by the class WW-1, WW-2, WW-3 and WW-X certificates is considered the non-pooled component of that mortgage loan. The remaining portion of the 77 West Wacker Drive mortgage loan, which is the pooled component of that mortgage loan, will be pooled with the other mortgage loans included in the trust fund.

The following pages of this prospectus supplement contain certain explanations and qualifications to the information provided in the above table.


     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Merrill Lynch Mortgage Trust. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.


     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of November 1, 2003. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.


                             ---------------------

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE


A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT
   INITIAL ISSUANCE...........   The table above identifies for each class of
                                 the certificates the approximate total initial principal balance, if any, of that class. The actual total initial principal balance of any class of certificates may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                 As shown in the table above, the class A-1, A-2, A-1A, B, C, D, E, F, G, H, J, K, L, M, N,
                                 P, Q, WW-1, WW-2 and WW-3 certificates are the only certificates with principal balances. The class WW-1, WW-2 and WW-3 certificates are sometimes referred to as the class WW principal balance certificates. The principal balance of any of those certificates (other than the class WW principal balance certificates) at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the mortgage loans. The principal balance of any of the class WW principal balance certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the 77 West Wacker Drive non-pooled component.

                                 The class WW-1, WW-2, WW-3 and WW-X
                                 certificates will represent the junior
                                 interest in a single mortgage loan, the 77
                                 West Wacker Drive mortgage loan, which will have two components, one of which will not be pooled with the other mortgage loans. The senior component of the 77 West Wacker Drive mortgage loan will be pooled with all the other mortgage loans and, together with the other mortgage loans, will be beneficially owned by the holders of the other classes of certificates. See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Class WW Certificates and the 77 West Wacker Drive Pooled/Non-Pooled Components" in this prospectus supplement.

                                 The class XC, class XP and class WW-X
                                 certificates do not have principal balances.
                                 They are interest-only certificates. For a description of the notional amount of the class XC, class XP and class WW-X certificates, see "DESCRIPTION OF THE OFFERED CERTIFICATES -- General" in this prospectus supplement.

                                 The class R-I, R-II, Z-I and Z-II certificates do not have principal balances or notional amounts. The class R-I and class R-II certificates are residual interest certificates and the holders of the class R-I and R-II certificates are not expected to receive any material payments. The class Z-I and class Z-II certificates represent the right to receive additional interest, if any, accrued and received in respect of loans with anticipated repayment dates.


B. TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE...........   The respective classes of the certificates
                                 entitle their holders to varying degrees of seniority for purposes of--

                                 o receiving payments of interest and, if and
                                   when applicable, payments of principal; and

                                 o bearing the effects of losses on the mortgage
                                   loans, as well as default-related and other unanticipated expenses of the trust.

                                 Without regard to the class WW principal balance certificates and the class WW-X certificates:

                                 o the class A-1, A-2, A-1A, XC and XP
                                   certificates will be the most senior
                                   certificates, and

                                 o the class Q certificates will be the most
                                   subordinate certificates as of the closing date. The remaining classes of certificates are listed in the table on page S-2 from top to bottom in descending order of seniority.

                                 The table above shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the certificates. The credit support shown in the table above represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the certificates that are subordinate to the indicated class, which does not take into account the principal balance of the non-pooled component of the 77 West Wacker Drive mortgage loan.

                                 As described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Class WW Certificates and the 77 West Wacker Drive Pooled/Non-Pooled Components" in this prospectus supplement:

                                 o the class WW principal balance certificates
                                   and the class WW-X certificates will
                                   represent a subordinated right to receive monthly payments of interest at the respective pass-through rates for those classes out of payments and other collections (or advances in lieu thereof) on the non-pooled component of the 77 West Wacker Drive mortgage loan; and

                                 o the class WW principal balance certificates
                                   will represent a subordinated right to
                                   receive out of payments and other collections (or advances in lieu thereof) on the non-pooled component of the 77 West Wacker Drive mortgage loan, all scheduled payments of principal in respect of, the non-pooled portion of that mortgage loan.

C. PASS-THROUGH RATE..........   Each class of the certificates, other than
                                 the class R-I, R-II, Z-I and Z-II certificates, will bear interest. The table above provides the indicated information regarding the pass-through rate at which each of those classes of the certificates will accrue interest.

                                 Each class of certificates identified in the table on page S-2 of this prospectus supplement, except the class XP, XC and WW-X certificates, will bear interest at any one of the following rates:

                                     (a)   a fixed rate per annum,

                                     (b)   the weighted average of the net
                                           mortgage rates on the mortgage loans
                                           (in the case of the 77 West Wacker
                                           Drive mortgage loan, the net mortgage
                                           rate on the pooled component only)
                                           (in each case adjusted, if necessary,
                                           to accrue on the basis of a 360-day
                                           year consisting of twelve 30-day
                                           months),

                                     (c)   a rate equal to the lesser of a
                                           specified pass-through rate or the
                                           rate described in clause (b) above,
                                           or

                                     (d)   the rate described in clause (b)
                                           above less a specified percentage.

                                 For additional information regarding the pass-through rates, including the pass-through rates for the class XP, class XC and class WW-X certificates, see "DESCRIPTION OF THE OFFERED CERTIFICATES--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement.


D. WEIGHTED AVERAGE LIFE
   AND PRINCIPAL WINDOW.......   The weighted average life of any class of
                                 offered certificates refers to the average amount of time that will elapse from the date of issuance of those certificates until the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which we anticipate the holders of those certificates will receive principal payments. The weighted average life and principal window shown in the table on page S-2 above for each class of offered certificates were calculated based on the following assumptions--

                                 o the related borrower timely makes all
                                   payments on each mortgage loan;

                                 o if a mortgage loan has an anticipated
                                   repayment date, as described under "--The
                                   Underlying Mortgage Loans and the Mortgaged
                                   Real Properties" below, the mortgage loan will be paid in full on that date; and

                                 o no mortgage loan will be prepaid prior to its
                                   stated maturity.

                                 The weighted average life and principal window shown in the table above for each class of offered certificates were further calculated based on the other assumptions described under "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement.

E. RATINGS....................   The ratings shown in the table on page S-2 of
                                 this prospectus supplement for the offered certificates are those of Fitch, Inc. and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table above.

                                 The ratings of the offered certificates
                                 address the timely payment of interest and the ultimate payment of principal on or before the distribution date in November 2035, which is the rated final distribution date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                 For a description of the limitations of the ratings of the offered certificates, see "RATINGS" in this prospectus supplement.

                               RELEVANT PARTIES

WE AND US.....................   Our name is Merrill Lynch Mortgage Investors,
                                 Inc. We are a special purpose Delaware
                                 corporation. Our address is 4 World Financial
                                 Center, 16th Floor, 250 Vesey Street, New York,
                                 New York 10080 and our telephone number is
                                 (212) 449-1000. See "MERRILL LYNCH MORTGAGE
                                 INVESTORS, INC." in the accompanying
                                 prospectus.

INITIAL TRUSTEE...............   LaSalle Bank National Association will act as
                                 the initial trustee on behalf of all the certificateholders. The trustee will be responsible for distributing payments to certificateholders and delivering certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans included in the trust. See
                                 "DESCRIPTION OF THE OFFERED CERTIFICATES--The
                                 Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration.

INITIAL FISCAL AGENT..........   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation. See "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES--The Trustee" in this prospectus supplement.

INITIAL MASTER SERVICER.......   KeyCorp Real Estate Capital Markets, Inc.,
                                 will act as the initial master servicer with respect to the mortgage loans. KeyCorp Real
                                 Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and it is an affiliate of McDonald Investments Inc., one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust. See
                                 "SERVICING OF THE UNDERLYING MORTGAGE
                                 LOANS--The Initial Master Servicer and the
                                 Initial Special Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER......   ARCap Servicing, Inc., a Delaware
                                 corporation, will act as the initial special servicer with respect to the mortgage loans.
                                 The special servicer will be primarily
                                 responsible for making decisions and performing certain servicing functions with respect to the mortgage loans included in the trust that, in general, are in default or as to which default is imminent. See "SERVICING OF THE UNDERLYING
                                 MORTGAGE LOANS--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.


CONTROLLING CLASS
OF CERTIFICATEHOLDERS AND THE WW
CONTROLLING HOLDER............   The holders of certificates representing a
                                 majority interest in a designated controlling class of the certificates (initially the class Q certificates) will have the right, subject to the conditions described under "SERVICING OF THE UNDERLYING MORTGAGE
                                 LOANS--The Controlling Class Representative and the WW Controlling Holder" and "--
                                 Replacement of the Special Servicer" in this prospectus supplement, to--


                                 o replace the special servicer; and

                                 o select separate representatives that may
                                   direct and advise the special servicer on various servicing matters.

                                 Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. We anticipate that ARCap CMBS Fund REIT, Inc., an affiliate of the initial special servicer, will purchase certain non-offered classes of certificates, including the class Q certificates.

                                 With respect to the 77 West Wacker Drive mortgage loan, the majority holder of the most subordinate class of class WW principal balance certificates (or its designee) will have the right, subject to the conditions described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--The Controlling Class Representative and the WW Controlling Holder" and "--Replacement of the Special Servicer" in this prospectus supplement, to select a separate representative that may direct and advise the special servicer on various servicing matters with respect to the 77 West Wacker mortgage loan.

MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans that will
                                 back the offered certificates, from--

                                 o Merrill Lynch Mortgage Lending, Inc., a
                                   Delaware Corporation;

                                 o KeyBank National Association, a national
                                   banking association; and

                                 o JPMorgan Chase Bank, a New York banking
                                   corporation,

                                 each of which originated or acquired the mortgage loans to be included in the trust.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--The
                                 Mortgage Loan Sellers" in this prospectus supplement.


                                          AGGREGATE        % OF       % OF      % OF
                                           CUT-OFF        INITIAL   INITIAL    INITIAL
                           NUMBER OF         DATE        MORTGAGE     LOAN      LOAN
MORTGAGE                    MORTGAGE      PRINCIPAL        POOL     GROUP 1    GROUP 2
LOAN SELLER                  LOANS         BALANCE        BALANCE   BALANCE    BALANCE
------------------------- ----------- ----------------- ---------- --------- ----------
  Merrill Lynch
  Mortgage
  Lending, Inc. .........      45      $  713,275,157       67.6%     72.4%      44.2%
  KeyBank
  National
  Association ...........      31         203,248,680       19.3      16.5       32.8
  JPMorgan Chase
  Bank ..................       3         139,023,087       13.2      11.2       23.0
                               --      --------------       ----      ----       ----
                               79      $1,055,546,925        100%      100%       100%

UNDERWRITERS..................   Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, a Delaware corporation, J.P.
                                 Morgan Securities Inc., a Delaware corporation,
                                 Credit Suisse First Boston LLC, a Delaware
                                 limited liability company, McDonald Investments
                                 Inc., an Ohio corporation, and Morgan Stanley &
                                 Co. Incorporated, a Delaware corporation, are
                                 the underwriters of this offering. See "METHOD
                                 OF DISTRIBUTION" in this prospectus supplement.
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated is our affiliate and is an
                                 affiliate of one of the mortgage loan sellers.
                                 J.P. Morgan Securities Inc. is an affiliate of
                                 one of the mortgage loan sellers. McDonald
                                 Investments Inc. is an affiliate of one of the
                                 mortgage loan sellers and the master servicer.
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated and J.P. Morgan Securities Inc.
                                 are acting as co-lead managers for this
                                 offering, and Credit Suisse First Boston LLC,
                                 McDonald Investments Inc. and Morgan Stanley &
                                 Co. Incorporated are acting as co-managers for
                                 this offering. Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and J.P. Morgan Securities
                                 Inc. are acting as joint bookrunners in the
                                 following manner: J.P. Morgan Securities Inc.
                                 is acting as sole bookrunner with respect to
                                     % of the class     certificates, and
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated is acting as sole bookrunner with
                                 respect with respect to the remainder of the
                                 class     certificates and all other classes of
                                 offered certificates.


                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   With respect to each mortgage loan, the
                                 related due date of such mortgage loan in November 2003 or, with respect to those mortgage loans that were originated in November
                                 2003 and have their first payment date in January 2004, the date of origination.

CLOSING DATE..................   The date of initial issuance for the offered
                                 certificates, which will be on or about
                                 November 20, 2003.

DETERMINATION DATE............   For any distribution date, the fourth
                                 business day prior to the distribution date.

DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in December 2003. During any given month, the distribution date will be the 12th day of such month, or if the 12th day is not a business day, the next succeeding business day.

RECORD DATE...................   The record date for each monthly payment on
                                 an offered certificate will be the last
                                 business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date.

RATED FINAL
DISTRIBUTION DATE..............  The rated final distribution date for each class of the offered certificates is the
                                 distribution date in November 1, 2035.
ASSUMED FINAL
DISTRIBUTION DATES.............  The distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the pooled mortgage loans after the initial issuance of the certificates, is set forth in the table on the cover page to this prospectus supplement. For purposes of the table, each mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date. See the maturity assumptions described under "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement for further assumptions that were taken into account in determining the assumed final distribution date.

COLLECTION PERIOD.............   On any distribution date, amounts available
                                 for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. Each collection period--

                                 o will relate to a particular distribution
                                   date;

                                 o will be approximately one month long;

                                 o will begin on the day after the determination
                                   date in the immediately preceding month or, in the case of the first collection period, will begin immediately following the relevant cut-off date; and

                                 o will end on the determination date in the
                                   month of the related distribution date.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect
                                 to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs; provided that, for the purposes of calculating interest on the certificates, each interest accrual period will be deemed to consist of 30 days.


                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue 27 classes of the
                                 series 2003-KEY1 certificates with an
                                 approximate total principal balance at initial issuance equal to $1,055,546,925. Six of those classes of the series 2003-KEY1 certificates are being offered by this prospectus supplement. The remaining classes of the series
                                 2003-KEY1 certificates will be offered
                                 separately in a private offering.

                                 The classes offered by this prospectus
                                 supplement are:

                                 o class A-1 and A-2,

                                 o class B,

                                 o class C,

                                 o class D and

                                 o class E.

                                 Distributions on the offered certificates will be made solely from collections on the mortgage loans included in the trust fund, other than in respect of the non-pooled component of the 77 West Wacker Drive mortgage loan. The offered certificates are mortgage-backed securities issued by the trust fund.

                                 We will create the trust fund, and the offered certificates will be issued, under a pooling and servicing agreement to be dated as of November 1, 2003, among us, the master servicer, the special servicer, the trustee and the fiscal agent.
REGISTRATION AND
 DENOMINATIONS.................  We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $1.00.

                                 You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Registration and Denominations" in this prospectus supplement and under "DESCRIPTION OF THE OFFERED CERTIFICATES--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS
A. GENERAL....................   On each distribution date, to the extent of
                                 available funds (other than amounts payable to the class WW certificates with respect to the 77 West Wacker Drive non-pooled component) as described below, the trustee will make payments of interest and principal to the respective classes of certificateholders (other than the holders of the class WW principal balance certificates) entitled to those payments, sequentially as follows:

                                  PAYMENT ORDER               CLASS
                                 ---------------   --------------------------
                                        1           A-1, A-2, A-1A, XC and XP
                                        2                       B
                                        3                       C
                                        4                       D
                                        5                       E
                                        6                       F
                                        7                       G
                                        8                       H
                                        9                       J
                                        10                      K
                                        11                      L
                                        12                      M
                                        13                      N
                                        14                      P
                                        15                      Q

                                 The allocation of interest payments among the class A-1, A-2, XC and XP certificates is pro rata based on entitlement. Payments of interest in respect of the class A-1, A-2, XC and XP certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1. Payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2. However, if on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of the class A-1, A-2, A-1A, XC or XP certificates, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups. Allocation of principal payments among the class A-1, A-2 and A-1A certificates is described under "--Payments--Payments of Principal" below. The class XC and XP certificates do not have principal balances and do not entitle their holders to payments of principal. See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Priority of Payments" in this prospectus supplement.

                                 On each distribution date, holders of the class WW principal balance certificates and the class WW-X certificates will be entitled to receive only amounts relating to the 77 West Wacker Drive non-pooled component. See "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES--Payments--Class WW Certificates and the 77 West Wacker Drive Pooled/Non-Pooled Components" in this prospectus supplement.

B. PAYMENTS OF INTEREST.......   Each class of certificates will bear
                                 interest, with the exception of the class Z-I, Z-II, R-I and R-II certificates. In each case, that interest will accrue during each interest accrual period based upon--

                                 o the pass-through rate applicable for the
                                   particular class for that interest accrual period;

                                 o the total principal balance or notional
                                   amount, as the case may be, of the particular class outstanding immediately prior to the related distribution date; and

                                 o the assumption that each year consists of
                                   twelve 30-day months.

                                 A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "DESCRIPTION OF THE OFFERED CERTIFICATES-- Payments--Payments of Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the certificates (other than to the class XC and class XP certificates), including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period.

                                 On each distribution date, subject to
                                 available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period minus (other than in the case of the class XC, class XP and WW-X certificates) your class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust that are not offset by certain payments made by the master servicer, and minus (other than in the case of the class XC, the class XP and the class WW-X certificates) your class' allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

                                 See "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES--Payments--Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL......   The class XC, class XP, class WW-X, class
                                 R-I, class R-II, class Z-I and class Z-II certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under
                                 "--Payments--General" above, however, the holders of each other class of offered certificates will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The trustee will be required to make payments of principal in a specified sequential order to ensure that--

                                 o no payments of principal will be made to the
                                   holders of any non-offered class of
                                   certificates (other than the class A-1A, WW-1, WW-2 and WW-3 certificates) until the total principal balance of the offered certificates is reduced to zero;

                                 o except as set forth below, no payments of
                                   principal will be made to the holders of the class A-2, B, C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                                 o payments of principal will be made (i) to the
                                   class A-1 and class A-2 certificates, in sequential order, in an amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the class A-1A certificates have been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 2 and
                                   (ii) to the class A-1A certificates, in an amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the class A-2 certificates have been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 1, until the class A-1A certificates are reduced to zero.

                                 Because of losses on the mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, WW-1, WW-2 or WW-3 certificates could be reduced to zero at a time when the class A-1, A-2 and A-1A certificates remain outstanding. If the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P or Q certificates is reduced to zero at a time when the class A-1, A-2 and A-1A certificates remain outstanding, any payments of principal will be distributed to the class A-1, class A-2 and class A-1A certificates, pro rata, rather than sequentially, in accordance with their respective principal balances and without regard to loan groups. The class WW principal balance certificates may remain outstanding and be entitled to distributions of principal after other classes of certificates have been reduced to zero due to losses.

                                 The total payments of principal to be made on the certificates on any distribution date will be a function of--

                                 o the amount of scheduled payments of principal
                                   due or, in some cases, deemed due on the mortgage loans during the related collection period (from the mortgage loans in a particular loan group, if applicable), which payments are either received as of the end of that collection period or advanced by the master servicer; and

                                 o the amount of any prepayments and other
                                   unscheduled collections of previously
                                   unadvanced principal with respect to the mortgage loans that are received during the related collection period (from the mortgage loans in a particular loan group, if applicable).

                                 Distributions of principal will be reduced by the amount of nonrecoverable advances and advances that remain outstanding after a workout that are reimbursed from principal collections in the certificate account in the collection period relating to the particular distribution date. In that regard, reimbursement of these advances will be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal of the class A-1, A-2 and A-1A certificates may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not directly relate to such class of certificates.

                                 The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. The certificate balance or notional amount of the certificates may also be increased by the amount of any recoveries of nonrecoverable advances that were reimbursed in a prior collection period from the principal portion of general collections and which are included in the principal distribution amount.

                                 For purposes of making distributions to the class A-1, class A-2 and class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 56 mortgage loans, representing approximately 83.0% of the initial mortgage pool balance and loan group 2 will consist of 23 mortgage loans, representing approximately 17.0% of the initial mortgage pool balance. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                                 See "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES--Payments--Payments of
                                 Principal", "--Payments--Priority of Payments" and "--Payments--
                                 Calculation of Pass-Through Rates" in this prospectus supplement.


D. PAYMENTS OF PREPAYMENT
PREMIUMS AND YIELD
MAINTENANCE CHARGES...........   You may, in certain circumstances, also
                                 receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust. Such distributions are in addition to the distributions of principal and interest described above.

                                 If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "DESCRIPTION OF THE OFFERED CERTIFICATES-- Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                                 o the holders of the class XC certificates;
                                   and/or

                                 o the holders of any other class or classes of
                                   certificates senior to the class H
                                   certificates, that are then entitled to
                                   receive payments of principal, to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group applicable to such class of certificates.

                                 All such prepayment premiums and yield
                                 maintenance charges payable as described above, will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

                                 See "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this prospectus supplement.

E. ALLOCATION OF
ADDITIONAL INTEREST............  On each distribution date, any additional interest collected during the related
                                 collection period on a mortgage loan with an anticipated repayment date will be distributed, in the case of mortgage loans sold by Merrill Lynch Mortgage Lending, Inc., to the holders of the class Z-I certificates, and in the case of mortgage loans sold by KeyBank National Association, to the holders of the class Z-II certificates. Initially, we expect that ARCap CMBS Fund REIT, Inc., an affiliate of the initial special servicer, will hold the class Z-I and class Z-II certificates. See "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES--Payments--Payments of Additional
                                 Interest" in this prospectus supplement.


EFFECT OF LOSSES ON THE
MORTGAGE LOANS AND OTHER
UNANTICIPATED EXPENSES.........  Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable and interest on such advances and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the certificates on any distribution date, the total principal balances of the following classes of certificates will be successively reduced in the following order, until that deficit is eliminated:

                                  REDUCTION ORDER        CLASS
-                                ---------------- -----------------
                                          1               Q
                                          2               P
                                          3               N
                                          4               M
                                          5               L
                                          6               K
                                          7               J
                                          8               H
                                          9               G
                                         10               F
                                         11               E
                                         12               D
                                         13               C
                                         14               B
                                         15       A-1, A-2 and A-1A

                                 Any reduction to the total principal balances of the class A-1, class A-2 and class A-1A certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                                 Any losses realized on the mortgage loans included in the trust or additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates will likely result in a corresponding reduction in the notional amount of the class XC and class XP certificates.

                                 Any losses realized on the mortgage loans will not be allocated to the class WW principal balance or class WW-X certificates (other than losses realized on the 77 West Wacker Drive mortgage loan). Losses realized on the 77 West Wacker Drive mortgage loan will be allocated in reverse sequential order to the class WW principal balance certificates, to the extent of their respective certificate balances, before being allocated to any other class of certificates.

                                 See "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES--Reductions of Certificate
                                 Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.


ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.........   Except as described in the next two
                                 paragraphs, the master servicer will be
                                 required to make advances of principal and/or interest due on the mortgage loans included in the trust fund (including the non-pooled component of the 77 West Wacker Drive mortgage loan) with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee or the fiscal agent must make any of those advances that the master servicer fails to make. As described under "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate, as described in that section of this prospectus supplement.

                                 Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan. The trustee and the fiscal agent will be entitled to rely on any determination of non-recoverability of the master servicer. The special servicer may also determine that any interest and/or principal advance made or proposed to be made by the master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates, and the master servicer, the trustee and the fiscal agent will be required to act in accordance with such determination.

                                 In addition, if any of the adverse events or circumstances that we describe under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Required Appraisals" in this prospectus supplement, occur or exist with respect to any mortgage loan included in the trust fund (other than the Fairfield Commons mortgage loan) or the mortgaged real property for that loan, the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving relatively small principal balances, may conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that the principal balance of, and other delinquent amounts due under, the mortgage loan, exceed 90% of the new estimated value of that real property, then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. In the event advances are reduced, funds available to pay interest on the most subordinate interest bearing class of certificates then outstanding will be reduced.

                                 See "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" and "SERVICING OF THE MORTGAGE
                                 POOL--Required Appraisals" in this prospectus supplement. See also "DESCRIPTION OF THE OFFERED CERTIFICATES--Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS.............  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Annex F to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

                                 You may also review on the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                 See "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

OPTIONAL AND
OTHER TERMINATION..............  Specified parties to the transaction may terminate the trust when the aggregate
                                 principal balance of the mortgage loans
                                 (including the non-pooled component of the 77 West Wacker Drive mortgage loan), net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance plus the initial principal balance of the non-pooled component of the 77 West Wacker Drive mortgage loan. See "DESCRIPTION OF THE OFFERED CERTIFICATES--Termination" in this prospectus supplement.


        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, we provide summary
                                 information with respect to the mortgage loans that we intend to include in the trust. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                  o "DESCRIPTION OF THE MORTGAGE POOL";

                                  o "RISK FACTORS--Risks Related to the
                                    Mortgage Loans";

                                  o Annex A-1--Certain Characteristics of the
                                    Underlying Mortgage Loans;

                                  o Annex A-2--Certain Statistical Information
                                    Regarding the Underlying Mortgage Loans;

                                  o Annex B--Certain Characteristics Regarding
                                    Multifamily Properties;

                                  o Annex C--Structural and Collateral Term
                                    Sheet and Description of the Ten Largest
                                    Mortgage Loans; and

                                  o Annex E--77 West Wacker Drive Amortization
                                    Table.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the pool of mortgage loans that are to be included in the trust fund, please note that--

                                  o all numerical information provided with
                                    respect to the mortgage loans is provided on an approximate basis;

                                  o all cut-off date principal balances assume
                                    the timely receipt of the scheduled
                                    payments for each mortgage loan and no
                                    prepayments occur prior to the cut-off
                                    date;

                                  o all weighted average information provided
                                    with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans in the trust, and the initial mortgage pool balance of the mortgage loans in loan group 1 and loan group 2 will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

                                  o when information with respect to the
                                    underlying mortgaged real properties is
                                    expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

                                  o if any of the mortgage loans is secured by
                                    multiple mortgaged real properties, the
                                    cut-off date principal balance has been
                                    allocated based on the allocated loan
                                    balance specified in the related loan
                                    documents or, to the extent not specified in the related loan documents, it has been allocated on an individual mortgaged real property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties;

                                  o statistical information regarding the
                                    mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date;

                                  o all information presented in this
                                    prospectus supplement (including
                                    loan-to-value ratios and debt service
                                    coverage ratios) with respect to the
                                    mortgage loans with companion loans is
                                    calculated without regard to the companion loans, except in the case of the Fairfield Commons mortgage loan, in which case such information in certain circumstances, particularly to the extent it relates to debt service coverage and loan-to-value ratios, includes the principal balance of the Fairfield Commons pari passu companion loan;

                                  o all information presented in this
                                    prospectus supplement (including
                                    loan-to-value ratios and debt service
                                    coverage ratios) with respect to the 77
                                    West Wacker Drive mortgage loan, is
                                    calculated without regard to its non-pooled component; and

                                  o the sum in any column may not equal the
                                    indicated total due to rounding.

                                 For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the 77 West Wacker Drive mortgage loan. Generally, the exclusion of the non-pooled component of the 77 West Wacker Drive mortgage loan decreases the loan-to-value ratio and increases the debt service coverage ratio of, and decreases the percentage of the aggregate principal balance of the mortgage loans, represented by the 77 West Wacker Drive mortgage loan indicated in such statistical information because that information is based only on the pooled component of the 77 West Wacker Drive mortgage loan. References to the original principal balance of the pooled component of the 77 West Wacker Drive mortgage loan are references to the principal balance of that mortgage loan as of the origination date, less the principal balance of the class WW principal balance certificates.

SOURCE OF THE MORTGAGE LOANS...  We are not the originator of the mortgage loans that we intend to include in the trust. We will acquire the mortgage loans from three separate parties. Each of those mortgage loans was originated by--

                                  o the related mortgage loan seller from whom
                                    we acquired the mortgage loan; or

                                  o an affiliate of the related mortgage loan
                                    seller.

PAYMENT AND OTHER TERMS........  Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the mortgage loans is secured by a first mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. Except for limited permitted encumbrances, which we describe in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                 All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any mortgage loan seller or by any of the parties to the pooling and servicing agreement.

                                 Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                 Each of the mortgage loans provides for
                                 scheduled payments of principal and/or
                                 interest to be due on the first day of each month and has a grace period that does not extend beyond the 11th day of the month.

                                 Six of the mortgage loans, representing
                                 approximately 46.7% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 49.4% of the initial mortgage pool balance of the mortgage loans in loan group 1 and two mortgage loans in loan group 2, representing approximately 33.3% of the initial mortgage pool balance of the mortgage loans in loan group 2), require the payment of interest only on each due date until the expiration of a designated period, and the amortization of principal commencing on the due date following the expiration of such period. In the event the borrower elects to pay the mortgage loan in full on or before the expiration of the interest-only period, payment of the entire principal amount, with interest, will be due.

                                 Five of the mortgage loans, representing approximately 4.6% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 5.2% of the initial mortgage pool balance of the mortgage loans in loan group 1 and one mortgage loan in loan group 2, representing approximately 1.7% of the initial mortgage pool balance of the mortgage loans in loan group 2), require the payment of interest only for the entire term of the mortgage loan.

                                 Fifty-two of the mortgage loans, representing approximately 34.1% of the initial mortgage pool balance (32 mortgage loans in loan group 1, representing approximately 27.8% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 20 mortgage loans in loan group 2, representing approximately 65.0% of the initial mortgage pool balance of the mortgage loans in loan group 2), commonly known as balloon loans, provide for:

                                 o an amortization schedule that is
                                   significantly longer than its remaining term to stated maturity; and

                                 o a substantial payment of principal on its
                                   maturity date.

                                 Fifteen of the mortgage loans, representing approximately 14.1% of the initial mortgage pool balance (15 mortgage loans in loan group 1, representing approximately 16.9% of the initial mortgage pool balance of the mortgage loans in loan group 1), commonly called hyper-amortization loans, provide material changes to the terms of such mortgage loans to encourage the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The changes, which in each case will become effective as of the related anticipated repayment date, include:

                                 o accrual of interest at a rate in excess of
                                   the initial mortgage interest rate; this additional interest will be deferred and will be payable only after the outstanding principal balance of the mortgage loan is paid in full; and

                                 o applying excess cash flow from the mortgaged
                                   real property to pay down the principal
                                   amount of the mortgage loan; the payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                 The one remaining mortgage loan, representing approximately 0.6% of the initial mortgage pool balance (approximately 0.7% of the initial mortgage pool balance of the mortgage loans in loan group 1), has payment schedules that provide for the payment of principal of such mortgage loans substantially in full by their maturity dates.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time during the 12-month period preceding that date.

PREPAYMENT LOCK-OUT PERIODS...   Seventy-five of the mortgage loans,
                                 representing approximately 98.2% of the initial mortgage pool balance (52 mortgage loans in loan group 1, representing approximately 97.8% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 23 mortgage loans in loan group 2, representing 100% of the initial mortgage pool balance of the mortgage loans in loan group 2), restrict prepayment for a particular lock-out period. The weighted average remaining lock-out period of those mortgage loans is 25 months.

DEFEASANCE....................   Seventy of the mortgage loans representing
                                 approximately 95.2% of the initial mortgage pool balance (49 mortgage loans in loan group
                                 1, representing approximately 95.1% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 21 mortgage loans in loan group 2, representing approximately 95.4% of the initial mortgage pool balance of the mortgage loans in loan group 2), permit the related borrower, under certain conditions, to obtain a full or partial release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations as substitute collateral. None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all debt service payments on the related mortgage loan or allocated to the related mortgaged real property, including any balloon payment.

THE 77 WEST WACKER DRIVE
POOLED/NON-POOLED COMPONENTS...  The aggregate principal balance of the largest mortgage loan in the trust fund, the 77 West Wacker Drive mortgage loan (including the component that is not pooled with the other mortgage loans), as of the cut-off date will be approximately $166,000,000. The non-pooled component is represented by the class WW principal balance certificates, which are not being offered by this prospectus supplement. Only the pooled component of this mortgage loan, with an outstanding principal balance as of the cut-off date of approximately $145,000,000, representing approximately 13.7% of the initial mortgage pool balance (approximately 16.6% of the initial mortgage pool balance of the mortgage loans in loan group 1) will be represented by the offered certificates. See "DESCRIPTION OF THE MORTGAGE POOL--The 77 West Wacker Drive Pooled/Non-Pooled Components" in this prospectus supplement. All principal and interest collections on the 77 West Wacker Drive mortgage loan will be distributed as described in this prospectus supplement and as more particularly set forth in the pooling and servicing agreement.

THE FAIRFIELD COMMONS PARI
PASSU MORTGAGE LOANS..........   One mortgage loan, referred to in this
                                 prospectus supplement as the Fairfield Commons mortgage loan, is secured, on a pari passu basis, with a companion loan that is not included in the trust fund, by a single mortgage instrument encumbering the related mortgaged real property. The principal balance of the Fairfield Commons mortgage loan
                                 (excluding its companion loan) as of the cut-off date, will be approximately
                                 $28,500,000, representing approximately 2.7% of the initial mortgage pool balance
                                 (approximately 3.3% of the initial mortgage pool balance of the mortgage loans in loan group 1). The Fairfield Commons companion loan is not included in the trust fund and will have an outstanding principal balance, as of the cut-off date, of approximately $85,500,000. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--The
                                 Fairfield Commons Mortgage Loan" in this prospectus supplement.

AB MORTGAGE LOANS.............   Three of the mortgage loans that we intend to
                                 include in the trust fund, representing
                                 approximately 1.5% of the initial mortgage pool balance (one mortgage loan in loan group 1, representing approximately 0.9% of the initial mortgage pool balance of the mortgage loans in loan group 1 and two mortgage loans in loan group 2, representing approximately 4.5% of the initial mortgage pool balance of the mortgage loans in loan group 2), were originated or acquired by KeyBank National Association, and are in each case, evidenced by one of two notes which are secured by a single mortgaged real property. The junior companion loan with respect to each such mortgage loan will not be part of the trust fund. Each such mortgage loan and its related companion loan are subject to an intercreditor agreement, which, among other things, generally allocates collections in respect of such loans first to amounts due on the mortgage loan in the trust fund and second to amounts due on the related companion loan.
                                 The master servicer and special servicer will service and administer these mortgage loans and their related companion loans pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as the related mortgage loan is part of the trust fund (although none of the master servicer, the trustee or the fiscal agent will be obligated to make monthly debt service advances on the companion loan). Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--AB Mortgage Loans" in this prospectus supplement.

                                 The holder of each companion loan described above, has certain consent rights relating to the modification of such mortgage loan and related companion loan pursuant to the related loan documents. See "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans--Servicing of the AB Mortgage Loans" and "--Modifications" and "SERVICING OF THE UNDERLYING MORTGAGE LOANS--The Controlling Class Representative and the WW Controlling Holder".

                                 The holder of a companion loan will not have the right to enforce the mortgagee's rights upon a default of the related mortgage loan, but will have the right to purchase the mortgage loan under certain limited circumstances as described under "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans--Purchase of a Senior Pooled Mortgage Loan by the Holder of the Related Subordinate Companion Loan" in this prospectus supplement.

ADDITIONAL STATISTICAL
 INFORMATION...................  The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date. All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with companion loans is calculated without regard to the companion loans. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "DESCRIPTION OF THE MORTGAGE Additional Mortgage Loan Information" in this prospectus supplement, and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date.

     The mortgage pool will have the following general characteristics as of the cut-off date:




                                                                   ALL MORTGAGE LOANS       LOAN GROUP 1        LOAN GROUP 2
                                                                  --------------------   -----------------   -----------------
Initial mortgage pool/loan group balance ......................      $1,055,546,925        $875,928,947        $179,617,978
Number of mortgage loans ......................................                  79                  56                  23
Number of mortgaged real properties ...........................                 111                  80                  31
Percentage of investment-grade, shadow rated loans
 (mortgage loan Nos. 1, 2, 3 and 10)(1) .......................               36.5%               44.0%                 0.0%
Average cut-off date principal balance ........................      $   13,361,353        $ 15,641,588        $  7,809,477
                                                                     --------------        ------------        ------------
Maximum cut-off date principal balance ........................      $  145,000,000        $145,000,000        $ 41,248,141
                                                                     --------------        ------------        ------------
Minimum cut-off date principal balance ........................      $    1,250,000        $  1,250,000        $  2,080,224
                                                                     --------------        ------------        ------------
Weighted average mortgage interest rate .......................               5.468%              5.469%              5.462%
Maximum mortgage interest rate ................................               6.950%              6.950%              6.080%
Minimum mortgage interest rate ................................               3.968%              3.968%              4.560%
Number of crossed loan pools ..................................                   3                   3                   0
Crossed loan pools as a percentage of initial mortgage
 pool/loan group balance ......................................                 5.1%                6.1%                0.0%
Number of single note multi-property pools ....................                   7                   4                   3
Single note multi-property pools as a percentage of initial
 mortgage pool/loan group balance .............................               15.6%               16.5%               11.7%
Weighted average underwritten debt service coverage ratio......               1.88x               1.93x               1.65x
Maximum underwritten debt service coverage ratio ..............              15.33x               5.83x              15.33x
Minimum underwritten debt service coverage ratio ..............               1.20x               1.24x               1.20x
Weighted average cut-off date loan-to-value ratio .............               63.21%              61.20%              73.02%
Maximum cut-off date loan-to-value ratio ......................               81.80%              81.80%              80.00%
Minimum cut-off date loan-to-value ratio ......................                7.52%              20.69%               7.52%
Weighted average original term to maturity or anticipated
 repayment date (months) ......................................                 115                 116                 112
Maximum original term to maturity or anticipated
 repayment date (months) ......................................                 180                 180                 120
Minimum original term to maturity or anticipated
 repayment date (months) ......................................                  60                  60                  60
Weighted average remaining term to maturity or
 anticipated repayment date (months) ..........................                 114                 115                 111
Maximum remaining term to maturity or anticipated
 repayment date (months) ......................................                 177                 177                 120
Minimum remaining term to maturity or anticipated
 repayment date (months) ......................................                  59                  60                  59

----------
(1) It has been confirmed by S&P and Fitch that these mortgage loans have, in the context of their inclusion in the trust, credit characteristics consistent with investment-grade rated obligations.

PROPERTY TYPES...................................................... . .


                                                                                                      % OF           % OF
                                                                   AGGREGATE           % OF          INITIAL       INITIAL
                                                  NUMBER            CUT-OFF           INITIAL         LOAN           LOAN
                                               OF MORTGAGED           DATE           MORTGAGE        GROUP 1       GROUP 2
                                                   REAL            PRINCIPAL           POOL         PRINCIPAL     PRINCIPAL
               PROPERTY TYPE                    PROPERTIES         BALANCE(1)       BALANCE(1)     BALANCE(1)     BALANCE(1)
-------------------------------------------   --------------   -----------------   ------------   ------------   -----------
Retail ....................................          45         $  403,769,148          38.3%          46.1%            --%
 Retail-Anchored ..........................          17            332,006,055          31.5           37.9             --
 Retail-Unanchored ........................           2             12,971,301           1.2            1.5             --
 Retail-Shadow Anchored(2) ................           3             10,360,567           1.0            1.2             --
 Single Tenant ............................          23             48,431,226           4.6            5.5             --
Multifamily ...............................          26            169,860,184          16.1            4.6           72.2
Office ....................................           6            217,971,760          20.7           24.9             --
Self-Storage ..............................           6             26,123,235           2.5            3.0             --
Industrial ................................           3             14,665,438           1.4            1.7             --
Hospitality ...............................           6             44,848,506           4.2            5.1             --
Mixed Use .................................           4             46,422,136           4.4            5.3             --
Manufactured Housing Communities ..........          15            131,886,517          12.5            9.3           27.8
                                                     --         --------------          ----           ----         ------
Total .....................................         111         $1,055,546,925           100%           100%           100%

                                 ----------

(1) For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on either (i) an individual property's appraised value as a percentage of the total appraised value of all of the related mortgaged real properties securing the same mortgage loan or (ii) an individual property's underwritten net operating income as a percentage of the total net operating income of all the related mortgaged real properties securing the same mortgage loan.

(2) A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

PROPERTY LOCATION.............   The mortgaged real properties are located
                                 throughout 31 states. The following table lists the number and percentage of mortgaged real properties in the five states which have the largest concentrations of mortgaged real properties.

                                                                          % OF         % OF
                         NUMBER          AGGREGATE          % OF        INITIAL       INITIAL
                           OF             CUT-OFF          INITIAL        LOAN         LOAN
                        MORTGAGED           DATE          MORTGAGE      GROUP 1       GROUP 2
                          REAL           PRINCIPAL          POOL       PRINCIPAL     PRINCIPAL
       STATE           PROPERTIES        BALANCE(2)        BALANCE      BALANCE       BALANCE
-------------------   ------------   -----------------   ----------   -----------   ----------
FL ................          8        $  167,316,580         15.9%        18.1%         5.0%
IL ................          5           153,391,576         14.5         17.5           --
MA ................          4           131,525,204         12.5         15.0           --
NY ................          7            79,453,168          7.5          7.6          7.3
CA(1) .............         13            67,784,002          6.4          7.0          3.7
 Northern .........          5            15,636,976          1.5          1.0          3.7
 Southern .........          8            52,147,026          4.9          6.0           --
MI ................          8            61,495,983          5.8          2.3         23.0
OH ................          8            61,127,803          5.8          4.8         10.9
Other .............         58           333,452,609         31.6         27.8         50.2
                            --        --------------         ----         ----         ----
                           111        $1,055,546,925          100%         100%         100%

----------

(1) For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes of below 93600.


(2) For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated based on either (i) an individual mortgaged real property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties securing the same mortgage loan or (ii) an individual property's underwritten net operating income as a percentage of the total net operating income of all the related mortgaged real properties securing the same mortgage loan.

ENCUMBERED INTERESTS..........   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                % OF       % OF
ENCUMBERED           NUMBER        AGGREGATE        % OF      INITIAL     INITIAL
INTEREST IN THE        OF           CUT-OFF        INITIAL      LOAN       LOAN
MORTGAGED           MORTGAGED         DATE        MORTGAGE    GROUP 1     GROUP 2
REAL                  REAL         PRINCIPAL        POOL     PRINCIPAL   PRINCIPAL
PROPERTY           PROPERTIES       BALANCE        BALANCE    BALANCE     BALANCE
----------------- ------------ ----------------- ---------- ----------- ----------
  Fee                  109     $  928,046,925        87.9%      85.4%       100%
  Leasehold              1         30,000,000         2.8        3.4         --
  Fee/Leasehold          1         97,500,000         9.2       11.1         --
                       ---     --------------        ----       ----        ---
                       111     $1,055,546,925         100%       100%       100%

                      LEGAL AND INVESTMENT CONSIDERATIONS
FEDERAL INCOME
 TAX CONSEQUENCES..............  The trustee or its agent will make elections to treat designated portions of the assets of the trust as two separate real estate mortgage investment conduits or REMICs under Sections 860A through 860G of the Internal Revenue Code of 1986. The designations for each of those two REMICs are as follows:

                                 o REMIC I, the lower tier REMIC, which will
                                   consist of, among other things--

                                   1.  the mortgage loans, and

                                   2.  various other related assets; and

                                 o REMIC II, which will hold the regular
                                   interests in REMIC I.

                                 The class R-I and class R-II certificates will represent the residual interests in each of such REMICs.

                                 The portion of the trust represented by the class Z-I and class Z-II certificates will entitle the holders of such certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and will constitute a grantor trust for federal income tax purposes.

                                 The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                 One or more classes of the offered
                                 certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                 For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and "FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus.

ERISA.........................   We anticipate that, subject to satisfaction
                                 of the conditions referred to under "ERISA
                                 CONSIDERATIONS" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                 o Title I of the Employee Retirement Income
                                   Security Act of 1974, as amended, or

                                 o Section 4975 of the Internal Revenue Code of
                                   1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon individual prohibited transaction exemptions granted to the underwriters by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   Upon initial issuance, the following classes
                                 of offered certificates will constitute
                                 mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984, so long as they remain rated in one of the two highest rating categories by a nationally recognized statistical rating organization:

                                 o class A-1;

                                 o class A-2;

                                 o class B; and

                                 o class C.

                                 The other offered certificates will not be mortgage related securities within the meaning of SMMEA.

                                 You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to the mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE ACCOMPANYING PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

     THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

     THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

     IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.


RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D and E Certificates Are Subordinate to, and Are Therefore Riskier Than, the Class A-1, A-2, A-1A, XC and XP Certificates. If you purchase class B, C, D or E certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the payment priorities of the respective classes of the certificates;

     o the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

     o the characteristics and quality of the mortgage loans in the trust.

     See "DESCRIPTION OF THE MORTGAGE POOL" and "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     Risks of Limited Liquidity and Market Value. Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any certificate will be at any time.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on--

     o the pass-through rate for your offered certificates;

     o the price you paid for your offered certificates; and

     o the rate, timing and amount of payments on your offered certificates.

     The frequency, timing and amount of payments on your offered certificates will depend on:

     o the frequency and timing of payments and other collections of principal on the mortgage loans;

     o the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans;

     o the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o repurchases of mortgage loans for breaches of representations or warranties;

     o the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans; and

     o servicing decisions with respect to the mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "DESCRIPTION OF THE MORTGAGE POOL", "SERVICING OF THE UNDERLYING MORTGAGE LOANS", "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement. See also "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "YIELD AND MATURITY CONSIDERATIONS" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely From Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster or Slower Than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "DESCRIPTION OF THE MORTGAGE POOL -- Terms and Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     The yield on the offered certificates with variable pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to advance any yield maintenance charges. However, as discussed below under "RISK FACTORS--Risks Relating to Enforceabililty of Yield Maintenance Charges or Defeasance Provisions," there is a risk that yield maintenance charges may not be enforceable in certain jurisdictions and proceedings.

     Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the then current distribution date. Further, no interest will accrue on these shortfalls during the period of time that payments are delinquent. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have been the case. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to holders of the certificates.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is approximately six months or less from the stated maturity date or anticipated repayment date, as the case may be. However, 77 mortgage loans representing approximately 94.9% of the initial mortgage pool balance (54 mortgage loans in loan group 1, representing approximately 93.9% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 23 mortgage loans in loan group 2, representing 100.0% of the initial mortgage pool balance of the mortgage loans in loan group 2), permit voluntary prepayment without payment of a yield maintenance charge at any time during the final one month to six months prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the anticipated repayment date. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement. In any case, although many of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o the terms of the mortgage loans;

     o the length of any prepayment lockout period;

     o the level of prevailing interest rates;

     o the availability of mortgage credit;

     o the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o the failure to meet certain requirements for the release of escrows;

     o the occurrence of casualties or natural disasters; and

     o economic, demographic, tax, legal or other factors.

     Generally no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. We cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust fund due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Purchase Options of Companion Loan Holders May Affect Investment Performance of Your Offered Certificates. With respect to the mortgage loans that have an accompanying companion loan that is not included in the trust fund, the holder of the companion loan has the right in certain circumstances to purchase the related mortgage loan. Exercise of a companion loan holder's purchase option would have the same effect on the offered certificates as a prepayment in full of the mortgage loan without any prepayment premium or yield maintenance charge.

     Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions. Provisions requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

     Additional Compensation to the Servicer Will Affect Your Right to Receive Distributions. To the extent described in this prospectus supplement, the master servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right of the master servicer, the trustee or the fiscal agent to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, as well as with respect to specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

     Your Lack of Control Over the Trust Fund Can Create Risks. You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "DESCRIPTION OF THE OFFERED CERTIFICATES--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, the fiscal agent or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

     Potential Conflicts of Interest. The master servicer is an affiliate of one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction. See "SERVICING OF THE UNDERLYING MORTGAGE LOANS--General" in this prospectus supplement.

     KeyBank National Association, the parent of the initial master servicer and an affiliate of one of the underwriters, will be the initial holder of the pari passu companion loan with respect to the Fairfield Commons mortgage loan (loan number 9), representing approximately 2.7% of the initial mortgage pool balance (one mortgage loans in loan group 1, representing approximately 3.3% of the initial mortgage pool balance of the mortgage loans in loan group 1), until that companion loan is deposited into an unrelated trust. See "--One of the Mortgage Loans That We Intend to Include in the Trust Fund is Intended to be Serviced and Administered Pursuant to the Servicing Arrangements for a Different Securitization; Therefore, You Will Have Limited Ability to Control the Servicing of That Mortgage Loan" in this prospectus supplement. This could cause a conflict between the initial master servicer's duties to the trust under the pooling and servicing agreement and its parent company's interest as a holder of that companion loan. The companion loan will not be included as an asset of the trust. Until it is deposited into the unrelated trust, it will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of the companion loan will have certain rights with respect to the Fairfield Commons mortgage loan included in the trust fund and the mortgaged real property, including the right, under certain conditions to purchase the mortgage loan included in the Trust Fund if that mortgage loan is in default. In exercising such rights, the holder of the companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates. In addition, McDonald Investments Inc., an affiliate of initial master servicer, may purchase a portion of certain classes of certificates.

     The special servicer will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer or an affiliate is expected to purchase certain of the non-offered certificates (including the controlling class). This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. In addition, the special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The special servicer will have the right to determine that any interest and/or principal advance made or to be made by the master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal, which may reduce the amount of principal that will be paid on your certificates.

     In addition, in connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the 77 West Wacker Drive operating advisor (provided no change of control event has occurred or is continuing), take actions with respect to the 77 West Wacker Drive mortgage loan (loan number 1) that could adversely affect the holders of some or all of the classes of offered certificates. See "SERVICING OF THE UNDERLYING MORTGAGE LOANS--The Controlling Class Representative and the WW Controlling Holder" in this prospectus supplement. The controlling class representative will be controlled by the controlling class of certificateholders, and the 77 West Wacker Drive operating advisor will be designated by certain holders of the class WW principal balance certificates either of whom may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative or the 77 West Wacker Drive operating advisor, as applicable, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, certificateholders entitled to a majority of the voting rights of the controlling class of certificateholders may terminate the special servicer and appoint a successor as described in this prospectus supplement. See "SERVICING OF THE UNDERLYING MORTGAGE LOANS --Replacement of the Special Servicer" in this prospectus supplement. We anticipate that ARCap CMBS Fund REIT, Inc., an affiliate of the initial special servicer, will be the initial controlling class representative.


     However, the pooling and servicing agreement provides that the mortgage loans must be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE UNDERLYING MORTGAGE LOANS--General" in this prospectus supplement.


     In addition, property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

     o a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     o affiliates of the property manager, and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.


     In addition, certain mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans included in the trust fund. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of borrowers under the mortgage loans.


     Different Timing of Mortgage Loan Amortization Poses Certain Risks. As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged real properties, types of mortgaged real properties and number of borrowers. Classes that have a lower payment priority are more likely to be exposed to this concentration risk than are classes with a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero, except that the class A-1 and A-2 certificates, and the class A-1A certificates, may receive distributions of principal concurrently from collections on mortgage loans in loan group 1 and loan group 2, respectively.

RISKS RELATED TO THE MORTGAGE LOANS

     The Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates.

     Repayment of the Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

     o the successful operation and value of the mortgaged real property; and

     o the related borrower's ability to sell or refinance the mortgaged real property.

     See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" and "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under a Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the mortgaged real property (together with any related insurance policies or credit enhancements), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer or by any other person or entity. See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" in the accompanying prospectus.

     Loans Not Insured or Guaranteed. Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, any private mortgage insurer, the depositor, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, the fiscal agent, any of their respective affiliates or any other person or entity.

     We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged real property.

     Reserves to Fund Capital Expenditures May Be Insufficient and This May Adversely Affect Payments on Your Certificates. Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund the ongoing monthly reserve requirements.

     In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 45 mortgaged real properties, securing 36.7% of the initial mortgage pool balance 45 mortgaged real properties in loan group 1, securing approximately 44.2% of the initial mortgage pool balance of the mortgage loans in loan group 1, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 34 of those properties, securing 10.4% of the initial mortgage pool balance (34 mortgaged real properties in loan group 1, securing approximately 12.5% of the initial mortgage pool balance of the mortgage loans in loan group 1, the related borrower has leased the particular property to a single tenant that occupies 50% or more of such property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. For example, one of the single-tenant mortgage loans (loan number 11), representing approximately 2.2% of the initial mortgage pool balance (2.6% of the initial mortgage pool balance of the mortgage loans in loan group 1), is secured by 17 mortgaged real properties occupied by a single tenant, GFS Marketplace, LLC. See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" in the accompanying prospectus.


     Certain Additional Risks Relating to Tenants. The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if:

     o space in the mortgaged real properties could not be leased or re-leased;

     o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o tenants were unwilling or unable to meet their lease obligations;

     o a significant tenant were to become a debtor in a bankruptcy case; or

     o rental payments could not be collected for any other reason.


     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related maturity date. For example, with respect to one mortgage loan (loan number 1), representing approximately 13.7% of the initial mortgage pool balance (16.6% of the initial mortgage pool balance of the mortgage loans in loan group 1), leases which currently generate 100% of annual base rent expire during the term of the mortgage loan. A lease rollover reserve has been established to mitigate the risk of lease expirations. However, we cannot assure you that any such reserve amounts will be sufficient to fully mitigate the risk of such lease expirations. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.


     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Concentration Tenant Properties. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. See "RISK FACTORS--Bankruptcy Proceedings Entail Certain Risks" in this prospectus supplement and "RISK FACTORS--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" in the accompanying prospectus.

     Concentration of Mortgaged Real Property Types Subject the Trust to Increased Risk of Decline in a Particular Industry. The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "SUMMARY OF PROSPECTUS SUPPLEMENT--the Underlying Mortgage Loans and Mortgaged Real Properties--Additional Statistical Information--Property Types" in this prospectus supplement.

     Each of the Mortgage Loans Will Be Secured by First Mortgage Liens on Properties of one or more of the Following Types--multifamily, retail (anchored, unanchored, single tenant and shadow anchored), office, industrial, mixed use, self storage, hospitality and manufactured housing community.

     o Special Risks Associated with Shopping Centers and Other Retail Properties. Retail properties, including shopping centers, secure 29 mortgage loans, representing approximately 38.3% of the initial mortgage pool balance (29 mortgage loans in loan group 1, representing approximately 46.1% of the initial mortgage pool balance of the mortgage loans in loan group 1). Shopping centers are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via Internet web sites and telemarketing. Continued growth of these and other alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged real properties and the related borrowers' ability to refinance such properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--Retail Properties" in the accompanying prospectus.

       The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

       The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center can also be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually significantly larger in size than most other tenants in the mortgaged real property, is vital in attracting customers to a retail property and is located on the related mortgaged real property. A "shadow anchor" is usually significantly larger in size than most tenants in the mortgaged real property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the mortgaged real property, but not on the mortgaged real property, so as to influence and attract potential customers. Seventeen mortgage loans, representing approximately 31.5% of the initial mortgage pool balance (17 mortgage loans in loan group 1, representing approximately 37.9% of the initial mortgage pool balance of the mortgage loans in loan group 1), are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." Two mortgage loans, representing approximately 1.2% of the initial mortgage pool balance (two mortgage loans in loan group 1, representing approximately 1.5% of the initial mortgage pool balance of the mortgage loans in loan group 1), are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

       If anchor stores in a mortgaged real property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged real property or a store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged real property, customer traffic at the mortgaged real property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged real property will not suffer adverse economic consequences.

       Similarly, the failure of an anchor or major tenant to renew its lease, the termination of an anchor or major tenant's lease, the bankruptcy or economic decline of an anchor or major tenant, or the cessation of the business of an anchor or major tenant at its store, notwithstanding its continued payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants such as an anchor tenant to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See "--The Failure of a Tenant Will Have a Negative Impact on Single and Concentration Tenant Properties" in this prospectus supplement.

     o Special Risks Associated with Multifamily Properties. Multifamily properties secure 23 mortgage loans, representing approximately 16.1% of the initial mortgage pool balance (three mortgage loans in loan group 1, representing approximately 4.6% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 20 mortgage loans in loan group 2, representing approximately 72.2% of the initial mortgage pool balance of the mortgage loans in loan group 2). Multifamily properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resulting oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

       A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

       o the physical attributes of the apartment building (for example, its age, condition, design, appearance, access to transportation and construction quality);

       o the location of the property;

       o the ability of management to provide adequate maintenance and insurance;

       o the types of services and amenities that the property provides;

       o the property's reputation (for example, a change in the neighborhood over time);

       o the level of mortgage interest rates (which, if relatively low, may encourage tenants to purchase rather than lease housing);

       o the presence of competing properties;

       o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from a local military base;

       o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

       o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

       o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

       Furthermore, multifamily properties may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. These programs may include:

       o rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged real properties and satisfy operating expenses; and

       o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged real properties and result in a reduction in occupancy rates.

       The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

     o Special Risks Associated with Office Properties. Office properties secure six mortgage loans, representing approximately 20.7% of the initial mortgage pool balance (six mortgage loans in loan group 1, representing approximately 24.9% of the initial mortgage pool balance of the mortgage loans in loan group 1). Office properties may require their owners to expend significant amounts of money to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

       In addition, a large number of factors may adversely affect the value of office properties, including:

       o the quality of an office building's tenants;

       o the physical attributes of the building in relation to competing buildings (e.g. age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

       o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

       o the desirability of the area as a business location;

       o the presence of competing properties;

       o and the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).


       Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property. See "--Concentration of Mortgaged Real Property Types Subject the Trust to Increased Risk of Decline in a Particular Industry" in this prospectus supplement.

     o Special Risks Associated with Self Storage Facilities. Self storage facilities secure six mortgage loans, representing approximately 2.5% of the initial mortgage pool balance (six mortgage loans in loan group 1, representing approximately 3.0% of the initial mortgage pool balance of the mortgage loans in loan group 1). The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties. Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

       In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that any of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Lending on Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

     o Special Risks Associated with Industrial and Mixed-Use Facilities. Industrial and mixed-use facilities secure seven mortgage loans, representing approximately 5.8% of the initial mortgage pool balance (seven mortgage loans in loan group 1, representing approximately 7.0% of the initial mortgage pool balance of the mortgage loans in loan group 1). Industrial and mixed-use facilities present risks not associated with other properties. Significant factors determining the value of industrial properties include:

       o the quality of tenants;

       o building design and adaptability; and

       o the location of the property.

       Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant or a few tenants. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

       Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to a warehouse or an industrial property include clear ceiling heights, wide column spacing, zoning restrictions, a large number of bays (loading docks) and large bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

       Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

       In addition, because of unique construction requirements of many industrial properties, any vacant industrial or warehouse property space may not be easily converted to other uses. Therefore, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.


     o Special Risks Associated with Hospitality Properties. Hospitality properties secure two mortgage loans, representing approximately 4.2% of the initial mortgage pool balance (two mortgage loans in loan group 1, representing approximately 5.1% of the initial mortgage pool balance of the mortgage loans in loan group 1). Hospitality properties are affected by various factors, including:

       o location;

       o quality;

       o management ability;

       o amenities;

       o franchise affiliation (or lack thereof);

       o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

       o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

       o changes in travel patterns caused by perceptions of travel safety, changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

       o adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

       o construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

       Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. All of the mortgage loans secured by hotel properties are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

       o the continued existence and financial strength of the franchisor or hotel management company;

       o the public perception of the franchise or hotel chain service mark;
         and

       o the duration of the franchise licensing or management agreements.

       Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

       The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

       The liquor licenses for most of the hospitality properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel could have an adverse impact on the revenue from such mortgaged real property or on the hotel's occupancy rate.

       Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels in different ways, depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and business convention industries. See "RISK FACTORS--Impact of Terrorist Acts on the Financial Markets and Your Investment" in this prospectus supplement.

     o Special Risks Associated with Manufactured Housing Communities. Manufactured housing communities secure six mortgage loans, representing approximately 12.5% of the initial mortgage pool balance (three mortgage loans in loan group 1, representing approximately 9.3% of the initial mortgage pool balance of the mortgage loans in loan group 1 and three mortgage loans in loan group 2, representing approximately 27.8% of the initial mortgage pool balance of the mortgage loans in loan group 2). Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

       The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

       o other manufactured housing properties;

       o apartment buildings; and

       o site-built single family homes.

       Other factors may also include:

       o the physical attributes of the community, including its age and appearance;

       o location of the manufactured housing property;

       o the ability of management to provide adequate maintenance and insurance;

       o the types of services or amenities it provides;

       o the property's reputation; and

       o state and local regulations, including rent control and rent stabilization.

       The manufactured housing properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

     Risks Related to Geographic Concentration. Mortgaged real properties located in Florida, Illinois, Massachusetts, New York, California, Michigan and Ohio will represent approximately 15.9%, 14.5%, 12.5%, 7.5%, 6.4%, 5.8% and 5.8%, respectively, by allocated loan amount of the initial mortgage pool balance (approximately 18.1%, 17.5%, 15.0%, 7.6%, 7.0%, 2.3% and 4.8%,
respectively, of the initial mortgage pool balance of the mortgage loans in loan group 1 and approximately 5.0%, 0%, 0%, 7.3%, 3.7%, 23.0% and 10.9%, respectively, of the initial mortgage pool balance of the mortgage loans in loan group 2). The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "RISK FACTORS--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.


     Risks Related to California Geographic Concentration. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

     The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans With Anticipated Repayment Dates. Fifty-eight mortgage loans, representing approximately 80.8% of the initial mortgage pool balance (36 mortgage loans in loan group 1, representing approximately 33.0% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 22 mortgage loans in loan group 2, representing approximately 98.3% of the initial mortgage pool balance of the mortgage loans in loan group 2), are balloon loans. In addition, 15 mortgage loans, representing approximately 14.1% of the initial mortgage pool balance (15 mortgage loans in loan group 1, representing approximately 16.9% of the initial mortgage pool balance of the mortgage loans in loan group 1), provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related mortgaged real property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the mortgaged real property, the financial condition and operating history of the borrower and the mortgaged real property, tax laws, prevailing general and regional economic conditions, the fair market value of the related mortgaged real property, reductions in applicable government assistance/rent subsidy programs and the availability of credit for loans secured by multifamily or commercial properties, as the case may be. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "DESCRIPTION OF THE MORTGAGE POOL--Terms and Conditions of the Mortgage Loans" in this prospectus supplement and

"RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" in the accompanying prospectus.

     The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans and Groups of Cross-Collateralized Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

       o The largest mortgage loan to be included in the trust represents approximately 13.7% of the initial mortgage pool balance (the largest mortgage loan in loan group 1 represents approximately 16.6% of the initial mortgage pool balance of the mortgage loans in loan group 1 and the largest mortgage loan in loan group 2, represents approximately 23.0% of the initial mortgage pool balance of the mortgage loans in loan group 2).

       o The three largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately 33.8% of the initial mortgage pool balance (the three largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 40.7% of the initial mortgage pool balance of the mortgage loans in loan group 1 and the three largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2, represent approximately 42.8% of the initial mortgage pool balance of the mortgage loans in loan group 2).

       o The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent approximately 60.8% of the initial mortgage pool balance (the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 71.2% of the initial mortgage pool balance of the mortgage loans in loan group 1 and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2, represent approximately 77.5% of the initial mortgage pool balance of the mortgage loans in loan group 2).

     See "DESCRIPTION OF THE MORTGAGE POOL--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "RISK FACTORS--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     The Mortgage Pool Will Include Leasehold Mortgage Loans. Two mortgage loans, representing approximately 12.1% of the initial mortgage pool balance (two mortgage loans in loan group 1, representing approximately 14.6% of the initial mortgage pool balance of the mortgage loans in loan group 1), are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the mortgaged real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information--Leaseholds" in this prospectus supplement. See also "RISK FACTORS--Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Three Mortgage Loans Will Be Secured by Residential Cooperative Properties, Thereby Materially Exposing the Certificateholders to Risks Associated with the Performance of Residential Cooperative Properties. Three of the mortgage loans, representing approximately 3.8% of the initial mortgage pool balance (two mortgage loans in loan group 1, representing approximately 4.2% of the initial mortgage pool balance of the mortgage loans in loan group 1 and one mortgage loan in loan group 2, representing approximately 1.7% of the initial mortgage pool balance of the mortgage loans in loan group 2), are mortgage loans made to residential cooperative corporations and secured by residential cooperative properties.

     A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

     o the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

     o the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

     o the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

     o the possibility that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative. See "DESCRIPTION OF THE TRUST ASSETS--MORTGAGE LOANS--Cooperatively--Owned Apartment Buildings" and "LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE--Cooperative Shares" in the accompanying prospectus.

     Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Certain mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "RISK FACTORS--Changes in Zoning May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     Some of the Mortgaged Real Properties Are Encumbered by Subordinate Debt and Some of the Borrowers May Have Incurred or May in the Future Incur Unsecured Debt. The mortgage loan sellers have informed us that the loan documents relating to certain mortgage loans provide that the borrower under certain circumstances may incur, without lender consent, additional unsecured indebtedness other than in the ordinary course of business. In addition, the borrowers under certain of the mortgage loans have incurred additional unsecured debt other than in the ordinary course of business. The loan documents relating to certain mortgage loans provide that the borrower under certain circumstances may incur additional secured indebtedness. In addition, with respect to certain mortgage loans (other than the

AB Mortgage Loans in respect of which companion loans are secured by the same mortgage), the related mortgaged real properties are encumbered by existing subordinate debt. The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of such subordinate indebtedness on a mortgaged real property:

     o refinancing the related mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     o reduced cash flow could result in the deferment of certain maintenance at the particular real property;

     o if the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     o if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

     In addition, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt and enter into equipment and other personal property and fixture financing and leasing arrangements in connection with the ordinary operation and maintenance of the related mortgaged real property. Those mortgage loans in which the related borrower is not a special purpose entity do not prohibit the borrower from incurring additional unsecured debt. In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. Even unsecured debt may increase the stress on a borrower's cashflow and increase the likelihood of bankruptcy.

     See "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information--
Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties. See also "RISK FACTORS--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     Mezzanine Debt Can Act as a Disincentive to the Principals of a Borrower. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust has pledged or pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     o depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

     o if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     The mortgage loan sellers have informed us that with respect to certain of the mortgage loans, the ownership interests of the direct or indirect owner of the related borrowers of such mortgage loans have been pledged as security for mezzanine debt, subject to the terms of a subordination agreement entered into in favor of the lender. In addition, with respect to certain of the mortgage loans, the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests as security for mezzanine debt in the future, subject to the terms of a subordination agreement to be entered into in favor of the lender. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interest in the borrower as security for mezzanine debt.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged real property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

     See "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement for a discussion of mezzanine debt with respect to the mortgaged real properties.

     One of the Mortgage Loans That We Intend to Include in the Trust Fund is Intended to be Serviced and Administered Pursuant to the Servicing Arrangements for a Different Securitization; Therefore, You Will Have Limited Ability to Control the Servicing of That Mortgage Loan. The Fairfield Commons mortgage loan (loan number 9) is one of two mortgage loans secured on a pari passu basis by a single mortgage instrument encumbering the same mortgaged real property. The other mortgage loan secured by such mortgaged real property will not be included in the trust fund and is intended to be securitized separately and to directly back the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5. An intercreditor agreement governs the relationship between the holders of the two Fairfield Commons mortgage loans and generally provides, among other things, that (i) prior to its inclusion in the series 2003-C5 trust fund the Fairfield Commons mortgage loan will be serviced by the master servicer pursuant to the pooling and servicing agreement, and (ii) after, and as long as, the Fairfield Commons companion mortgage loan is included in the series 2003-C5 trust fund, both of the Fairfield Commons mortgage loans will be serviced and administered pursuant to the series 2003-C5 pooling and servicing agreement (the governing document for the Credit Suisse First Boston Mortgage Securities Corp. series 2003-C5 commercial mortgage securitization). Neither you nor the trustee on your behalf will have any right, title or interest in or to, or any other claim to any asset of the series 2003-C5 trust fund, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the series 2003-C5 pooling and servicing agreement, except as related to the trust's rights to receive payments of principal and interest on the Fairfield Commons mortgage loan included in the trust fund and certain rights to payments of servicing fees and to reimbursement for advances. However, the trust fund, as the holder of the Fairfield Commons mortgage loan, is to be a third-party beneficiary of the series 2003-C5 pooling and servicing agreement entitling it to limited rights to receive payments, notices, and information with respect to the Fairfield Commons mortgage loan and the mortgaged real property securing the Fairfield Commons mortgage loan, and to consult with and (upon an event of default) cause the termination of the series 2003-C5 special servicer in certain circumstances. As long as the other Fairfield Commons mortgage loan is included in the series 2003-C5 securitization, the master servicer, the special servicer and trustee under the pooling and servicing agreement for your trust may not independently exercise remedies following a default with respect to the Fairfield Commons mortgage loan included in the trust fund, and the servicing parties under the series 2003-C5 pooling and servicing agreement will have sole authority to exercise any and all rights and take all actions available to you (or the trustee on your behalf) to protect the trust's interests with respect to the Fairfield Commons mortgage loan in the trust fund. The master servicer and special servicer under the series 2003-C5 pooling and servicing agreement will be required to service the entire Fairfield Commons mortgage loan in accordance with the servicing standard set forth in the series 2003-C5 pooling and servicing agreement and on behalf of the certificateholders and the series 2003-C5 certificateholders as a collective whole. You should be aware that the series 2003-C5 pooling and servicing agreement may have provisions that are materially different from the provisions of the pooling and servicing agreement relating to servicing of the mortgage loans.

     See "Description of the Underlying Mortgage Loans--The Fairfield Commons Pari Passu Mortgage Loans" in this prospectus supplement.

     The Right of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent to Receive Interest on Advances May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer, the trustee, the fiscal agent and the series 2003-C5 master servicer, special servicer, the trustee and the fiscal agent, if any, with respect to the Fairfield Commons Loan will be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     Compliance with Applicable Laws and Regulations May Result in Losses. A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan included in the trust. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, comply with the Americans with Disabilities Act of 1990. See "RISK FACTORS--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "LEGAL ASPECTS OF MORTGAGE LOANS--Americans with Disabilities Act" in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

     Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Nine separate groups of mortgage loans, representing approximately 41.6% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 42.0% of the initial mortgage pool balance of the mortgage loans in loan group 1 and six mortgage loans in loan group 2, representing approximately 39.4% of the initial mortgage pool balance of the mortgage loans in loan group 2), that we intend to include in the trust, are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     See "DESCRIPTION OF THE MORTGAGE POOL--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. For example, the tenant with respect to three mortgaged real properties securing three mortgage loans, representing 0.8% of the initial mortgage pool balance (1.0% of the initial mortgage pool balance of the mortgage loans in loan group 1) is Eckerd Drug Store, and the tenant with respect to three mortgaged real properties, securing three mortgage loans, representing approximately 1.1% of the initial mortgage pool balance (approximately 1.4% of the initial mortgage pool blance of the loans in loan group 1) is Walgreens. There may also be tenants that are related to or affiliated with a borrower. In addition, with respect to the mortgaged real property securing one mortgage loan (loan number 7), representing approximately 2.9% of the initial mortgage pool balance (3.5% of the initial mortgage pool balance of the mortgage loans in loan group 1), one of the tenants is affiliated with the borrower and represents approximately 15.7% of the gross leasable area. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office, industrial and self storage purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower

Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     The Mortgage Loans Have Not Been Reunderwritten by Us. We have not reunderwritten the mortgage loans included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class B, C, D or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and class A-2 certificates. See "RISK FACTORS--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Some Mortgaged Real Properties May Not Be Readily Convertible to Alternative Uses. Some of the mortgaged real properties securing the mortgage loans included in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. One mortgage loan (loan number 6) is secured by a mortgaged real property that includes a multiplex movie theater, which currently generates a significant portion of the revenue of such mortgaged real property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Each of the Mortgage Loans Will Be Secured by First Mortgage Liens on Properties of one or more of the Following Property Types--multifamily, retail (anchored, unanchored, single tenant and shadow anchored), office, industrial, mixed use, self storage, hospitality and manufactured housing community", "--Special Risks Associated with Self Storage Facilities," "--Special Risks Associated with Industrial and Mixed-Use Facilities" and "--Special Risks Associated with Manufactured Housing Communities" in this prospectus supplement.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan included in the trust, the trust will be subject to certain risks including the following:

     o a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

     o the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

     o the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

     A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans, during the 12-month period ending on October 31, 2003. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. In the case of two mortgaged real properties securing two mortgage loans, a third-party consultant also conducted a Phase II environmental site assessment of such mortgaged real properties. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, then one of the actions identified under "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement, was taken.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, an abatement or removal program.

     We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     We are aware that with respect to two mortgaged real properties securing two mortgage loans, representing approximately 1.4% of the initial mortgage pool balance (two mortgage loans in loan group 1, representing approximately 1.7% of the initial mortgage pool balance of the mortgage loans in loan group
1), the related borrower was required to obtain a secured creditor impaired property environmental insurance policy. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Insurance" in this prospectus supplement.

     We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

     See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition-- Environmental Assessments" and "--Environmental Insurance" in this prospectus supplement. Also see "RISK FACTORS--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Licensed engineers inspected all the mortgaged real properties that secure the mortgage loans that we intend to include in the trust, in connection with the originating of such mortgage loans to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o the general condition of the site, buildings and other improvements located at each property.

     The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "RISK FACTORS--Risks Related to the Mortgage Loans--Reserves to Fund Capital Expenditures May Be Insufficient and This May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

     Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Real Property. Appraisals were obtained with respect to each of the mortgaged real properties within 12 months prior to the origination of the applicable mortgage loan, except with respect to one mortgaged property securing one mortgage loan, representing approximately 0.4% of the initial mortgage pool balance (approximately 2.6% of the initial mortgage pool balance of the mortgage loans in loan group 2), in which case the appraisal was obtained within 14 months prior to the origination of that mortgage loan. In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties. Additional information regarding such report is presented under "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition" in this prospectus supplement. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.


     Future Cash Flow and Property Values are not Predictable. A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

     o economic conditions generally and in the area of the project;

     o the age, quality, functionality and design of the property;

     o the degree to which the property competes with other properties in the area;

     o changes or continued weakness in specific industry segments;

     o increases in operating costs;

     o the willingness and ability of the owner to provide capable property management and maintenance;

     o the degree to which the property's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o a decline in the financial condition of a major tenant;

     o the location of a mortgaged real property;

     o whether a mortgaged real property can be easily converted to alternative uses;

     o an increase in vacancy rates;

     o perceptions regarding the safety, convenience and attractiveness of such properties;

     o vulnerability to litigation by tenants and patrons;

     o environmental contamination; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged real properties. Although some of the mortgage loans included in the trust require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a property (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.


     Other factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o demographic factors;

     o consumer confidence;

     o consumer tastes and preferences; and

     o changes in building codes and other applicable laws.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases;

     o the creditworthiness of tenants;

     o in the case of rental properties, the rate at which new rentals occur;
       and

     o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

     Limitations on Enforceability of Cross-Collateralization; Multi-Property Mortgage Loans. The mortgage pool will include 11 mortgage loans, representing approximately 16.5% of the initial mortgage pool balance (eight mortgage loans in loan group 1, representing approximately 17.4% of the initial mortgage pool balance of the mortgage loans in loan group 1 and three mortgage loans in loan group 2, representing approximately 11.7% of the initial mortgage pool balance of the mortgage loans in loan group 2) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce recording tax (for which purpose the amount of the loan secured by the related mortgaged real property is limited to 125% of its allocated loan amount). The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, described under

"DESCRIPTION OF THE MORTGAGE POOL--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliate Borrowers," entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

     o the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 115% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     o the satisfaction of certain criteria set forth in the related loan documents;

     o the satisfaction of certain leasing goals or other performance tests;

     o the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

     o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Four mortgage loans, representing approximately 13.7% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 16.5% of the initial mortgage pool balance of the mortgage loans in loan group 1), are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     In addition, seven of the mortgage loans, representing approximately 15.6% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 16.5% of the initial mortgage pool balance of the mortgage loans in loan group 1 and three mortgage loans in loan group 2, representing approximately 11.7% of the initial mortgage pool balance of the mortgage loans in loan group 2), are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties, one of which (securing one mortgage loan in loan group 1, representing approximately 2.6% of the initial mortgage pool balance of the mortgage loans in loan group 1) secure the joint and several obligations of multiple borrowers, and six of which (securing three mortgage loans in loan group 1, representing approximately 13.8% of the initial mortgage pool balance of the mortgage loans in loan group 1 and three mortgage loans in loan group 2, representing approximately 11.7% of the initial mortgage pool balance of the mortgage loans in loan group 2) secure the obligations of a single borrower. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

     o the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

     We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust is cross-collateralized with a mortgage loan not included in the trust.

     The Borrower's Form of Entity May Cause Special Risks. The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     Many of the borrowers are not bankruptcy-remote entities, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws" in the accompanying prospectus.

     Borrowers that are Not Special Purpose Entities May Present Unique Risks to the Holders of the Mortgage Loans. Some of the borrowers under the mortgage loans are entities that do not meet all of the characteristics required of special purpose entities. The related mortgage documents and/or organizational documents of such borrowers, may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and mortgage loan in the trust. The borrower with respect to one mortgage loan (loan number 1), representing approximately 13.7% of the initial mortgage pool balance (approximately 16.6% of the initial mortgage pool balance of the mortgage loans in loan group 1), has entered into an interest rate collar transaction in connection with which it may incur liabilities. That borrower's obligations under the interest rate collar are guaranteed by the State Teachers Retirement System of Ohio. We cannot assure you that the guarantor will have the financial ability to carry out all of its obligations under the guarantee. See "TEN LARGEST MORTGAGE LOANS" in Annex C to this prospectus supplement.

     Tenancies in Common May Hinder Recovery. Five of the mortgage loans, representing approximately 4.6% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 3.4% of the initial mortgage pool balance of the mortgage loans in loan group 1 and one mortgage loan in loan group 2, representing approximately 10.4% of the initial mortgage pool balance of the mortgage loans in loan group 2), have borrowers that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities.

     Bankruptcy Proceedings Entail Certain Risks. Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the trust may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its recent decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000 ), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the special servicer's recovery on behalf of the trust with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Litigation May Have Adverse Effect on Borrowers. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

     Poor Property Management Will Lower the Performance of the Related Mortgaged Real Property. The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o responding to changes in the local market;

     o planning and implementing the rental structure;

     o operating the property and providing building services;

     o managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

     Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans", "--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "DESCRIPTION OF THE GOVERNING DOCUMENTS--Representations and Warranties with Respect to Mortgage Assets" in the accompanying prospectus.

     One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on the Mortgaged Real Property. Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See "--Risks Related to Geographic Concentration" in this prospectus supplement.

     Tax Considerations Related to Foreclosure. The special servicer, on behalf of the trust, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the trust were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the trust may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

     Impact of Terrorists Acts on the Financial Markets and Your Investment. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

     Future terrorist attacks in the United States or abroad, and armed conflict or military operations involving the United States may also adversely affect the revenues or costs of operation of the mortgaged real properties. We cannot assure you that such events will not occur in the future. The possibility or actual occurrence of such events could (a) lead to damage to one or more of the mortgaged real properties if any such attack occurs, (b) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged real properties, or (c) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged real properties, including hotel properties and those mortgaged real properties in tourist areas which could reduce the ability of such mortgaged real properties to generate cash flow. As a result, the ability of the mortgaged real properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially adversely affect the value of, and your ability to resell, your offered certificates.

     In March 2003, the United States and certain allies commenced military operations in Iraq to enforce United Nations Security Council resolutions. The military action in Iraq and the continued presence of United States military personnel in Iraq may prompt further terrorist attacks against the United States. It is uncertain what effect the military presence of the United States in Iraq and Afghanistan, or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflict of any kind could have an adverse effect on the mortgaged real properties.

     The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates. All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, North Carolina, South Carolina and Texas and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     In light of the terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania that occurred on September 11, 2001, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. Many reinsurance companies (which assume some of the risk of policies sold by primary insurers) had eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and is intended to provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. We expect the Treasury Department to establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual nationwide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, we cannot assure you that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     The master servicer (with respect to each of the mortgage loans and (to the extent that the trust fund has an insurable interest) the Companion Loans, including specially serviced mortgage loans) and the special servicer (with respect to REO Properties) will use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which shall be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicer and the special servicer will not be required to maintain, and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar act, if and only if the special servicer has determined in accordance with the Servicing Standard (and other consultation with the controlling class representative) that (i)(a) such insurance is not available at commercially reasonable rates, and (b) such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located or (ii) such insurance is not available at any rate.

     Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

     If such casualty losses are not covered by standard casualty insurance policies and, the mortgage loan documents do not specifically require the borrowers to obtain this form of coverage, then in the event of a casualty, the amount available to make distributions on your offered certificates could be reduced.

             CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT


     From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "GLOSSARY" attached to this prospectus supplement.


                          FORWARD-LOOKING STATEMENTS


     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 79 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance (excluding the 77 West Wacker Drive non-pooled component) of $1,055,546,925. The pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 56 mortgage loans, representing approximately 83.0% of the initial mortgage pool balance. Loan group 2 will consist of 23 mortgage loans (representing approximately 12.3% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 4.7% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 17.0% of the initial mortgage pool balance. Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan. However, the actual initial mortgage pool balance, and the initial mortgage pool balance of the mortgage loans in loan group 1 and loan group 2, may be as much as 5.0% smaller or larger than the amounts indicated above if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial mortgage pool balance of the mortgage loans in loan group 1 and loan group 2 will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,250,000 to $145,000,000, and the average of those cut-off date principal balances is $13,361,353. The cut-off date principal balances of the mortgage loans in loan group 1 range from $1,250,000 to $145,000,000, and the average of those cut-off date principal balances is $15,641,588. The cut-off date principal balances of the mortgage loans in loan group 2 range from $2,048,224 to $41,248,141, and the average of those cut-off date principal balances is $7,809,477.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

    o all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

    o all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and no prepayments occur prior to the cut-off date;

     o all weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances;

     o when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

     o if any of the mortgage loans is secured by multiple properties, the cut-off date principal balance has been allocated based on the allocated loan balance specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated on an individual mortgaged real property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties;

     o statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date;

     o all information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with companion loans is calculated without regard to the companion loans.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the 77 West Wacker Drive mortgage loan. Generally, the exclusion of the non-pooled component of the 77 West Wacker Drive mortgage loan decreases the loan-to-value ratio and increases the debt service coverage ratio of, and decreases the percentage of the aggregate principal balance of the mortgage loans represented by, the 77 West Wacker Drive mortgage loan indicated in such statistical information because that information is based only on the pooled component of the 77 West Wacker Drive mortgage loan. References to the original principal balance of the 77 West Wacker Drive pooled component are references to the principal balance of that mortgage loan as of the origination date, less the principal balance of the 77 West Wacker Drive non-pooled component, as of that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 11 mortgage loans, representing approximately 16.5% of the initial mortgage pool balance (eight mortgage loans in loan group 1, representing approximately 17.4% of the initial mortgage pool balance of the mortgage loans in loan group 1 and three mortgage loans in loan group 2, representing approximately 11.7% of the initial mortgage pool balance of the mortgage loans in loan group 2) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid mortgage recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Five of the mortgage loans referred to in the prior paragraph, representing approximately 14.5% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 16.5% of the initial mortgage pool balance of the mortgage loans in loan group 1 and one mortgage loan in loan group 2, representing approximately 5.0% of the initial mortgage pool balance of the mortgage loans in loan group 2), entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

     o the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     o the borrower meets certain criteria set forth in the related loan documents;

     o the satisfaction of certain leasing goals or other performance tests;

     o the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

     o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     In addition, five of the mortgage loans referred to in the prior paragraph, representing approximately 14.5% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 16.5% of the initial mortgage pool balance of the mortgage loans in loan group 1 and one mortgage loan in loan group 2, representing approximately 5.0% of the initial mortgage pool balance of the mortgage loans in loan group 2), also entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through defeasance. See "--Terms and Conditions of the Mortgage Loans--Defeasance Loans" below.

     For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

     The table below shows each group of mortgaged real properties that:

    o are owned by the same or affiliated borrowers; and

    o secure two or more non-cross-collateralized mortgage loans that represent at least 5.0% of the initial mortgage pool balance.




                                   NUMBER OF STATES            AGGREGATE
                                       WHERE THE              CUT-OFF DATE       PERCENTAGE OF INITIAL
PROPERTY NAMES                  PROPERTIES ARE LOCATED     PRINCIPAL BALANCE     MORTGAGE POOL BALANCE
----------------------------   ------------------------   -------------------   ----------------------
The Solomon Pond Mall/
 Miami International Mall                 2                   $211,500,000               20.0%
Hometown America Portfolio/
 Anchor Bay                               4                    117,541,313               11.1

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. All of the mortgage loans provide for monthly debt service payments to be due on the first day of each month. No mortgage loan has a grace period that extends payment beyond the eleventh day of any calendar month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The mortgage interest rate for each of the mortgage loans is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates of the mortgage loans that we intend to include in the trust fund ranged from 3.968% per annum to 6.950% per annum, and the weighted average of those mortgage interest rates was 5.468% per annum. As of the cut-off date, the mortgage interest rates of the mortgage loans in loan group 1 ranged from 3.968% to 6.950% per annum, and the weighted average of those mortgage interest rates was 5.469% per annum. As of the cut-off date, the mortgage interest rates of the mortgage loans in loan group 2 ranged from 4.560% to 6.080% per annum, and the weighted average of those mortgage interest rates was 5.462% per annum.

     Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Seventy-five of the mortgage loans, representing approximately 97.7% of the initial mortgage pool balance (52 mortgage loans in loan group 1, representing approximately 97.2% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 23 mortgage loans in loan group 2, representing approximately 100% of the initial mortgage pool balance of the mortgage loans in loan group 2), will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days and four of the mortgage loans, representing approximately 2.3% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 2.8% of the initial mortgage pool balance of the mortgage loans in loan group 1), will accrue interest on the basis of a 360 day year consisting of twelve 30 -- day months.

     Six of the mortgage loans, representing approximately 46.7% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 49.4% of the initial mortgage pool balance of the mortgage loans in loan group 1 and two mortgage loans in loan group 2, representing approximately 33.3% of the initial mortgage pool balance of the mortgage loans in loan group 2), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period or on the anticipated repayment date, as applicable. In the event the borrower elects to pay the mortgage loan in full on or before the expiration of the interest-only period, payment of the entire principal amount, with interest, will be due.

     Five of the mortgage loans, representing approximately 4.6% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 5.2% of the initial mortgage pool balance of the mortgage loans in loan group 1 and one mortgage loan in loan group 2, representing approximately 1.7% of the initial mortgage pool balance of the mortgage loans in loan group 2), require the payment of interest only for the entire term of the mortgage loan.

     Balloon Loans. Fifty-two of the mortgage loans, representing approximately 34.1% of the initial mortgage pool balance (32 mortgage loans in loan group 1, representing approximately 27.8% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 20 mortgage loans in loan group 2, representing approximately 65.0% of the initial mortgage pool balance of the mortgage loans in loan group 2), are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan; and

     o a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Fifteen of the mortgage loans, representing approximately 14.1% of the initial mortgage pool balance (15 mortgage loans in loan group 1, representing approximately 16.9% of the initial mortgage pool balance of the mortgage loans in loan group 1), are characterized by the following features:

     o a maturity date that is more than 20 years following origination;

     o the designation of an anticipated repayment date that is generally 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

     o the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

     o until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate; and

    o from and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to either the sum of

      1. its initial mortgage interest rate; plus

      2. a specified margin that is not more than 2.0 percentage points; or

      the greater of

      1. the sum of (a) the initial mortgage interest rate plus (b) a specified margin that is not more than 2.0 percentage points, and

      2. 2.0 percentage points over the value of a particular U.S. treasury or other benchmark floating rate at or about the related anticipated repayment date.

    o the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

    o from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

    As discussed under "RATINGS" in this prospectus supplement, the ratings on the respective clauses of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

    In the case of each of such mortgage loans, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

    Fully Amortizing Loans. One of the mortgage loans, representing approximately 0.6% of the initial mortgage pool balance (one mortgage loan in loan group 1, representing approximately 0.7% of the initial mortgage pool balance of the mortgage loans in loan group 1), are characterized by--

    o constant monthly debt service payments throughout the substantial term of the mortgage loan; and

    o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing loans have neither--

    o an anticipated repayment date; nor

    o the associated repayment incentives.

    Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans or the specified sub-groups of those mortgage loans. For purposes of the following table, the mortgage loans with anticipated repayment dates are assumed to mature on their respective anticipated repayment dates.

                                                                 FULLY                       ALL
                                        BALLOON      ARD      AMORTIZING     INTEREST     MORTGAGE
                                         LOANS      LOANS        LOAN          ONLY       LOANS (1)
                                       ---------   -------   ------------   ----------   ----------
Original Term to Maturity (mos.)
 Maximum (loan group 1)                   180        120          120           120          180
 Minimum (loan group 1)                    60        120          120            84           60
 Weighted Average (loan group 1)          116        120          120           108          116
 Maximum (loan group 2)                   120         --           --           120          120
 Minimum (loan group 2)                    60         --           --           120           60
 Weighted Average (loan group 2)          112         --           --           120          112
Remaining Term to Maturity (mos.)
 Maximum (loan group 1)                   177        120          117           120          177
 Minimum (loan group 1)                    60        116          117            83           60
 Weighted Average (loan group 1)          115        117          117           108          115
 Maximum (loan group 2)                   120         --           --           120          120
 Minimum (loan group 2)                    59         --           --           120           59
 Weighted Average (loan group 2)          111         --           --           120          111
Original Amortization Term (mos.)
 Maximum (loan group 1)                   360        360          120            --          360
 Minimum (loan group 1)                   180        300          120            --          120
 Weighted Average (loan group 1)          351        327          120            --          345
 Maximum (loan group 2)                   360         --           --            --          360
 Minimum (loan group 2)                   300         --           --            --          300
 Weighted Average (loan group 2)          349         --           --            --          349
Remaining Amortization Term (mos.)
 Maximum (loan group 1)                   360        360          117            --          360
 Minimum (loan group 1)                   180        297          117            --          117
 Weighted Average (loan group 1)          350        324          117            --          344
 Maximum (loan group 2)                   360         --           --            --          360
 Minimum (loan group 2)                   296         --           --            --          296
 Weighted Average (loan group 2)          348         --           --            --          348

----------
(1) Original Amortization Terms and Remaining Amortization Terms exclude interest-only mortgage loans.

    Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

    Any amount received in respect of additional interest payable on the ARD Loans will be distributed to the holders of the class Z-I and class Z-II certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

    Voluntary Prepayment Provisions. In general, at origination, the mortgage loans that we intend to include in the trust, provided for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by:

    o a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

    o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

    Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

    The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

    As described below under "--Defeasance Loans", substantially all of the mortgage loans (49 mortgage loans in loan group 1, representing approximately 95.1% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 21 mortgage loans in loan group 2, representing approximately 25.4% of the initial mortgage pool balance of the mortgage loans in loan group 2) will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

    Prepayment Lock-out Periods. Seventy-five of the mortgage loans, representing approximately 98.2% of the initial mortgage pool balance (52 mortgage loans in loan group 1, representing approximately 97.8% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 23 mortgage loans in loan group 2, representing approximately 100% of the initial mortgage pool balance of the mortgage loans in loan group 2), provide for prepayment lock-out periods as of the cut-off date, and the weighted average remaining prepayment lock-out period of those mortgage loans as of the cut-off date is 25 months (25 months for the mortgage loans in loan group 1 and 26 months for the mortgage loans in loan group 2).

    Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans that we intend to include in the trust fund will be required under the circumstances described under "--Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" and "--Mortgage Loans Which May Require Principal Paydowns" below.

    Prepayment Consideration. Nine of the mortgage loans, representing approximately 4.8% of the initial mortgage pool balance (seven mortgage loans in loan group 1, representing approximately 4.9% of the initial mortgage pool balance of the mortgage loans in loan group 1 and two mortgage loans in loan group 2, representing approximately 4.6% of the initial mortgage pool balance of the mortgage loans in loan group 2), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid, except in the case of two of such mortgage loans, representing 1.8% of the initial mortgage pool balance (2.2% of the initial mortgage pool balance of loan group 1), in respect of which the prepayment consideration will equal a specified percentage of the amount prepaid.

    Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust fund, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "RISK FACTORS --Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement, "RISK FACTORS--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "LEGAL ASPECTS OF MORTGAGE LOANS--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

    Open Prepayment Periods. Seventy-seven mortgage loans, representing approximately 94.9% of the initial mortgage pool balance (54 mortgage loans, representing 93.9% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 23 mortgage loans, representing approximately 100% of the initial mortgage pool balance of the mortgage loans in loan group 2), provide for an open prepayment period. That open prepayment period is generally the last one to six months prior to the stated maturity date or anticipated repayment date.

    Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

    Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

    Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

    o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

    o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

    See, however, "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "LEGAL ASPECTS OF MORTGAGE LOANS--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

    Many of the mortgage loans permit one or more of the following types of transfers:

    o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

      1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates; or

      2. the reasonable acceptability of the transferee to the lender;

    o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

    o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related mortgage loan documents;

    o transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related mortgage loan documents;

    o a transfer of non-controlling ownership interests in the related borrower;

    o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

    o issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

    o a transfer of ownership interests for estate planning purposes;

    o changes in ownership between existing partners and members of the related borrower;

    o a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

    o other transfers similar in nature to the foregoing.

    Mortgage Loans Which May Require Principal Paydowns. Nine mortgage loans, representing approximately 8.3% of the initial mortgage pool balance (seven mortgage loans in loan group 1, representing approximately 7.8% of the initial mortgage pool balance of the mortgage loans in loan group 1 and two mortgage loans in loan group 2, representing approximately 10.9% of the initial mortgage pool balance of the mortgage loans in loan group 2), are secured by letters of credit or cash reserves that in each such case:

    o will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

    o if not so released, will (or, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

    The total amount of the letters of credit and/or cash reserves was $5,934,550 at the time of closing of each of those mortgage loans.

    Defeasance Loans. Seventy of the mortgage loans, representing approximately 95.2% of the initial mortgage pool balance (49 mortgage loans in loan group 1, representing approximately 95.1% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 21 mortgage loans in loan group 2, representing approximately 95.4% of the initial mortgage pool balance of the mortgage loans in loan group 2), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities as substitute collateral during a period in which voluntary prepayments are prohibited.

    Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

    o will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

    o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

    For purposes of determining the defeasance collateral for such mortgage loan, it will be treated as if a balloon payment is due on its anticipated repayment date.

    If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     See "RISK FACTORS--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement.

     Collateral Substitution. The terms of one mortgage loan (loan number 11), representing approximately 2.2% of the initial mortgage pool balance (approximately 2.6% of the initial mortgage pool balance of the mortgage loans in loan group 1), which is secured by mortgages on 17 mortgaged real properties, permit the related borrower to release not more than three of such mortgaged real properties and substitute for any such released mortgaged real property the borrower's fee interest in another retail food sales property which is generally of like kind and quality. No such release and substitution is permitted to occur prior to the first anniversary of the origination date of the mortgage loan or after August 1, 2013. In addition, any such release and substitution is subject to the satisfaction of certain conditions precedent, including that, after giving effect to any such release and substitution, the debt service coverage ratio of the mortgage loan is at least equal to the greater of (i) the debt service coverage ratio of the mortgage loan as of its origination date or (ii) the debt service coverage ratio of the mortgage loan as of the date immediately preceding such release and substitution.

     The terms of one mortgage loan (loan number 4), representing approximately 7.2% of the initial mortgage pool balance (approximately 8.7% of the initial mortgage pool balance of the mortgage loans in loan group 1), which is secured by mortgages on five mortgaged real properties permits the related borrower to obtain a release of one or more of the corresponding mortgaged real properties from the related mortgage liens by substituting another property of like kind and quality owned or acquired by the borrower, subject, in each case, to the fulfillment of, among other things, the following conditions:

     o receipt by the lender of confirmation from S&P and Fitch that the substitution will not result in a downgrade, withdrawal or qualification of any of the then current ratings of the offered certificates;

     o the fair market value of the substitute property is not less than 100% of the fair market value of the substituted property as of the closing date;

     o after giving effect to the substitution, the debt service coverage ratio for the remaining collateral for the prior 12 month period is equal to or greater than the greater of (a) 1.05x, and (b) the debt service coverage ratio for the collateral (including the mortgaged real property to be released) for the twelve full calendar months immediately preceding the release of the individual property; and

     o the net operating income and debt service coverage ratio (for the prior twelve month period) for the substitute property is greater than the net operating income and debt service coverage ratio (for the prior twelve month period) for the substituted property.

MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex C and Annex E to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the "GLOSSARY" to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2 and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriter.

SIGNIFICANT MORTGAGE LOANS

     The following table describes certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.



                                     NUMBER OF                                   % OF
                                     MORTGAGE                         %        INITIAL
                                      LOANS/        CUT-OFF      OF INITIAL      LOAN
                         MORTGAGE    MORTGAGED        DATE        MORTGAGE     GROUP 1
                           LOAN        REAL        PRINCIPAL        POOL      PRINCIPAL
       LOAN NAME          SELLER    PROPERTIES   BALANCE(1)(2)     BALANCE     BALANCE
----------------------- ---------- ------------ --------------- ------------ -----------
77 West Wacker
 Drive (6)                 MLML          1/1     $145,000,000        13.7%       16.6%
The Solomon Pond
 Mall (7)                  MLML          1/1      114,000,000        10.8        13.0
Miami International
 Mall (8)                  MLML          1/1       97,500,000         9.2        11.1
Hometown America
 Portfolio                 JPMC          1/5       76,293,172         7.2         8.7
Circa Capital              MLML          2/6       44,848,506         4.2         5.1
Anchor Bay                 JPMC          1/1       41,248,141         3.9
Lincoln Center             MLML          1/1       34,000,000         3.2         3.9
The Puck Building          MLML          1/1       30,378,221         2.9         3.5
167 East 61st Street       MLML          1/1       30,000,000         2.8         3.4
Fairfield Commons (9)     KeyBank        1/1       28,500,000         2.7         3.3
                                         ---     ------------        ----        ----
TOTAL/WTD AVG                          11/19     $641,768,040        60.8%       68.6%



                            % OF                                CUT-OFF
                          INITIAL                                DATE
                            LOAN                               PRINCIPAL             CUT-OFF
                          GROUP 2                               BALANCE                DATE
                         PRINCIPAL     PROPERTY    PROPERTY       PER                  LTV
       LOAN NAME          BALANCE        TYPE       SIZE(3)   SF/UNIT(4)   DSCR(5)   RATIO(5)
----------------------- ----------- ------------- ---------- ------------ --------- ---------
77 West Wacker
 Drive (6)                   0.0%       Office     994,556    $     154      2.29x  50.9%
The Solomon Pond
 Mall (7)                    0.0        Retail     427,439          267      2.16   55.6
Miami International
 Mall (8)                    0.0        Retail     292,509          333      1.88   54.5
Hometown America                     Manufactured
 Portfolio                   0.0       Housing       2,214       34,459      1.41   76.5
Circa Capital                0.0     Hospitality     1,521       29,486      1.71   64.3
                                     Manufactured
Anchor Bay                  23.0       Housing       1,411       29,233      1.37   69.6
Lincoln Center               0.0      Mixed Use    166,300          204      1.39   76.4
The Puck Building            0.0        Office     202,078          150      1.48   62.6
167 East 61st Street         0.0     Multifamily       173      173,410      5.83   20.7
Fairfield Commons (9)        0.0        Retail     856,897          133      1.75   66.5
                            ----                                             ----   -----
TOTAL/WTD AVG               23.0%                                            2.06x  58.6%

----------
(1) In the case of a group of cross-collateralized mortgage loans, the aggregate principal balance.

(2) With respect to the 77 West Wacker Drive mortgage loan, represents only the pooled component of a $166,000,000 mortgage loan.

(3) Property size is indicated in square feet, except with respect to Hometown America Portflio and Anchor Bay, the property size of which is indicated in pads, 167 East 61st Street, the property size of which is indicated in units, and Circa Capital, the property size of which is indicated in rooms.

(4) In the case of the Fairfield Commons mortgage loan, includes its pari passu companion loan.

(5) In the case of a group of cross-collateralized mortgage loans, the weighted average.

(6) Fitch and S&P have indicated that, in the context of its inclusion in the trust, the credit characteristics of the 77 West Wacker Drive pooled component are consistent with the characteristics of an "A"/"AAA" rated obligation, respectively.

(7) Fitch and S&P have indicated that, in the context of its inclusion in the trust, the credit characteristics of the Solomon Pond Mall mortgage loan are consistent with the characteristic of a "A"/"A-" rated obligation, respectively.

(8) Fitch and S&P have indicated that, in the context of its inclusion in the trust, the credit characteristics of the Miami International Mall mortgage loan are consistent with the characteristics of a "A+"/"A-" rated obligation, respectively.

(9) Fitch and S&P have indicated that, in the context of its inclusion in the trust, the credit characteristics of the Fairfield Commons mortgage loan are consistent with the characteristics of a "BBB"/"BBB" rated obligation, respectively.


     See Annex C for a further description of the ten largest mortgage loans in the mortgage pool.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from such mortgage loan seller that we intend to include in the trust, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the due date for such mortgage loan in November 2003, without giving effect to any applicable grace period, nor was any such payment 30 days or more delinquent in the twelve-month period immediately preceding the due date for such mortgage loan in November 2003, without giving effect to any applicable grace period.

     Ground Leases. Two of the mortgage loans, representing approximately 12.1% of the initial mortgage pool balance (two mortgage loans in loan group 1, representing approximately 14.6% of the initial mortgage pool balance of the mortgage loans in loan group 1), are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In each case, the related ground lease, giving effect to all extension options, expires more than 20 years after the stated maturity of the related mortgage loan, including extensions at the option of the relevant lender, and either:

    o the ground lessor has subordinated its interest in the mortgaged real property to the interest of the holder of that mortgage loan; or

    o the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     See "RISK FACTORS--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Additional and Other Financing. We are aware of one mortgage loan (other than the AB Mortgage Loans), representing approximately 0.4% of the initial mortgage pool balance ( approximately 0.5% of the initial mortgage pool balance of the mortgage loans in loan group 1), which permits the related borrower, under certain circumstances, to encumber the mortgaged real property with additional secured debt. We are also aware of one mortgage loan (other than the AB Mortgage Loans), representing approximately 0.3% of the initial mortgage pool balance (approximately 1.7% of the initial mortgage pool balance of the mortgage loans in loan group 2), which permits the related borrower, under certain circumstances, to incur unsecured debt and encumber the mortgaged real property with additional secured debt.

     Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on the incurrence of unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "RISK FACTORS--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing" in the accompanying prospectus.

     In addition, we are aware that the borrowers under seven of the mortgage loans, representing approximately 4.3% of the initial mortgage pool balance (four mortgage loans in loan group 1, representing approximately 3.0% of the initial mortgage pool balance of the mortgage loans in loan group 1 and three mortgage loans in loan group 2, representing approximately 10.8% of the initial mortgage pool balance of the mortgage loans in loan group 2), are permitted under the loan documents under certain circumstances, to incur secondary financing in the form of mezzanine debt. Such mortgage loans require that the mezzanine lender enters into a subordination and standstill agreement with the lender on the mortgage loan. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mezzanine borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "RISK FACTORS--Risks Relating to the Mortgage Loans--Mezzanine Debt Can Act as a Disincentive to the Principals of a Borrower" in this prospectus supplement.

     In addition, with respect to each AB Mortgage Loan described in "DESCRIPTION OF THE MORTGAGE POOL -- AB Mortgage Loans" in this prospectus supplement, the related mortgaged real property also secures the lien of the related companion loan. See "--AB Mortgage Loans" in this prospectus supplement.

     Except as disclosed under this "--Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust, have any other debt outstanding.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

    o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

    o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

      1. to satisfy the entire mortgage loan; or

      2. taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

     Lockboxes. Thirty mortgage loans, representing approximately 73.9% of the initial mortgage pool balance (26 mortgage loans in loan group 1, representing approximately 82.3% of the initial mortgage pool balance of the mortgage loans in loan group 1 and four mortgage loans in loan group 2, representing approximately 33.2% of the initial mortgage pool balance of the mortgage loans in loan group 2), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

    o Lockboxes in Effect on the Date of Closing. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either --

      1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

      2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

         In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted.

    o Springing Lockbox. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

      1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

      2. a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

      3. a failure to meet a specified debt service coverage ratio; or

      4. an event of default under the mortgage.

     For purposes of this prospectus supplement, a springing lockbox is an account that is required to be established by the borrower upon the occurrence of the trigger event.

     The 30 mortgage loans referred to above provide for lockbox accounts as follows:




                                                                              % OF INITIAL LOAN   % OF INITIAL LOAN
                                        NUMBER OF     % OF INITIAL MORTGAGE   GROUP 1 PRINCIPAL   GROUP 2 PRINCIPAL
            LOCKBOX TYPE             MORTGAGE LOANS        POOL BALANCE            BALANCE             BALANCE
----------------------------------- ---------------- ----------------------- ------------------- ------------------
Lockboxes in effect on the date of
 closing                                   24                  67.9%                 76.6%               25.2%
Springing                                   6                   6.1                   5.7                 8.0

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

    o hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

      1. the outstanding principal balance of the mortgage loan; and

      2. the full insurable replacement cost of the improvements located on the insured property;

    o if any portion of the improvements on the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

      1. the outstanding principal balance of the related mortgage loan;

      2. the replacement cost or full insurable value of the improvements on the insured property; and

      3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

    o commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

    o business interruption or rent loss insurance.

     Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     However, two mortgaged real properties, securing mortgage loans representing approximately 0.7% of the initial mortgage pool balance (two mortgage loans in loan group 1, representing approximately 0.8% of the initial mortgage pool balance of the mortgage loans in loan group 1), do not have terrorism insurance or have inadequate insurance against terrorism risks.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third party consultant conducted seismic studies to assess the probable maximum loss for the property. None of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

     The master servicer (with respect to each of the mortgage loans and (to the extent that the trust fund has an insurable interest) the Companion Loans including specially serviced mortgage loans) and the special servicer (with respect to REO Properties) will cause the maintenance of all insurance coverage as is required under the related mortgage.

     Where insurance coverage at the mortgaged real property for any mortgage loan included in the trust fund is left to the lender's discretion, the master servicer will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any pooled mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims paying ability rating of at least "A" by S&P and Fitch (or the obligations of which are guaranteed or backed by a company having such claims paying ability), and where insurance is obtained by the master servicer, such insurance must be from insurers which meet such requirements.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "RISK FACTORS--Risks Related to the Mortgage Loans--The Absence or Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments on Your Certificates" in this prospectus supplement and "RISK FACTORS--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     With limited exception, the mortgage loans that we intend to include in the trust generally provide that insurance and condemnation proceeds are to be applied either--

    o to restore the mortgaged real property; or

    o towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan. The special servicer will not be required to obtain any insurance for an REO Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which it is responsible. If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

    o are not paid because of the deductible clause; and

    o would have been paid if an individual hazard insurance policy referred to above had been in place.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

77 WEST WACKER DRIVE POOLED/NON-POOLED COMPONENTS

     The largest mortgage loan we intend to include in the trust fund, the 77 West Wacker Drive mortgage loan (loan number 1), will be split into two components. The aggregate principal balance of the 77 West Wacker Drive mortgage loan (including the component that is not pooled with the other mortgage loans), as of the cut-off date, will be $166,000,000. The beneficial interest in the non-pooled component is evidenced by the class WW principal balance certificates and the class WW-X certificates, which are not being offered by this prospectus supplement. Only the pooled component of this mortgage loan, with an outstanding principal balance as of the cut-off date of approximately $145,000,000, representing approximately 13.7% of the initial mortgage pool balance (approximately 16.6% of the initial mortgage pool balance of the mortgage loans in loan group 1), will be beneficially owned by the holders of the certificates (other than the class WW principal balance certificates and the class WW-X certificates). The certificates (other than the class WW principal balance certificates and the class WW-X certificates) will be entitled to distributions of amounts attributable to the 77 West Wacker Drive pooled component. The class WW principal balance certificates and the class WW-X certificates will be entitled only to distributions of amounts attributable to the 77 West Wacker Drive non-pooled component. See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payment--class WW certificates and the 77 West Wacker Drive Mortgage Loan" in this prospectus supplement. For additional information regarding the 77 West Wacker Drive mortgage loan, see "TEN LARGEST MORTGAGE LOANS--77 West Wacker Drive" in Annex C to this prospectus supplement.


     Interest and principal are scheduled to be paid on the 77 West Wacker Drive pooled component and the 77 West Wacker Drive non-pooled component in accordance with the amortization schedules attached as Annex E to this prospectus supplement.

     If the 77 West Wacker Drive mortgage loan becomes a defaulted mortgage loan, the controlling holder of the class WW principal balance certificates will have the option, but not the obligation, to purchase the 77 West Wacker Drive mortgage loan (including the 77 West Wacker Drive non-pooled component) from the trust fund at the price set forth in the pooling and servicing agreement, which will be applied as described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--class WW certificates and the 77 West Wacker Drive mortgage loan" in this prospectus supplement.


THE FAIRFIELD COMMONS PARI PASSU MORTGAGE LOANS

     The Fairfield Commons Pooled Mortgage Loan (loan number 9) is secured, on a pari passu basis, with the Fairfield Commons Pari Passu Companion Loan that is not included in the trust fund, by a single mortgage instrument encumbering the related mortgaged real property. The Fairfield Commons Pooled Mortgage Loan will have an outstanding principal balance as of the cut-off date of approximately $28,500,000, representing approximately 2.7% of the initial mortgage pool balance (approximately 3.3% of the initial mortgage pool balance of the mortgage loans in loan group 1).

     The Fairfield Commons Pari Passu Companion Loan is not included in the trust fund and has an outstanding principal balance, as of the cut-off date, of approximately $85,500,000. The Fairfield Commons Pari Passu Companion Loan is expected to be securitized separately and to back directly the Fairfield Commons Companion Loan Securitization. The Fairfield Commons Pari Passu Companion Loan has the same interest rate, maturity date and amortization term as the Fairfield Commons Pooled Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the Fairfield Commons Pooled Mortgage Loan, the loan-to-value ratio and debt service coverage ratio each reflects the aggregate indebtedness evidenced by the Fairfield Commons Total Loan. The relationship between the holders of the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan is governed by the Fairfield Commons Intercreditor Agreement, which provides, among other things, that all amounts received in respect of the Fairfield Commons Total Loan will be paid pro rata to the trust fund, as holder of the Fairfield Commons Pooled Mortgage Loan, and the holder of the Fairfield Commons Pari Passu Companion Loan, which initially will be KeyBank National Association and is expected to be the 2003-C5 Trust Fund upon the closing of the Fairfield Commons Companion Loan Securitization. The Fairfield Commons Intercreditor Agreement provides that as long as the Fairfield Commons Pari Passu Companion Loan is included in the Fairfield Commons Companion Loan Securitization, the holder of the Fairfield Commons Pari Passu Companion Loan will be the lead lender and the master servicer and the special servicer under the 2003-C5 Pooling and Servicing Agreement will be responsible for the servicing and administration of the Fairfield Commons Total Loan.

     Allocation of Payments, Fees and Reimbursements Among the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan. Prior and subsequent to a monetary default or acceleration of the Fairfield Commons Total Loan or any other event that causes the servicing of the Fairfield Commons Total Loan to be transferred from the applicable master servicer to the applicable special servicer, amounts received during the related collection period on the Fairfield Commons Total Loan will be applied, pro rata, in respect of the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan net of special servicing fees, additional special servicing compensation, servicing advances (and interest thereon), and amounts required for reserves or escrows under the related loan documents.

     Under the Fairfield Commons Intercreditor Agreement, the master servicing fees payable with respect to the Fairfield Commons Pooled Mortgage Loans are payable to the master servicer solely out of collections on the Fairfield Commons Pooled Mortgage Loan, and the master servicing fees payable with respect to the Fairfield Commons Pari Passu Companion Loan are payable to the master servicer solely out of collections on the Fairfield Commons Pari Passu Companion Loan. Special servicing fees and all additional special servicing compensation are payable to, or subject to recovery by, the special servicer out of collections on the Fairfield Commons Total Loan and the proceeds from the related mortgaged real property, including any related REO Property.

     P&I advances with respect to the Fairfield Commons Pooled Mortgage Loan, and any related non-recoverability determinations, will be made by the master servicer, the trustee or the fiscal agent, as applicable, pursuant to the pooling and servicing agreement and will be recoverable, together with any interest earned thereon, solely out of collections on the Fairfield Commons Pooled Mortgage Loan or, if not recoverable from there, out of general collections on deposit in the master servicer's certificate account. P&I advances with respect to the Fairfield Commons Pari Passu Companion Loan, and any related non-recoverability determinations, will be made by the master servicer or the trustee, as applicable, pursuant to the 2003-C5 Pooling and Servicing Agreement and will be recoverable, together with any interest earned thereon, solely out of collections on the Fairfield Commons Pari Passu Companion Loan or, if not recoverable from there, out of general collections on deposit in the master servicer's collection account under the 2003-C5 Pooling and Servicing Agreement.

     Servicing advances with respect to the Fairfield Commons Mortgage Property will be reimbursable to the applicable special servicer, master servicer, trustee, or fiscal agent, from collections on the Fairfield Commons Total Loan and the proceeds from the Fairfield Commons Mortgaged Property, including any related REO Property.

     Servicing of the Fairfield Commons Total Loan. Pursuant to the Fairfield Commons Intercreditor Agreement, initially (until the Fairfield Commons Pari Passu Companion Loan is included in the Fairfield Commons Companion Loan Securitization) the trust fund will be the lead lender and will be responsible for the servicing and administration of the Fairfield Commons Total Loan. As soon as the Fairfield Commons Pari Passu Companion Loan is included in the Fairfield Commons Companion Loan Securitization, the 2003-C5 Trust Fund, as holder of the Fairfield Commons Pari Passu Companion Loan, will be responsible for the servicing and administration of the Fairfield Commons Total Loan. In any case the applicable master servicer and the applicable special servicer will service and administer the Fairfield Commons Total Loan in accordance with the applicable pooling and servicing agreement for the benefit and on behalf of the holders of each of the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan, as a collective whole. As long as the Fairfield Commons Pari Passu Companion Loan backs the series 2003-C5 certificates, the Fairfield Commons Total Loan will be serviced almost exclusively under the 2003-C5 Pooling and Servicing Agreement by the servicers under that agreement. The servicers of the Fairfield Commons Pari Passu Companion Loan may use their discretion, in most cases without the need to notify or obtain the consent of the trustee, either master servicer or either special servicer under the pooling and servicing agreement relating to the certificates, with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any actions, which may be vested in it or which it may be entitled to take or assert under or with respect to any of the related mortgage loan documents, including the right to modify, amend or waive any term of the related mortgage loan documents. The servicers of the Fairfield Commons Total Loan are required to service and administer the Fairfield Commons Total Loan in accordance with the servicing standard set forth in the applicable pooling and servicing agreement, or similar agreement, entered into by those servicers with respect to the administration of those loans. The trust fund, as the holder of the Fairfield Commons Pooled Mortgage Loan, is a third party beneficiary to the 2003-C5 Pooling and Servicing

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Agreement with respect to the obligations of the master servicer and special servicer thereunder. Midland Loan Services, Inc., a Delaware corporation, is expected to be the master servicer under the 2003-C5 Pooling and Servicing Agreement and Clarion Partners, LLC, a New York limited liability company, will act as the special servicer thereunder with respect to the Fairfield Commons Total Loan. You should be aware that the 2003-C5 Pooling and Servicing Agreement may have provisions that are materially different from the provisions in the pooling and servicing agreement relating to the servicing of the other mortgage loans.


     The Fairfield Commons Intercreditor Agreement requires that if the Fairfield Commons Pari Passu Companion Loan is ever removed from the 2003-C5 Trust Fund and if the Fairfield Commons Total Loan is then included in the trust fund, then the servicing and administration of the Fairfield Commons Total Loan will be governed by the pooling and servicing agreement relating to the certificates, which for that purpose will incorporate by reference or otherwise various servicing provisions of the 2003-C5 Pooling and Servicing Agreement. In such event, some provisions of the pooling and servicing agreement relating to the certificates that are described as not applying to the Fairfield Commons Pooled Mortgage Loan, may then apply to it.


     While the Fairfield Commons Total Loan is being serviced by the servicers under the 2003-C5 Pooling and Servicing Agreement, neither the master servicer, the special servicer nor the trustee under the pooling and servicing agreement relating to the certificates may take any action with respect to the borrower or the mortgaged real property without the consent of the servicers under the 2003-C5 Pooling and Servicing Agreement. The services provided by the applicable master servicer under the pooling and servicing agreement relating to the certificates will be limited to providing P&I advances with respect to the Fairfield Commons Pooled Mortgage Loan and to provide the trustee under the pooling and servicing agreement relating to the certificates the reports and financial information received from the servicers under the 2003-C5 Pooling and Servicing Agreement with respect to the Fairfield Commons Mortgaged Property and the Fairfield Commons borrower.


     The master servicer under the 2003-C5 Pooling and Servicing Agreement will be obligated to remit all amounts received on the Fairfield Commons Total Loan, pro rata, to the holders of the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan, respectively, according to the terms of the Fairfield Commons Intercreditor Agreement. All remittances to the trust fund or holder of the Fairfield Commons Pooled Mortgage Loans will be net of, special servicing fees, additional servicing compensation, servicing advances, interest on advances, amounts required for reserves or escrows under the related loan documents, and proceeds, awards or settlements to be applied to the restoration or repair of the Fairfield Commons Mortgaged Property or released to the Fairfield Commons borrower in accordance with the terms of the mortgage loan documents.


     The master servicer and special servicer under the 2003-C5 Pooling and Servicing Agreement will also be obligated to deliver, upon request, to the holder of the Fairfield Commons Pooled Mortgage Loan copies of all financial statements, reports, documents, certificates, instruments, notices and correspondence sent or received by them with respect to the Fairfield Commons Total Loan or the Fairfield Commons Mortgaged Property. That master servicer and special servicer will also be required to provide the holder of the Fairfield Commons Pooled Mortgage Loan with written notice of any defaults by the related borrower or any other material matters relating to the Fairfield Commons Total Loan.


     The servicers of the Fairfield Commons Total Loan are authorized to take legal action to enforce or protect the certificateholders' interests with respect to the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Mortgaged Property. The master servicer under the 2003-C5 Pooling and Servicing Agreement will make servicing advances for the Fairfield Commons Mortgaged Property and will make P&I advances for the Fairfield Commons Pari Passu Companion Loan pursuant to the 2003-C5 Pooling and Servicing Agreement. The master servicer under the 2003-C5 Pooling and Servicing Agreement will reimburse itself for any servicing advances it makes, and any interest accrued on those advances, from collections on the Fairfield Commons Total Loan prior to making any further remittances with respect to the Fairfield Commons Total Loan. Interest on those advances will be payable first from penalty charges collected on the Fairfield Commons Total Loan.

     The trustee under the 2003-C5 Pooling and Servicing Agreement may make any servicing advance that the master servicer under such pooling and servicing agreement fails to make and will be entitled to reimbursement in the same manner as such master servicer would otherwise be entitled if it had made the advance.

     If any portion of the advances made by any of the parties obligated to make advances as described in the preceding two paragraphs with respect to the Fairfield Commons Total Loan become nonrecoverable out of collections on the Fairfield Commons Total Loan, the master servicer or trustee that made the advance will be entitled to recover from the 2003-C5 Trust Fund and the trust fund, respectively, the pro rata portion of the advance and any interest on the advance allocable to the Fairfield Commons Pari Passu Companion Loan and the Fairfield Commons Pooled Mortgage Loan, respectively.

     Certain Rights and Powers of the Holders of the Fairfield Commons
Loans. The applicable special servicer will be required to notify the holders of both the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan of its intention to take any specially designated servicing actions in respect of the Fairfield Commons Total Loan or any related REO Property. While the Fairfield Commons Total Loan is serviced under the pooling and servicing agreement related to your certificates, the holder of the Fairfield Commons Pari Passu Companion Loan will have the right, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action, to consult with (but not direct) the special servicer with respect to the proposed action. The applicable special servicer will have no obligation to follow any advice of or take any direction from the holder of the Fairfield Commons Pari Passu Companion Loan with respect to any of the proposed actions described above or otherwise.

     While the Fairfield Commons Total Loan is serviced under the 2003-C5 Pooling and Servicing Agreement, the special servicer, on behalf of the trust fund, as the holder of the Fairfield Commons Pooled Mortgage Loan, will have the right, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action, to consult with (but not direct) the special servicer under the 2003-C5 Pooling and Servicing Agreement with respect to the proposed action. The special servicer under the 2003-C5 Pooling and Servicing Agreement will have no obligation to follow any advice of or take any direction from the special servicer, on behalf of the trust fund with respect to any of the proposed actions described above or otherwise.

     The applicable special servicer of the Fairfield Commons Total Loan may be terminated by the holder of the portion of the Fairfield Commons Total Loan that is not included in the trust fund related to the applicable pooling and servicing agreement under which such special servicer is acting upon the occurrence an event of default by the special servicer under that pooling and servicing agreement. The controlling class representative or directing certificateholder, as applicable, under the applicable pooling and servicing agreement will have the right to terminate the applicable special servicer with or without cause as provided under the applicable pooling and servicing agreement.

     Right to Purchase the Fairfield Commons Loan. The holders of both the Fairfield Commons Pari Passu Companion Loan and the Fairfield Commons Pooled Mortgage Loan will each have the right, under certain circumstances set forth in the Fairfield Commons Intercreditor Agreement following the occurrence of a default on the Fairfield Commons Total Loan that is not cured (as described below), to purchase the other noteholder's portion of the Fairfield Commons Total Loan in whole but not in part at the purchase price set forth in the Fairfield Commons Intercreditor Agreement (generally equal to the principal balance of the loan, accrued interest thereon, all related unreimbursed servicing advances thereon, all expenses incurred by the applicable master servicer, special servicer, trustee or fiscal agent with respect to the repurchase and any accrued special servicing fees but which does not include any yield maintenance that may be due thereon).

     Cure Rights of the Holder of the Fairfield Commons Mortgage Loan. Upon a monetary or non-monetary default by the borrower under the Fairfield Commons Total Loan, the holders of both the Fairfield Commons Pari Passu Companion Loan and the Fairfield Commons Pooled Mortgage Loan, will each have an option, under certain circumstances set forth in the Fairfield Commons Intercreditor Agreement, to cure such default within five business days, with respect to a monetary default, or 30 days, with respect to a non-monetary default, from its receipt of notice of such default or the occurrence of such default beyond any applicable grace period. No single cure may continue for a period of more than 90 consecutive days nor may multiple cures continue for more than 120 days, in the aggregate (without double counting cures that are running concurrently).

AB MORTGAGE LOANS

     General. Three of the mortgage loans representing approximately 1.5% of the initial mortgage pool balance (one mortgage loan in loan group 1, representing approximately 0.9% of the initial mortgage pool balance of the mortgage loans in loan group 1 and two mortgage loans in loan group 2, representing approximately 4.5% of the initial mortgage pool balance of the mortgage loans in loan group 2), are Senior Pooled Mortgage Loans in an AB Mortgage Loan structure, which were originated or acquired by KeyBank National Association and are, in each case, evidenced by one of two notes which are secured by a single mortgaged real property. In the case of each such AB Mortgage Loan, the related borrower has encumbered the related mortgaged real property with subordinate debt, which constitutes the related Subordinate Companion Loan. In each case, the aggregate debt consisting of the Senior Pooled Mortgage Loan and the related Subordinate Companion Loan, which two mortgage loans constitute an AB Mortgage Loan, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the Senior Pooled Mortgage Loans in the trust fund. The related Subordinate Companion Loans were sold immediately after origination to CBA Mezzanine Capital Finance, LLC, and will not be included in the trust fund.

     Each Senior Pooled Mortgage Loan and Subordinate Companion Loan comprising an AB Mortgage Loan are cross-defaulted. The outstanding principal balance of each Subordinate Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related AB Mortgage Loan. Each Subordinate Companion Loan has an interest rate of 15% per annum and has the same maturity date, amortization schedule and prepayment structure as the related Senior Pooled Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each Senior Pooled Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the Senior Pooled Mortgage Loan and does not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each Senior Pooled Mortgage Loan, and the holder of the related Subordinate Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as an AB intercreditor agreement, with respect to each AB Mortgage Loan. Servicing and administration of each Senior Pooled Mortgage Loan (and, to the extent described below, each Subordinate Companion Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a Subordinate Companion Loan, on behalf of the holder of that loan, prior to the occurrence of an AB Material Default (as defined below)). The separate servicer will collect payments with respect to that mortgage loan. The master servicer will provide certain information and reports related to each AB Mortgage Loan to the holder of the related Subordinate Companion Loan, but will not collect payments with respect to such Subordinate Companion Loan until the occurrence of certain events of default with respect to such AB Mortgage Loan described in the related AB intercreditor agreement. The following describes certain provisions of the AB intercreditor agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each AB intercreditor agreement.

     Allocation of Payments Between a Senior Pooled Mortgage Loan and the related Subordinate Companion Loan. The right of the holder of each Subordinate Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related Senior Pooled Mortgage Loan to receive such amounts. So long as an AB Material Default has not occurred or, if an AB Material Default has occurred, that AB Material Default is no longer continuing with respect to an AB Mortgage Loan, the related borrower under the AB Mortgage Loan will make separate payments of principal and interest to the respective holders of the related Senior Pooled Mortgage Loan and Subordinate Companion Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject Senior Pooled Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of an AB Mortgage

Loan (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the subject Senior Pooled Mortgage Loan and then to the principal balance of the subject Subordinate Companion Loan. If an AB Material Default occurs and is continuing with respect to an AB Mortgage Loan, then all amounts tendered by the related borrower or otherwise available for payment of such AB Mortgage Loan will be applied by the master servicer (with any payments received by the holder of the subject Subordinate Companion Loan after and during such an AB Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related AB intercreditor agreement, which generally provides that all interest, principal, yield maintenance charges and outstanding expenses with respect to the subject Senior Pooled Mortgage Loan will be paid in full prior to any application of payments to the subject Subordinate Companion Loan.

     If, after the expiration of the right of the holder of a Subordinate Companion Loan to purchase the related Senior Pooled Mortgage Loan (as described below), a Senior Pooled Mortgage Loan or the related Subordinate Companion Loan is modified in connection with a work-out so that, with respect to either the subject Senior Pooled Mortgage Loan or the subject Subordinate Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject Senior Pooled Mortgage
Loan) will be made as though such work-out did not occur and the payment terms of the subject Senior Pooled Mortgage Loan will remain the same. In that case, the holder of the subject Senior Pooled Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject Senior Pooled Mortgage Loan or the subject Subordinate Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject Subordinate Companion Loan).

     Servicing of the AB Mortgage Loans. Each Senior Pooled Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each Subordinate Companion Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related Subordinate Companion Loan when servicing an AB Mortgage Loan, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a Subordinate Companion Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each AB Mortgage Loan, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related Subordinate Companion Loan to purchase the corresponding Senior Pooled Mortgage
Loan) the holder of the related Subordinate Companion Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject AB Mortgage Loan.

     So long as an AB Material Default has not occurred with respect to an AB Mortgage Loan, the master servicer will have no obligation to collect payments with respect to the related Subordinate Companion Loan. A separate servicer of each Subordinate Companion Loan will be responsible for collecting amounts payable in respect of such Subordinate Companion Loan. That servicer will have no servicing duties or obligations with respect to the related Senior Pooled Mortgage Loan or the related mortgaged real property. If an AB Material Default occurs with respect to an AB Mortgage Loan, the master servicer or the special servicer, as applicable, will (during the continuance of that AB Material Default) collect and distribute payments for both of the subject Senior Pooled Mortgage Loan and the related Subordinate Companion Loan pursuant to the sequential payment waterfall set forth in the related AB intercreditor agreement.

     Advances. None of the master servicer, the special servicer, the trustee or the fiscal agent is required to make any monthly debt service advances with respect to a Subordinate Companion Loan. Neither the holder of a Subordinate Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related Senior Pooled Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee or the fiscal agent will make servicing advances with respect to the mortgaged real properties securing each AB Mortgage Loan, as and to the extent described in this prospectus supplement and provided in the pooling and servicing agreement.

     Modifications. The ability of the master servicer and the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a Subordinate Companion Loan, the related Senior Pooled Mortgage Loan or the related loan documents, is limited by the rights of the holder of the Subordinate Companion Loan to approve such modifications and other actions as set forth in the related AB intercreditor agreement; provided that the consent of the holder of a Subordinate Companion Loan will not be required in connection with any such modification or other action with respect to an AB Mortgage Loan after the expiration of such holder's right to purchase the related Senior Pooled Mortgage Loan. The holder of a Subordinate Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Subordinate Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related Senior Pooled Mortgage Loan.

     Purchase of a Senior Pooled Mortgage Loan by the Holder of the Related Subordinate Companion Loan. Upon the occurrence of any one of certain defaults that are set forth in each AB intercreditor agreement, the holder of the subject Subordinate Companion Loan will have the right to purchase the related Senior Pooled Mortgage Loan at a purchase price determined under that AB intercreditor agreement and generally equal the sum of (a) the outstanding principal balance of such Senior Pooled Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the Senior Pooled Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent with respect to such Senior Pooled Mortgage Loan, together with any advance interest thereon (including such amounts that have been reimbursed from general collections, but not from the particular mortgage loan), (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject AB Mortgage Loan by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer, the trustee or the fiscal agent with respect to such Senior Pooled Mortgage Loan, (f) master servicing fees, special servicing fees, liquidation fees, workout fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee, the fiscal agent, the special servicer or the master servicer with respect to the subject AB Mortgage Loan together with interest thereon. The holder of the Subordinate Companion Loan does not have any rights to cure any defaults with respect to the subject AB Mortgage Loan.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, all of the mortgaged real properties for the mortgage loans that we intend to include in the trust, were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

     Appraisals. All of the mortgaged real properties for the mortgage loans that we intend to include in the trust, were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund during the 12-month period ending on October 31, 2003. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

    o an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

    o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

    o those conditions were remediated or abated prior to the closing date; or


    o a letter was obtained from the applicable regulatory authority stating that no further action was required, or

    o an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

    o in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

      1. that condition is not known to have affected the mortgaged real property, or

      2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower; or

      3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor policy).

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

    o the establishment of an operation and maintenance plan to address the issue, or

    o in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally either:

   1. to carry out the specific remedial measures prior to closing;

   2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

   3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

    o the mortgaged real property had not been affected or had been minimally affected,

    o the potential for the problem to affect the mortgaged real property was limited, or

    o a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

    o us,

    o any of the other parties to the pooling and servicing agreement,

    o any of the mortgage loan sellers,

    o any of the underwriters, or

    o the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In some cases, the originator of the related mortgage loan--

    o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

    o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "RISK FACTORS--Risks Related to the Mortgage Loans--Lending on Income-Producing Properties Entails Environmental Risks" in this prospectus supplement.

     Environmental Insurance. Four mortgage loans, representing approximately 12.6% of the initital mortgage pool balance (three mortgage loans, representing approximately 10.4% of the initial mortgage pool balance of the mortgage loans in loan group 1 and one mortgage loan representing approximately 23.0% of the initial mortgage pool balance of the mortgage loans in loan group 2) are secured by eight mortgaged real properties which, in each case, are covered by an individual or a blanket environmental insurance policy. In general, those policies insure the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related mortgaged real property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding principal balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related mortgaged real property during the policy period and no foreclosure of the mortgaged real property has taken place (or in the case of one mortgage loan (loan number 33), if remediation has been ordered by a governmental authority), (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive. The coverage provided by the insurance policy with respect to one of such mortgage loans, representing approximately 0.8% of the initial mortgage pool balance (approximately 0.9% of the initial mortgage pool balance of the mortgage loans in loan group 1), has a limit of $2 million. However, due to the presence of an operating gas station at the mortgaged real property, the lender required the environmental insurance policy. However, the term of the insurance policy extends five years beyond the maturity date of the mortgage loan and the phase I environmental report prepared with respect to the related mortgaged real property did not identify any recognized environmental conditions.

     The premiums for each of the secured creditor impaired property policies described above, have been or, as of the date of initial issuance of the offered certificates, will have been paid in full. See "RISK FACTORS--Risks Related to the Mortgage Loans--Lending on Income-Producing Properties Entails Environmental Risks" in this prospectus supplement.

     We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

     Engineering Assessments. In connection with the origination of the mortgage loans that we intend to include in the trust, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:


    o Merrill Lynch Mortgage Lending, Inc. -- 45 mortgage loans, representing approximately 67.6% of the initial mortgage pool balance (32 mortgage loans in loan group 1, representing approximately 72.4% of the initial mortgage pool balance of the mortgage loans in loan group 1 and 13 mortgage loans in loan group 2, representing approximately 44.2% of the initial mortgage pool balance of the mortgage loans in loan group 2);

    o KeyBank National Association -- 31 mortgage loans, representing approximately 19.3% of the initial mortgage pool balance (22 mortgage loans in loan group 1, representing approximately 16.5% of the initial mortgage pool balance of the mortgage loans in loan group 1 and nine mortgage loans in loan group 2, representing approximately 32.8% of the initial mortgage pool balance of the mortgage loans in loan group 2); and



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    o JPMorgan Chase Bank -- three mortgage loans, representing approximately
      13.2% of the initial mortgage pool balance (two mortgage loans in loan group 1, representing approximately 11.2% of the initial mortgage pool balance of the mortgage loans in loan group 1 and one mortgage loan in loan group 2, representing approximately 23.0% of the initial mortgage pool balance of the mortgage loans in loan group 2).

     Merrill Lynch

     Merrill Lynch Mortgage Lending, Inc. is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware corporation whose principal office is located in New York, New York. Merrill Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch Mortgage Investors, Inc., which is the depositor, and affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is an Underwriter, and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith Incorporated is subject to regulation by various state and Federal regulatory authorities. As of December 31, 2002, Merrill Lynch Mortgage Capital Inc. had total assets of approximately $7 billion.

     KeyBank

     KeyBank National Association is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2003, KeyBank had total assets of approximately $75.12 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $70.16 billion and approximately $4.95 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly-owned subsidiary of KeyCorp and is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

     JPMorgan Chase

     JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of June 30, 2003, JPMorgan Chase Bank had total assets of $661.8 billion, total net loans of $193.4 billion, total deposits of $315.6 billion, and total stockholder's equity of $37.6 billion. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion. JPMorgan Chase Bank is an affiliate of J.P. Morgan Securities Inc., which is an underwriter.

     The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to the depositor, which will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, we will be required to deliver the following documents, among others, to the trustee with respect to each of the pooled mortgage loans--

    o either:

      1. the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

      2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

    o the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

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    o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording;

    o either:

      1. a completed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

      2. a certified copy of that assignment as sent for recording;

    o either:

      1. a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

      2. a certified copy of that assignment as sent for recording;

    o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a commitment for title insurance, which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company; and

    o in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

    o any of the above-described documents required to be delivered by us to the trustee is not delivered or is otherwise defective; and

    o that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

   then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions", provided, that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

     Within a specified period following the later of--

    o the date on which the offered certificates are initially issued; and

    o the date on which all recording information necessary to complete the subject document is received by the trustee,

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the trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

   (a) The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in November 2003.

   (b) Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

   (c) The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in the next bullet, enforceable first priority lien upon the related mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

   (d) The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

   (e) It has not received notice and has no actual knowledge, as of the related due date in November 2003, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

   (f) There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances.

   (g) The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

   (h) If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

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   (i)        Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

   (j) If the mortgaged real property is covered by a secured creditor impaired property policy, then the related mortgage loan seller has:

      1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy the "pollution conditions," as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the mortgage loan seller's possession or are otherwise known to the mortgage loan seller; or

      2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

      in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

REPURCHASES AND SUBSTITUTIONS

     In the case of (i) a breach of any of the representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in such mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans", the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the applicable purchase price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility.

     If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document omission or defect or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and 1.25x; (B) the weighted average loan-to-value ratio of the remaining related Crossed Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater that the lesser of (1) the weighted average loan-to-value ratio for all such Crossed Loans (including the affected Crossed Loan) and (2) 75.0%. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed Loans, the related mortgage loan seller and the depositor have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of impairment as a result of the exercise of remedies.


     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.


CHANGES IN MORTGAGE POOL CHARACTERISTICS


     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.


     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

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                  SERVICING OF THE UNDERLYING MORTGAGE LOANS


GENERAL

     The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "DESCRIPTION OF THE GOVERNING DOCUMENTS" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Collection and Other Servicing Procedures with Respect to Mortgage Loans" in the accompanying prospectus.

     The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (including the 77 West Wacker Drive non-pooled component) and any real estate owned by the trust for which it is responsible (except with respect to the Fairfield Commons mortgage loan to the extent discussed in this prospectus supplement), directly or through sub-servicers, in accordance with--

    o any and all applicable laws; and

    o the express terms of the pooling and servicing agreement and the respective mortgage loans.

     Furthermore, to the extent consistent with the foregoing, the master servicer and the special servicer must each service and administer the pooled mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

    o all mortgage loans in the trust as to which no Servicing Transfer Event has occurred; and

    o all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     The Fairfield Commons Pari Passu Companion Loan will not be included in the trust fund, and references in this prospectus supplement to "mortgage loans" do not include the Fairfield Commons Pari Passu Companion Loan. The Fairfield Commons Pari Passu Companion Loan will, however, be serviced under the pooling and servicing agreement by the master servicer and the special servicer in the same manner, and subject to the same servicing standard, as the Fairfield Commons Pooled Mortgage Loan, until such time as the Fairfield Commons Pari Passu Companion Loan is included in the Series 2003-C5 Trust Fund. Each of the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan is subject to the Fairfield Commons Intercreditor Agreement, between the trust fund, as holder of the Fairfield Commons Pooled Mortgage Loan, and the holder of the Fairfield Commons Pari Passu Companion Loan, which initially will be KeyBank National Association and is intended to be the Series 2003-C5 Trust Fund upon the closing of the related securitization transaction. The Fairfield Commons Intercreditor Agreement provides, among other things, that all amounts received from the related borrower or in respect of the Fairfield Commons Mortgaged Property will be paid on a pari passu, pro rata basis to the trust fund, as holder of the Fairfield Commons Pooled Mortgage Loan, and to the holder of the Fairfield Commons Pari Passu Companion Loan.

     No Subordinate Companion Loan will be included in the trust fund, and references in this prospectus supplement to "mortgage loans" do not include the Subordinate Companion Loans. Each Subordinate

Companion Loan will, however, be serviced under the pooling and servicing agreement by the special servicer if (a) a Servicing Transfer Event has occurred and is continuing with respect to the related AB Mortgage Loan, and
(b) an AB Material Default has occurred and is continuing under the related AB intercreditor agreement.

     If any amounts due under the mortgage loans or the related companion loans are accelerated after an event of default under the applicable mortgage loan documents, the holder of the related companion loan will be entitled to purchase the related pooled mortgage loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Non-Pooled Mortgage Loans" in this Prospectus Supplement.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. KeyCorp Real Estate Capital Markets, Inc., in its capacity as master servicer under the pooling and servicing agreement, will be responsible for servicing the mortgage loans (other than specially serviced mortgage loans, the Fairfield Commons Pooled Mortgage Loan and REO Properties). Although the master servicer will be authorized to employ agents, including sub-servicers, to service the mortgage loans or perform certain servicing functions for which it will be responsible, the master servicer will remain liable for its servicing obligations under the pooling and servicing agreement.


     KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KeyCorp Real Estate Capital Markets, Inc.'s primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.


     As of June 30, 2003, KeyCorp Real Estate Capital Markets, Inc. was responsible for servicing approximately 4,483 commercial and multifamily loans with a total principal balance of approximately $22.6 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 2,626 of the loans, with a total principal balance of approximately $15.8 billion, pertain to commercial and multifamily mortgage-backed securities. KeyCorp Real Estate Capital Markets, Inc.'s portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KeyCorp Real Estate Capital Markets, Inc. also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     The information set forth in this prospectus supplement concerning KeyCorp Real Estate Capital Markets, Inc., has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. ARCap Servicing, Inc., a Delaware corporation, will initially be appointed as special servicer under the pooling and servicing agreement and will be responsible for servicing the specially serviced mortgage loans (other than the Fairfield Commons Pooled Mortgage Loan if it becomes a specially serviced mortgage loan) and REO Properties. ARCap Servicing, Inc. is a wholly-owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity that is anticipated to be the initial controlling class representative. As of

September 30, 2003, ARCap Servicing, Inc. was the named special servicer on 31 CMBS transactions encompassing 5,120 loans with a legal balance of $32.50 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Puerto Rico and Canada.

     The information set forth in this prospectus supplement concerning ARCap Servicing, Inc. has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

    o will be earned with respect to each and every mortgage loan, including--


      1. each specially serviced mortgage loan (other than the Fairfield Commons Pooled Mortgage Loan if it becomes a specially serviced mortgage loan), if any; and

      2. each mortgage loan (other than the Fairfield Commons Pooled Mortgage
         Loan), if any, as to which the corresponding mortgaged real property has become REO Property;

      3. each Companion Loan; and

    o in the case of each mortgage loan, will--

      1. be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis;

      2. accrue at the related master servicing fee rate;

      3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

      4. be payable monthly from amounts received with respect to interest on that mortgage loan.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the mortgage loans.

     Subject to certain conditions, KeyCorp Real Estate Capital Markets, Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), the excess servicing strip, which is a portion of the master servicing fee. If KeyCorp Real Estate Capital Markets, Inc. resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid such excess servicing strip (except to the extent that any portion of such excess servicing strip is needed to compensate any replacement servicer for assuming the duties of KeyCorp Real Estate Capital Markets, Inc. as master servicer under the pooling and servicing agreement). If KeyCorp Real Estate Capital Markets, Inc. resigns or is terminated as primary servicer, it will be entitled to the primary servicing fee from the related mortgage loans, except to the extent that any portion of such primary servicing fee is required to compensate a successor primary servicer for assuming the duties of KeyCorp Real Estate Capital Markets, Inc. as primary servicer.

     The master servicer will earn a master servicing fee with respect to each Companion Loan (other than the Fairfield Commons Pari Passu Companion Loan), which will be payable out of interest collections on that Companion Loan. The trust fund is not responsible for any master servicing fees with respect to any Companion Loan.

     Investment Income. The master servicer will be authorized to invest or direct the investment of funds held in its certificate account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Certificate Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, as long as such institution satisfied the eligibility criteria set forth in the pooling and servicing agreement.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Account" below. The special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account, as long as such institution satisfied the eligibility criteria set forth in the pooling and servicing agreement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

    o the total amount of Prepayment Interest Shortfalls that were incurred by reason of principal prepayments being made by borrowers (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds); and

    o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

      1. the portion of the master servicing fees that do not include any primary servicing fees;

      2. any investment income earned by the master servicer on the related principal prepayment while on deposit in the master servicer's certificate account; and

      3. the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related mortgage loan documents,
(b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the controlling class representative, then, for purposes of determining the payment that such master servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause (1) of the second bullet above will be construed to include a portion of the primary servicing fees payable to such master servicer but not any of those payable to a third-party primary servicer.

     The pooling and servicing agreement further provides that, if any Prepayment Interest Shortfalls are incurred with respect to any mortgage loans by reason of involuntary prepayments being made with insurance and/or condemnation proceeds during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

    o the total amount of those Prepayment Interest Shortfalls that were incurred by reason of involuntary prepayments being made with insurance and/or condemnation proceeds; and

    o any investment income earned by the master servicer on the related principal prepayment being made with insurance and/or condemnation proceeds while on deposit in the master servicer's collection account.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than in the case of the class XC, class XP and WW-X certificates), in reduction of the interest payable on those certificates, as and to the extent described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

    o the special servicing fee;

    o the workout fee; and

    o the principal recovery fee.

     The special servicing fee:

    o will be earned with respect to--

      1. each specially serviced mortgage loan, if any (except, the Fairfield Commons Pooled Mortgage Loan); and

      2. each mortgage loan (other than the Fairfield Commons Pooled Mortgage
         Loan), if any, as to which the corresponding mortgaged real property has become REO Property;

    o with respect to each mortgage loan, will--

      1. be calculated on an Actual/360 Basis;

      2. accrue at a special servicing fee rate of 0.25% per annum; and

      3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

    o will be payable monthly from liquidation proceeds, condemnation proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the master servicer's certificate account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust (other than the Fairfield Commons Pooled Mortgage Loan). The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and remained worked-out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

     The Principal Recovery Fee. The special servicer will be entitled to receive a fee with respect to each specially serviced mortgage loan or worked out mortgage loan in the trust (other than the Fairfield Commons Pooled Mortgage Loan) for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a principal recovery fee with respect to any specially serviced mortgage loan, worked out mortgage loan (other than the Fairfield Commons Pooled

Mortgage Loan) or REO Property (unless such REO Property is the Fairfield Commons Mortgage Property) in the trust as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds except as described in the next paragraph. The principal recovery fee will be payable from liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property in the trust, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.


     Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, proceeds received in connection with:

    o the repurchase or replacement of any mortgage loan in the trust by a loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "DESCRIPTION OF THE MORTGAGE POOL--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchases or, if such repurchase occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

    o the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer, any holder or holders of certificates evidencing a majority interest in the controlling class of the certificates or the WW Controlling Holder, as described under "--Sale of Defaulted Mortgage Loans" below; or

    o the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class of the certificates in connection with the termination of the trust, as described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Termination" in this prospectus supplement.


     Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.


     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to the entire mortgage pool (except to the extent required to offset any Prepayment Interest Shortfalls).


     In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

    o any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

      1. to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

      2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

      3. to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

      4. to pay, or to reimburse the trust fund for, any other expenses (other than special servicing fees, workout fees and liquidation fees) incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund Expense; and

    o any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or, in some cases, the special servicer, in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the advance must be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will have the option, but not the obligation to make such advances.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee or the fiscal agent will be required:

    o if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

    o if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's certificate account from time to time subject to the limitations described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's certificate account and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that advance is reimbursed--

    o first, out of Penalty Interest and late payment charges collected during that collection period; and

    o second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's certificate account subject to the limitations described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

     The special servicer may make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement.

     Subject to certain conditions, the master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the certificate account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, that this payment is in the best interests of the certificateholders, as a collective whole. For additional information regarding such reimbursement, see "DESCRIPTION OF THE OFFERED CERTIFICATES--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.


SUB-SERVICERS

     The master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of the master servicer or special servicer, as applicable, may:

    o assume the party's rights and obligations under the sub-servicing agreement; or

    o except for certain sub-servicing agreements designated in the pooling and servicing agreement, terminate the sub-servicing agreement without cause.

     The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for various expenditures it makes, generally to the same or similar extent as the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.


THE CONTROLLING CLASS REPRESENTATIVE AND THE WW CONTROLLING HOLDER

     Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, WW-1, WW-2, WW-3, WW-X, Z-I, Z-II, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance and equal to or greater than 1% of the sum of the original class principal balances of all the certificates. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class. However, if no class of certificates, other than the class XC, XP, WW-1, WW-2, WW-3, WW-X, Z-I, Z-II, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class WW-1, WW-2, WW-3, WW-X, XC, XP, Z-I, Z-II, R-I and R-II certificates.


     Election of the Controlling Class Representative and Appointment of the 77 West Wacker Drive Operating Advisor. The controlling class of certificateholders will be entitled to--

    o select a representative having the rights and powers described under "--The Controlling Class Representative and the WW Controlling Holder--Rights and Powers of the Controlling Class Representative and the 77 West Wacker Drive Operating Advisor" below; or

    o replace an existing controlling class representative.


     The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

    o the receipt by the trustee of written requests for the selection of a controlling class representative from certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders;

    o the resignation or removal of the person acting as controlling class representative; or

    o a determination by the trustee that the controlling class of certificateholders has changed.


     The notice will explain the process for selecting a controlling class representative. The appointment of any person as a controlling class representative will not be effective until that person provides the trustee with--

    o written confirmation of its acceptance of its appointment;

    o an address and telecopy number for the delivery of notices and other correspondence; and

    o a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.


     In addition, the pooling and servicing agreement permits the WW Controlling Holder to appoint the 77 West Wacker Drive operating advisor, who may advise the special servicer with respect to the 77 West Wacker Drive mortgage loan. Upon the occurrence of a Control Change Event with respect to all of the class WW principal balance certificates, no holder of a class WW principal balance certificate will be permitted to exercise any of the rights of the WW Controlling Holder to advise the special servicer through a 77 West Wacker Drive operating advisor.


     Resignation and Removal of the Controlling Class Representative. The controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.


     Rights and Powers of the Controlling Class Representative and the 77 West Wacker Drive Operating Advisor. The controlling class representative (and with respect to the 77 West Wacker Drive mortgage loan, so long as a Control Change Event with respect to the class WW principal balance certificates has not occurred, the 77 West Wacker Drive operating advisor) will be entitled to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take (or, with respect to mortgage loans with a Stated Principal Balance equal to or greater than $2.5 million, permit the master servicer to take) any of the following actions as to which the controlling class representative (or with respect to the 77 West Wacker Drive mortgage loan, the 77 West Wacker Drive operating advisor) has objected in writing within 10 business days of having been notified of the particular action (provided that, with respect to performing mortgage loans, this 10 business day notice period may not exceed the 10 business days during which the special servicer can object to the master servicer taking actions described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and Consents" below)--

    o any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan in the trust as comes into and continues in default;

    o any modification or consent to a modification of a material term, including the timing of payments, or an extension of the maturity date of a mortgage loan;

    o any proposed sale of any defaulted mortgage loan or any REO Property in the trust, other than in connection with the termination of the trust as described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Termination" in this prospectus supplement or in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

    o any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

    o any release of material real property collateral for any specially serviced mortgage loan in the trust fund or for any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, in either case, other than where the release is not conditioned on obtaining the consent of the lender or upon satisfaction of that mortgage loan;

    o any acceptance of substitute or additional real property collateral for any mortgage loan in the trust fund (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender, in which event notice to the controlling class representative will be required);

    o any waiver of a due-on-sale or due-on-encumbrance clause in any specially serviced mortgage loan in the trust fund or in any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more:

    o any releases of certain reserve funds or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the release is not conditioned on obtaining the consent of the lender, in which event notice to the controlling class representative will be required);

    o any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the action is not conditioned on obtaining the consent of the lender, in which case only prior notice to the controlling class representative will be required);

    o any determination that an insurance-related default is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

    o with respect to any mortgage loan with a principal balance of $2.5 million or more, any waiver of insurance required under the related mortgage loan documents (except as contemplated in the preceding bullet).



     In addition, the controlling class representative (or with respect to the 77 West Wacker Drive mortgage loan, the 77 West Wacker Drive operating advisor) may direct the special servicer to take, or to refrain from taking, any such actions as the controlling class representative (or with respect to the 77 West Wacker Drive mortgage loan, the 77 West Wacker Drive operating advisor) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative (or with respect to the 77 West Wacker Drive mortgage loan, the 77 West Wacker Drive operating advisor), as contemplated by either of the two preceding paragraphs, may--

    o require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard and the mortgage loan documents;

    o result in an adverse tax consequence for the trust;

    o expose the trust, us, the master servicer, the special servicer, the trustee, the fiscal agent or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

    o materially expand the scope of the master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or


    o cause the master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.


     The special servicer is required to disregard any advice, direction or objection on the part of the controlling class representative (or, if applicable, the 77 West Wacker Drive operating advisor) that would have any of the effects described in the immediately preceding five bullets. Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative (or, if applicable, the 77 West Wacker Drive operating advisor) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Controlling Class Representative and the 77 West Wacker Drive Operating Advisor" subsection, notified the controlling class representative (or, if applicable, the 77 West Wacker Drive operating advisor) in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative (or, if applicable, the 77 West Wacker Drive operating advisor) has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.


     When reviewing the rest of this "SERVICING OF THE UNDERLYING MORTGAGE LOANS" section, it is important that you consider the effects that the rights and powers of the controlling class representative discussed above could have on the actions of the special servicer and, in some cases, the master servicer.



     Liability to Borrowers. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class (and any and all expenses of the WW Controlling Holder are to be borne by the WW Controlling Holder), in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative (or, if applicable, the 77 West Wacker Drive operating advisor) by a borrower under a mortgage loan, the controlling class representative (or, if applicable, the 77 West Wacker Drive operating advisor) is to immediately notify the trustee, the fiscal agent, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, assume the defense of the claim against the controlling class representative (or, if applicable, the 77 West Wacker Drive operating advisor), but only if--

    o the special servicer or the trust are also named parties to the same action; and

    o in the sole judgment of the special servicer:

      1. the controlling class representative (or, if applicable, the 77 West Wacker Drive operating advisor) acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue; and

      2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative (or, if applicable, the 77 West Wacker Drive operating advisor).

     Liability to the Trust and Certificateholders. The controlling class representative (and the 77 West Wacker Drive operating advisor) may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties to the holders of any class of certificates other than the controlling class (and the 77 West Wacker Drive operating advisor does not have any duties to the holders of any class of certificates other than the WW Controlling Holder). It may act solely in the interests of the certificateholders of the controlling class (or, if applicable, the class WW principal balance certificates) and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class representative (or, if applicable, the 77 West Wacker Drive operating advisor) for its having acted solely in the interests of the certificateholders of the controlling class (or, if applicable, the class WW principal balance certificates).

REPLACEMENT OF THE SPECIAL SERVICER

     Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificateholders, may appoint a successor. See "--Events of Default" and "--Rights Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

    o written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

    o the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. The terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

    o to receive all notices described under "--The Controlling Class Representative and the WW Controlling Holder" and "Replacement of the Special Servicer" above; and

    o to exercise directly all rights described under "--The Controlling Class Representative and the WW Controlling Holder" and "Replacement of the Special Servicer" above,

     that it otherwise would if it were the registered holder of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Controlling Class Representative and the WW Controlling Holder" above, the master servicer with respect to performing mortgage loans and the special servicer with respect to specially serviced mortgage loans, will be required to enforce, on behalf of the trust fund and in a manner consistent with the Servicing Standard, any right the lender under any mortgage loan included in the trust fund may have under either a due-on-sale or due-on-encumbrance clause. Neither the master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause under:

   (i)(a) any mortgage loan (1) the principal balance of which is $20 million or more at the time of determination or (2) that is (x) a mortgage loan, (y) part of a group of cross-collateralized mortgage loans or (z) part of a group of mortgage loans made to affiliated borrowers that, in each case, individually or, if applicable, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the mortgage pool at such time; or

      (b) any one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; and


   (ii) in the case of a due-on-encumbrance clause only, any mortgage loan where, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, the loan-to-value ratio is equal to or greater than 85% or the debt service coverage ratio is equal to or less than 1.20x;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the certificates (or placing the certificates on negative credit watch status in contemplation of such rating action). Also, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither the master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.


MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer, with respect to any performing mortgage loans (in most cases, subject to the prior approval of the special servicer), and the special servicer, with respect to any specially serviced mortgage loans in the trust may, consistent with the Servicing Standard, agree to:

    o modify, waive or amend any term of any mortgage loan;

    o extend the maturity of the mortgage loan;

    o defer or forgive the payment of interest on and principal of the mortgage loan;

    o defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the mortgage loan;

    o permit the release, addition or substitution of collateral securing that mortgage loan;

    o permit the release, addition or substitution of the mortgagor or any guarantor with respect to that mortgage loan; or

    o provide consents with respect to any leasing activity at a mortgaged real property securing a mortgage loan.

     The ability of the master servicer and the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class Representative and the WW Controlling Holder" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to the limitations, conditions and restrictions discussed below.

     The special servicer may agree to or consent to (or permit the master servicer to agree to or consent to) modify, waive or amend any term of, any mortgage loan in the trust, that would--

    o affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan; or


    o affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

    o in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan,

provided, that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

     With limited exception, the master servicer may not agree to or consent to modify, waive or amend any term of, any mortgage loan in the trust, if doing so would--

    o affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan; or

    o in the master servicer's judgment, materially impair the security for the mortgage loan;

unless it has obtained the prior approval of the special servicer (which approval will be deemed granted if not denied within a specified time period).

     Neither the master servicer nor the special servicer may release any mortgaged real property securing an outstanding mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

     Neither the master servicer nor the special servicer may:

    o extend the maturity date of any mortgage loan in the trust to a date beyond the earliest of--

      1.  two years prior to the rated final distribution date; and

      2. if the mortgage loan is secured by a mortgage solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan in the trust that would--

    o cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

    o result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

    o adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

     Subject to the foregoing, the master servicer may, however, without the approval of the special servicer, the controlling class representative (or, with respect to the 77 West Wacker Drive mortgage loan, the 77 West Wacker Drive operating advisor) or any of the rating agencies, modify, waive or amend certain terms of performing mortgage loans as specified in the pooling and servicing agreement, including, without limitation, (i) approving certain waivers of non-material covenant defaults; (ii) approving certain leasing activity; (iii) approving waivers of certain late payment charges and penalty interest subject to the limitations in the pooling and servicing agreement;
(iv) approving certain consents with respect to rights-of-way and easements and consents to subordination of the related mortgage loan to such easements or rights-of-way, that do not materially affect the use or value of the mortgaged real property or the mortgagor's ability to make related payments; (v) approving releases of parcels of a mortgaged real property, provided that such releases must be expressly contemplated by the related mortgage without the consent or discretion of the mortgagee; (vi) approving annual budgets to operate mortgaged real properties; and (vii) approving certain temporary waivers of requirements in mortgage loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers.


     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that is required under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.


     Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Additional Interest--

    o must be in accordance with the Servicing Standard; and

    o will be subject to approval by the special servicer.


     Neither the master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination that is made on a reasonable basis and in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.


     All modifications, waivers and amendments entered into with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.


REQUIRED APPRAISALS


     Within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months.


     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2 million, the special servicer may perform an internal valuation of the mortgaged real property.


     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "DESCRIPTION OF THE OFFERED CERTIFICATES--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months, of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

    o if the Appraisal Trigger Event was either the failure by the borrower to make any monthly debt service payment for 60 days or more, or the special servicer modified the amount or timing of any monthly debt service payment, the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified);

    o with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension; and

    o no other Appraisal Trigger Event exists with respect to the subject mortgage loan.


     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.


CERTIFICATE ACCOUNT


     General. The master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a certificate account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That certificate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.


     The funds held in the master servicer's certificate account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's certificate account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.


     Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its certificate account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

    o all payments on account of principal on the mortgage loans, including principal prepayments;

    o all payments on account of interest on the mortgage loans, including Additional Interest;

    o all prepayment premiums and yield maintenance charges collected with respect to the mortgage loans;

    o all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

    o all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;

    o any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under "DESCRIPTION OF THE MORTGAGE POOL--Repurchases and Substitutions" in this prospectus supplement;

    o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the certificate account;

    o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan and Property Information";

    o any amounts required to be transferred from the special servicer's REO account;

    o any amounts received representing prepayment interest shortfalls;

    o any amounts required to reimburse the trust fund for interest paid on advances of payments due and on servicing advances; and

    o any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the master servicer, the trustee or the fiscal agent, as applicable, has been previously reimbursed out of the certificate account.


     Upon receipt of any of the amounts described in the first five bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly (but in no event later than one business day after receipt of available funds) remit these amounts to the master servicer for deposit in the master servicer's certificate account.


     Withdrawals. The master servicer may make withdrawals from its certificate account for any of the following purposes, which are not listed in any order of priority:

    o to remit to the trustee for deposit in the trustee's distribution account described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the certificate account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO properties in the trust, plus any amounts required to be remitted in respect of P&I advances;

    o to reimburse the fiscal agent, the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest and principal (net of any related workout fee or principal recovery fee) received in respect of the particular mortgage loan or REO Property as to which the advance was made;

    o to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust, which payment is to be made out of collections on that mortgage loan that are allocable as interest;

    o to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either--

      1. a specially serviced mortgage loan; or

      2. a mortgage loan as to which the related mortgaged real property has become an REO Property;

    o to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

    o to reimburse the fiscal agent, the trustee, the special servicer or itself, in that order, for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, liquidation proceeds, insurance proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections;

    o to reimburse the fiscal agent, the trustee, itself or the special servicer, in that order, first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the advance, and then out of general collections on the mortgage loans and any REO Properties in the trust, for any unreimbursed advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable subject to the limitations set forth in the pooling and servicing agreement and the limitations described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

    o to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, in that order, unpaid interest on any advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges;

    o in connection with the reimbursement of advances as described in the second bullet or the sixth bullet above and subject to the limitations described in such bullet, to pay itself, the special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any interest accrued and payable on that advance and not otherwise payable under the seventh bullet above;

    o to pay for costs and expenses incurred by the trust fund as an Additional Trust Fund Expense;

    o to pay itself any items of additional master servicing compensation on deposit in the certificate account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

    o to pay for costs and expenses incurred by the trust fund in connection with property inspections;

    o to pay for the cost of an independent appraiser or other expert in real estate matters;

    o to pay itself, the special servicer, any of the mortgage loan sellers, the controlling class, any companion holder, or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

    o to remit to the trustee for deposit in the additional interest account any Additional Interest;

    o to remit to the companion paying agent for deposit in the companion distribution account the amounts required to be deposited therein;

    o to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

    o to pay itself, the special servicer, us, or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus;

    o to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

    o to pay any other items described in this prospectus supplement as being payable from the certificate account;

    o to withdraw amounts deposited in the certificate account in error; and

    o to clear and terminate the certificate account upon the termination of the pooling and servicing agreement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Fair Value Call. The pooling and servicing agreement grants to the special servicer and any holder or holders of certificates evidencing a majority interest in the controlling class of the certificates a right to purchase from the trust defaulted mortgage loans (and with respect to the 77 West Wacker Drive mortgage loan, to the WW Controlling Holder, the right to purchase the 77 West Wacker Drive mortgage loan, as described below) under the circumstances described in the next five paragraphs.

     At the time a mortgage loan becomes a defaulted mortgage loan, each of the special servicer and the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund (in the case of the 77 West Wacker Drive mortgage loan, subject to the purchase right of the WW Controlling Holder to purchase the 77 West Wacker Drive mortgage loan, as described below) at an option price equal to (i) the outstanding principal balance of the defaulted mortgage loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses if the special servicer has not yet determined the fair value of the defaulted mortgage loan, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination. The Special Servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days in accordance with the Servicing Standard, provided further that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. If the purchase option is not exercised by the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates or any assignee thereof within 60 days of a mortgage loan becoming a defaulted mortgage loan, then the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates must assign the purchase option to the special servicer for fifteen days. If the purchase option is not exercised by the special servicer or its assignee within such fifteen day period, then the purchase option will revert to the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates.

     In the event the 77 West Wacker Drive mortgage loan is in default, the WW Controlling Holder will have the first option to purchase the 77 West Wacker Drive mortgage loan (both 77 West Wacker Drive pooled component and the 77 West Wacker Drive non-pooled component) from the trust fund at a price generally equal to (i) the unpaid principal balance of the 77 West Wacker Drive mortgage loan (both the 77 West Wacker Drive pooled component and the 77 West Wacker Drive non-pooled component), plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances, together with accrued and unpaid interest on all advances and all accrued special servicing fees allocable to the 77 West Wacker Drive mortgage loan (both the 77 West Wacker Drive pooled component and the 77 West Wacker Drive non-pooled component) whether paid or unpaid or (ii) the fair value of the 77 West Wacker Drive mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination as described above. If the WW Controlling Holder fails to exercise this option within the time period set forth in the pooling and servicing agreement, the parties described in the preceding paragraph will have the option to purchase the 77 West Wacker Drive mortgage loan.

     Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

     If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

     If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the holder or holders of certificates evidencing a majority interest in the controlling class of the certificates, the special servicer, or any affiliate of any of them (meaning that the purchase option has not been assigned to another unaffiliated person) and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, the master servicer (or a third party appraiser designated by the master servicer, at its option, upon whose determination the master servicer may, absent manifest error, conclusively rely) will be required to determine if the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan and will be entitled to a fee of $2,500 for making such determination. The costs of all appraisals, inspection reports and opinions of value incurred by the master servicer or any third party appraiser in connection with such determination of fair value will be reimbursable to the master servicer as servicing advances.

     Foreclosure and Similar Proceedings. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Controlling Class Representative and the WW Controlling Holder" above, the special servicer may, on behalf of the trust, take any of the following actions:

    o institute foreclosure proceedings;

    o exercise any power of sale contained in the related mortgage;

    o obtain a deed in lieu of foreclosure; or

    o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Neither the master servicer nor the special servicer may acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

    o the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

    o either:

      1. the report indicates that--

          o the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

          o there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

      2. the special servicer, based solely as to environmental matters and related costs on the information set forth in the report, determines that taking the actions necessary to bring the particular mortgaged real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third taxable year following the taxable year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer, the trustee and/or the fiscal agent will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

    o any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

    o unreimbursed (from the related mortgage loan) servicing expenses and advances incurred with respect to the mortgage loan;

    o any advances of delinquent payments made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

    o any interest payable (or paid from general collections) to the master servicer and/or special servicer on any expenses and advances and not reimbursed from that mortgage loan.


REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

    o the IRS grants an extension of time to sell the property; or

    o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property held by the trust in a manner that:

    o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code of 1986; and

    o is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code of 1986.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's certificate account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. On each determination date, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's certificate account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

    o any withdrawals made out of those amounts as described in the preceding sentence; and

    o any portion of those amounts that may be retained as reserves as described in the next sentence.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.


     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION


     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. The master servicer, for each mortgage loan which is not a specially serviced mortgage loan, will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

    o any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware; or

    o any change in the property's condition or value of which the master servicer or the special servicer, as applicable, is aware and considers to be material; or

    o any visible waste committed on the property of which the master servicer or special servicer, as applicable, is aware and considers to be material.


     The special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower, the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property.


     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery. The master servicer, with respect to each mortgage loan, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property in the trust, as applicable, and copies of such operating statement analyses are to be made available by the master servicer to the trustee, the special servicer or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).


EVIDENCE AS TO COMPLIANCE


     On or before May 1 of each year, beginning May 1, 2004 (provided, that if the trustee requires any such reports in connection with any filing with the Securities and Exchange Commission, the master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning March 15, 2004), each of the master servicer and the special servicer must--

    o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

      1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year; and

      2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report.

         In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

    o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

    o any failure by the master servicer to deposit into the certificate account any amount required to be so deposited or remitted by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made; or

    o any failure by the master servicer to remit to the trustee for deposit into the distribution account any amount required to be so deposited or remitted by it under the pooling and servicing agreement, which failure continues remedied until 11:00 a.m. New York City time on the business day following the date on which the remittance was required to be made; or

    o any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the master servicer for deposit into, the certificate account, any amount required to be so deposited or remitted under the pooling and servicing agreement provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related distribution date;

    o the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to the master servicer by the trustee;

    o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates;

    o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

    o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the master servicer or the special servicer, as appropriate, have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if they commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period;

    o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

    o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

    o the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and the master servicer or the special servicer, as applicable, is not reinstated to that list within 60 days of the removal; and

    o the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch, and the rating is not restored within 60 days after the subject downgrade or withdrawal.


RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for the certificates (and in the event of disagreement among such parties, the certificateholders entitled to not less than 25% of the voting rights for the certificates will control), the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder. Upon any termination, the trustee must either:

    o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

    o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

     Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

     In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullet points under "--Events of Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The certificates will be issued, on or about November 20, 2003, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

    o the mortgage loans (including the 77 West Wacker Drive non-pooled component of the 77 West Wacker Drive mortgage loan);

    o any and all payments under and proceeds of the mortgage loans due after the cut-off date (provided, that payments due on the 77 West Wacker Drive non-pooled component will be allocated to the class WW-1, WW-2, WW-3 and WW-X certificates), exclusive of payments of principal, interest and other amounts due on or before that date;

    o the loan documents for the mortgage loans;

    o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

    o those funds or assets as from time to time are deposited in the master servicer's certificate account, the special servicer's REO account, the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Payments--Interest Reserve Account" below.

     The certificates will include the following classes:

    o the A-1, A-2, B, C, D and E classes, which are the classes of certificates that are offered by this prospectus supplement; and

    o the XC, XP, A-1A, F, G, H, J, K, L, M, N, P, Q, Z-I, Z-II, WW-X, WW-1, WW-2, WW-3, R-I and R-II classes, which are the classes of certificates that--

      1. will be retained or privately placed by us; and

      2. are not offered by this prospectus supplement.

     The class A-1, A-2, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, WW-1, WW-2 and WW-3 certificates are the only certificates that will have principal balances. The class WW-1, WW-2 and WW-3 certificates are sometimes referred to as the class WW principal balance certificates. The principal balance of any of these certificates (other than the class WW-1, WW-2 and WW-3 certificates) will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. The principal balance of any of the class WW principal balance certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow attributable to the 77 West Wacker Drive non-pooled component. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that distribution date.

     The class WW-1, WW-2, WW-3 and WW-X certificates will represent the junior interest in a single mortgage loan, the 77 West Wacker Drive mortgage loan, which will have two components, one of which will not be pooled with the other mortgage loans. The senior component of the 77 West Wacker Drive mortgage loan will be pooled with all the other mortgage loans and, together with the other mortgage loans, will be beneficially owned by the holders of the other classes of certificates. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust; provided, that, any losses realized on the mortgage loans will not be allocated to any class of class WW principal balance certificates (other than losses realized on the 77 West Wacker Drive mortgage loan). Losses realized on the 77 West Wacker Drive mortgage loan will be allocated in reverse sequential order to the class WW principal balance certificates, to the extent of their respective certificate balances, before being allocated to any other class of certificates. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below. On any particular distribution date, the principal balance or notional amount of the certificates may also be increased by the amount of any recoveries of nonrecoverable advances that were reimbursed in a prior collection period from the principal portion of general collections and which are included in the Principal Distribution Amount for such distribution date.

     The class XC, class XP and class WW-X certificates will not have principal balances, and the holders of the class XC, class XP and class WW-X certificates will not be entitled to receive payments of principal. However, each class XC, class XP and class WW-X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class XC certificates will equal the total principal balance of all the class A-1, A-2, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class XC certificates will be approximately $1,055,546,925, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance. The total notional amount of all the class XP certificates will equal:

    o during the period from the date of initial issuance of the certificates through and including the distribution date in November 2004, the sum of
      (a) the lesser of $195,896,000 and the certificate balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $178,227,000 and the certificate balance of the class A-1A certificates outstanding from time to time, and (c) the certificate balance of the class A-2, class B, class C, class D, class E, class F, class G, class H, class J, class K and class L certificates outstanding from time to time;

    o during the period following the distribution date in November 2004 through and including the distribution date in November 2005, the sum of
      (a) the lesser of $154,488,000 and the certificate balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $169,840,000 and the certificate balance of the class A-1A certificates outstanding from time to time, and (c) the certificate balance of the class A-2, class B, class C, class D, class E, class F, class G, class H, class J, class K and class L certificates outstanding from time to time;

    o during the period following the distribution date in November 2005 through and including the distribution date in November 2006, the sum of
      (a) the lesser of $102,196,000 and the certificate balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $160,819,000 and the certificate balance of the class A-1A certificates outstanding from time to time, (c) the certificate balance of the class A-2, class B, class C, class D, class E, class F, class G and class H certificates outstanding from time to time, and (d) the lesser of $1,580,000 and the certificate balance of the class J certificates outstanding from time to time;

    o during the period following the distribution date in November 2006 through and including the distribution date in November 2007, the sum of
      (a) the lesser of $58,374,000 and the certificate balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $152,042,000 and the certificate balance of the class A-1A certificates outstanding from time to time, (c) the certificate balance of the class A-2, class B, class C, class D, class E and class F certificates outstanding from time to time, and (d) the lesser of $3,526,000 and the certificate balance of the class G certificates outstanding from time to time;

    o during the period following the distribution date in November 2007 through and including the distribution date in November 2008, the sum of
      (a) the lesser of $11,289,000 and the certificate balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $134,987,000 and the certificate balance of the class A-1A certificates outstanding from time to time, (c) the certificate balance of the class A-2, class B, class C, class D and class E certificates outstanding from time to time, and (d) the lesser of $183,000 and the certificate balance of the class F certificates outstanding from time to time;

    o during the period following the distribution date in November 2008 through and including the distribution date in November 2009, the sum of
      (a) the lesser of $494,239,000 and the certificate balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $127,701,000 and the certificate balance of the class A-1A certificates outstanding from time to time, (c) the certificate balance of the class B and class C certificates outstanding from time to time, and (d) the lesser of $21,950,000 and the certificate balance of the class D certificates outstanding from time to time;

    o during the period following the distribution date in November 2009 through and including the distribution date in November 2010, the sum of
      (a) the lesser of $387,126,000 and the certificate balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $108,783,000 and the certificate balance of the class A-1A certificates outstanding from time to time, (c) the certificate balance of the class B and class C certificates outstanding from time to time, and (d) the lesser of $9,268,000 and the certificate balance of the class D certificates outstanding from time to time; and

    o following the distribution date in November 2010, $0.

     The total initial notional amount of the class XP certificates will be approximately $1,026,249,000, although it may be as much as 5% larger or smaller, depending on the actual initial principal balance of the class A-1, class A-2, class A-1A, class B, class C, class D, class E, class F, class G, class H, class J, class K and class L certificates.

     The total notional amount of the class WW-X certificates will equal the total principal balance of the class WW-1, WW-2 and WW-3 certificates outstanding from time to time. The total initial notional amount of the class WW-X certificates will be approximately $21,000,000.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $1.00.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

    o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

    o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     For a discussion of DTC, see "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration" in the accompanying prospectus.


DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

    o all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's certificate account, exclusive of any portion of those payments and other collections that represents one or more of the following:

      1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

      2. payments and other collections received after the end of the related collection period;

      3. amounts that are payable or reimbursable from the master servicer's certificate account to any person other than the certificateholders, including--

          o amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal recovery fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, Penalty Interest and late payment charges;

          o amounts payable in reimbursement of outstanding advances, together with interest on those advances; and

          o amounts payable with respect to other expenses of the trust; and

      4. amounts deposited in the master servicer's certificate account in error;

    o any advances of delinquent monthly debt service payments made with respect to that payment date; and

    o any amounts paid by the master servicer to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "DESCRIPTION OF THE OFFERED CERTIFICATES--Termination" in this prospectus supplement.

     With respect to the 77 West Wacker Drive mortgage loan, the trustee is required to establish and maintain the 77 West Wacker Distribution Account, which may be a subaccount of the distribution account. Promptly upon receipt from the master servicer of any payment or other receipt with respect to the 77 West Wacker Drive mortgage loan, the trustee will deposit the same into the 77 West Wacker Distribution Account. See "--Class WW Certificates and the 77 West Wacker Drive Mortgage Loan" below.

     See "--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" below and "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Certificate Account" and "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2004, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

    o to pay itself a monthly fee which is described under "--The Trustee" below;

    o to indemnify itself and various related persons as described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Matters Regarding the Trustee" in the accompanying prospectus;

    o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

    o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "SERVICING OF THE UNDERLYING MORTGAGE LOANS--REO Properties" in this prospectus supplement;


    o to pay the REMIC administrator any amounts reimbursable to it;

    o to pay to the master servicer any amounts deposited by the master servicer in the distribution account not required to be deposited therein; and

    o to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

    o the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered certificates as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below;

    o the portion of those funds that represent Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class Z-I and Z-II certificates as described under "--Payments--Payments of Additional Interest" below; and

    o the remaining portion of those funds, which--

      1. we refer to as the Available Distribution Amount; and

      2. will be paid to the holders of all the certificates, other than the class Z-I and Z-II certificates, as described under "--Payments--Priority of Payments" below.


INTEREST RESERVE ACCOUNT

     The trustee must maintain an account, which may be a sub-account of the distribution account, in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2004, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced (excluding the 77 West Wacker Drive non-pooled component). That interest reserve amount for each of those mortgage loans will equal one day's interest (exclusive of Penalty Interest and Additional Interest) accrued on the Stated Principal Balance of that loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2004, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.


GAIN ON SALE RESERVE ACCOUNT

     The trustee will be required to establish and maintain a gain on sale reserve account, which may be a sub-account of the distribution account. To the extent that gains realized on sales of mortgaged real properties are not used to offset Realized Losses previously allocated to the certificates, such gains will be held and applied to offset future Realized Losses and Additional Trust Fund Expenses, if any.


CALCULATION OF PASS-THROUGH RATES

     General. The pass-through rate for each class of the certificates, other than the class XC, class XP, class WW-X, class WW-1, class WW-2 and class WW-3 certificates, will equal the rate per annum set forth below or a rate equal to, based on, or limited by, the Weighted Average Net Mortgage Rate.

     The pass-through rate on the class A-1 certificates is a per annum rate
equal to     %.

     The pass-through rate on the class A-2 certificates is a per annum rate
equal to     %.

     The pass-through rate on the class A-1A certificates is a per annum rate
equal to     %.

     The pass-through rate on the class B certificates is a per annum rate
equal to     %.

     The pass-through rate on the class C certificates is a per annum rate
equal to     %.

     The pass-through rate on the class D certificates is a per annum rate
equal to     %.

     The pass-through rate on the class E certificates is a per annum rate
equal to     %.

     The pass-through rate on the class F certificates is a per annum rate
equal to     %.

     The pass-through rate on the class G certificates is a per annum rate
equal to     %.

     The pass-through rate on the class H certificates is a per annum rate
equal to     %.

     The pass-through rate on the class J certificates is a per annum rate
equal to     %.

     The pass-through rate on the class K certificates is a per annum rate
equal to     %.

     The pass-through rate on the class L certificates is a per annum rate
equal to     %.

     The pass-through rate on the class M certificates is a per annum rate
equal to     %.

     The pass-through rate on the class N certificates is a per annum rate
equal to     %.

     The pass-through rate on the class P certificates is a per annum rate
   equal to     %.

     The pass-through rate on the class Q certificates is a per annum rate
equal to     %

     The pass-through rate for the class XP certificates, for each interest accrual period through and including the November 2010 distribution date, will equal the weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the principal balance of a specified class of certificates (exclusive of the class WW principal balance certificates). If all or a designated portion of the principal balance of any class of certificates (exclusive of the class WW principal balance certificates) is identified under "--General" above as being part of the notional amount of the class XP certificates immediately prior to any distribution date, then that principal balance (or designated portion thereof) will represent a separate component of the notional amount of the class XP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the November 2010 distribution date, on any particular component of the notional amount of the class XP certificates immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any of:

       (1) the lesser of (a) the reference rate specified in Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

       (2) the pass-through rate in effect during such interest accrual period for the certificates whose principal balance or a designated portion thereof, comprises such component.

     Following the November 2010 distribution date, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates will have a 0% pass-through rate for the December 2010 distribution date and for each distribution date thereafter.

     The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the principal balance of certain classes of certificates (exclusive of the class WW principal balance certificates). In general, the principal balance of certain classes of certificates (exclusive of the class WW principal balance certificates) will constitute a separate component of the notional amount of the class XC certificates; provided that, if a portion, but not all, of the principal balance of any particular class of certificates (exclusive of the class WW principal balance certificates) is identified under "--General" above as being part of the notional amount of the class XP certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent a separate component of the notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for any distribution date, through and including the November 2010 distribution date, on any particular component of the notional amount of the class XC certificates immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:

       (1) if such particular component consists of the entire principal balance of any class of certificates (exclusive of the class WW principal balance certificates), and if such principal balance also constitutes, in its entirety, a component of the notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates;

       (2) if such particular component consists of a designated portion (but not all) of the principal balance of any class of certificates (exclusive of the class WW principal balance certificates), and if such designated portion of such principal balance also constitutes a component of the notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of
             (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over

           (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates;

       (3) if such particular component consists of the entire certificate balance of any class of certificates (exclusive of the class WW principal balance certificates), and if such principal balance does not, in whole or in part, also constitute a component of the notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates; and

       (4) if such particular component consists of a designated portion (but not all) of the principal balance of any class of certificates (exclusive of the class WW principal balance certificates), and if such designated portion of such principal balance does not also constitute a component of the notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the November 2010 distribution date, the principal balance of each class of certificates (other than the class R-I, class R-II, class XP, class XC, class WW principal balance certificates, class Z-I, class Z-II and class WW-X certificates) will constitute a single separate component of the notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates whose principal balance makes up such component.

     For purpose of calculating the class XC and class XP strip rates, the pass-through rate of each component will be the pass-through rate of the corresponding class of certificates.

     The principal balance of any of the class A-1, A-2, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, WW-1, WW-2 or WW-3 certificates may be increased by the amount, if any, of Certificate Deferred Interest added to the principal balance for such class, such allocation being in reverse alphabetical order. Any increase in the principal balance of a class of certificates (other than the class WW principal balance certificates) will result in an increase in the notional amount of the class XC and the class XP certificates, if such increase is applied to a class which is a component of the class XP certificates. Any increase in the principal balance of a class of the class WW principal balance certificates will result in an increase in the notional amount of the class WW-X certificates.

     The class R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.


PAYMENTS

     General. On each distribution date, the trustee will, to the extent of the Available Distribution Amount (excluding the portion of amounts received on the 77 West Wacker Drive mortgage loan that are allocable to the 77 West Wacker Drive non-pooled component), make all payments required to be made on the certificates (other than the class WW-1, WW-2, WW-3 and WW-X certificates) on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

     In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Class WW Certificates and the 77 West Wacker Drive Mortgage Loan. The aggregate amount available for distribution on each distribution date from the 77 West Wacker Drive mortgage loan (referred to as the 77 West Wacker Drive available funds) will, in general, be equal to all amounts received or advanced on the 77 West Wacker Drive mortgage loan (including amounts attributable to the 77 West Wacker Drive non-pooled component) that are on deposit in the certificate account as of the second business day preceding the related distribution date, exclusive of (without duplication):

   (i) all scheduled payments of principal and/or interest and balloon payments collected but due on a due date subsequent to the related due period with respect to the 77 West Wacker Drive mortgage loan;

   (ii) all principal prepayments, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related due period with respect to the 77 West Wacker Drive mortgage loan;

   (iii) all amounts that are due or reimbursable to any person other than the certificateholders with respect to the 77 West Wacker Drive mortgage loan;

   (iv) with respect to the 77 West Wacker Drive mortgage loan and any distribution date occurring in each February and in any January occurring in a year that is not a leap year, the related applicable interest reserve amounts to the extent those funds are on deposit in the 77 West Wacker Distribution Account;

   (v) all amounts deposited in the 77 West Wacker Drive Distribution Account in error; and

   (vi) any accrued interest on the 77 West Wacker Drive mortgage loan allocable to the default interest rate for the 77 West Wacker Drive mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the mortgage interest rate for the 77 West Wacker Drive mortgage loan.

     So long as no monetary or material non-monetary event of default under the 77 West Wacker Drive mortgage loan has occurred and is continuing and there are no outstanding unreimbursed advances with respect to the 77 West Wacker Drive mortgage loan, the 77 West Wacker Drive available funds will be distributed by the trustee in the following order of priority (the "77 West Wacker Drive Non-Default Distribution Priority"):

   (i) for the benefit of the certificates (other than the class WW-1, WW-2, WW-3 and WW-X certificates) to be included as part of the Available Distribution Amount for such distribution date, up to an amount equal to all accrued and unpaid interest in respect of the 77 West Wacker Drive pooled component through the end of the related interest accrual period, less any Net Aggregate Prepayment Interest Shortfalls related to the 77 West Wacker Drive mortgage loan that are not otherwise allocated to the class WW-1, WW-2, WW-3 and WW-X certificates (as described below);

   (ii) for the benefit of the certificates with certificate principal balances (other than the class WW principal balance certificates) to be included as part of the Available Distribution Amount for such distribution date, up to an amount equal to the product of
              (x) the 77 West Wacker Drive Principal Distribution Amount for such distribution date and (y) the 77 West Wacker Drive Pooled Percentage for such distribution date;

   (iii) for the benefit of the certificates with certificate principal balances (other than the class WW principal balance certificates) to be included as part of the Available Distribution Amount for such distribution date, to reimburse such certificates for all 77 West Wacker Drive mortgage loan loss reimbursement amounts, if any, previously allocated to the 77 West Wacker Drive pooled component and for which no reimbursement has previously been received;

   (iv) to make distributions of accrued and unpaid interest to the holders of the class WW-X and WW-1, certificates, pro rata, up to an amount equal to all accrued and unpaid interest in respect of the 77 West Wacker Drive non-pooled component through the end of the related interest accrual period less any Net Aggregate Prepayment Interest Shortfalls that are allocated to the class WW-1 certificates (as described below);

   (v) to the class WW-1 certificates, up to an amount equal to the product of (x) the 77 West Wacker Drive Principal Distribution Amount for such distribution date and (y) the 77 West Wacker Drive Non-Pooled Percentage for such distribution date, until the principal balance of the WW-1 certificates is reduced to zero;

   (vi) to the holders of the class WW-1 certificates, to reimburse the class WW-1 certificates for all 77 West Wacker Drive mortgage loan loss reimbursement amounts, if any, previously allocated to the 77 West Wacker Drive non-pooled component and for which no reimbursement has previously been received;

   (vii) to make distributions of accrued and unpaid interest to the holders of the class WW-2, certificates up to an amount equal to all accrued and unpaid interest in respect of the 77 West Wacker Drive non-pooled component through the end of the related interest accrual period less any Net Aggregate Prepayment Interest Shortfalls that are allocated to the class WW-2 certificates (as described below);

   (viii) after the principal balance of the class WW-1 certificates is reduced to zero, to the class WW-2 certificates, up to an amount equal to the product of (x) the 77 West Wacker Drive Principal Distribution Amount for such distribution date and (y) the 77 West Wacker Drive Non-Pooled Percentage for such distribution date, until the principal balance of the class WW-2 certificates is reduced to zero;

   (ix) to the holders of the class WW-2 certificates, to reimburse the class WW-2 certificates for all 77 West Wacker Drive mortgage loan loss reimbursement amounts, if any, previously allocated to the 77 West Wacker Drive pooled component and for which no reimbursement has previously been received;

   (x) to make distributions of accrued and unpaid interest to the holders of the class WW-3 certificates up to an amount equal to all accrued and unpaid interest in respect of the 77 West Wacker Drive non-pooled component through the end of the related interest accrual period less any Net Aggregate Prepayment Interest Shortfalls that are allocated to the class WW-3 certificates (as described below);

   (xi) after the principal balance of the class WW-2 certificates is reduced to zero, to the class WW-3 certificates, up to an amount equal to the product of (x) the 77 West Wacker Drive Principal Distribution Amount for such distribution date and (y) the 77 West Wacker Drive Non-Pooled Percentage for such distribution date, until the principal balance of the class WW-3 certificates is reduced to zero; and

   (xii) to the holders of the class WW-3 certificates, to reimburse the class WW-3 certificates for all 77 West Wacker Drive mortgage loan loss reimbursement amounts, if any, previously allocated to the 77 West Wacker Drive pooled component and for which no reimbursement has previously been received.


     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related distribution date and will be applied as described below under"--Priority of Payments" to make distributions on the certificates (other than the class WW-1, WW-2, WW-3 and WW-X certificates).

     If a monetary or material non-monetary event of default under the 77 West Wacker Drive mortgage loan has occurred and is continuing or if there are outstanding unreimbursed advances, the 77 West Wacker Drive available funds will be distributed by the trustee in the following order of priority (the "77 West Wacker Drive Default Distribution Priority"):

   (i) for the benefit of the certificates (other than the class WW-1, WW-2, WW-3 and WW-X certificates) to be included as part of the Available Distribution Amount for such distribution date, up to an amount equal to all accrued and unpaid interest in respect of the 77 West Wacker Drive mortgage loan (including the 77 West Wacker Drive non-pooled component) through the end of the related interest accrual period, less any Net Aggregate Prepayment Interest Shortfalls related to the 77 West Wacker Drive mortgage loan that are not otherwise allocated to the class WW-1, WW-2, WW-3 and WW-X certificates (as described below);

   (ii) for the benefit of the certificates with certificate principal balances (other than the class WW principal balance certificates) to be included as part of the Available Distribution Amount for such distribution date, the 77 West Wacker Drive Principal Distribution Amount, until the principal balance of the 77 West Wacker Drive pooled component is reduced to zero;

   (iii) for the benefit of the certificates with certificate principal balances (other than the class WW principal balance certificates) to be included as part of the Available Distribution Amount for such distribution date, to reimburse such certificates (other than the class WW principal balance certificates) for all 77 West Wacker Drive mortgage loan loss reimbursement amounts, if any, previously allocated to the 77 West Wacker Drive pooled component and for which no reimbursement has previously been received;

   (iv) to make distributions of accrued and unpaid interest to the holders of the class WW-X and WW-1 certificates, pro rata, up to an amount equal to all accrued and unpaid interest in respect of the 77 West Wacker Drive non-pooled component through the end of the related interest accrual period less any Net Aggregate Prepayment Interest Shortfalls that are allocated to the class WW-1 certificates (as described below);

   (v) after the principal balance of the 77 West Wacker Drive pooled component has been reduced to zero, the 77 West Wacker Drive Principal Distribution Amount to the holders of the class WW-1 certificates, until the principal balance of the class WW-1 certificates is reduced to zero;

   (vi) to the holders of the class WW-1 certificates, to reimburse the class WW-1 certificates for all 77 West Wacker Drive mortgage loan loss reimbursement amounts, if any, previously allocated to the 77 West Wacker Drive non-pooled component and for which no reimbursement has previously been received;

   (vii) to make distributions of accrued and unpaid interest to the holders of the class WW-2 certificates up to an amount equal to all accrued and unpaid interest in respect of the 77 West Wacker Drive non-pooled component through the end of the related interest accrual period less any Net Aggregate Prepayment Interest Shortfalls that are allocated to the class WW-2 certificates (as described below);

   (viii) after the principal balance of the class WW-1 certificates is reduced to zero, the 77 West Wacker Drive Principal Distribution Amount to the holders of the class WW-2 certificates, until the principal balance of the class WW-2 certificates is reduced to zero;

   (ix) to the holders of the class WW-2 certificates, to reimburse the class WW-2 certificates for all 77 West Wacker Drive mortgage loan loss reimbursement amounts, if any, previously allocated to the 77 West Wacker Drive non-pooled component and for which no reimbursement has previously been received;

   (x) to make distributions of accrued and unpaid interest to the holders of the class WW-3 certificates up to an amount equal to all accrued and unpaid interest in respect of the 77 West Wacker Drive non-pooled component through the end of the related interest accrual period less any Net Aggregate Prepayment Interest Shortfalls that are allocated to the class WW-3 certificates (as described below);

   (xi) after the principal balance of the class WW-2 certificates is reduced to zero, the 77 West Wacker Drive Principal Distribution Amount to the holders of the class WW-3 certificates, until the principal balance of the class WW-3 certificates is reduced to zero; and

   (xii) to the holders of the class WW-3 certificates, to reimburse the class WW-3 certificates for all 77 West Wacker Drive mortgage loan loss reimbursement amounts, if any, previously allocated to the 77 West Wacker Drive non-pooled component and for which no reimbursement has previously been received.


     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related distribution date and will be applied as described below to make distributions on the certificates (other than the class WW-1, WW-2, WW-3 and WW-X certificates).


     In the event that a monetary or material non-monetary event of default exists (after application of any applicable grace period), the WW Controlling Holder will have the right, but not the obligation, to cure such default within 20 days after the later of (a) receipt of notice of such event of default or
(b) the expiration of the applicable grace period. At the time such cure payment is made or such other cure is otherwise effected, the WW Controlling Holder will be required to pay or reimburse the trust fund, the master servicer, the special servicer, the trustee and the fiscal agent, as applicable, in connection with the 77 West Wacker Drive pooled component, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against any such party (including, without limitation, any interest on any advances for monthly payments or servicing advances, and late payment charges) and the trust fund, the master servicer, the special servicer, the trustee and the fiscal agent, as applicable, in connection with the 77 West Wacker Drive non-pooled component, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against any such party (including, without limitation, any interest on any advances for monthly payments or servicing advances, and late payment charges, but excluding any monthly payments in respect of the 77 West Wacker Drive non-pooled component other than as a reimbursement to the trust fund, the master servicer, the special servicer, the trustee and the fiscal agent, as applicable, in connection with the 77 West Wacker Drive pooled component) during the period of time from the expiration of the applicable grace period until such cure payment is made or such other cure is otherwise effected. So long as a monetary or material non-monetary event of default exists for which a cure payment is made or for which the WW Controlling Holder is pursuing a cure within the applicable time limit and in accordance with the terms of the pooling and servicing agreement, such monetary or material non-monetary event of default will not be treated as an "event of default" by the trustee, the master servicer or the special servicer (including for purposes of determining the priority of distributions described above); provided that such limitation will not prevent the master servicer or the special servicer from collecting default interest or late charges from the borrower. The exercise of such right to cure a default will be limited to (i) no more than three consecutive cure events and (ii) no more than six such cure events during the term of the 77 West Wacker Drive mortgage loan.


     Any Net Aggregate Prepayment Interest Shortfalls with respect to the 77 West Wacker Drive mortgage loan will be allocated to reduce the amount of interest distributable, first to the 77 West Wacker Drive non-pooled component (and as a result, to the class WW-1, WW-2, WW-3 and WW-X certificates) and then to the 77 West Wacker Drive pooled component and as a result to the other classes of certificates as described herein.


     For purposes of calculating the allocation of collections on the 77 West Wacker Drive mortgage loan between the 77 West Wacker Drive pooled component, on the one hand, and the 77 West Wacker Drive non-pooled component on the other hand, the 77 West Wacker Drive pooled component will be deemed to have a principal balance equal to the 77 West Wacker Drive Pooled Balance and the 77 West Wacker Drive non-pooled component will be deemed to have a principal balance equal to the 77 West Wacker Drive Non-Pooled Balance.

     The 77 West Wacker Drive pooled component will accrue interest during each interest accrual period on the amount of the 77 West Wacker Drive Pooled Balance outstanding immediately prior to the related distribution date at a per annum rate equal to 5.637%. The 77 West Wacker Drive non-pooled component will accrue interest during each interest accrual period on the amount of the 77 West Wacker Drive Non-Pooled Balance outstanding immediately prior to the related distribution date at a per annum rate equal to approximately 6.135%. The 77 West Wacker Drive Pooled Balance will be reduced on each distribution date by all distributions of principal made in respect of the 77 West Wacker Drive pooled component on such distribution date pursuant to either clause (ii) of the 77 West Wacker Drive Non-Default Distribution Priority or clause (ii) of the 77 West Wacker Drive Default Distribution Priority, as applicable, and any loan loss reimbursement amounts allocated to the 77 West Wacker Drive pooled component on such distribution date. The 77 West Wacker Drive Non-Pooled Balance will be reduced on each distribution date by all distributions of principal made to the class WW principal balance certificates (in respect of the 77 West Wacker Drive non-pooled component) on such distribution date pursuant to either clause (v) of the 77 West Wacker Drive Non-Default Distribution Priority or clause (v) of the 77 West Wacker Drive Default Distribution Priority, as applicable, and any loan loss reimbursement amounts allocated to the class WW principal balance certificates on such distribution date.

     Payments of Interest. All of the classes of the certificates will bear interest, except for the Z-I, Z-II, R-I and R-II classes.

     With respect to each interest-bearing class of the certificates, that interest will accrue during each interest accrual period based upon--

    o the pass-through rate for that class and the related distribution date;

    o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

    o the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available Distribution Amount (excluding the portion of amounts received on the 77 West Wacker Drive mortgage loan that are allocable to the 77 West Wacker Drive non-pooled component) for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the certificates (other than the class WW-1, WW-2, WW-3 and WW-X certificates) will be entitled to receive the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by:


    o the product of (a) the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of certificates, multiplied by (b) a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates; and

    o any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the loan, which is allocated to such class.

     If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     Payments of Principal. Subject to the Available Distribution Amount (excluding the portion of amounts received on the 77 West Wacker Drive mortgage loan that are allocable to the 77 West Wacker

Drive non-pooled component) and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the certificates, other than the class WW-1, WW-2, WW-3, WW-X, XC, XP, R-I and R-II certificates, on each distribution date will equal that class's allocable share of the Principal Distribution Amount for that distribution date.

     So long as both the class A-2 and class A-1A certificates remain outstanding, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the certificate balance of either the class A-2 or class A-1A certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1 and class A-2 certificates on each distribution date will equal:

    o in the case of the class A-1 certificates, the lesser of--

      1. the entire Loan Group 1 Principal Distribution Amount for that distribution date; and

      2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;

    o in the case of the class A-2 certificates, the lesser of--

      1. the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet point; and

      2. the total principal balance of the class A-2 certificates immediately prior to that distribution date.

     In general, the portion of the Principal Distribution Amount that will be allocated to the class A-1A certificates on each distribution date will equal:

     the lesser of--

      1. the entire such portion of the Loan Group 2 Principal Distribution Amount for that distribution date; and

      2. the total principal balance of the class A-1A certificates immediately prior to that distribution date.

     However, if any of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable between those three classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance and without regard to loan groups. The class WW principal balance certificates may remain outstanding and be entitled to distributions of principal after other classes of certificates have been reduced to zero due to losses.

     Distributions of principal will be reduced by the amount of nonrecoverable advances and advances that remain outstanding after a workout that are reimbursed from principal collections in the certificate account in the collection period relating to the particular distribution date. In that regard, reimbursement of these advances will be made first, from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal on the class A-1, A-2 and A-1A certificates may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not directly relate to such class of certificates.

     Following the retirement of the class A-1, A-2 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

    o the portion of that Principal Distribution Amount that remains unallocated; and

    o the total principal balance of the particular class immediately prior to that distribution date.


 ORDER OF ALLOCATION     CLASS
---------------------   ------
          1                B
          2                C
          3                D
          4                E
          5                F
          6                G
          7                H
          8                J
          9                K
          10               L
          11               M
          12               N
          13               P
          14               Q

     In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, class A-2 and class A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.


     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of certificates entitled to payments of principal may be reduced without a corresponding payment of principal. If that occurs with respect to any of those classes of certificates then, subject to Available Distribution Amount and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class may receive reimbursement of the amount of any reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of certificates entitled to payments of principal for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.


     Priority of Payments. On each distribution date, the trustee will apply the Available Distribution Amount for that date applicable to the related loan group, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable Available Distribution
Amount:



 ORDER OF       RECIPIENT
  PAYMENT   CLASS OR CLASSES                 TYPE AND AMOUNT OF PAYMENT
---------- ------------------ --------------------------------------------------------
     1          A-1, A-2,     From the portion of the Available Distribution
                XC and XP     Amount attributable to the mortgage loans in loan
                              group 1, interest up to the total interest payable on
                              those classes (and if interest payments from the
                              mortgage loans in loan group 1 are insufficient
                              therefore, then pro rata with the class A-1A
                              certificates, without regard to loan groups), pro rata,
                              based on entitlement

 ORDER OF      RECIPIENT
 PAYMENT   CLASS OR CLASSES                 TYPE AND AMOUNT OF PAYMENT
--------- ------------------ --------------------------------------------------------
                 A-1A        From the portion of the Available Distribution
                             Amount attributable to the mortgage loans in loan
                             group 2, interest up to the total interest payable on
                             such class (and if interest payments from the
                             mortgage loans in loan group 2 are insufficient
                             therefore, then pro rata with the class A-1, A-2 XC
                             and XP certificates, without regard to loan groups)

     2        A-1 and A-2    The Loan Group 1 Principal Distribution Amount up
                             to the total principal payable on those classes,
                             allocable as between those classes as described
                             immediately following this table

                 A-1A        The Loan Group 2 Principal Distribution Amount

     3        A-1 and A-2    Reimbursement up to the reimbursement amounts for
               and A-1A      those classes, pro rata based on entitlement as
                             described immediately following this table
----------------------------------------------------------------------------------------

     4             B         Interest up to the total interest payable on that class

     5             B         Principal up to the total principal payable on that
                             class

     6             B         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

     7             C         Interest up to the total interest payable on that class

     8             C         Principal up to the total principal payable on that
                             class

     9             C         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    10             D         Interest up to the total interest payable on that class

    11             D         Principal up to the total principal payable on that
                             class

    12             D         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    13             E         Interest up to the total interest payable on that class

    14             E         Principal up to the total principal payable on that
                             class

    15             E         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    16             F         Interest up to the total interest payable on that class

    17             F         Principal up to the total principal payable on that
                             class

    18             F         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    19             G         Interest up to the total interest payable on that class

    20             G         Principal up to the total principal payable on that
                             class

 ORDER OF      RECIPIENT
 PAYMENT   CLASS OR CLASSES                 TYPE AND AMOUNT OF PAYMENT
--------- ------------------ --------------------------------------------------------
    21             G         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    22             H         Interest up to the total interest payable on that class

    23             H         Principal up to the total principal payable on that
                             class

    24             H         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    25             J         Interest up to the total interest payable on that class

    26             J         Principal up to the total principal payable on that
                             class

    27             J         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    28             K         Interest up to the total interest payable on that class

    29             K         Principal up to the total principal payable on that
                             class

    30             K         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    31             L         Interest up to the total interest payable on that class

    32             L         Principal up to the total principal payable on that
                             class

    33             L         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    34             M         Interest up to the total interest payable on that class

    35             M         Principal up to the total principal payable on that
                             class

    36             M         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    37             N         Interest up to the total interest payable on that class

    38             N         Principal up to the total principal payable on that
                             class

    39             N         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    40             P         Interest up to the total interest payable on that class

    41             P         Principal up to the total principal payable on that
                             class

    42             P         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

    43             Q         Interest up to the total interest payable on that class

    44             Q         Principal up to the total principal payable on that
                             class

    45             Q         Reimbursement up to the loss reimbursement amount
                             for that class
-------------------------------------------------------------------------------------

 ORDER OF      RECIPIENT
 PAYMENT   CLASS OR CLASSES           TYPE AND AMOUNT OF PAYMENT
--------- ------------------ --------------------------------------------
    46       R-I and R-II    Any remaining Available Distribution Amount
-------------------------------------------------------------------------

     In general, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if those two classes and the class A-1A certificates are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the class A-1 certificates, class A-2 certificates and class A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding and without regard to loan groups.


     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to each of the holders of class A-1, A-2, A-1A, B, C, D, E, F, G and H certificates that are entitled to payments of principal (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group applicable to such class of certificates) on that distribution date, up to an amount equal to the product of--

    o the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

    o a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

    o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that distribution date, and the denominator of which is the Principal Distribution Amount for that distribution date.


     The discount rate applicable to any class of certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant mortgage loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

    o with the same coupon, the issue with the lower yield will be selected;
      or

    o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.


     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.


     Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class XC certificates. After the distribution date on which the total principal balance of all classes of certificates, other than the class XC and XP certificates, senior to the class H certificates has been reduced to zero, the trustee will pay any prepayment consideration, net of workout fees and principal recovery fees payable from it, collected on the pooled mortgage loans, entirely to the holders of the class XC certificates.


     Neither we nor the underwriters make any representation as to--

    o the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

    o the collectability of any prepayment premium or yield maintenance charge.


     See "DESCRIPTION OF THE MORTGAGE POOL--Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.


     All prepayment premiums and yield maintenance charges payable as described above, will be reduced, with respect to specially serviced mortgage loans, by an amount equal to Additional Trust Fund Expenses and Realized Losses previously allocated to any class of certificates.


     Payments of Additional Interest. On each distribution date, any Additional Interest collected on the ARD Loans in the trust during the related collection period will be distributed, in the case of mortgage loans sold by Merrill Lynch Mortgage Lending, Inc., to the holders of the class Z-I certificates, and in the case of mortgage loans sold by KeyBank National Association, to the holders of the class Z-II certificates.


     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

    o payments on the certificates;

    o allocations of Realized Losses and Additional Trust Fund Expenses to the certificates; and

    o the amount of all fees payable to the master servicer, the special servicer, the trustee and the fiscal agent under the pooling and servicing agreement.


     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net Mortgage Rate and the Principal Distribution Amount for each distribution date.


     Operating revenues and other proceeds derived from an REO Property will be applied--

    o first, to pay or reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

    o second, as collections of principal, interest and other amounts due on the related mortgage loan.


     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.


REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES


     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the certificates. If this occurs following the payments made to the certificateholders on any distribution date, then the respective total principal balances of the following classes of the certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

 ORDER OF ALLOCATION             CLASS
--------------------   ------------------------
          1                        Q
          2                        P
          3                        N
          4                        M
          5                        L
          6                        K
          7                        J
          8                        H
          9                        G
          10                       F
          11                       E
          12                       D
          13                       C
          14                       B
          15              A-1, A-2 and A-1A,
                        pro rata based on total
                          principal balances



     Any Realized Losses and Additional Trust Fund Expenses realized on, or attributable to, the mortgage loans, will not be allocated to the class WW principal balance or class WW-X certificates (other than Realized Losses on, and Additional Trust Fund Expenses attributable to, the 77 West Wacker Drive mortgage loan and its pro rata share of Additional Trust Fund Expenses not attributable to any particular mortgage loan). Realized Losses on, and Additional Trust Fund Expenses attributable to, the 77 West Wacker Drive mortgage loan, will be allocated to the classes of class WW principal balance certificates, to the extent of the certificate balance of the class WW principal balance certificates, before being allocated to any other class of certificates. Such Realized Losses and Additional Trust Fund Expenses will be required to be allocated, first, to reduce the certificate balance of the class WW-3 certificates to zero, second, to reduce the certificate balance of the class WW-2 certificates to zero, third, to reduce the certificate balance of the class WW-1 certificates to zero and then to reduce the 77 West Wacker Drive Pooled Balance of the 77 West Wacker Drive pooled component to zero.


     The reductions in the total principal balances of the respective classes of certificates with principal balances, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of certificates. A reduction of this type in the total principal balance of any of the foregoing classes of certificates will result in a corresponding reduction in the total notional amount of the class XC and class XP certificates.


     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and Additional Interest, also will be treated as a Realized Loss. In addition, any nonrecoverable advance reimbursed from principal collections will constitute Realized Losses.


     Some examples of Additional Trust Fund Expenses are:

    o any special servicing fees, workout fees and principal recovery fees paid to the special servicer;

    o any interest paid to the master servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan in the trust;

    o any amounts payable to the special servicer in connection with inspections of mortgaged real properties which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan in the trust;

    o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets;

    o any unanticipated, non-mortgage loan specific expenses of the trust, including--

      1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Matters Regarding the Trustee" in the accompanying prospectus;

      2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

      3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus; and

    o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.


ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and REO mortgage loans), in each case net of related servicing fees, that

    o were due or deemed due, as the case may be, with respect to the pooled mortgage loans (including the 77 West Wacker Drive non-pooled component of the 77 West Wacker Drive mortgage loan) during the related collection period; and

    o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The Master Servicer will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists; provided, that with respect to an Appraisal Reduction Amount on the 77 West Wacker Drive mortgage loan, such Appraisal Reduction Amount will be applied to the class WW-1, WW-2, WW-3 and WW-X certificates prior to any application of such Appraisal Reduction Amount to the 77 West Wacker Drive pooled component (and as a result to the offered certificates). The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of (x) the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's certificate account that are not required to be paid on the certificates on that distribution date (or a combination of both methods).

     The trustee or the fiscal agent will be required to make any P&I advance that the master servicer fails to make. See "--The Trustee" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. In addition, the special servicer may also determine that any interest and/or principal advance made or proposed to be made by the master servicer or the trustee is not recoverable from proceeds of the related mortgage loan, and the master servicer, the trustee and the fiscal agent will be required to act in accordance with such determination. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's certificate account from time to time subject to the limitations described below. See also "DESCRIPTION OF THE CERTIFICATES--Advances" in the accompanying prospectus and "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Certificate Account" in this prospectus supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that advance is reimbursed--

    o first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

    o second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's certificate account subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

    o each pooled balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such pooled mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

    o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.



     Upon a determination that a previously made Advance is not recoverable, the master servicer, the special servicer, the trustee and the fiscal agent, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the certificate account that constitute principal collections received on all of the mortgage loans in the mortgage pool during the related collection period; provided, however, that if amounts of principal on deposit in the certificate account are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the certificate account (in which case interest will continue to accrue on the portion of the Advance that remains outstanding). In either case, the reimbursement will be made first from principal payments and collections received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, such reimbursement will be made first from principal payments and collections received on the mortgage loans included in the loan group which include the mortgage loan in respect of which the Advance was made, and if those collections are insufficient to fully reimburse the applicable party, then from principal payments and collections on the mortgage loans in the other loan group. Any Advances outstanding and unpaid at the time of any workout that pursuant to the terms of the workout will not be repaid in full as of the date of the workout (but will remain an obligation of the borrower), will at that time be reimbursable (together with advance interest thereon) to the master servicer in full, only from amounts on deposit in the certificate account that constitute principal collections received on all of the mortgage loans in the mortgage pool during the related collection period (net of amounts necessary to reimburse for non-recoverable Advances). Any reimbursement for non-recoverable Advances and interest on non-recoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses." The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the master servicer, constitute a violation of the Servicing Standard and/or with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION


     Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and provide either by mail or make available electronically via its website at www.etrustee.net, on each distribution date to each registered holder of a certificate (and, in the case of the 77 West Wacker Drive mortgage loan, the 77 West Wacker Drive operating advisor), a distribution date statement substantially in the form of, and containing the information set forth in, Annex F to this prospectus supplement. The trustee's reporting statement will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the pooled mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.


     The special servicer is required to deliver to the master servicer not later than 2:00 p.m. on the business day following each determination date, beginning in December 2003, a CMSA Servicer Loan File that contains the information called for in, or that will enable the master servicer to produce, the CMSA files and reports required to be delivered by the master servicer to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO properties in the trust.


     The master servicer is required to deliver to the trustee not later than 4:00 p.m. on the third business day prior to each distribution date, beginning in December 2003, the CMSA Loan Periodic Update File with respect to the subject distribution date.

No later than 4:00 p.m. on each P&I advance date beginning in December 2003, the master servicer will deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, REO Properties:

    o a CMSA Comparative Financial Status Report;

    o a CMSA Delinquent Loan Status Report;

    o a CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

    o a CMSA Historical Liquidation Report;

    o a CMSA REO Status Report;

    o a CMSA Servicer Watchlist;

    o a CMSA Property File;

    o a CMSA Loan Set-up File; and

    o a CMSA Financial File.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and the master servicer.

     In addition, the master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

    o with respect to any mortgaged real property or REO Property, a CMSA Operating Statement Analysis Report; and

    o with respect to any mortgaged real property or REO Property, a CMSA NOI Adjustment Worksheet.

     Absent manifest error of which it has actual knowledge, neither the master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of the master servicer or the special servicer, as the case may be. None of the trustee, the master servicer and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicer and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package or otherwise approved by the Commercial Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at www.cmbs.org.

     Information Available From Trustee. The trustee will make available on each distribution date, either electronically via its internet website or by first class mail, to each holder of a certificate, the depositor, the underwriters, each rating agency, the special servicer and any other person designated in writing by the depositor, the Delinquent Loan Status Report, the Historical Liquidation Report, the Historical Loan Modification Report, the REO Status Report, the Watch List, a Comparative Financial Status Report, an Operating Statement Analysis, the NOI Adjustment Worksheet and an Interim Delinquent Loan Status Report.

     The trustee will make available on each distribution date, either electronically via its internet website or by first class mail, to each holder of a certificate, each certificate owner, the mortgage loan sellers, the underwriters, the depositor, each rating agency and each other person who received a distribution date statement, the CMSA Loan Periodic Update File, the CMSA Property File, the CMSA Bond File and the CMSA Collateral Summary File containing the information regarding each mortgaged real property most recently received from the master servicer.

     The trustee must, and the master servicer may but is not required to, make available each month to any interested party (i) the distribution date statement via their respective internet websites, and (ii) the pooling and servicing agreement on their respective internet websites. In addition, the trustee must make available each month, on each distribution date, the Unrestricted Servicer Reports, the Updated Collection Report, the CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification Report, the Interim Delinquent Loan Status Report, the CMSA REO Status Report, the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond File, and the CMSA Collateral Summary File to any interested party on its internet website. The trustee must, upon request, make available each month, on each distribution date, (i) the CMSA Restricted Servicer Reports, (ii) the CMSA Watch List, the CMSA Operating Statement Analysis, the CMSA NOI Adjustment Worksheet and the CMSA Comparative Financial Status Report, and (iii) the CMSA Property File and the CMSA Financial File to any holder of a certificate, any certificate owner, any prospective transferee of a certificate or interest therein, any rating agency, any mortgage loan seller, any underwriter or any party to the pooling and servicing agreement and the 77 West Wacker Drive operating advisor via the trustee's internet website with the use of a password (or other comparable restricted access mechanism) provided by the trustee. The trustee must make available each month, on the fourth business day of each calendar month, the Interim Delinquent Loan Status Report to any interested party on its internet website.


     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.


     The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.


     Book-Entry Certificates. If you hold your offered certificates in book-entry from through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.


     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items (to the extent such items are in its possession):

    o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

    o all distribution date statements and monthly reports of the master servicer delivered, or otherwise electronically made available, to certificateholders since the date of initial issuance of the offered certificates;

    o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Evidence as to Compliance" in this prospectus supplement;

    o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Evidence as to Compliance" in this prospectus supplement;

    o the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Inspections; Collection of Operating Information" in this prospectus supplement;

    o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

    o the most recent annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Inspections; Collection of Operating Information" in this prospectus supplement; and

    o the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

    o in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

    o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.


VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100% of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

    o 4% in the aggregate in the case of the class XC and class XP certificates (allocated, pro rata, between the class XC and class XP certificates based on notional amount) and

    o in the case of any other class of certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate certificate balance of such class of certificates and the denominator of which is equal to the aggregate certificate balances of all the certificates, determined as of the distribution date immediately preceding such time.

     The holders of the class R-I, R-II, Z-I or Z-II certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. The class A-1, class A-2 and class A-1A certificates will be treated as one class for determining the controlling class.

In addition, if the master servicer is the holder of any class A-1, A-2, A-1A, B, C, D, E, F, G, H, J, K, M, N, P, Q, WW-1, WW-2 or WW-3 certificate, the master servicer, in its capacity as a certificateholder, will have no voting rights with respect to matters concerning compensation affecting the master servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

    o the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

    o the purchase of all of the mortgage loans (including the 77 West Wacker Drive non-pooled component) and REO Properties remaining in the trust by the majority subordinate certificateholder, the master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool (including the 77 West Wacker Drive non-pooled component) has been reduced to less than 1.0% of the initial mortgage pool balance plus the initial principal balance of the 77 West Wacker Drive non-pooled component.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or the majority subordinate certificateholder of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

    o the sum of--

      1. the total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the mortgaged real properties have become REO Properties) together with interest thereon plus any accrued interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those mortgage loans plus any accrued interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

      2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

    o solely in the case of a purchase by the master servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, will act as trustee on behalf of the Certificateholders. The corporate trust office of the trustee is located at 135
S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Merrill Lynch Mortgage Trust, Series 2003-KEY1.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

    o be authorized under those laws to exercise trust powers;

    o have a combined capital and surplus of at least $100,000,000; and

    o be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will accrue on an Actual/360 Basis at 0.0019% per annum on the Stated Principal Balance outstanding from time to time of each pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     The "Administrative Cost Rate" for each mortgage loan represents the sum of (a) the master servicing fee rate for such mortgage loan and (b) a percentage ranging from 0.0219% to 0.1319%, which percentage represents the trustee fee rate, the primary servicing fee rate and any correspondent or subservicing fee with respect to each mortgage loan. The Administrative Cost Rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

     See also "DESCRIPTION OF THE GOVERNING DOCUMENTS--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.


THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group -Merrill Lynch Mortgage Trust, Series 2003-KEY1. The fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

     The fiscal agent will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates, the mortgage loans, this prospectus supplement (except for the information in the immediately preceding paragraph) or related documents. The duties and obligations of the fiscal agent consist only of making advances as described in this prospectus supplement; the fiscal agent will not be liable except for the performance of such duties and obligations.

     In the event that the master servicer and the trustee fail to make a required advance, the fiscal agent will be required to make such advance, provided that the fiscal agent will not be obligated to make any advance that it deems to be nonrecoverable. The fiscal agent will be entitled to rely conclusively on any determination by the master servicer or the trustee, as applicable, that an advance, if made, would not be recoverable. The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the trustee and the master servicer.

     The duties and obligations of the fiscal agent will consist only of making advances as described above. The fiscal agent will not be liable except for the performance of such duties and obligations.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General.  The yield on any offered certificate will depend on:

    o the price at which the certificate is purchased by an investor; and

    o the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

    o the pass-through rate for the certificate;

    o the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate;

    o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate; and

    o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rate for each class of offered certificates is either fixed or, is equal to, based on or limited by, the Weighted Average Net Mortgage Rate.

     See "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Calculation of Pass-Through Rates" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans. Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those certificates with principal balances. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of those certificates. See "SERVICING OF THE UNDERLYING MORTGAGE LOANS--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the class A-1, class A-2, and class A-1A certificates, which loan group such mortgage loan is deemed to be in) are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, your actual yield will be lower than your anticipated yield if the principal payments on the mortgage loans are slower than you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield.


     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.


     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. See "RISK FACTORS--Risks Related to the Offered Certificates--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement.


     Principal payments on the mortgage loans would also affect the yield on any class of offered certificates which has a pass-through rate equal to, based on or limited by the Weighted Average Net Mortgage Rate to the extent the Weighted Average Net Mortgage Rate is reduced below the fixed pass-through rate or reduced below the initial Weighted Average Net Mortgage Rate for that class for one or more future periods. The pass-through rates on those classes of certificates may be limited by the Weighted Average Net Mortgage Rate even if principal prepayments do not occur.


     As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the class A-1A certificates have been reduced to zero, any remaining Loan Group 2 Principal Distribution Amount) for each distribution date will generally be distributable first in respect of the class A-1 certificates until the certificate balance thereof is reduced to zero, and second, in respect of the class A-2 certificates until the certificate balance thereof is reduced to zero; and the Loan Group 2 Principal Distribution Amount (and, after the class A-2 certificates have been reduced to zero, any remaining Loan Group 1 Principal Distribution Amount) for each distribution date will generally be distributable to the class A-1A certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the class B, class C, class D and class E certificates and then the private certificates not offered in this prospectus supplement (other than the class A-1A, class XC, class XP and class WW-X certificates), in that order, in each case until certificates balance of such class of certificates is reduced to zero. Since the amount of principal that will be distributed to the class A-1, class A-2, and class A-1A certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the class A-1 and class A-2, certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.


     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and particularly, on the mortgage loans in loan group 2) will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the mortgage loans (and particularly, on the mortgage loans in loan group 2), unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

    o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

    o the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

     then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

    o prevailing interest rates;

    o the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

    o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

    o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

    o the quality of management of the mortgaged real properties;

    o the servicing of the mortgage loans;

    o possible changes in tax laws; and

    o other opportunities for investment.

     See "RISK FACTORS--Risks Related to the Mortgage Loans", "DESCRIPTION OF THE MORTGAGE POOL" and "SERVICING OF THE UNDERLYING MORTGAGE LOANS" in this prospectus supplement and "DESCRIPTION OF THE GOVERNING DOCUMENTS" and "YIELD AND MATURITY CONSIDERATIONS--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

    o the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans;

    o the relative importance of those factors;

    o the percentage of the total principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

    o the overall rate of prepayment or default on the mortgage loans.

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available Distribution Amount on those subsequent distribution dates and the priority of payments described under "DESCRIPTION OF THE OFFERED CERTIFICATES--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE CLASS A-1, A-2, B, C, D AND E CERTIFICATES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

     For purposes of this prospectus supplement, "weighted average life" of any class A-1, A-2, B, C, D or E certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is November 20, 2003, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "YIELD AND MATURITY CONSIDERATIONS" section, the weighted average life of any class A-1, A-2, B, C, D or E certificate is determined by:

    o multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

    o summing the results; and

    o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any class A-1, A-2, B, C, D or E certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any class A-1, A-2, B, C, D or E certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the class A-1A certificates have been reduced to zero, any remaining Loan Group 2 Principal Distribution Amount) for each distribution date will generally be distributable first in respect of the class A-1 certificates until the certificate balance thereof is reduced to zero, and second, in respect of the class A-2 certificates until the certificate balance thereof is reduced to zero; and the Loan Group 2 Principal Distribution Amount (and, after the class A-2 certificates have been reduced to zero, any remaining Loan Group 1 Principal Distribution Amount) for each distribution date will generally be distributable to the class A-1A certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the class B, class C, class D and class E Certificates and then the private certificates not offered in this prospectus supplement (other than the class A-1A, class XC, class XP and WW-X certificates), in that order, in each case until certificates balance of such class of certificates is reduced to zero.


     The tables set forth below have been prepared on the basis of the Modeling Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below. The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES



DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date ..............................      100        100         100         100         100
11/12/2004 ................................       97         97          97          97          97
11/12/2005 ................................       93         93          93          93          93
11/12/2006 ................................       88         87          87          85          83
11/12/2007 ................................       81         80          78          77          77
11/12/2008 ................................       70         69          69          68          66
11/12/2009 ................................       62         61          60          59          58
11/12/2010 ................................        3          1           0           0           0
11/12/2011 ................................        0          0           0           0           0
                                                 ---        ---         ---         ---         ---
Weighted Average Life (in Years) ..........      5.7        5.6         5.6         5.5         5.4

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES




DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date ..............................      100        100         100         100         100
11/12/2004 ................................      100        100         100         100         100
11/12/2005 ................................      100        100         100         100         100
11/12/2006 ................................      100        100         100         100         100
11/12/2007 ................................      100        100         100         100         100
11/12/2008 ................................      100        100         100         100         100
11/12/2009 ................................      100        100         100         100         100
11/12/2010 ................................      100        100         100         100         100
11/12/2011 ................................       98         98          97          97          97
11/12/2012 ................................       95         94          94          94          94
11/12/2013 ................................        0          0           0           0           0
                                                 ---        ---         ---         ---         ---
Weighted Average Life (in Years) ..........      9.7        9.7         9.7         9.6         9.4

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES




DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date ..............................      100         100         100         100        100
11/12/2004 ................................      100         100         100         100        100
11/12/2005 ................................      100         100         100         100        100
11/12/2006 ................................      100         100         100         100        100
11/12/2007 ................................      100         100         100         100        100
11/12/2008 ................................      100         100         100         100        100
11/12/2009 ................................      100         100         100         100        100
11/12/2010 ................................      100         100         100         100        100
11/12/2011 ................................      100         100         100         100        100
11/12/2012 ................................      100         100         100         100        100
11/12/2013 ................................        0           0           0           0          0
                                                 ---         ---         ---         ---        ---
Weighted Average Life (in Years) ..........     10.0        10.0        10.0        10.0        9.7

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES




DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date ..............................      100         100         100         100        100
11/12/2004 ................................      100         100         100         100        100
11/12/2005 ................................      100         100         100         100        100
11/12/2006 ................................      100         100         100         100        100
11/12/2007 ................................      100         100         100         100        100
11/12/2008 ................................      100         100         100         100        100
11/12/2009 ................................      100         100         100         100        100
11/12/2010 ................................      100         100         100         100        100
11/12/2011 ................................      100         100         100         100        100
11/12/2012 ................................      100         100         100         100        100
11/12/2013 ................................        0           0           0           0          0
                                                 ---         ---         ---         ---        ---
Weighted Average Life (in Years) ..........     10.0        10.0        10.0        10.0        9.7

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES




DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date ..............................      100         100         100         100        100
11/12/2004 ................................      100         100         100         100        100
11/12/2005 ................................      100         100         100         100        100
11/12/2006 ................................      100         100         100         100        100
11/12/2007 ................................      100         100         100         100        100
11/12/2008 ................................      100         100         100         100        100
11/12/2009 ................................      100         100         100         100        100
11/12/2010 ................................      100         100         100         100        100
11/12/2011 ................................      100         100         100         100        100
11/12/2012 ................................      100         100         100         100        100
11/12/2013 ................................        0           0           0           0          0
                                                 ---         ---         ---         ---        ---
Weighted Average Life (in Years) ..........     10.0        10.0        10.0        10.0        9.8

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES




DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date ..............................      100         100         100         100        100
11/12/2004 ................................      100         100         100         100        100
11/12/2005 ................................      100         100         100         100        100
11/12/2006 ................................      100         100         100         100        100
11/12/2007 ................................      100         100         100         100        100
11/12/2008 ................................      100         100         100         100        100
11/12/2009 ................................      100         100         100         100        100
11/12/2010 ................................      100         100         100         100        100
11/12/2011 ................................      100         100         100         100        100
11/12/2012 ................................      100         100         100         100        100
11/12/2013 ................................        0           0           0           0          0
                                                 ---         ---         ---         ---        ---
Weighted Average Life (in Years) ..........     10.0        10.0        10.0        10.0        9.8

0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE PERIODS, OTHERWISE AT INDICATED CPR.

                                USE OF PROCEEDS


     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

     Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

     Upon the issuance of the offered certificates, Baker & McKenzie, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code.

     The assets of REMIC I will generally include--

    o the mortgage loans;

    o any REO Properties acquired on behalf of the certificateholders;

    o the master servicer's certificate account;

    o the special servicer's REO account; and

    o the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD Loans.

     For federal income tax purposes,

    o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

    o the class R-I certificates will evidence the sole class of residual interests in REMIC I;

    o the class A-1, A-2, A-1A, XC, XP, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, WW-1, WW-2, WW-3 and WW-X certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

    o the class R-II certificates will evidence the sole class of residual interests in REMIC II.

     The portion of the trust consisting of Additional Interest on the ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z-I and Z-II certificates will represent undivided interests in these assets. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor Trusts" in the accompanying prospectus.


DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     One or more classes of the offered certificates may be issued with not more than a de minimis amount of original issue discount. When determining the rate of accrual of original issue discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

    o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates;

    o no mortgage loan in the trust will otherwise be prepaid prior to maturity; and

    o there will be no extension of maturity for any mortgage loan in the trust.

     However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and
Section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class XC, class XP or Class WW-X certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class XC, class XP or class WW-X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.


CONSTRUCTIVE SALES OF CLASS XC, CLASS XP AND CLASS WW-X CERTIFICATES

     The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

    o entitle the holder to a specified principal amount;

    o pay interest at a fixed or variable rate; and

    o are not convertible into the stock of the issuer or a related party,

     cannot be the subject of a constructive sale for this purpose. Accordingly, only class XC, XP and WW-X certificates, which do not have principal balances, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code. In addition, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC, and "permitted assets" under Section 860L(c)(1)(G) of the Code in the hands of a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
       Section 7701(a)(19)(C) of the Internal Revenue Code of 1986;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
       Section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

   1. the borrower pledges substitute collateral that consist solely of certain government securities,

   2. the related mortgage loan documents allow that substitution,

   3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

   4. the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

     See "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "FEDERAL INCOME TAX
CONSEQUENCES--REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     The Employee Retirement Income Security Act of 1974, as amended, and the Code impose various requirements on--

    o Plans; and

    o persons that are fiduciaries with respect to Plans,

     in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code
Section 401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

     A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., identified as Prohibited Transaction Exemptions 90-23 and 90-29, respectively (each of which has been amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

    o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

    o third, the trustee cannot be an affiliate of any other member of the Restricted Group, other than any of the Exemption Favored Parties;

    o fourth, the following must be true--

      1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

      2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

      3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

    o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.


     It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of Fitch and S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.


     The Exemption also requires that the trust meet the following requirements:

    o the trust assets must consist solely of assets of the type that have been included in other investment pools;

    o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

    o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.


     We believe that these requirements have been satisfied as of the date of this prospectus supplement.


     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

    o the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan;

    o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

    o the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with:

    o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

    o the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

    o the continued holding of such offered certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

    o providing services to the Plan; or

    o having a specified relationship to this person,

     solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA CONSIDERATIONS" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.


                               LEGAL INVESTMENT

     Upon issuance, the class A-1, A-2, B, C, XC and XP certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. However, in order to remain mortgage related securities, the class A-1, A-2, B, C, XC and XP certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the class A-1, A-2, B, C, XC and XP certificates will constitute mortgage related securities in part because they evidence interest in notes secured by first mortgage liens on one or more real properties upon which is located a residential, commercial or mixed residential and commercial structure.

     The remaining offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of these remaining certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor the underwriters make any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

    o are legal investments for them; or

    o are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "LEGAL INVESTMENT" in the accompanying prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between us as seller, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Credit Suisse First

Boston LLC, McDonald Investments Inc. and Morgan Stanley & Co. Incorporated as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective certificate balances as applicable, of each class of the offered certificates as set forth below subject in each case to a variance of 5%:



                                                             CREDIT SUISSE
                MERRILL LYNCH, PIERCE,       J.P. MORGAN     FIRST BOSTON       MCDONALD       MORGAN STANLEY &
   CLASS     FENNER & SMITH INCORPORATED   SECURITIES INC.        LLC       INVESTMENTS INC.   CO. INCORPORATED
----------- ----------------------------- ----------------- -------------- ------------------ -----------------
Class A-1   $                             $                 $              $                  $
Class A-2
Class B
Class C
Class D
Class E

     Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are acting as co-lead managers for this offering, and Credit Suisse First Boston LLC, McDonald Investments Inc. and Morgan Stanley & Co. Incorporated are acting as co-managers for this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are acting as joint bookrunners in the following manner: J.P. Morgan Securities Inc. is
acting as sole bookrunner with respect to     % of the class   certificates,
and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunner with respect with respect to the remainder of the class certificates and all other classes of offered certificates.

     Proceeds to us from the sale of the offered certificates, before deducting
expenses payable by us, will be approximately $              , before adjusting
for accrued interest.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. McDonald Investments Inc. or one of its affiliates may purchase a portion of certain classes of the offered certificates, purchase certain offered certificates for its own account or sell the offered certificates to an affiliate. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

     Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     We also have been advised by Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated that each of them, through one or more of its affiliates, currently intends to make a market in the offered certificates; however, none of the above-mentioned underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See"RISK FACTORS--Risks of Limited Liquidity and Market Value in this prospectus supplement and "RISK FACTORS--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Certificates" in the accompanying prospectus.

     We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage Lending, Inc., which is one of the mortgage loan sellers. J.P. Morgan Securities Inc., one of the underwriters, is an affiliate of JPMorgan Chase Bank, which is one of the mortgage loan sellers. McDonald Investments Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is one of the mortgage loan sellers and is an affiliate of KeyCorp Real Estate Capital Markets, Inc., the master servicer.

                                 LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Baker & McKenzie, New York, New York and for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:





    CLASS        FITCH     S&P
-------------   -------   ----
  Class A-1       AAA      AAA
  Class A-2       AAA      AAA
  Class B          AA      AA
  Class C         AA-      AA-
  Class D          A        A
  Class E          A-      A-

     The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

    o the tax attributes of the offered certificates or of the trust;

    o whether or to what extent prepayments of principal may be received on the mortgage loans;

    o the likelihood or frequency of prepayments of principal on the mortgage loans;

    o the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

    o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls; and

    o whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may

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be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "RATING" in the accompanying prospectus.

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                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "GLOSSARY" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "2003-C5 Pooling and Servicing Agreement" means the pooling and servicing agreement related to the Fairfield Commons Companion Loan Securitization.

     "2003-C5 Trust Fund" means the trust fund established in connection with the Fairfield Commons Companion Loan Securitization.

     "30/360 Basis" means the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "77 West Wacker Drive Distribution Account" means the distribution account or sub-account established by the trustee in respect of the 77 West Wacker Drive mortgage loan.

     "77 West Wacker Drive Non-Pooled Balance" means $21,000,000.

     "77 West Wacker Drive Non-Pooled Percentage" means, for any distribution date, a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the 77 West Wacker Drive non-pooled component and the denominator of which is (y) the sum of (a) the 77 West Wacker Drive pooled component and (b) the principal balance of the 77 West Wacker Drive non-pooled component, in each case as of the day prior to such distribution date.

     "77 West Wacker Drive Pooled Balance" means $145,000,000.

     "77 West Wacker Drive Pooled Percentage" means, for any distribution date, a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the 77 West Wacker Drive pooled component and the denominator of which is (y) the sum of (a) the principal balance of the 77 West Wacker Drive pooled component and (b) the principal balance of the 77 West Wacker Drive non-pooled component, in each case as of the day prior to such distribution date.

     "77 West Wacker Drive Principal Distribution Amount" means the sum of the amounts listed in clauses (a)-(e) of the definition of "Principal Distribution Amount" that are attributable to the 77 West Wacker Drive mortgage loan.

     "AB Material Default" means, with respect to any AB Mortgage Loan, one of the following events: (a) either the related Senior Pooled Mortgage Loan or the related Subordinate Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "AB Mortgage Loans" means each Senior Pooled Mortgage Loan and its related Subordinate Companion Loan.

     "Acceptable Insurance Default" means any default under the related mortgage or mortgage loan documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, in accordance with the Servicing Standard, that: (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or, (b) such insurance is not available at any rate, or (c) the related mortgage or mortgage loan documents do not require the mortgagor to obtain such insurance. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

     "Actual/360 Basis" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate

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upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Additional Trust Fund Expense" means an expense of the trust that

    o arises out of a default on a mortgage loan or an otherwise unanticipated event; and

    o is not covered by a servicing advance or a corresponding collection from the related borrower.

     "Advance" means a P&I advance or a servicing advance.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

    o will be determined shortly following the later of the date on which the relevant appraisal, letter update or internal valuation is obtained or performed and the date on which the relevant Appraisal Trigger Event occurred; and

    o will equal the excess, if any, of "x" over "y" where--

      1. "x" is equal to the sum of, as calculated by the special servicer, in consultation with the controlling class representative (and, with respect to the 77 West Wacker Drive mortgage loan, the 77 West Wacker Drive operating advisor), as of the determination date immediately succeeding the special servicer's obtaining knowledge of the occurrence of the earliest date on which the related Appraisal Trigger Event occurred, if no new appraisal (or letter update or internal valuation) is required or the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained and each anniversary of such determination date thereafter so long as the related mortgage loan remains a required appraisal loan (without duplication):

          o the Stated Principal Balance of the mortgage loan (including the 77 West Wacker Drive non-pooled component);

          o to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, accrued on the mortgage loan through the most recent due date prior to the date of determination at the released Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

          o all accrued but unpaid servicing fees with respect to the mortgage loan (from collections on the mortgage loan) and all accrued but unpaid (from collections on the related mortgage loan) Additional Trust Fund Expenses with respect to the mortgage loan;

          o all related unreimbursed advances made by or on behalf of the master servicer, the trustee or the fiscal agent with respect to the required appraisal loan, together with interest on those advances; and

          o all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

      2. "y" is equal to the sum of (i) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, as the appraised or estimated value may be reduced, to not less than zero, by the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan and estimated liquidation expenses, and (ii) all escrows, reserves and letters of credit held as additional collateral with respect to such required appraisal loan.

     If, however, the appraisal, letter update or internal valuation referred to in the first bullet of this definition is not obtained or performed within 60 days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject

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mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan (including the 77 West Wacker Drive non-pooled component).

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust, any of the following events:

    o the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

    o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

    o 60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

    o 60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

    o the mortgaged real property securing the mortgage loan becomes an REO Property; or

    o any balloon payment on such mortgage loan has not been paid by its scheduled maturity date unless the master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan within 150 days after the due date of such balloon payment and the borrower continues to make monthly payments.

     "ARD Loan" means any mortgage loan in the trust having the characteristics described in the first paragraph under "DESCRIPTION OF THE MORTGAGE POOL--Terms and Conditions of the Mortgage Loans--ARD Loan" in this prospectus supplement.

     "Available Distribution Amount" means, with respect to any distribution date:

   (a) an amount equal to the sum, without duplication, of the following amounts:

       (i) the aggregate of all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicer as of the close of business on such determination date and required to be deposited in the certificate account;

       (ii) the aggregate amount of all P&I advances made by the master servicer, the trustee or the fiscal agent for distribution on the certificates on such distribution date;

       (iii) the aggregate amount transferred from the special servicer's REO Account to the certificate account during the month of such distribution date, on or prior to the date on which P&I advances are required to be made in such month;

       (iv) the aggregate amount deposited by the master servicer in the certificate account for such distribution date in connection with Prepayment Interest Shortfalls; and

       (v) for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 basis deposited in the distribution account, exclusive of:

   (b) any portion of the amounts described in sub-paragraphs (a)(i) and (a)(iii) above that represents one or more of the following:

       (i) any periodic payments collected but due on a due date after the related collection period;

       (ii) all amounts in the certificate account that are payable or reimbursable to any person other than the certificateholders from:

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          (A)        the certificate account, including, but not limited to,
                     servicing fees; and

          (B) the distribution account, including, but not limited to, trustee fees;

      (iii)      any prepayment premiums and yield maintenance charges;

      (iv) any Additional Interest on the ARD Loans (which is separately distributed to the class Z-I and class Z-II certificates);

      (v) if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 basis to be deposited in the trustee's interest reserve account and held for future distribution; and

      (vi) any amounts deposited in the certificate account or the distribution account in error.

     "Certificate Deferred Interest" means the amount by which interest distributable to any class of A-1, A-2, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, WW-1, WW-2, WW-3 or WW-X certificates is reduced by the amount of Mortgage Deferred Interest allocable to such class on any distribution date.

     "Closing Date" means the date of the initial issuance of the offered certificates, which will be on or about November 20, 2003.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Companion Loan" means either the Fairfield Commons Pari Passu Companion Loan or any Subordinate Companion Loan.

     "Control Change Event" means, with respect to any class of class WW principal balance certificates, such time as it is determined that, and for so long as, either (i) the initial certificate balance of such class minus all Appraisal Reduction Amounts, Realized Losses and Additional Trust Fund Expenses allocated to such class as of the date of determination is less than 25% of the initial certificate balance of such class of class WW principal balance certificates; or (ii) the outstanding certificate balance of such class of class WW principal balance certificates, after giving effect to all principal distributions, Appraisal Reduction Amounts, Realized Losses and Additional Trust Fund Expenses allocated to such class as of the date of determination has been reduced to zero.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Crossed Loan" means a mortgage loan that is cross-collateralized and cross-defaulted with one or more other mortgage loans.

     "Crossed Group" means a group of related Crossed Loans.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euless Square Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Euless Square.

     "Euless Square Pooled Mortgage Loan" means the pooled mortgage loan secured by the Euless Square Mortgaged Property.

     "Euless Square Subordinate Companion Loan" means the loan in the original principal amount of $300,000 secured by the same mortgage instrument encumbering the same Euless Square Mortgaged Property as the Euless Square Pooled Mortgage Loan and subordinate in right of payment to the Euless Square Pooled Mortgage Loan. The Euless Square Subordinate Companion Loan will not be part of the mortgage pool and will not be considered a mortgage loan included in the trust fund.

     "Exemption" means, collectively, Prohibited Transaction Exemptions 90-23 and 90-29, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41, and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

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     "Exemption-Favored Party" means any of--

    o any underwriter;

    o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any underwriter; and

    o any member of the underwriting syndicate or selling group of which a person described in the prior two bullet points is a manager or co-manager with respect to those mortgage pass-through certificates.

     "Fairfield Commons Companion Loan Securitization" means the securitization known as Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5.

     "Fairfield Commons Intercreditor Agreement" means the intercreditor agreement between the trust fund as lender in respect of the Fairfield Commons Pooled Mortgage Loan, and the holder of the Fairfield Commons Pari Passu Companion Loan.

     "Fairfield Commons Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Mall at Fairfield Commons.

     "Fairfield Commons Pari Passu Companion Loan" means the loan in the original principal amount of $85,500,000 secured by the same mortgage instrument encumbering the Fairfield Commons Mortgaged Property as the Fairfield Commons Pooled Mortgage Loan and pari passu in right of payment to the Fairfield Commons Pooled Mortgage Loan. The Fairfield Commons Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "Fairfield Commons Pooled Mortgage Loan" means the mortgage loan included in the trust fund and secured by the Fairfield Commons Mortgaged Property.

     "Fairfield Commons Total Loan" means collectively, the Fairfield Commons Pooled Mortgage Loan and the Fairfield Commons Pari Passu Companion Loan.

     "Fitch" means Fitch, Inc.

     "IRS" means the Internal Revenue Service.

     "Loan Group 1 Principal Distribution Amount" means the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

     "Loan Group 2 Principal Distribution Amount" means the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

     "Locust Grove Mortgaged Property" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Locust Grove Village Shopping Center.

     "Locust Grove Subordinate Companion Loan" means the loan in the original principal amount of $450,000 secured by the same mortgage instrument encumbering the same Locust Grove Mortgaged Property as the Locust Grove Pooled Mortgage Loan and subordinate in right of payment to the Locust Grove Pooled Mortgage Loan. The Locust Grove Subordinate Companion Loan will not be part of the mortgage pool and will not be considered a mortgage loan included in the trust fund.

     "Locust Grove Pooled Mortgage Loan" means the mortgage loan included in the trust fund and secured by the Locust Grove Mortgaged Property.

     "Modeling Assumptions" means, collectively, the following assumptions regarding the certificates and the mortgage loans in the trust:

    o the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,055,546,925;

    o the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

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    o the pass-through rate for each class of certificates is as described in this prospectus supplement.

    o there are no delinquencies or losses with respect to the mortgage loans;


    o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

    o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

    o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

    o each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is an Actual/360 Basis;

    o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

    o there are no breaches of our representations and warranties regarding the mortgage loans;

    o monthly debt service payments on the mortgage loans are timely received on the first day of each month for which monthly debt service payments are due on the 5th day of each month;

    o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

    o each ARD Loan is paid in full on its anticipated repayment date;

    o except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

    o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "DESCRIPTION OF THE OFFERED CERTIFICATES--Termination";

    o no mortgage loan is required to be repurchased by us;

    o no prepayment premiums or yield maintenance charges are collected;

    o there are no Additional Trust Fund Expenses;

    o payments on the offered certificates are made on the 12th day of each month, commencing in December 2003; and

    o the offered certificates are settled on November 20, 2003.

     "Mortgage Deferred Interest" means, with respect to any distribution date and any mortgage loan in the trust as to which the related mortgage rate has been reduced through a modification, the amount by which interest accrued at such reduced rate is less than the amount of interest that would have accrued on such mortgage loan at the related mortgage rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such mortgage loan.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of--

    o the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

    o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "Net Mortgage Rate" means, with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage rate in effect from time to time, minus the sum of the applicable master servicing fee rate and the per annum rate at which the monthly trustee fee is calculated; provided, however, that for purposes of calculating the pass-through rate for each of the class A-1, class A-2, class A-1A, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class P, class Q,

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class WW-1, class WW-2, class WW-3, class WW-X, class XC and class XP certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the date of issuance of the certificates; and provided further, however, that if any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the class A-1, class A-2, class A-1A, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class P, class Q, class WW-1, class WW-2, class WW-3, class WW-X, class XC and class XP, then the Net Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage rate (net of the per annum rate at which the monthly servicing fee and trustee fee is calculated); provided, however, that with respect to such mortgage loans, the mortgage rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related mortgage note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year. As of the cut-off date (without regard to the adjustment described above), the Net Mortgage Rates for the mortgage loans ranged from 3.926% per annum to 6.908%, with a weighted average Net Mortgage Rate of 5.421% per annum. See "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.


     "Party in Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Code.


     "Penalty Interest" means any interest, other than late payment charges, Additional Interest, prepayment premiums or yield maintenance charges, that--

    o accrues on a defaulted mortgage loan solely by reason of the subject default; and

    o is in excess of all interest at the related mortgage interest rate.


     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

    o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

    o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property, the value of such property (as determined by the appraisal, and subject to the assumptions set forth in such appraisal, obtained in connection with the origination of the related mortgage loan) or the current ability of the property to generate income sufficient to service the related mortgage loan;

    o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property, the value of the property (as determined by the appraisal, and subject to the assumptions set forth in such appraisal, obtained in connection with the origination of the related mortgage loan) or the current ability of the property to generate income sufficient to service the related mortgage loan;

    o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan;

    o the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged property, which rights do not materially interfere with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan;

    o if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for that other mortgage loan contained in the same group of cross-collateralized loans; and

    o if the related mortgaged property consists of one or more units in a condominium, the related condominium declaration, the terms of which do not materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged property, the value of the property (as determined by the appraisal, and subject to the assumptions set forth in such appraisal, obtained in connection with the origination of the related mortgage loan) or the current ability of the property to generate income sufficient to service the related mortgage loan.

     "Permitted Investments" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a mortgage loan included in the trust fund made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued at a rate per annum equal to the sum of the related net mortgage rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable) on the amount of such principal prepayment.

     "Primary Collateral" means the mortgaged real property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     "Principal Distribution Amount" means, with respect to each distribution date, the aggregate of the following (without duplication) to the extent paid by the related borrower during the related collection period or advanced by the master servicer, the trustee or the fiscal agent, as applicable:

   (a) the aggregate of the principal portions of all periodic payments due or deemed due, on or in respect of the mortgage loans and the REO Properties for their respective due dates occurring during the related collection period, to the extent not previously paid by the related borrower or advanced by the master servicer, the trustee or the fiscal agent, as applicable, prior to such collection period;

   (b) the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

   (c) with respect to any mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any periodic payment due or deemed due, in respect of such mortgage loan on a due date during or prior to the related collection period and not previously recovered;

   (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and /or the special servicer as recoveries of principal of such mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any periodic payment due or deemed due, in respect of the related mortgage loan on a due date during or prior to the related collection period and not previously recovered; and

   (e) if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the certificates on such immediately preceding distribution date;

     minus--

   (1) in the event that the 77 West Wacker Drive Default Distribution Priority is not in effect, an amount equal to the product of (x) the 77 West Wacker Drive Principal Distribution Amount for that distribution date and (y) the 77 West Wacker Drive Non-Pooled Percentage for that distribution date or (2) in the event that the 77 West Wacker Drive Default Distribution Priority is in effect and if the 77 West Wacker Drive pooled component has been reduced to zero, any amounts required to be distributed to the class WW principal balance certificates pursuant to the 77 West Wacker Drive Default Distribution Priority for that distribution date;

provided the Principal Distribution Amount will be reduced by the following amounts:

    o if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable as principal during the collection period for the related distribution date, and the aggregate Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from principal collections during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and

    o If any advance previously made in respect of any mortgage loan that is nonrecoverable, and such advance is reimbursed from amounts allocable as principal during the collection period for the related distribution date (prior to reimbursement from other collections), the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected (notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

     "Prindle Terrace Mortgaged Property" means the mortgaged real property identified on Annex A to this prospectus supplement as Prindle Terrace Apartments.

     "Prindle Terrace Pooled Mortgage Loan" means the mortgage loan included in the trust fund and secured by the Prindle Terrace Mortgaged Property.

     "Prindle Terrace Subordinate Companion Loan" means the loan in the original principal amount of $200,000 secured by the same mortgage instrument encumbering the same Prindle Terrace Mortgaged Property as the Prindle Terrace Pooled Mortgage Loan and subordinate in right of payment to the Prindle

Terrace Pooled Mortgage Loan. The Prindle Terrace Subordinate Companion Loan will not be part of the mortgage pool and will not be considered a mortgage loan included in the trust fund.

     "Realized Losses" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii) related servicing expenses and advances (together with interest accrued thereon) not reimbursed from the mortgage loan related to such advances and due and unpaid servicing compensation (including liquidation fees) any other Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable (and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be Realized Losses.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

     "REO Property" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "Restricted Group" means, collectively--

   1. the trustee;

   2. the Exemption-Favored Parties;

   3. us;

   4. the master servicer;

   5. the special servicer;

   6.  any sub-servicers;

   7. the mortgage loan sellers;

   8 each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

   9. any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "Senior Pooled Mortgage Loan" means either the Euless Square Pooled Mortgage Loan, the Locust Grove Pooled Mortgage Loan, or the Prindle Terrace Pooled Mortgage Loan.

     "Servicing Standard" means, with respect to either the master servicer or the special servicer, the obligation to service and administer the mortgage loans (including companion loans) for which that party is responsible:

    o in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

    o with a view to the maximization of the recovery on such mortgage loans (including, in the case of a mortgage loan with a related companion loan, the related companion loan) on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage rate) and the best interests of the holders of the certificates and the trust fund (and, in the case of a mortgage loan with a related companion loan, the holders of the certificates, the trust fund and the related companion holders, as a collective whole, taking into account the provisions of the related intercreditor agreement); and

    o without regard to--

      1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, the depositor, any mortgage loan seller or any other party to the transaction;

      2. the ownership of any certificate or companion loan by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

      3. the obligation of the master servicer or the special servicer, as the case may be, to make advances;

      4. the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing agreement;

      5. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

      6. any obligation of the master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

      7. any obligation of the master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

      8. any debt the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the underlying borrowers.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust, any of the following events:

      1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied for 60 days;

      2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

      3. the master servicer determines that a non-payment default (other than an Acceptable Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

      4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

    o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

    o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

    o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

    o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

    o will initially equal its cut-off date principal balance plus, in respect of a mortgage loan as to which the interest rate for such mortgage loan has been reduced, the amount by which the interest accrued on such mortgage loan at such reduced rate is less than the amount of interest that would have accrued on such mortgage loan before such reduction, to the extent that such amount has been added to the outstanding principal balance of such mortgage loan; and

    o will be permanently reduced on each determination date, to not less than zero, by--

      1. each payment of principal due on such mortgage loan after the cut-off date, to the extent received from the related borrowers or advanced by the master servicer, the trustee or the fiscal agent, as the case may be, and distributed to the holders of the certificates on or before such date of determination;

      2. the principal portion of all insurance proceeds received with respect to such mortgage loan after the cut-off date, to the extent distributed to the holders of the certificates on or before such date of determination;

      3. all prepayments of principal received with respect to such mortgage loan after the cut-off date, to the extent distributed to the holders of the certificates on or before such date of determination;

      4. any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred prior to the end of the collection period for the most recent distribution date; and

      5. any related Realized Losses.

     With respect to each mortgage loan relating to an REO property in the trust fund, the "Stated Principal Balance" will be an amount equal to the Stated Principal Balance of the predecessor mortgage loan as of the date of the acquisition of the related REO Property, minus the sum of:

    o the principal portion of any P&I advance made with respect to the predecessor mortgage loan on or after the date of the acquisition of the related REO Property, to the extent distributed to the holders of the certificates on or before such date of determination; and

    o the principal portion of all insurance proceeds, liquidation proceeds and revenues which derive from the related REO Property, to the extent distributed to the holders of the certificates on or before such date of determination.

     "Subordinate Companion Loan" means either the Locust Grove Subordinate Companion Loan, the Euless Square Subordinate Companion Loan or the Prindle Terrace Subordinate Companion Loan.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "Weighted Average Net Mortgage Rate" means, for any distribution date, the weighted average of the Net Mortgage Rates for all the mortgage loans (weighted on the basis on their respective Stated Principal Balances immediately following the preceding distribution date).

     "WW Controlling Holder" means the majority holder of the most subordinate class of class WW principal balance certificates outstanding for which a Control Change Event has not occurred with respect to such class.

     The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

  (ii) References to "UW DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date.

       The "UW Net Cash Flow" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the UW DSCR, provided in this prospectus supplement with respect to five mortgage loans, representing approximately 9.1% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins. In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

       In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

       In determining the "revenue" component of UW Net Cash Flow for each Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.


       In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.


       The borrowers' financial information used to determine UW Net Cash Flow was in most cases borrower certified, but unaudited, and neither the mortgage loan sellers nor the depositor verified their accuracy.

 (iii) References to "Cut-off Date LTV %" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

  (iv) References to "Maturity LTV %" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

  (v) References to "Cut-off Date Balance Per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a mobile home community), or hospitality property refers to the cut-off date principal balance of such mortgage loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan divided by the net rentable square foot area of the related mortgaged real property.

  (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

 (vii) References to "Monthly Capex Reserve ($)" represent estimated annual capital costs, as used by the mortgage loan sellers in determining Net Cash Flow.

(viii) References to "Admin. Fee %" for each mortgage loan represent the sum of
       (a) the master servicing fee rate for such mortgage loan and (b) a percentage ranging from 0.0219% to 0.1319%, which percentage represents the trustee fee rate, the primary servicer fee rate and any correspondence as subservicing fee with respect to each mortgage loan. The Administrative Cost Rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

  (ix) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date with respect to each ARD Loan).


   (x) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

  (xi) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()" represent the period for which the yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related mortgage loan documents.

 (xii) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

(xiii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and mobile home communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and
       (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

 (xiv) References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

  (xv) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

 (xvi) References to "Upfront TI/LC Reserve ($)" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xvii) Reference to "Monthly Reserve ($)", in addition to any such escrows funded at loan closing for potential TI/LC, require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be related to the borrower upon satisfaction of certain leasing conditions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



    Loan #       Originator    Property Name                                           Street Address
    ------       ----------    -------------                                           --------------
      1             MLML       77 West Wacker Drive                                    77 West Wacker Drive
      2             MLML       The Solomon Pond Mall                                   601 Donald Lynch Boulevard
      3             MLML       Miami International Mall                                1455 Northwest 107th Avenue
      4             JPMC       Hometown America Portfolio                              Various
     4.01                      Cimmaron Park                                           901 Lake Elmo Avenue North
     4.02                      Cedar Knolls                                            12571 Garland Avenue
     4.03                      Leisurewoods-Rockland                                   31 Leisurewoods Drive
     4.04                      Chesterfield                                            49900 Fairchild Road
     4.05                      Lakeland Harbor                                         4747 North State Road 33
      5             JPMC       Anchor Bay                                              10470 Dixie Highway
      6             MLML       Lincoln Center                                          1100 Lincoln Road
      7             MLML       The Puck Building                                       295 Lafayette Street
      8             MLML       167 East 61st Street                                    167 East 61st Street
      9            KEYBANK     Mall at Fairfield Commons (17)                          2727 Fairfield Commons
      10            MLML       Circa Capital - East Pool                               Various
    10.01                      Holiday Inn - Billings                                  5500 Midland Road
    10.02                      Holiday Inn-Fort Smith                                  700 Rogers Avenue
    10.03                      Holiday Inn - Park Plaza                                3201 South Loop 289
      11            MLML       GFS Marketplace Portfolio                               Various
    11.01                      Anderson, IN                                            2110 East 53rd Street
    11.02                      Battle Creek, MI                                        12595 Harper Village Drive
    11.03                      Bradley, IL                                             1350 Locke Drive
    11.04                      Escanaba, MI                                            1125 North Lincoln Road
    11.05                      Findlay, OH                                             2301 Tiffen Avenue
    11.06                      Fort Wayne, IN - CC                                     5831 Crosscreek Boulevard
    11.07                      Fort Wayne, IN - Illinois Rd                            5507 Illinois Road
    11.08                      Grand Rapids, MI - Cascade                              5665 28th Street
    11.09                      Lafayette, IN                                           200 Park East Boulevard
     11.1                      Lansing, IL                                             2330 173rd Street
    11.11                      Livonia, MI                                             29150 6 Mile Road
    11.12                      Miamisburg, OH                                          8499 B Springboro Pike SR 741
    11.13                      Mishawaka, IN                                           5440 North Main Street
    11.14                      Monroe, MI                                              1733 Telegraph Road
    11.15                      Palatine, IL                                            1930 North Rand Road
    11.16                      Traverse City, MI                                       1781 Barlow Street
    11.17                      Trotwood, OH                                            5380 Salem Avenue
      12            JPMC       Fiddler's Green Center II                               6501 South Fiddlers Green Circle
      13            MLML       Circa Capital - West Pool                               Various
    13.01                      Holiday Inn                                             204 West Fox Farm Road
    13.02                      Holiday Inn- Hotel & Towers                             801 Avenue Q
    13.03                      Holiday Inn Fresno Airport                              5090 East Clinton Way
      14           KEYBANK     Greystone Meadows Apartments                            31500 1st Ave South
      15            MLML       Retreat at Speedway Apartments                          7401 East Speedway Boulevard
      16            MLML       Residenz Apartments                                     700 Lincoln Park Boulevard
      17            MLML       Grand Forks Marketplace                                 32nd Avenue South and I-29
      18           KEYBANK     Georgetown Oaks Apartments                              101 Heartwood Path
      19            MLML       The Coast Savings Building                              315 West Ninth Street
      20           KEYBANK     Best Buy - Metairie                                     6205 Veterans Memorial Boulevard
      21            MLML       Lake Stevens Marketplace                                303 91st Avenue Northeast
      22           KEYBANK     Encinitas Self Storage                                  911 Encinitas Boulevard
      23           KEYBANK     Shallotte Crossing                                      Main Street and Holden Beach Road
      24           KEYBANK     Wildwood Acres                                          13418 Dottie Drive
      25            MLML       Anderson Multifamily Portfolio                          Various
    25.01                      Lantana Apartments                                      4603 Vance Jackson Road
    25.02                      Park at Colonnade                                       3815 Parkdale Drive
    25.03                      Calypso Apartments                                      5900 Wurzbach Road
      26            MLML       Indian Hills Plaza                                      SEC Highways 90 and 92
      27           KEYBANK     Locust Grove Village Shopping Center                    4994 Bill Gardner Parkway
      28            MLML       Katella Corporate Center                                 4281 Katella Avenue
      29           KEYBANK     Shakopee Valley Marketplace                             1529 17th Avenue East
      30           KEYBANK     East Hills Plaza                                        2611 Fashion Place
      31           KEYBANK     Tops Plaza - North Ridgeville                           33717 Center Ridge Road
      32            MLML       2400 Hudson Avenue                                      2400 Hudson Avenue
      33           KEYBANK     Micro Center                                            8000 East Quincy Avenue
      34            MLML       Cheyenne Manufactured Housing Community Portfolio       Various
    34.01                      Mobile Home Village                                     1314 West 18th Street
    34.02                      Pioneer Park                                            1104 Wilderness Trail
    34.03                      Circle Park                                             609 East Prosser Road
    34.04                      Country Lane                                            212 Tyler Place
    34.05                      Frontier Village                                        312 West Jefferson Road
    34.06                      Kimberly Village                                        401 East Prosser Road
      35            MLML       Comanche Business Park                                  2420 Comanche Northeast
      36            MLML       529 Broadway                                            529 Broadway
      37           KEYBANK     Sunrise Place/Village Apartments                        837 Michigan Street and 660 Gateway Court
    37.01                      Sunrise Village Townhomes                               660 Gateway Court
    37.02                      Sunrise Place Apartments                                837 Michigan Street
      38           KEYBANK     Keep It Self Storage                                    4444 Vineland Avenue
      39           KEYBANK     Tequesta Shoppes                                        105 North U.S. Highway 1
      40            MLML       Georgia Pacific Distribution Warehouse - Philadelphia   7575 Brewster Avenue
      41           KEYBANK     Second Street Studios                                   1807 Second Street
      42           KEYBANK     Euless Square                                           1304 Raider Drive
      43            MLML       Ygnacio Village Apartments                              1295 Homestead Avenue
      44            MLML       Oro Valley Retail                                       10785 & 10825 North Oracle Road
      45           KEYBANK     Shoppes of Woodmont                                     8197-8199 North University Drive
      46           KEYBANK     333-335 Newbury Street                                  333-335 Newbury Street
      47           KEYBANK     Woodinville Heated Self-Storage                         14715 Northeast North Woodinville Way
      48            MLML       Research Pointe Apartments                              8220 Research Boulevard
      49            MLML       Country Sunset                                          61445 Southeast 27th
      50           KEYBANK     A-Sentry Mini Storage                                   225 Boniface Parkway
      51            MLML       Fallbrook Towne Center                                  1061,1097 - 1127 South Mission Road
      52           KEYBANK     Walgreens - Brentwood                                   4600 Balfour Road
      53            MLML       2545 Aramingo Avenue                                    2545 Aramingo Avenue
      54            MLML       Savannah Springs Apartments                             35 Savannah Way
      55            MLML       Mariner Village Center                                  11060 Spring Hill Drive
      56            MLML       Lake Heights Apartments                                 5327 Rogers Road
      57           KEYBANK     Walgreens - Suwanee, GA                                 1090 Peachtree Industrial Boulevard
      58            MLML       Georgia Pacific Distribution Warehouse - Morton         510 East Courtland Street
      59            MLML       Losson Garden Apartments                                110 Losson Road
      60           KEYBANK     Enterprise Plaza                                        6140 University Drive NW
      61            MLML       2-10 Greenwich, 4-14 Putnam Avenue                      2-10 Greenwich & 4-14 Putnam Avenue
      62           KEYBANK     Prindle Terrace Apartments                              239 Indian River Road
      63            MLML       Renaissance Apartments                                  3744 Pennsylvania Avenue
      64           KEYBANK     Latham Professional Center                              4361 Latham Street
      65            MLML       55 Liberty Street                                       53-55  Liberty Street
      66            MLML       Wyntrebrooke Apartments                                 3688 Big Tree Road
      67            MLML       NWC of Church Street & Route 31                         NWC of Church Street & Route 31
      68            MLML       512 Aberdeen                                            512 Aberdeen Avenue
      69           KEYBANK     Ashton Apartments                                       711 East 18th Street
      70           KEYBANK     Ryegate Apartments                                      901 East 18th Avenue
      71           KEYBANK     North Hills Commons                                     3521 Clemson Boulevard
      72            MLML       Lincoln Park Manor Manufactured Housing Community       110 Parker Parkway
      73           KEYBANK     The Birches Apartments                                  8003 North El Dorado Street
      74           KEYBANK     Mayfair Center                                          3307 - 3331 East Broad Street
      75            MLML       Storage Max - Worcester                                 19 McKeon Road
      76            MLML       Meadowview Plaza                                        1441 Meadowview Road
      77            MLML       1201 East Colonial Drive                                1201 East Colonial Drive
      78            MLML       Village Park                                            1212 Southwest 11th Street
      79            MLML       Storage Max - Londonderry                               9 Londonderry Road



                                                                                Number of     Property
    Loan #       City                    State     Zip Code   County           Properties     Type
    ------       ----                    -----     --------   ------           ----------     --------
      1          Chicago                  IL        60601     Cook                  1         Office
      2          Marlborough              MA        01752     Middlesex             1         Retail
      3          Miami                    FL        30301     Dade                  1         Retail
      4          Various                Various    Various    Various               5         Manufactured Housing
     4.01        Lake Elmo                MN        55042     Washington            1         Manufactured Housing
     4.02        Apple Valley             MN        55124     Dakota                1         Manufactured Housing
     4.03        Rockland                 MA        02370     Plymouth              1         Manufactured Housing
     4.04        Chesterfield             MI        48051     Macomb                1         Manufactured Housing
     4.05        Lakeland                 FL        33805     Polk                  1         Manufactured Housing
      5          Fair Haven               MI        48023     St. Clair             1         Manufactured Housing
      6          Miami Beach              FL        33139     Miami-Dade            1         Mixed Use
      7          New York                 NY        10012     New York              1         Office
      8          New York                 NY        10021     New York              1         Multifamily
      9          Beavercreek              OH        45431     Montgomery            1         Retail
      10         Various                Various    Various    Various               3         Hospitality
    10.01        Billings                 MT        59101     Yellowstone           1         Hospitality
    10.02        Fort Smith               AR        72901     Sebastian             1         Hospitality
    10.03        Lubbock                  TX        79423     Lubbock               1         Hospitality
      11         Various                Various    Various    Various              17         Retail
    11.01        Anderson                 IN        46013     Madison               1         Retail
    11.02        Battle Creek             MI        49014     Calhoun               1         Retail
    11.03        Bourbannais              IL        60914     Kankakee              1         Retail
    11.04        Escanaba                 MI        49829     Delta                 1         Retail
    11.05        Findlay                  OH        45840     Hancock               1         Retail
    11.06        Fort Wayne               IN        46818     Allen                 1         Retail
    11.07        Fort Wayne               IN        46804     Allen                 1         Retail
    11.08        Grand Rapids             MI        49546     Kent                  1         Retail
    11.09        Lafayette                IN        47802     Tippecanoe            1         Retail
     11.1        Lansing                  IL        49441     Cook                  1         Retail
    11.11        Livonia                  MI        48154     Wayne                 1         Retail
    11.12        Miamisburg               OH        45342     Montgomery            1         Retail
    11.13        Mishawaka                IN        46530     St. Joseph            1         Retail
    11.14        Monroe                   MI        48162     Monroe                1         Retail
    11.15        Palatine                 IL        60074     Cook                  1         Retail
    11.16        Traverse City            MI        49411     Grand Traverse        1         Retail
    11.17        Trotwood                 OH        45426     Montgomery            1         Retail
      12         Greenwood Village        CO        80111     Arapahoe              1         Office
      13         Various                Various    Various    Various               3         Hospitality
    13.01        Cheyenne                 WY        82007     Laramie               1         Hospitality
    13.02        Lubbock                  TX        79401     Lubbock               1         Hospitality
    13.03        Fresno                   CA        93722     Fresno                1         Hospitality
      14         Federal Way              WA        98003     King                  1         Multifamily
      15         Tucson                   AZ        85710     Pima                  1         Multifamily
      16         Kettering                OH        45429     Montgomery            1         Multifamily
      17         Grand Forks              ND        58201     Grand Forks           1         Retail
      18         Georgetown               KY        40324     Scott                 1         Multifamily
      19         Los Angeles              CA        90014     Los Angeles           1         Office
      20         Metairie                 LA        70003     Jefferson Parish      1         Retail
      21         Everett                  WA        98205     Snohomish             1         Retail
      22         Encinitas                CA        92024     San Diego             1         Self Storage
      23         Shallotte                NC        28459     Brunswick             1         Retail
      24         Tampa                    FL        33617     Hillsborough          1         Multifamily
      25         Various                  TX       Various    Bexar                 3         Multifamily
    25.01        San Antonio              TX        78230     Bexar                 1         Multifamily
    25.02        San Antonio              TX        78229     Bexar                 1         Multifamily
    25.03        Leon Valley              TX        78238     Bexar                 1         Multifamily
      26         Sierra Vista             AZ        85635     Cochise               1         Retail
      27         Locust Grove             GA        30248     Henry                 1         Retail
      28         Los Alamitos             CA        90720     Orange County         1         Office
      29         Shakopee                 MN        55379     Scott                 1         Retail
      30         Bakersfield              CA        93306     Kern                  1         Retail
      31         North Ridgeville         OH        44039     Lorain                1         Retail
      32         Fort Lee                 NJ        07024     Bergen                1         Multifamily
      33         Denver                   CO        80237     Denver                1         Retail
      34         Various                  WY       Various    Various               6         Manufactured Housing
    34.01        Cheyenne                 WY        82007     Laramie               1         Manufactured Housing
    34.02        Green River              WY        82935     Sweetwater            1         Manufactured Housing
    34.03        Cheyenne                 WY        82007     Laramie               1         Manufactured Housing
    34.04        Cheyenne                 WY        82007     Laramie               1         Manufactured Housing
    34.05        Cheyenne                 WY        82007     Laramie               1         Manufactured Housing
    34.06        Cheyenne                 WY        82007     Laramie               1         Manufactured Housing
      35         Albuquerque              NM        87107     Bernalillo            1         Industrial
      36         New York                 NY        10012     New York              1         Retail
      37         Lawrence                 KS       Various    Douglas               2         Multifamily
    37.01        Lawrence                 KS        66049     Douglas               1         Multifamily
    37.02        Lawrence                 KS        66044     Douglas               1         Multifamily
      38         North Hollywood          CA        91602     Los Angeles           1         Self Storage
      39         Tequesta                 FL        33469     Palm Beach            1         Retail
      40         Philadelphia             PA        19153     Philadelphia          1         Industrial
      41         Santa Fe                 NM        87505     Santa Fe              1         Mixed Use
      42         Euless                   TX        76040     Tarrant               1         Multifamily
      43         Walnut Creek             CA        94596     Contra Costa          1         Multifamily
      44         Oro Valley               AZ        85737     Pima                  1         Retail
      45         Tamarac                  FL        33321     Broward               1         Retail
      46         Boston                   MA        02115     Suffolk               1         Mixed Use
      47         Woodinville              WA        98072     King                  1         Self Storage
      48         Austin                   TX        78758     Travis                1         Multifamily
      49         Bend                     OR        97702     Deschutes             1         Manufactured Housing
      50         Anchorage                AK        99508     Anchorage             1         Self Storage
      51         Fallbrook                CA        92028     San Diego             1         Retail
      52         Brentwood                CA        94513     Contra Costa          1         Retail
      53         Philadelphia             PA        19125     Philadelphia          1         Retail
      54         Fort Oglethorpe          GA        30742     Catoosa               1         Multifamily
      55         Spring Hill              FL        34608     Hernando              1         Retail
      56         Hamburg                  NY        14075     Erie                  1         Multifamily
      57         Suwanee                  GA        30024     Gwinnett              1         Retail
      58         Morton                   IL        61550     Tazewell              1         Industrial
      59         Cheektowaga              NY        14227     Erie                  1         Multifamily
      60         Huntsville               AL        35806     Madison               1         Retail
      61         Greenwich                CT        06830     Fairfield             1         Mixed Use
      62         Orange                   CT        06477     New Haven             1         Multifamily
      63         Fremont                  CA        94536     Alameda               1         Multifamily
      64         Riverside                CA        92501     Riverside             1         Office
      65         New York                 NY        10005     New York              1         Multifamily
      66         Hamburg                  NY        14075     Erie                  1         Multifamily
      67         Flemington               NJ        08822     Hunterdon             1         Retail
      68         Kettering                OH        45419     Montgomery            1         Multifamily
      69         Ellensburg               WA        98926     Kittitas              1         Multifamily
      70         Ellensburg               WA        98926     Kittitas              1         Multifamily
      71         Anderson                 SC        29621     Anderson              1         Retail
      72         Lincoln Park             TX        76227     Denton                1         Manufactured Housing
      73         Stockton                 CA        95210     San Joaquin           1         Multifamily
      74         Columbus                 OH        43213     Franklin              1         Retail
      75         Worcester                MA        01610     Worcester             1         Self Storage
      76         Sacramento               CA        95832     Sacramento            1         Retail
      77         Orlando                  FL        32803     Orange                1         Retail
      78         Hermiston                OR        97838     Umatilla              1         Manufactured Housing
      79         Londonderry              NH        03053     Rockingham            1         Self Storage




                Property                                           Year                    Total    Unit of
    Loan #      SubType                        Year Built        Renovated     SF/Units(1)(2)(3)    Measure    Occupancy % (4)
    ------      -------                        ----------        ---------     -----------------    -------    ---------------
      1         CBD                               1992                                 944,556        SF             91.9
      2         Anchored                          1996                                 427,439        SF             96.9
      3         Anchored                          1982             2002                292,509        SF             89.6
      4         Manufactured Housing             Various          Various                2,214       Pads            96.8
     4.01       Manufactured Housing              1969             2002                    508       Pads            96.1
     4.02       Manufactured Housing              1970             2003                    460       Pads            96.1
     4.03       Manufactured Housing              1985                                     394       Pads            99.5
     4.04       Manufactured Housing              1968             1984                    348       Pads            93.1
     4.05       Manufactured Housing              1984                                     504       Pads            99.8
      5         Manufactured Housing              1965             1999                  1,411       Pads            86.9
      6         Retail / Cinema / Parking Garage  1999                                 166,300        SF            100.0
      7         CBD                               1886             2003                202,078        SF            100.0
      8         Cooperative                       1983                                     173      Units           100.0
      9         Anchored                          1993                                 856,879        SF             98.7
      10        Full Service                     Various          Various                  774      Rooms            61.9
    10.01       Full Service                      1972             1999                    317      Rooms            56.4
    10.02       Full Service                      1986             2000                    255      Rooms            66.2
    10.03       Full Service                      1972             1999                    202      Rooms            65.1
      11        Single Tenant                    Various                               260,967        SF            100.0
    11.01       Single Tenant                     1995                                  13,563        SF            100.0
    11.02       Single Tenant                     2000                                  14,149        SF            100.0
    11.03       Single Tenant                     2001                                  14,713        SF            100.0
    11.04       Single Tenant                     2001                                  14,438        SF            100.0
    11.05       Single Tenant                     1997                                  15,189        SF            100.0
    11.06       Single Tenant                     2000                                  17,863        SF            100.0
    11.07       Single Tenant                     1997                                  15,763        SF            100.0
    11.08       Single Tenant                     2003                                  14,438        SF            100.0
    11.09       Single Tenant                     2002                                  14,131        SF            100.0
     11.1       Single Tenant                     1996                                  16,741        SF            100.0
    11.11       Single Tenant                     2000                                  14,438        SF            100.0
    11.12       Single Tenant                     1997                                  16,874        SF            100.0
    11.13       Single Tenant                     2000                                  17,033        SF            100.0
    11.14       Single Tenant                     1993                                  11,776        SF            100.0
    11.15       Single Tenant                     1998                                  18,263        SF            100.0
    11.16       Single Tenant                     2002                                  15,995        SF            100.0
    11.17       Single Tenant                     1997                                  15,600        SF            100.0
      12        Suburban                          2001                                 206,599        SF            100.0
      13        Full Service                     Various          Various                  747      Rooms            64.7
    13.01       Full Service                      1982             1999                    244      Rooms            64.1
    13.02       Full Service                      1982             1999                    293      Rooms            62.6
    13.03       Full Service                      1973             1999                    210      Rooms            68.5
      14        Garden                            1990             2002                    323      Units            95.4
      15        Garden                            2002                                     304      Units            86.8
      16        Garden                            1988             2001                    368      Units            95.1
      17        Anchored                          2001                                 182,366        SF            100.0
      18        Garden                            2002                                     216      Units            95.8
      19        CBD                               1926                                 138,832        SF             92.3
      20        Single Tenant                     2001                                  45,000        SF            100.0
      21        Anchored                          1993                                  96,401        SF            100.0
      22        Self Storage                      1985             1999                134,493        SF             97.6
      23        Anchored                          2001                                  94,420        SF             89.0
      24        Garden                            1967             2003                    336      Units            94.0
      25        Garden                           Various          Various                  411      Units            91.5
    25.01       Garden                            1972             2000                    108      Units            88.0
    25.02       Garden                            1976             2001                    211      Units            91.5
    25.03       Garden                            1974             2002                     92      Units            95.7
      26        Anchored                          1982             2001                126,905        SF             97.4
      27        Anchored                          2002                                 108,750        SF            100.0
      28        Suburban                          1982             1997                 80,609        SF            100.0
      29        Anchored                          2000                                 146,430        SF            100.0
      30        Anchored                          1992                                 102,320        SF             95.8
      31        Anchored                          2002                                  57,857        SF             96.5
      32        Cooperative                       1965                                     134      Units           100.0
      33        Unanchored                        1974             1994                 81,584        SF             88.9
      34        Manufactured Housing             Various          Various                  555       Pads            84.5
    34.01       Manufactured Housing              1950             1994                     30       Pads            90.0
    34.02       Manufactured Housing              1970                                     308       Pads            78.9
    34.03       Manufactured Housing              1973                                      53       Pads            96.2
    34.04       Manufactured Housing              1950                                      45       Pads            93.3
    34.05       Manufactured Housing              1950                                      70       Pads            84.3
    34.06       Manufactured Housing              1985                                      49       Pads            95.9
      35        Office/Warehouse                  2000                                 128,611        SF             89.0
      36        Unanchored                        1940             1986                 16,700        SF            100.0
      37        Garden                           Various                                   132      Units            87.1
    37.01       Garden                            1986                                      64      Units            98.4
    37.02       Garden                            1983                                      68      Units            76.5
      38        Self Storage                      1999                                  48,115        SF             77.8
      39        Anchored                          1986             2003                110,018        SF             86.0
      40        Warehouse/ Distribution           1981             1999                164,150        SF            100.0
      41        Office/Retail                     1949             2000                 80,567        SF             94.5
      42        Garden                            1971             2002                    150      Units            89.3
      43        Garden                            1986                                      56      Units            91.1
      44        Shadow Anchored                   2003                                  20,444        SF             91.7
      45        Anchored                          1992             2000                 35,892        SF            100.0
      46        Office/Retail                     1900             1990                 12,440        SF            100.0
      47        Self Storage                      2000                                  64,749        SF             90.6
      48        Garden                            1968             2002                    248      Units            84.3
      49        Manufactured Housing              1973             1995                    148       Pads            94.6
      50        Self Storage                      1985                                  65,258        SF             80.3
      51        Shadow Anchored                   1984                                  30,263        SF             97.0
      52        Single Tenant                     2003                                  14,490        SF            100.0
      53        Single Tenant                     2003                                  13,813        SF            100.0
      54        Garden                            1998                                      93      Units           100.0
      55        Anchored                          1986             1995                 69,917        SF            100.0
      56        Garden                            1962                                     176      Units            96.0
      57        Single Tenant                     2003                                  13,650        SF            100.0
      58        Warehouse/ Distribution           2000                                 122,209        SF            100.0
      59        Garden                            1972                                     148      Units            94.6
      60        Anchored                          1995                                  41,000        SF             92.2
      61        Retail/Office/Residential         1900                                  15,900        SF            100.0
      62        Garden                            2002                                      40      Units            97.5
      63        Garden                            2003                                      23      Units            95.7
      64        Suburban                          1991                                  31,201        SF            100.0
      65        Cooperative                       1911             1979                     82      Units           100.0
      66        Garden                            1972             2001                    132      Units            96.2
      67        Single Tenant                     2003                                  10,908        SF            100.0
      68        Garden                            1945             2003                     88      Units            92.1
      69        Garden                            1994                                      64      Units           100.0
      70        Garden                            1993                                      64      Units           100.0
      71        Anchored                          2001                                  42,942        SF            100.0
      72        Manufactured Housing              1983                                     198       Pads            86.4
      73        Garden                            1980                                      52      Units            94.2
      74        Anchored                          1996                                  27,747        SF            100.0
      75        Self Storage                      1931             2002                 44,748        SF             93.1
      76        Shadow Anchored                   2002                                  10,000        SF             78.9
      77        Single Tenant                     1996                                  10,594        SF            100.0
      78        Manufactured Housing              1973                                     122       Pads            97.5
      79        Self Storage                      2000                                  45,200        SF             89.3




                Occupancy       Appraised     Appraisal    Cut-Off Date        Original         Original Loan        Cut-Off Date
    Loan #         Date       Value ($) (5)      Date         LTV (%)       Balance ($) (6)     per Unit ($)        Balance ($) (6)
    ------         ----       -------------      ----         -------       ---------------     ------------        ---------------
      1          10/3/03        285,000,000    9/26/03         50.9          145,000,000           154              145,000,000
      2          6/12/03        205,000,000    6/30/03         55.6          114,000,000           267              114,000,000
      3          9/17/03        179,000,000    8/15/03         54.5           97,500,000           333               97,500,000
      4          7/21/03         99,755,000     8/1/03         76.5           76,293,172         34,459              76,293,172
     4.01        7/21/03         29,000,000     8/1/03                        22,695,801                             22,695,801
     4.02        7/21/03         21,500,000     8/1/03                        17,200,000                             17,200,000
     4.03        7/21/03         17,330,000     8/1/03                        11,475,204                             11,475,204
     4.04        7/21/03         16,500,000     8/1/03                        13,200,000                             13,200,000
     4.05        7/21/03         15,425,000     8/1/03                        11,722,167                             11,722,167
      5          7/21/03         59,300,000     8/1/03         69.6           41,248,141         29,233              41,248,141
      6          8/28/03         44,500,000    6/19/03         76.4           34,000,000           204               34,000,000
      7          8/31/03         48,500,000    4/15/03         62.6           30,500,000           151               30,378,221
      8          8/11/03        145,000,000     8/4/03         20.7           30,000,000         173,410             30,000,000
      9          8/31/03        171,500,000    9/15/03         66.5           28,500,000           133               28,500,000
      10         8/31/03         37,900,000     4/1/03         65.2           24,800,000         32,041              24,716,510
    10.01        8/31/03         16,200,000     4/1/03                        11,000,000                             10,962,968
    10.02        8/31/03         11,900,000     4/1/03                         7,700,000                              7,674,078
    10.03        8/31/03          9,800,000     4/1/03                         6,100,000                              6,079,464
      11         Various         37,670,000    Various         60.9           23,060,000           88                22,955,260
    11.01         5/2/03          1,890,000     5/2/03                         1,190,000                              1,184,595
    11.02        4/15/03          1,800,000    4/15/03                         1,140,000                              1,134,822
    11.03        4/14/03          1,900,000    4/14/03                         1,190,000                              1,184,595
    11.04        4/30/03          1,580,000    4/30/03                           960,000                                955,640
    11.05        4/21/03          1,940,000    4/21/03                         1,220,000                              1,214,459
    11.06        4/30/03          3,580,000    4/30/03                         1,680,000                              1,672,369
    11.07        4/30/03          2,540,000    4/30/03                         1,490,000                              1,483,232
    11.08        4/14/03          2,350,000    4/14/03                         1,460,000                              1,453,369
    11.09         5/2/03          1,860,000     5/2/03                         1,140,000                              1,134,822
     11.1        4/15/03          2,680,000    4/15/03                         1,750,000                              1,742,051
    11.11         4/9/03          2,000,000     4/9/03                         1,260,000                              1,254,277
    11.12        4/22/03          2,320,000    4/22/03                         1,480,000                              1,473,278
    11.13        4/16/03          2,500,000    4/16/03                         1,610,000                              1,602,687
    11.14        4/21/03          1,560,000    4/21/03                           950,000                                945,685
    11.15        4/16/03          3,050,000    4/16/03                         1,970,000                              1,961,052
    11.16         5/1/03          2,100,000     5/1/03                         1,310,000                              1,304,050
    11.17        4/22/03          2,020,000    4/22/03                         1,260,000                              1,254,277
      12          6/2/03         33,000,000     8/1/03         65.1           21,500,000           104               21,481,774
      13         8/31/03         31,900,000     4/1/03         63.1           20,200,000         27,041              20,131,996
    13.01        8/31/03         12,400,000     4/1/03                         8,300,000                              8,272,058
    13.02        8/31/03         11,400,000     4/1/03                         7,000,000                              6,976,434
    13.03        8/31/03          8,100,000     4/1/03                         4,900,000                              4,883,504
      14         8/19/03         23,500,000    5/20/03         79.1           18,600,000         57,585              18,600,000
      15         3/20/03         21,250,000     5/1/03         79.7           17,000,000         55,921              16,945,505
      16         7/29/03         21,000,000    7/23/03         80.0           16,800,000         45,652              16,800,000
      17         9/24/03         18,000,000    6/18/03         76.6           13,850,000           76                13,792,261
      18         10/1/03         13,900,000    9/17/03         77.9           10,825,000         50,116              10,825,000
      19         9/16/03         14,700,000     8/1/03         67.7            9,950,000           72                 9,950,000
      20         9/10/03         12,500,000    8/19/03         76.7            9,600,000           213                9,592,517
      21         7/28/03         12,500,000    7/16/03         76.7            9,600,000           100                9,590,295
      22         9/11/03         13,100,000    8/26/03         72.5            9,500,000           71                 9,500,000
      23         8/16/03         12,658,000    6/17/03         71.6            9,100,000           96                 9,061,160
      24         8/25/03         11,300,000    8/14/03         79.6            9,000,000         26,786               9,000,000
      25         6/25/03         12,125,000    Various         74.2            9,000,000         21,898               8,991,785
    25.01        6/25/03          3,200,000     9/3/03                         2,240,000                              2,237,955
    25.02        6/25/03          6,675,000    7/15/03                         4,960,000                              4,955,472
    25.03        6/25/03          2,250,000     9/3/03                         1,800,000                              1,798,357
      26          5/1/03         10,600,000    5/15/03         79.4            8,440,000           67                 8,414,174
      27         7/11/03          9,775,000    3/28/03         81.8            8,015,000           74                 7,994,076
      28        12/31/02         11,000,000     7/9/03         72.6            8,000,000           99                 7,986,417
      29         8/20/03         14,800,000    7/24/03         50.7            7,500,000           51                 7,500,000
      30         7/22/03          9,200,000    4/30/03         79.9            7,360,000           72                 7,346,475
      31          9/3/03          9,000,000    6/18/03         79.9            7,200,000           124                7,189,247
      32         4/20/03         14,700,000    5/23/03         47.6            7,000,000         52,239               6,993,408
      33         7/10/03         10,200,000    7/15/03         68.5            7,000,000           86                 6,986,642
      34          8/1/03          8,860,000     9/5/03         75.1            6,650,000         11,982               6,650,000
    34.01         8/1/03            500,000     9/5/03                           400,000                                400,000
    34.02         8/1/03          4,010,000     9/5/03                         2,820,000                              2,820,000
    34.03         8/1/03          1,220,000     9/5/03                           975,000                                975,000
    34.04         8/1/03            710,000     9/5/03                           560,000                                560,000
    34.05         8/1/03          1,250,000     9/5/03                           960,000                                960,000
    34.06         8/1/03          1,170,000     9/5/03                           935,000                                935,000
      35         6/30/03         10,100,000    7/11/03         59.4            6,000,000           47                 6,000,000
      36          6/1/03         19,200,000    6/10/03         31.2            6,100,000           365                5,984,659
      37          8/5/03          6,800,000    Various         80.0            5,440,000         41,212               5,440,000
    37.01         8/5/03          4,532,266     9/2/03                         3,625,813                              3,625,813
    37.02         8/5/03          2,267,734    9/16/03                         1,814,187                              1,814,187
      38         6/17/03          9,000,000    3/13/03         59.8            5,400,000           112                5,378,235
      39         9/12/03         11,500,000    8/15/03         45.2            5,200,000           47                 5,200,000
      40         6/11/03          7,000,000    6/11/03         73.7            5,175,000           32                 5,161,561
      41         7/18/03          6,900,000    6/20/03         72.1            5,000,000           62                 4,974,694
      42         6/30/03          6,000,000     5/3/02         78.7            4,750,000         31,667               4,722,245
      43          7/9/03          7,250,000    6/19/03         63.4            4,600,000         82,143               4,596,056
      44          9/1/03          5,790,000     8/9/03         78.3            4,535,000           222                4,535,000
      45          9/8/03          6,440,000    10/1/03         69.9            4,500,000           125                4,500,000
      46         8/21/03          5,700,000   12/15/03         72.8            4,150,000           334                4,150,000
      47         9/26/03          5,600,000    7/30/03         74.1            4,150,000           64                 4,150,000
      48         6/24/03          9,500,000    6/24/03         42.0            4,000,000         16,129               3,992,698
      49          6/3/03          5,000,000    6/23/03         79.4            3,975,000         26,858               3,971,596
      50          9/9/03          5,640,000    9/23/03         69.9            3,945,000           60                 3,945,000
      51         6/12/03          5,350,000     6/3/03         73.4            3,938,000           130                3,927,048
      52         9/13/02          5,500,000     7/9/03         69.9            3,850,000           266                3,847,238
      53          7/2/03          5,200,000     7/2/03         73.9            3,850,000           279                3,840,621
      54          9/1/03          4,800,000     8/8/03         75.0            3,600,000         38,710               3,600,000
      55         6/10/03          4,600,000    7/11/03         78.2            3,600,000           51                 3,596,825
      56          7/1/03          5,100,000    8/13/03         70.0            3,575,000         20,313               3,571,528
      57         10/3/03          5,000,000    8/25/03         70.7            3,533,000           259                3,533,000
      58         6/10/03          4,700,000    6/10/03         74.6            3,513,000           29                 3,503,877
      59          7/1/03          6,000,000    8/13/03         57.9            3,475,000         23,480               3,471,625
      60          8/5/03          4,600,000    9/10/03         72.8            3,350,000           82                 3,350,000
      61         8/11/03          7,000,000    7/31/03         47.1            3,300,000           208                3,297,442
      62          9/1/03          4,250,000     7/7/03         77.6            3,300,000         82,500               3,297,192
      63         8/31/03          4,600,000    7/25/03         70.6            3,250,000         141,304              3,246,939
      64         7/24/03          4,700,000    6/27/03         67.6            3,184,000           102                3,175,348
      65         9/10/03         41,200,000    8/20/03          7.5            3,100,000         37,805               3,100,000
      66          8/6/03          4,200,000    8/13/03         70.2            2,950,000         22,348               2,947,135
      67          2/1/03          3,950,000     2/1/03         72.5            2,865,000           263                2,865,000
      68         7/29/03          3,640,000    7/23/03         74.2            2,700,000         30,682               2,700,000
      69          8/1/03          3,175,000    7/15/03         78.6            2,502,000         39,094               2,495,453
      70          8/1/03          3,100,000    7/15/03         79.9            2,480,000         38,750               2,475,392
      71          9/5/03          4,800,000    9/19/03         51.6            2,475,000           58                 2,475,000
      72         7/31/03          2,800,000     8/4/03         75.0            2,100,000         10,606               2,100,000
      73          9/1/03          3,260,000    6/19/03         62.8            2,050,000         39,423               2,048,224
      74         8/19/03          2,850,000     7/7/03         70.1            2,000,000           72                 1,996,542
      75         6/30/03          2,600,000     8/5/03         73.1            1,900,000           42                 1,900,000
      76          7/1/03          2,850,000    6/29/03         66.6            1,900,000           190                1,898,519
      77          7/8/03          2,625,000     7/8/03         68.5            1,800,000           170                1,797,589
      78         6/30/03          2,100,000     7/6/03         77.3            1,625,000         13,320               1,623,608
      79         6/30/03          2,000,000    7/31/03         62.5            1,250,000           28                 1,250,000

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                Cut-Off Date    Loan     % of
               % of Initial       Balance       Group    Loan
    Loan #     Pool Balance     per Unit ($)    1 or 2  Group 1
    ------     ------------     ------------    ------  -------
      1          13.7             154             1      16.6
      2          10.8             267             1      13.0
      3           9.2             333             1      11.1
      4           7.2            34,459           1      8.7
     4.01         2.2                             1      2.6
     4.02         1.6                             1      2.0
     4.03         1.1                             1      1.3
     4.04         1.3                             1      1.5
     4.05         1.1                             1      1.3
      5           3.9            29,233           2
      6           3.2             204             1      3.9
      7           2.9             150             1      3.5
      8           2.8           173,410           1      3.4
      9           2.7             133             1      3.3
      10          2.3            31,933           1      2.8
    10.01         1.0                             1      1.3
    10.02         0.7                             1      0.9
    10.03         0.6                             1      0.7
      11          2.2              88             1      2.6
    11.01         0.1                             1      0.1
    11.02         0.1                             1      0.1
    11.03         0.1                             1      0.1
    11.04         0.1                             1      0.1
    11.05         0.1                             1      0.1
    11.06         0.2                             1      0.2
    11.07         0.1                             1      0.2
    11.08         0.1                             1      0.2
    11.09         0.1                             1      0.1
     11.1         0.2                             1      0.2
    11.11         0.1                             1      0.1
    11.12         0.1                             1      0.2
    11.13         0.2                             1      0.2
    11.14         0.1                             1      0.1
    11.15         0.2                             1      0.2
    11.16         0.1                             1      0.1
    11.17         0.1                             1      0.1
      12          2.0             104             1      2.5
      13          1.9            26,950           1      2.3
    13.01         0.8                             1      0.9
    13.02         0.7                             1      0.8
    13.03         0.5                             1      0.6
      14          1.8            57,585           2
      15          1.6            55,742           2
      16          1.6            45,652           2
      17          1.3              76             1      1.6
      18          1.0            50,116           2
      19          0.9              72             1      1.1
      20          0.9             213             1      1.1
      21          0.9              99             1      1.1
      22          0.9              71             1      1.1
      23          0.9              96             1      1.0
      24          0.9            26,786           2
      25          0.9            21,878           2
    25.01         0.2                             2
    25.02         0.5                             2
    25.03         0.2                             2
      26          0.8              66             1      1.0
      27          0.8              74             1      0.9
      28          0.8              99             1      0.9
      29          0.7              51             1      0.9
      30          0.7              72             1      0.8
      31          0.7             124             1      0.8
      32          0.7            52,190           1      0.8
      33          0.7              86             1      0.8
      34          0.6            11,982           2
    34.01         0.0                             2
    34.02         0.3                             2
    34.03         0.1                             2
    34.04         0.1                             2
    34.05         0.1                             2
    34.06         0.1                             2
      35          0.6              47             1      0.7
      36          0.6             358             1      0.7
      37          0.5            41,212           2
    37.01         0.3                             2
    37.02         0.2                             2
      38          0.5             112             1      0.6
      39          0.5              47             1      0.6
      40          0.5              31             1      0.6
      41          0.5              62             1      0.6
      42          0.4            31,482           2
      43          0.4            82,072           2
      44          0.4             222             1      0.5
      45          0.4             125             1      0.5
      46          0.4             334             1      0.5
      47          0.4              64             1      0.5
      48          0.4            16,100           2
      49          0.4            26,835           1      0.5
      50          0.4              60             1      0.5
      51          0.4             130             1      0.4
      52          0.4             266             1      0.4
      53          0.4             278             1      0.4
      54          0.3            38,710           2
      55          0.3              51             1      0.4
      56          0.3            20,293           2
      57          0.3             259             1      0.4
      58          0.3              29             1      0.4
      59          0.3            23,457           2
      60          0.3              82             1      0.4
      61          0.3             207             1      0.4
      62          0.3            82,430           2
      63          0.3           141,171           1      0.4
      64          0.3             102             1      0.4
      65          0.3            37,805           2
      66          0.3            22,327           2
      67          0.3             263             1      0.3
      68          0.3            30,682           2
      69          0.2            38,991           2
      70          0.2            38,678           2
      71          0.2              58             1      0.3
      72          0.2            10,606           2      0.0
      73          0.2            39,389           2      0.0
      74          0.2              72             1      0.2
      75          0.2              42             1      0.2
      76          0.2             190             1      0.2
      77          0.2             170             1      0.2
      78          0.2            13,308           1      0.2
      79          0.1              28             1      0.1



                   % of                                                                               Net
                   Loan           Crossed         Related         Interest       Admin.            Mortgage
    Loan #        Group 2       Loan (7) (18)   Borrower (19)      Rate %        Fee %            Rate % (8)       Accrual Type
    ------        -------       -------------   -------------      ------        -----            ----------       ------------
      1                                                            5.6370        0.0419             5.5951          Actual/360
      2                                               7            3.9675        0.0419             3.9256          Actual/360
      3                                               7            5.3500        0.0419             5.3081          Actual/360
      4                                               9            5.3000        0.0419             5.2581          Actual/360
     4.01
     4.02
     4.03
     4.04
     4.05
      5             23.0                              9            5.4880        0.0419             5.4461          Actual/360
      6                                                            5.8600        0.0419             5.8181          Actual/360
      7                                                            5.4500        0.0419             5.4081          Actual/360
      8                                                            5.3750        0.0419             5.3331          Actual/360
      9                                                            5.4500        0.0519             5.3981          Actual/360
      10                              2               5            6.9500        0.0419             6.9081          Actual/360
    10.01
    10.02
    10.03
      11                                                           5.3000        0.0419             5.2581          Actual/360
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
     11.1
    11.11
    11.12
    11.13
    11.14
    11.15
    11.16
    11.17
      12                                                           5.9140        0.0419             5.8721          Actual/360
      13                              2               5            6.9500        0.0419             6.9081          Actual/360
    13.01
    13.02
    13.03
      14            10.4                              10           4.5600        0.1019             4.4581          Actual/360
      15            9.4                                            5.1900        0.0419             5.1481          Actual/360
      16            9.4                               2            5.7500        0.0419             5.7081          Actual/360
      17                                                           5.2600        0.0419             5.2181          Actual/360
      18            6.0                                            5.7600        0.0519             5.7081          Actual/360
      19                                              4            6.1400        0.0419             6.0981          Actual/360
      20                                                           6.2300        0.1019             6.1281          Actual/360
      21                                                           5.2100        0.0419             5.1681          Actual/360
      22                                                           5.8300        0.0519             5.7781          Actual/360
      23                                                           6.1250        0.0519             6.0731            30/360
      24            5.0                                            5.4000        0.1019             5.2981          Actual/360
      25            5.0                                            5.6250        0.0419             5.5831          Actual/360
    25.01           1.2
    25.02           2.8
    25.03           1.0
      26                                                           5.4000        0.0419             5.3581          Actual/360
      27                                                           6.0900        0.1519             5.9381          Actual/360
      28                                              4            6.3300        0.0419             6.2881          Actual/360
      29                                              10           5.0000        0.0519             4.9481            30/360
      30                                                           5.9800        0.0519             5.9281          Actual/360
      31                                                           5.1700        0.0519             5.1181          Actual/360
      32                                                           5.5000        0.0419             5.4581          Actual/360
      33                                                           5.8100        0.0519             5.7581          Actual/360
      34            3.7                                            5.5000        0.0419             5.4581          Actual/360
    34.01           0.2
    34.02           1.6
    34.03           0.5
    34.04           0.3
    34.05           0.5
    34.06           0.5
      35                                                           6.0000        0.0419             5.9581          Actual/360
      36                                                           5.2000        0.0419             5.1581          Actual/360
      37            3.0                                            5.5900        0.0519             5.5381          Actual/360
    37.01           2.0
    37.02           1.0
      38                                                           5.9800        0.0519             5.9281          Actual/360
      39                                                           5.3000        0.0519             5.2481            30/360
      40                                              6            6.2800        0.0419             6.2381          Actual/360
      41                                                           6.1600        0.0519             6.1081          Actual/360
      42            2.6                                            5.4700        0.0519             5.4181          Actual/360
      43            2.6                                            5.8700        0.0419             5.8281          Actual/360
      44                                                           5.8800        0.0419             5.8381          Actual/360
      45                                                           6.5600        0.1019             6.4581          Actual/360
      46                                                           6.2000        0.0519             6.1481          Actual/360
      47                                                           5.9700        0.0519             5.9181          Actual/360
      48            2.2                                            6.0100        0.0419             5.9681          Actual/360
      49                              1               3            5.8750        0.0419             5.8331          Actual/360
      50                                                           6.1000        0.0519             6.0481          Actual/360
      51                                                           5.8200        0.0419             5.7781          Actual/360
      52                                                           6.5300        0.0519             6.4781          Actual/360
      53                                                           6.6400        0.0419             6.5981          Actual/360
      54            2.0                                            5.7800        0.0419             5.7381          Actual/360
      55                                                           5.7600        0.0419             5.7181          Actual/360
      56            2.0                               1            5.3750        0.0419             5.3331          Actual/360
      57                                                           6.1200        0.0519             6.0681          Actual/360
      58                                              6            6.2800        0.0419             6.2381          Actual/360
      59            1.9                               1            5.3750        0.0419             5.3331          Actual/360
      60                                                           5.8000        0.1019             5.6981          Actual/360
      61                                                           6.2500        0.0419             6.2081          Actual/360
      62            1.8                                            5.9000        0.0519             5.8481          Actual/360
      63                                                           5.5000        0.0419             5.4581          Actual/360
      64                                                           5.9200        0.0519             5.8681          Actual/360
      65            1.7                                            5.6200        0.0419             5.5781          Actual/360
      66            1.6                               1            5.3750        0.0419             5.3331          Actual/360
      67                                                           6.5800        0.0419             6.5381          Actual/360
      68            1.5                               2            5.7500        0.0419             5.7081          Actual/360
      69            1.4                               11           6.0800        0.0519             6.0281          Actual/360
      70            1.4                               11           5.9300        0.0519             5.8781          Actual/360
      71                                                           5.2400        0.0519             5.1881            30/360
      72            1.2                                            5.3750        0.0419             5.3331          Actual/360
      73            1.1                                            5.8300        0.0519             5.7781          Actual/360
      74                                                           6.2500        0.1019             6.1481          Actual/360
      75                              3               8            6.8750        0.0419             6.8331          Actual/360
      76                                                           6.2300        0.0419             6.1881          Actual/360
      77                                                           5.7500        0.0419             5.7081          Actual/360
      78                              1               3            5.8750        0.0419             5.8331          Actual/360
      79                              3               8            6.8750        0.0419             6.8331          Actual/360




                     Monthly Debt               Annual Debt                        First
    Loan #      Service ($) (9) (11)       Service ($) (10) (11)    Note Date   Payment Date         Rem. Term         Rem. Amort
    ------      ---------------------      ---------------------    ---------   ------------         ---------         ----------
      1              833,968.12              10,007,617.43          10/24/03       12/1/03               120               360
      2              542,119.63               6,505,435.56            8/1/03        9/1/03               117               360
      3              544,453.35               6,533,440.20           9/22/03       11/1/03               119               360
      4              439,648.41               5,275,780.92          10/16/03       12/1/03                84               330
     4.01
     4.02
     4.03
     4.04
     4.05
      5              242,422.66               2,909,071.92          10/16/03       12/1/03               120               330
      6              200,797.01               2,409,564.12          10/27/03       12/1/03               120               360
      7              172,220.05               2,066,640.60           6/30/03        8/1/03               116               356
      8              134,375.00               1,612,500.00          10/15/03       12/1/03               120
      9              160,926.93               1,931,123.16          10/17/03      12/1/2003              132               360
      10             174,491.00               2,093,892.04           7/22/03        9/1/03               117               297
    10.01
    10.02
    10.03
      11             138,867.60               1,666,411.15           7/21/03        9/1/03               117               297
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
     11.1
    11.11
    11.12
    11.13
    11.14
    11.15
    11.16
    11.17
      12             127,717.02               1,532,604.24           9/25/03       11/1/03                83               359
      13             142,125.74               1,705,508.84           7/22/03        9/1/03               117               297
    13.01
    13.02
    13.03
      14              94,907.73               1,138,892.76            9/2/03      11/1/2003               83               359
      15              93,243.86               1,118,926.32           7/15/03        9/1/03               117               357
      16              98,040.24               1,176,482.88          10/10/03       12/1/03               120               360
      17              76,566.02                 918,792.24           6/30/03        8/1/03               116               356
      18              63,240.55                 758,886.60          10/17/03      12/1/2003              120               360
      19              60,553.80                 726,645.60          10/15/03       12/1/03                60               360
      20              58,984.03                 707,808.36           9/19/03      11/1/2003              119               359
      21              52,773.96                 633,287.52            9/5/03       11/1/03               119               359
      22              60,225.23                 722,702.76           10/6/03      12/1/2003              120               300
      23              59,328.73                 711,944.76           7/31/03       9/1/2003              177               297
      24              50,537.77                 606,453.24           10/2/03      12/1/2003              120               360
      25              51,809.07                 621,708.84           9/30/03       11/1/03               119               359
    25.01
    25.02
    25.03
      26              47,393.20                 568,718.39            7/7/03        9/1/03               117               357
      27              48,518.72                 582,224.64           7/30/03       9/1/2003              117               357
      28              49,674.38                 596,092.56           8/29/03       10/1/03               118               358
      29              31,250.00                 375,000.00           9/26/03      11/1/2003               83
      30              44,032.33                 528,387.96           8/14/03      10/1/2003              118               358
      31              42,806.69                 513,680.28            9/3/03      11/1/2003              119               299
      32              39,745.23                 476,942.76           9/24/03       11/1/03               119               359
      33              41,117.30                 493,407.60            8/8/03      10/1/2003              118               358
      34              40,836.82                 490,041.82          10/24/03       12/1/03               120               300
    34.01
    34.02
    34.03
    34.04
    34.05
    34.06
      35              50,631.41                 607,576.92          10/27/03       12/1/03               120               180
      36              65,297.93                 783,575.16           7/22/03        9/1/03               117               117
      37              31,195.60                 374,347.20           10/3/03      12/1/2003              120               360
    37.01
    37.02
      38              34,726.29                 416,715.48           7/16/03       9/1/2003              117               297
      39              22,966.67                 275,600.04           9/24/03      11/1/2003               83
      40              34,233.92                 410,807.03            8/6/03       10/1/03               118               298
      41              34,628.12                 415,537.44           7/31/03       9/1/2003              117               261
      42              29,084.12                 349,009.44            6/6/03       8/1/2003              116               296
      43              27,196.04                 326,352.48           9/10/03       11/1/03               119               359
      44              26,840.73                 322,088.76          10/28/03       12/1/03               120               360
      45              28,620.86                 343,450.32          10/17/03      12/1/2003              120               360
      46              25,417.46                 305,009.52           10/1/03      12/1/2003              120               360
      47              26,662.46                 319,949.52          10/16/03      12/1/2003              120               300
      48              24,007.74                 288,092.88           8/27/03       10/1/03               118               358
      49              23,513.63                 282,163.56           9/29/03       11/1/03               119               359
      50              25,659.39                 307,912.68          10/23/03      12/1/2003              120               300
      51              23,156.51                 277,878.12           7/21/03        9/1/03               177               357
      52              24,410.63                 292,927.56            9/4/03      11/1/2003              119               359
      53              26,333.28                 315,999.36           8/29/03       10/1/03               118               298
      54              21,077.28                 252,927.36          10/27/03       12/1/03               120               360
      55              21,031.50                 252,378.00           9/25/03       11/1/03               119               359
      56              20,018.97                 240,227.64           9/24/03       11/1/03                59               359
      57              21,455.46                 257,465.52          10/15/03      12/1/2003              120               360
      58              23,239.37                 278,872.44            8/6/03       10/1/03               118               298
      59              19,459.00                 233,508.00           9/24/03       11/1/03                59               359
      60              19,656.23                 235,874.76          10/14/03      12/1/2003              120               360
      61              20,318.67                 243,824.04            9/1/03       11/1/03               119               359
      62              19,573.50                 234,882.00            9/8/03      11/1/2003              119               359
      63              18,453.14                 221,437.71           9/26/03       11/1/03               119               359
      64              18,926.23                 227,114.76           7/30/03       9/1/2003              117               357
      65              14,518.33                 174,219.96           10/2/03       12/1/03               120
      66              16,519.15                 198,229.80           9/24/03       11/1/03                59               359
      67              18,259.74                 219,116.88          10/24/03       12/1/03               120               360
      68              15,756.47                 189,077.64          10/10/03       12/1/03               120               360
      69              15,129.68                 181,556.16           7/30/03       9/1/2003              117               357
      70              14,757.43                 177,089.16           8/28/03      10/1/2003              118               358
      71              10,807.50                 129,690.00          10/21/03      12/1/2003               84
      72              11,759.40                 141,112.80           10/3/03       12/1/03                60               360
      73              12,067.63                 144,811.56           9/22/03      11/1/2003              119               359
      74              12,314.34                 147,772.08           8/26/03      10/1/2003              118               358
      75              13,277.68                 159,332.16          10/24/03       12/1/03               120               300
      76              11,673.92                 140,087.04            9/5/03       11/1/03               119               359
      77              11,323.92                 135,887.04           9/19/03       11/1/03               119               299
      78               9,612.49                 115,349.88           9/29/03       11/1/03               119               359
      79               8,735.31                 104,823.72          10/24/03       12/1/03               120               300



                                                      Payment        Grace         Maturity/
    Loan #     I/O Period (12)       Seasoning        Due Date      Period       ARD Date (13)       ARD Loan
    ------     ---------------       ---------        --------      ------       -------------       --------
      1               24                 0               1             8            11/1/13             No
      2               36                 3               1             5            8/1/13              No
      3               36                 1               1            10            10/1/13             No
      4               12                 0               1             7            11/1/10             No
     4.01
     4.02
     4.03
     4.04
     4.05
      5               24                 0               1             7            11/1/13             No
      6                                  0               1             5            11/1/13             No
      7                                  4               1             5            7/1/13             Yes
      8               120                0               1             5            11/1/13             No
      9                                  0               1             5            11/1/14             No
      10                                 3               1             5            8/1/13             Yes
    10.01
    10.02
    10.03
      11                                 3               1             0            8/1/13             Yes
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
     11.1
    11.11
    11.12
    11.13
    11.14
    11.15
    11.16
    11.17
      12                                 1               1             8            10/1/10             No
      13                                 3               1             5            8/1/13             Yes
    13.01
    13.02
    13.03
      14              36                 1               1             5            10/1/10             No
      15                                 3               1             5            8/1/13              No
      16                                 0               1             5            11/1/13             No
      17                                 4               1             5            7/1/13              No
      18                                 0               1             5            11/1/13             No
      19                                 0               1             5            11/1/08             No
      20                                 1               1             5            10/1/13            Yes
      21                                 1               1             5            10/1/13             No
      22                                 0               1             5            11/1/13             No
      23                                 3               1             5            8/1/18              No
      24                                 0               1             5            11/1/13             No
      25                                 1               1             5            10/1/13             No
    25.01
    25.02
    25.03
      26                                 3               1             5            8/1/13              No
      27                                 3               1             5            8/1/13              No
      28                                 2               1             5            9/1/13              No
      29              84                 1               1             5            10/1/10             No
      30                                 2               1             5            9/1/13             Yes
      31                                 1               1             5            10/1/13             No
      32                                 1               1             5            10/1/13             No
      33                                 2               1             5            9/1/13              No
      34                                 0               1             5            11/1/13             No
    34.01
    34.02
    34.03
    34.04
    34.05
    34.06
      35                                 0               1             5            11/1/13             No
      36                                 3               1             5            8/1/13              No
      37                                 0               1             5            11/1/13             No
    37.01
    37.02
      38                                 3               1             5            8/1/13              No
      39              84                 1               1             5            10/1/10             No
      40                                 2               1             5            9/1/13             Yes
      41                                 3               1             5            8/1/13              No
      42                                 4               1             5            7/1/13              No
      43                                 1               1             5            10/1/13             No
      44                                 0               1             5            11/1/13             No
      45                                 0               1             5            11/1/13            Yes
      46                                 0               1             5            11/1/13            Yes
      47                                 0               1             5            11/1/13             No
      48                                 2               1             5            9/1/13              No
      49                                 1               1             5            10/1/13             No
      50                                 0               1             5            11/1/13             No
      51                                 3               1             5            8/1/18              No
      52                                 1               1             5            10/1/13            Yes
      53                                 2               1             5            9/1/13             Yes
      54                                 0               1             5            11/1/13             No
      55                                 1               1             5            10/1/13             No
      56                                 1               1             5            10/1/08             No
      57                                 0               1             5            11/1/13            Yes
      58                                 2               1             5            9/1/13             Yes
      59                                 1               1             5            10/1/08             No
      60                                 0               1             5            11/1/13             No
      61                                 1               1             5            10/1/13             No
      62                                 1               1             5            10/1/13             No
      63                                 1               1             5            10/1/13             No
      64                                 3               1             5            8/1/13              No
      65              120                0               1             5            11/1/13             No
      66                                 1               1             5            10/1/08             No
      67                                 0               1             5            11/1/13            Yes
      68                                 0               1             5            11/1/13             No
      69                                 3               1             5            8/1/13              No
      70                                 2               1             5            9/1/13              No
      71              84                 0               1             5            11/1/10             No
      72                                 0               1            10            11/1/08             No
      73                                 1               1             5            10/1/13             No
      74                                 2               1             5            9/1/13              No
      75                                 0               1             5            11/1/13             No
      76                                 1               1             5            10/1/13             No
      77                                 1               1             5            10/1/13            Yes
      78                                 1               1             5            10/1/13             No
      79                                 0               1             5            11/1/13             No

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                 Final
               Maturity         Maturity/ARD
    Loan #       Date       Balance ($) (6) (14)
    ------       ----       --------------------
      1                        127,611,125
      2                         98,537,229
      3                         86,963,858
      4                         67,996,863
     4.01                       20,227,803
     4.02                       15,329,629
     4.03                       10,227,362
     4.04                       11,764,599
     4.05                       10,447,469
      5                         35,090,890
      6                         28,716,859
      7         6/1/33          25,445,252
      8                         30,000,000
      9                         23,138,298
      10        8/1/28          19,812,347
    10.01                        8,787,734
    10.02                        6,151,414
    10.03                        4,873,198
      11        8/1/28          17,432,312
    11.01                          899,586
    11.02                          861,788
    11.03                          899,586
    11.04                          725,716
    11.05                          922,265
    11.06                        1,270,003
    11.07                        1,126,372
    11.08                        1,103,694
    11.09                          861,788
     11.1                        1,322,921
    11.11                          952,503
    11.12                        1,118,813
    11.13                        1,217,087
    11.14                          718,157
    11.15                        1,489,231
    11.16                          990,301
    11.17                          952,503
      12                        19,398,045
      13        8/1/28          16,137,475
    13.01                        6,630,745
    13.02                        5,592,194
    13.03                        3,914,536
      14                        17,379,498
      15                        14,065,066
      16                        14,142,655
      17                        11,485,544
      18                         9,115,507
      19                         9,326,403
      20        10/1/33          8,197,684
      21                         7,947,578
      22                         7,314,772
      23                         5,313,845
      24                         7,495,193
      25                         7,548,380
    25.01                        1,878,708
    25.02                        4,159,996
    25.03                        1,509,676
      26                         7,029,589
      27                         6,816,638
      28                         6,850,349
      29                         7,500,000
      30        9/1/33           6,238,695
      31                         5,417,449
      32                         5,848,353
      33                         5,903,568
      34                         5,062,143
    34.01                          304,490
    34.02                        2,146,653
    34.03                          742,194
    34.04                          426,286
    34.05                          730,776
    34.06                          711,745
      35                         2,674,870
      36                                 0
      37                         4,557,238
    37.01
    37.02
      38                         4,179,765
      39                         5,200,000
      40        9/1/28           4,045,444
      41                         3,574,306
      42                         3,612,876
      43                         3,886,787
      44                         3,832,611
      45        11/1/33          3,878,220
      46        11/1/33          3,540,320
      47                         3,210,649
      48                         3,393,596
      49                         3,359,193
      50                         3,065,431
      51                         2,848,611
      52        10/1/33          3,315,683
      53        9/1/28           3,045,129
      54                         3,033,315
      55                         3,031,790
      56                         3,315,911
      57        11/1/33          3,006,987
      58        9/1/28           2,746,212
      59                         3,223,159
      60                         2,824,368
      61                         2,819,575
      62                         2,790,846
      63                         2,715,307
      64                         2,694,407
      65                         3,100,000
      66                         2,736,207
      67        11/1/33          2,470,505
      68                         2,272,926
      69                         2,127,292
      70                         2,099,059
      71                         2,475,000
      72                         1,947,741
      73                         1,730,081
      74                         1,708,677
      75                         1,514,010
      76                         1,622,459
      77        9/1/33           1,382,322
      78                         1,373,255
      79                           996,060



                                              Remaining
               Maturity                       Prepayment
    Loan #    LTV % (14)              Provision (Payments) (15)                    2001 NOI ($)       2002 NOI ($)
    ------    ----------              -------------------------                    ------------       ------------
      1           44.8                   LO(25),Def(91),O(4)                        27,874,740         27,419,288
      2           48.1                   LO(24),Def(86),O(7)                        14,403,474         14,670,146
      3           48.6                   LO(24),Def(88),O(7)                        11,321,944         12,397,114
      4           68.2                   LO(24),Def(57),O(3)                         7,141,412          7,632,615
     4.01                                                                            1,943,913          2,195,646
     4.02                                                                            1,591,449          1,670,626
     4.03                                                                            1,113,585          1,167,107
     4.04                                                                            1,254,166          1,339,068
     4.05                                                                            1,238,299          1,260,168
      5           59.2                   LO(24),Def(92),O(4)                         4,093,178          4,230,874
      6           64.5                   LO(24),Def(92),O(4)                         3,217,339          3,300,718
      7           52.5                   LO(24),Def(91),O(1)                         2,871,600          2,379,257
      8           20.7                   LO(24),Def(92),O(4)                         1,892,814          2,248,121
      9           54.0                   LO(24),Def(105),O(3)                       14,353,228         14,017,086
      10          52.3                   LO(24),Def(91),O(2)                         4,771,228          4,732,066
    10.01                                                                            2,050,236          2,196,441
    10.02                                                                            1,592,982          1,401,176
    10.03                                                                            1,128,010          1,134,449
      11          46.3                   LO(24),Def(92),O(1)
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
     11.1
    11.11
    11.12
    11.13
    11.14
    11.15
    11.16
    11.17
      12          58.8                   LO(24),Def(56),O(3)                         3,467,874          2,214,252
      13          50.6                   LO(24),Def(91),O(2)                         3,336,953          3,500,107
    13.01                                                                            1,183,545          1,402,218
    13.02                                                                            1,196,670          1,309,503
    13.03                                                                              956,738            788,386
      14          74.0                   LO(24),Def(56),O(3)                         1,958,564          1,887,437
      15          66.2                   LO(24),Def(89),O(4)                                              349,255
      16          67.3                   LO(24),Def(92),O(4)                         1,750,436          1,553,951
      17          63.8                   LO(24),Def(88),O(4)                                            1,637,888
      18          65.6                   LO(24),Def(93),O(3)
      19          63.4              LO(29),3%(6),2%(12),1%(9),O(4)                     916,936            898,639
      20          65.6                   LO(24),Def(91),O(4)
      21          63.6                   LO(24),Def(92),O(3)                           554,805            730,215
      22          55.8                   LO(24),Def(93),O(3)                         1,152,210          1,166,565
      23          42.0                LO(56),4%(60),3%(58),O(3)                                           766,421
      24          66.3                   LO(24),Def(93),O(3)                         1,237,695          1,201,304
      25          62.3                   LO(24),Def(93),O(2)                                              803,845
    25.01                                                                              108,850            203,924
    25.02                                                                                                 416,271
    25.03                                                                              164,860            183,650
      26          66.3                   LO(24),Def(91),O(2)                           820,207            714,566
      27          69.7                   LO(24),Def(90),O(3)
      28          62.3                   LO(24),Def(92),O(2)                           823,934            946,987
      29          50.7                   GRTR1%orYM(79),O(4)                                            1,172,610
      30          67.8                   LO(24),Def(90),O(4)                           858,968            774,312
      31          60.2                   LO(24),Def(92),O(3)                                              146,409
      32          39.8                   LO(24),Def(91),O(4)                           224,682            408,173
      33          57.9                   LO(24),Def(91),O(3)                         1,032,003            938,514
      34          57.1                   LO(24),Def(94),O(2)                           803,038            818,931
    34.01                                                                               55,717             57,412
    34.02                                                                              314,107            330,057
    34.03                                                                              137,795            127,860
    34.04                                                                               74,840             74,711
    34.05                                                                              116,477            120,816
    34.06                                                                              104,101            108,075
      35          26.5                   LO(24),Def(92),O(4)                           225,825            681,896
      36          0.00                   LO(24),Def(89),O(4)                         1,129,719          1,329,999
      37          67.0                   LO(24),Def(93),O(3)                           552,233            635,446
    37.01                                                                              367,601            441,331
    37.02                                                                              184,632            194,115
      38          46.4                   LO(24),Def(90),O(3)                           355,443            492,002
      39          45.2                   GRTR1%orYM(79),O(4)                           653,543            642,649
      40          57.8                   LO(24),Def(91),O(3)
      41          51.8                   LO(24),Def(90),O(3)                           733,428            687,883
      42          60.2                   LO(24),Def(89),O(3)                                              411,258
      43          53.6                LO(58),GRTR1%orYM(57),O(4)                       474,045            388,214
      44          66.2                LO(59),GRTR1%orYM(58),O(3)
      45          60.2                   LO(24),Def(92),O(4)                                              265,666
      46          62.1                   LO(24),Def(92),O(4)                           472,594            461,572
      47          57.3            GRTR5%orYM(35),GRTR1%orYM(81),O(4)                                      381,667
      48          35.7                   LO(24),Def(92),O(2)                         1,004,005            740,559
      49          67.2                   LO(24),Def(93),O(2)                           378,390            356,675
      50          54.4                   LO(24),Def(93),O(3)                           592,114            625,828
      51          53.2                   LO(24),Def(146),O(7)                          457,456            431,924
      52          60.3                   LO(24),Def(91),O(4)
      53          58.6                   LO(24),Def(92),O(2)
      54          63.2                LO(59),GRTR1%orYM(57),O(4)                       318,772            398,023
      55          65.9                   LO(24),Def(91),O(4)                           370,989            407,408
      56          65.0                   LO(24),Def(31),O(4)                           529,494            429,717
      57          60.1                   LO(24),Def(92),O(4)
      58          58.4                   LO(24),Def(91),O(3)
      59          53.7                   LO(24),Def(31),O(4)                           436,851            426,797
      60          61.4                   LO(24),Def(93),O(3)                                              513,685
      61          40.3                   LO(24),Def(93),O(2)                           475,254            406,958
      62          65.7                   LO(24),Def(92),O(3)                                               99,412
      63          59.0                   LO(24),Def(91),O(4)
      64          57.3                   LO(24),Def(90),O(3)                           447,439            498,866
      65           7.5                   LO(24),Def(94),O(2)                           197,614            473,822
      66          65.1                   LO(24),Def(31),O(4)                           305,638            291,636
      67          62.5                   LO(24),Def(93),O(3)
      68          62.4                   LO(24),Def(92),O(4)                           238,678            209,093
      69          67.0                   LO(24),Def(90),O(3)                           324,275            315,125
      70          67.7                   LO(24),Def(91),O(3)                           299,894            299,559
      71          51.6                   GRTR1%orYM(80),O(4)
      72          69.6                   LO(24),Def(34),O(2)                           335,389            324,482
      73          53.1                   LO(24),Def(92),O(3)                           176,075            206,044
      74          60.0                   LO(24),Def(91),O(3)                           298,492            306,874
      75          58.2                   LO(24),Def(93),O(3)                           314,349            292,728
      76          56.9                   LO(24),Def(91),O(4)                                               88,718
      77          52.7                   LO(24),Def(91),O(4)
      78          65.4                   LO(24),Def(93),O(2)                           166,659            184,091
      79          49.8                   LO(24),Def(93),O(3)                           116,276            225,981




               Most Recent   Most Recent                                         UW
    Loan #       NOI ($)      NOI Date    UW NOI ($) (16)    UW NCF ($) (16)    DSCR           TitleType          PML %
    ------       -------      --------    ---------------    ---------------    -----          ---------          -----
      1         26,138,045     7/31/03      25,191,469         23,042,709        2.30             Fee
      2         14,683,284      5/2/03      14,882,320         14,055,968        2.16             Fee
      3         12,643,298     8/30/03      12,890,320         12,265,060        1.88        Fee/Leasehold
      4          7,720,784     Various       7,552,043          7,441,743        1.41             Fee
     4.01        2,208,692     5/31/03       2,217,664          2,192,414        1.41             Fee
     4.02        1,725,014     6/30/03       1,737,496          1,714,596        1.41             Fee
     4.03        1,174,528     5/31/03       1,128,205          1,108,505        1.41             Fee
     4.04        1,355,778     6/30/03       1,311,117          1,293,867        1.41             Fee
     4.05        1,256,772     6/30/03       1,157,561          1,132,361        1.41             Fee
      5          4,355,844     6/30/03       4,053,770          3,984,570        1.37             Fee
      6                                      3,479,418          3,355,255        1.39             Fee
      7                                      3,322,244          3,066,034        1.48             Fee
      8                                      9,443,110          9,399,360        5.83          Leasehold
      9         13,254,419     6/30/03      14,265,306         13,516,797        1.75             Fee
      10         4,082,261     8/31/03       4,320,380          3,610,078        1.72             Fee
    10.01        1,699,896     8/31/03       1,804,148          1,513,767                         Fee
    10.02        1,280,540     8/31/03       1,373,372          1,146,692                         Fee
    10.03        1,101,825     8/31/03       1,142,860            949,619                         Fee
      11                                     3,219,665          2,919,553        1.75             Fee
    11.01                                      165,767            150,170                         Fee
    11.02                                      160,577            144,306                         Fee
    11.03                                      166,978            150,058                         Fee
    11.04                                      138,648            122,044                         Fee
    11.05                                      172,380            154,913                         Fee
    11.06                                      233,916            213,374                         Fee
    11.07                                      206,416            188,289                         Fee
    11.08                                      201,670            185,066                         Fee
    11.09                                      160,373            144,122                         Fee
     11.1                                      241,146            221,894                         Fee
    11.11                                      176,461            159,858                         Fee
    11.12                                      206,234            186,829                         Fee
    11.13                                      223,047            203,459                         Fee
    11.14                                      133,646            120,103                         Fee
    11.15                                      271,041            250,039                         Fee
    11.16                                      184,320            165,926                         Fee
    11.17                                      177,044            159,104                         Fee
      12         2,214,252     12/31/02      2,437,880          2,210,274        1.44             Fee
      13         3,323,480     8/31/03       3,477,239          2,874,794        1.69             Fee            Various
    13.01        1,207,142     8/31/03       1,209,617          1,005,424                         Fee
    13.02        1,349,341     8/31/03       1,385,002          1,168,491                         Fee
    13.03          766,997     8/31/03         882,620            700,879                         Fee              4.80
      14         1,691,480     7/31/03       1,744,454          1,663,704        1.46             Fee             15.00
      15           569,858     2/28/03       1,420,391          1,344,391        1.20             Fee
      16         1,574,077     6/30/03       1,702,266          1,621,306        1.38             Fee
      17                                     1,672,677          1,547,920        1.68             Fee
      18           959,827     8/31/03       1,080,853          1,037,653        1.37             Fee
      19           933,614     5/31/03       1,177,471          1,011,331        1.39             Fee             18.00
      20                                       966,271            959,521        1.36             Fee
      21                                       992,589            917,330        1.45             Fee             13.00
      22         1,202,224     6/30/03       1,105,577          1,085,679        1.50             Fee             14.00
      23         1,108,206     8/31/03       1,097,322          1,017,951        1.43             Fee
      24         1,003,007     8/31/03       1,112,514            978,114        1.61             Fee
      25           814,349     6/30/03         891,153            787,943        1.27             Fee
    25.01          206,757     6/30/03         211,928            184,928                         Fee
    25.02          433,666     6/30/03         465,219            412,469                         Fee
    25.03          173,926     6/30/03         214,006            190,546                         Fee
      26           822,665     3/30/03         866,493            817,938        1.44             Fee
      27           678,438     6/30/03         831,388            735,326        1.26             Fee
      28           990,917     6/30/03         907,429            788,695        1.32             Fee             17.00
      29         1,186,413     9/30/03       1,207,555          1,137,436        3.03             Fee
      30           894,638     7/31/03         799,721            742,902        1.41             Fee              7.00
      31           619,881     7/31/03         663,001            646,747        1.26             Fee
      32           347,261     4/30/03       1,137,748          1,102,513        2.31             Fee
      33           967,364     6/30/03         862,980            761,489        1.54             Fee
      34           826,624     7/31/03         759,187            731,437        1.49             Fee
    34.01           50,444     7/31/03          44,700             43,200                         Fee
    34.02          347,872     7/31/03         334,280            318,880                         Fee
    34.03          122,495     7/31/03         105,744            103,094                         Fee
    34.04           66,494     7/31/03          57,356             55,106                         Fee
    34.05          119,320     7/31/03         112,957            109,457                         Fee
    34.06          119,999     7/31/03         104,150            101,700                         Fee
      35                                     1,003,187            871,107        1.43             Fee
      36         1,342,469     6/30/03       1,306,256          1,243,160        1.59             Fee
      37           660,263     8/31/03         596,725            557,125        1.49             Fee
    37.01          451,322     8/31/03         397,723            378,523        1.49             Fee
    37.02          208,941     8/31/03         199,002            178,602        1.49             Fee
      38           661,000     6/30/03         637,580            630,509        1.51             Fee             17.00
      39           863,793     8/31/03         504,246            415,607        1.51             Fee
      40                                       557,745            514,863        1.25             Fee
      41           719,254     6/30/03         653,858            541,629        1.30             Fee
      42           551,038     6/30/03         489,250            451,750        1.29             Fee
      43           417,982     5/31/03         423,950            407,760        1.25             Fee             11.00
      44           133,933     8/31/03         478,750            448,380        1.39             Fee
      45           532,586     8/31/03         499,887            467,365        1.36             Fee
      46           519,520     3/31/03         408,882            382,333        1.25             Fee
      47           453,015     9/30/03         450,843            441,131        1.38             Fee             11.00
      48           638,911     5/31/03         725,094            663,094        2.30             Fee
      49           338,431     5/31/03         357,310            349,310        1.24             Fee
      50           615,010     8/31/03         552,726            539,072        1.75             Fee             17.00
      51           474,308     5/31/03         427,627            402,087        1.45             Fee             19.00
      52                                       388,000            385,826        1.32             Fee             12.00
      53                                       429,413            427,341        1.35             Fee
      54           414,482     8/31/03         396,363            372,648        1.47             Fee
      55           413,876     6/30/03         388,406            340,210        1.35             Fee
      56           418,471     6/30/03         419,561            373,625        1.56             Fee
      57                                       344,350            342,302        1.33             Fee
      58                                       379,534            348,209        1.25             Fee
      59           441,544     6/30/03         467,562            426,270        1.83             Fee
      60           434,933     9/30/03         415,866            372,683        1.58             Fee
      61           431,728     6/30/03         474,000            447,208        1.83             Fee
      62           354,589     8/31/03         293,061            285,061        1.21             Fee
      63                                       304,148            298,398        1.35             Fee             12.00
      64           502,694     6/30/03         330,277            283,899        1.25             Fee             14.00
      65           822,494     6/30/03       2,690,886          2,670,136       15.33             Fee
      66           298,423     6/30/03         322,506            287,835        1.45             Fee
      67                                       318,163            316,527        1.44             Fee
      68           161,430     6/30/03         268,167            246,167        1.30             Fee
      69           314,505     6/30/03         259,250            240,050        1.32             Fee
      70           376,796     6/30/03         262,822            243,322        1.37             Fee
      71           156,365     9/30/03         364,164            332,879        2.57             Fee
      72           288,457     5/31/03         222,940            211,140        1.50             Fee
      73           233,774     7/31/03         202,196            188,857        1.30             Fee             11.00
      74           298,258     6/30/03         258,117            230,312        1.56             Fee
      75           288,359     6/30/03         248,592            241,879        1.52             Fee
      76           160,925     6/30/03         195,860            184,965        1.32             Fee              5.00
      77                                       190,565            188,976        1.39             Fee
      78           191,157     6/30/03         174,724            168,065        1.46             Fee
      79           251,539     6/30/03         204,485            197,705        1.89             Fee



                                                             UPFRONT ESCROW
             ---------------------------------------------------------------------------------------------------------------

                    Capex             Envir.             TI/LC             RE Tax              Ins.             Other
    Loan #       Reserve ($)        Reserve ($)       Reserve ($)        Reserve ($)       Reserve ($)       Reserve ($)
    ------       -----------        -----------       -----------        -----------       -----------       -----------
      1            293,393                             8,650,000                            2,412,613
      2
      3
      4             3,688                                                  257,315
     4.01
     4.02
     4.03
     4.04
     4.05
      5                                                                    116,290
      6                                                 630,000
      7                                                 500,000            105,054                            5,484,160
      8
      9
      10           68,250             11,878                               158,629            24,072           348,982
    10.01
    10.02
    10.03
      11           39,145                                                  590,510            72,128
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
     11.1
    11.11
    11.12
    11.13
    11.14
    11.15
    11.16
    11.17
      12                                                                   290,294            55,917
      13           39,431                                                  233,167            22,057           284,251
    13.01
    13.02
    13.03
      14                                                                                      9,396
      15                                                                   57,504             20,512
      16           429,000                                                 115,747            7,667
      17                                                                   28,275             2,616
      18
      19           124,250                                                 60,345             42,230
      20
      21           10,010                                                                     10,150           13,509
      22                                                                   27,402
      23
      24           105,000                                                 271,093
      25           89,966                                                  212,916            86,875
    25.01
    25.02
    25.03
      26           45,000                                                  48,533             4,776
      27                                                                   18,151             5,005
      28           86,063                                                  34,846             8,321
      29
      30                                                                   55,369             10,349
      31           27,500
      32          1,646,720           187,500                              18,082             5,432
      33                                                                   29,537             4,419
      34
    34.01
    34.02
    34.03
    34.04
    34.05
    34.06
      35                                                                                                       450,000
      36                                                750,000            69,348             2,945
      37                                                                   45,999             22,784
    37.01
    37.02
      38
      39
      40                                                                                                       36,567
      41                                                 4,000              9,304             7,084
      42                                                                   27,367             45,382
      43                                                                   48,604             3,416
      44                                                                    4,833                              10,105
      45           13,500                                1,150
      46                                                  833
      47
      48           88,820                                                  157,540            29,815
      49                                                                   13,279
      50
      51           68,010                                                  15,820             1,463
      52
      53                              20,000                                                  1,085
      54           23,715                                                   2,917             1,167
      55           20,000                                                  81,035             2,561
      56           115,000                                                 76,200             4,441
      57
      58                                                                                                       24,822
      59           69,000                                                  68,666             4,390
      60
      61                               1,500                               12,273             1,225
      62                                                                   14,306             3,863
      63                                                                    5,695             4,840
      64           97,550                                                  21,179             6,949
      65           54,688
      66           116,000                                                 57,159             3,074
      67                                                                    5,194
      68           69,563                                                  23,196              734
      69
      70
      71
      72           76,513                                                  16,106             11,546           12,625
      73           36,688                                                   8,335             2,104
      74                                                100,000            10,246
      75             559               1,000
      76                                                                    2,667             1,407            35,000
      77                                                                                       587
      78           10,125                                                   2,320             1,323
      79

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                                                  MONTHLY ESCROW
              ----------------------------------------------------------------------------------------------------------------------

                     Capex               Envir.             TI/LC               RE Tax                Ins.              Other
    Loan #        Reserve ($)         Reserve ($)        Reserve ($)          Reserve ($)          Reserve ($)       Reserve ($)
    ------        -----------         -----------        -----------          -----------          -----------       -----------
      1              15,742                                100,000              699,714              44,830
      2              8,928
      3
      4              8,682                                                      51,692
     4.01
     4.02
     4.03
     4.04
     4.05
      5              1,613                                                      19,382
      6              2,105                                  6,290               49,417               39,583
      7              4,210                                                      52,527
      8              3,646                                                      169,127              15,254
      9
      10             62,331                                                     27,842                8,024
    10.01
    10.02
    10.03
      11
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
     11.1
    11.11
    11.12
    11.13
    11.14
    11.15
    11.16
    11.17
      12             1,500                                 13,500               48,382                5,083
      13             50,735                                                     33,513                7,352
    13.01
    13.02
    13.03
      14             6,730                                                      18,796                4,698
      15             6,333                                                       9,584                2,930
      16             10,733                                                     23,149                7,667
      17             3,157                                  5,051                7,069                2,616
      18             3,600
      19             3,471                                 12,125               10,972                4,223
      20               0
      21             1,205                                  3,700                9,737                2,030
      22             1,658                                                       5,480
      23               0                                                        12,774
      24             11,200                                                     20,853
      25             8,601                                                      21,292               14,479
    25.01
    25.02
    25.03
      26             1,584                                  4,750               12,133                 796
      27             1,359                                                       2,017                1,251
      28             1,679                                  8,600                6,969                1,189
      29               0
      30             2,104                                                       9,228                1,035
      31              723                                                        2,372
      32             3,150                                                      18,082                5,432
      33             1,986                                                       7,384                2,209
      34              221                                                         417                  250
    34.01
    34.02
    34.03
    34.04
    34.05
    34.06
      35             2,679                                  7,183               10,833                1,333
      36              358                                                       23,116                1,473
      37             3,013
    37.01
    37.02
      38              487                                                        4,721                 869
      39               0
      40               0                                    2,333
      41             1,410                                  4,000                2,326                 886
      42               0                                                         3,910                4,869
      43             1,349                                                       6,943                1,708
      44              256                                   2,000                4,833                 685
      45              866                                   1,150
      46              345                                    833                 8,201
      47              810
      48             5,167                                                      19,692                7,454
      49              667                                                        2,758                 744
      50              487
      51              378                                                        3,164                 732
      52               0
      53               0                                                                               362
      54               0                                                         2,667                1,583
      55              874                                   2,799                7,367                2,561
      56             3,570                                                      12,845                4,441
      57               0
      58               0                                    1,583
      59             3,387                                                      10,651                4,390
      60              513                                   2,917
      61               0                                                         3,068                1,225
      62              677                                                        3,733                1,931
      63              479                                                        2,847                 691
      64              712                                   3,250                4,236                 632
      65             1,729
      66             2,889                                                      10,046                3,074
      67              136
      68             1,833                                                       4,639                 734
      69             1,600                                                       2,580                 956
      70             1,625                                                       2,629                 939
      71              0.00
      72             1,238                                                       2,013                3,849
      73             1,112                                                       1,191                1,052
      74               0                                                         3,415
      75              559                                                        2,250                 917
      76              125                                    961                 2,667                 704
      77              132                                                                              587
      78              549                                                        2,320                 441
      79              565                                                        2,167                 917



                                                          LARGEST TENANT
                         ------------------------------------------------------------------------------------

               Single                                                                              Lease
    Loan #     Tenant    Largest Tenant                                          Unit Size      Expiration
    ------     ------    --------------                                          ---------      -----------
      1                  RR Donnelley                                            241,569          6/30/07
      2                  Hoyts Cinema                                             66,628          4/30/22
      3                  Gap/Gap Kids/Gap Body/Baby Gap                           18,280          6/30/08
      4
     4.01
     4.02
     4.03
     4.04
     4.05
      5
      6                  Regal Cinema                                             78,744          6/19/19
      7                  New York University                                      75,000          6/30/19
      8
      9                  Elder-Beerman                                           150,000         10/31/13
      10
    10.01
    10.02
    10.03
      11
    11.01       Yes      GFS Marketplace, LLC                                     13,563          7/17/28
    11.02       Yes      GFS Marketplace, LLC                                     14,149          7/17/28
    11.03       Yes      GFS Marketplace, LLC                                     14,713          7/17/28
    11.04       Yes      GFS Marketplace, LLC                                     14,438          7/17/28
    11.05       Yes      GFS Marketplace, LLC                                     15,189          7/17/28
    11.06       Yes      GFS Marketplace, LLC                                     17,863          7/17/28
    11.07       Yes      GFS Marketplace, LLC                                     15,763          7/17/28
    11.08       Yes      GFS Marketplace, LLC                                     14,438          7/17/28
    11.09       Yes      GFS Marketplace, LLC                                     14,131          7/17/28
     11.1       Yes      GFS Marketplace, LLC                                     16,741          7/17/28
    11.11       Yes      GFS Marketplace, LLC                                     14,438          7/17/28
    11.12       Yes      GFS Marketplace, LLC                                     16,874          7/17/28
    11.13       Yes      GFS Marketplace, LLC                                     17,033          7/17/28
    11.14       Yes      GFS Marketplace, LLC                                     11,776          7/17/28
    11.15       Yes      GFS Marketplace, LLC                                     18,263          7/17/28
    11.16       Yes      GFS Marketplace, LLC                                     15,995          7/17/28
    11.17       Yes      GFS Marketplace, LLC                                     15,600          7/17/28
      12                 SchlumbergerSema                                         71,480           4/1/13
      13
    13.01
    13.02
    13.03
      14
      15
      16
      17                 Gordman's                                                55,125          3/31/11
      18
      19                 Chicana Service Action Center                            18,423             MTM
      20        Yes      Best Buy                                                 45,000          9/16/23
      21                 Rite Aid                                                 22,289          5/31/19
      22
      23                 Belk (Ground Lease)                                      48,497         10/15/21
      24
      25
    25.01
    25.02
    25.03
      26                 Basha's Food City                                        50,747          1/31/22
      27                 Ingles Markets                                           80,000          2/15/23
      28                 Premier Practice Management                               7,565          5/31/06
      29                 Kohls                                                    86,584          9/30/21
      30                 The Vons Companies, Inc.                                 65,180          1/31/19
      31                 Tops Markets, LLC                                        49,057          8/31/22
      32
      33                 Micro Center Sales Corp.                                 32,740         11/30/18
      34
    34.01
    34.02
    34.03
    34.04
    34.05
    34.06
      35                 EG & G                                                   29,832         12/31/11
      36                 Ertan Seyhun                                              5,600           3/1/05
      37
    37.01
    37.02
      38
      39                 Publix                                                   39,795         11/30/06
      40        Yes      Georgia Pacific                                         164,150           5/1/18
      41                 David Astilli                                             4,814          8/31/07
      42
      43
      44                 Dental Village                                            2,794          5/10/08
      45                 Walgreens                                                15,120          2/28/61
      46                 Samuels & Associates                                      7,536          6/30/12
      47
      48
      49
      50
      51                 AutoZone                                                  6,330         11/30/06
      52        Yes      Walgreens                                                14,490         12/31/27
      53        Yes      Eckerd Drug Store                                        13,813          7/30/22
      54
      55                 Winn-Dixie                                               45,500          5/21/10
      56
      57        Yes      Walgreens                                                13,650          6/30/28
      58        Yes      Georgia Pacific                                         122,209          11/1/22
      59
      60                 Petco                                                     9,000         11/30/05
      61                 Greenwich Gallery                                         3,000          5/31/07
      62
      63
      64                 DaVita, Inc.                                             16,871          9/30/07
      65
      66
      67        Yes      Eckerd Drug Store                                        10,908          6/16/23
      68
      69
      70
      71                 Michaels Stores                                          23,835          6/30/13
      72
      73
      74                 CVS                                                      12,608          7/31/11
      75
      76                 Togo's/ Baskin Robbins                                    1,988          8/31/12
      77        Yes      Eckerd Drug Store                                        10,594          12/5/16
      78
      79



                                             2nd LARGEST TENANT
            ------------------------------------------------------------------------------------

                                                                                       Lease
   Loan #   2nd Largest Tenant                                        Unit Size      Expiration
   ------   -----------------                                         ---------      ----------
     1      Wachovia                                                   197,384           5/31/07
     2      Linens N Things                                             53,351           1/31/15
     3      Old Navy                                                    16,816           1/31/05
     4
    4.01
    4.02
    4.03
    4.04
    4.05
     5
     6      Lincoln Center                                              40,000          12/31/17
     7      Swanke Hayden Connell Limited                               51,000           4/30/11
     8
     9      Parisian                                                   130,199         1/31/2014
     10
   10.01
   10.02
   10.03
     11
   11.01
   11.02
   11.03
   11.04
   11.05
   11.06
   11.07
   11.08
   11.09
    11.1
   11.11
   11.12
   11.13
   11.14
   11.15
   11.16
   11.17
     12     Sloan's Lake Managed Care                                   69,434           7/31/07
     13
   13.01
   13.02
   13.03
     14
     15
     16
     17     Best Buy                                                    30,000           1/31/17
     18
     19     Washington Mutual                                           17,865           5/31/08
     20
     21     Ace Hardware                                                19,831          10/31/12
     22
     23     Office Depot                                                20,000        12/31/2016
     24
     25
   25.01
   25.02
   25.03
     26     MacFrugals                                                  20,000           5/31/07
     27     Ferrera Mexican                                              4,200         11/4/2008
     28     LBL Insurance Services                                       7,426           4/30/06
     29     Office Max                                                  23,492         1/31/2016
     30     Big Lots, Inc.                                              18,660         1/31/2013
     31     Blockbuster, Inc.                                            4,400         5/31/2008
     32
     33     Nextel                                                      11,609         6/30/2008
     34
   34.01
   34.02
   34.03
   34.04
   34.05
   34.06
     35     Cricket Communications                                      18,220           6/30/10
     36     Baruch Omari                                                 3,000           10/1/06
     37
   37.01
   37.02
     38
     39     Bealls Dept Stores                                          13,000         4/30/2008
     40
     41     Optical Insights                                             3,887         9/30/2004
     42
     43
     44     Nextel                                                       2,021           5/31/08
     45     Excelsior Artz Preparatory School                           11,000         7/30/2013
     46     PUMA                                                         3,339         4/30/2012
     47
     48
     49
     50
     51     Blockbuster, Inc.                                            4,200           1/31/04
     52
     53
     54
     55     Beall's Furniture Outlet                                     8,640          12/10/06
     56
     57
     58
     59
     60     Cato Corp                                                    7,200         1/31/2008
     61     Omnipoint                                                    2,000          12/31/08
     62
     63
     64     Inland Counties Regional Center                              8,781         8/31/2006
     65
     66
     67
     68
     69
     70
     71     PETsMART                                                    19,107         7/31/2013
     72
     73
     74     Rent-A-Center                                                4,200         6/30/2005
     75
     76     Starbucks Coffee                                             1,400           7/31/12
     77
     78
     79



                                       3RD LARGEST TENANT
           -----------------------------------------------------------------------------

                                                                              Lease
   Loan #  3rd Largest Tenant                                Unit Size      Expiration      Loan No.
   ------  ------------------                                ---------      ----------      --------
     1     Jones Day                                          140,179         9/30/07          1
     2     Thunder Sports                                      12,154         1/31/08          2
     3     Express Women                                       11,182         1/31/06          3
     4                                                                                         4
    4.01                                                                                      4.01
    4.02                                                                                      4.02
    4.03                                                                                      4.03
    4.04                                                                                      4.04
    4.05                                                                                      4.05
     5                                                                                         5
     6     Urban Outfitters                                    10,688        10/31/10          6
     7     NY Caterers Associates, L.L.C.                      31,691         8/30/13          7
     8                                                                                         8
     9     Sears                                              127,922        10/31/08          9
     10                                                                                        10
   10.01                                                                                     10.01
   10.02                                                                                     10.02
   10.03                                                                                     10.03
     11                                                                                        11
   11.01                                                                                     11.01
   11.02                                                                                     11.02
   11.03                                                                                     11.03
   11.04                                                                                     11.04
   11.05                                                                                     11.05
   11.06                                                                                     11.06
   11.07                                                                                     11.07
   11.08                                                                                     11.08
   11.09                                                                                     11.09
    11.1                                                                                      11.1
   11.11                                                                                     11.11
   11.12                                                                                     11.12
   11.13                                                                                     11.13
   11.14                                                                                     11.14
   11.15                                                                                     11.15
   11.16                                                                                     11.16
   11.17                                                                                     11.17
     12    SAS Institute, Inc.                                 25,365          3/1/11          12
     13                                                                                        13
   13.01                                                                                     13.01
   13.02                                                                                     13.02
   13.03                                                                                     13.03
     14                                                                                        14
     15                                                                                        15
     16                                                                                        16
     17    Michael's                                           20,262         2/29/12          17
     18                                                                                        18
     19    LA Educational Partnership                          10,041         1/31/06          19
     20                                                                                        20
     21    Dollar Tree                                         15,050         1/31/08          21
     22                                                                                        22
     23    Dollar Tree                                          6,250         8/31/08          23
     24                                                                                        24
     25                                                                                        25
   25.01                                                                                     25.01
   25.02                                                                                     25.02
   25.03                                                                                     25.03
     26    Big 5                                               15,389         1/31/07          26
     27    Dollar One                                           2,800         3/15/08          27
     28    Murphy, Murphy & Murphy                              5,925        10/31/05          28
     29    Paper Warehouse                                      9,645         2/28/11          29
     30    Me-N-Eds                                             2,200        10/31/09          30
     31    Dryclean USA of Cleveland                            1,200         5/31/08          31
     32                                                                                        32
     33    Options Box Lunch & Catering                         6,394         9/30/06          33
     34                                                                                        34
   34.01                                                                                     34.01
   34.02                                                                                     34.02
   34.03                                                                                     34.03
   34.04                                                                                     34.04
   34.05                                                                                     34.05
   34.06                                                                                     34.06
     35    Dish Network                                         9,685        11/30/05          35
     36    Steve Madden                                         2,000         10/1/04          36
     37                                                                                        37
   37.01                                                                                     37.01
   37.02                                                                                     37.02
     38                                                                                        38
     39    Tuesday Morning                                      8,508         1/31/04          39
     40                                                                                        40
     41    Cedar SW Construction                                2,896         3/31/04          41
     42                                                                                        42
     43                                                                                        43
     44    Supercleaners                                        2,000         3/18/08          44
     45    Jeffrey L. Stanger                                   2,592        10/31/04          45
     46    Cafe Bodhi                                           1,565         1/31/05          46
     47                                                                                        47
     48                                                                                        48
     49                                                                                        49
     50                                                                                        50
     51    Eddie & Marlene Ball                                 3,608         2/28/06          51
     52                                                                                        52
     53                                                                                        53
     54                                                                                        54
     55    Scores                                               3,750         3/31/07          55
     56                                                                                        56
     57                                                                                        57
     58                                                                                        58
     59                                                                                        59
     60    Movie Gallery                                        6,400         9/30/06          60
     61    Peter Alexander                                      2,000         9/30/06          61
     62                                                                                        62
     63                                                                                        63
     64    Wackenhut Security Systems                           3,893         8/31/05          64
     65                                                                                        65
     66                                                                                        66
     67                                                                                        67
     68                                                                                        68
     69                                                                                        69
     70                                                                                        70
     71                                                                                        71
     72                                                                                        72
     73                                                                                        73
     74    Sammy's New York Bagels                              2,450         3/31/05          74
     75                                                                                        75
     76    Cingular Wireless                                    1,274         7/31/07          76
     77                                                                                        77
     78                                                                                        78
     79                                                                                        79

                              Footnotes to Annex A
     ---------------------------------------------------------------------------

  (1) The Total SF for the GFS Marketplace Portfolio represents an approximation.

  (2) With respect to Loan Number 2, Total Square Foot/Unit does not include the anchor spaces (Filene's, JC Penney, Sears), which are excluded from the collateral and only contribute to common area maintenance.

  (3) With respect to Loan Number 3, Total Square Foot/Unit does not include the anchor spaces (Burdine's, Burdine's-Men, JC Penney, Sears, Dillards), which are excluded from the collateral and only contribute to common area maintenance

  (4) For Mortgage Loans secured by multiple Mortgaged Properties, the Occupancy Rate for such Mortgage Loans is the weighted average Occupancy Rate of each Mortgaged Property based on square footage or number of units.

  (5) The appraised value of Loan Number 27 is based upon an as is value from the appraisal dated March 28, 2003. The appraisal anticipated certain tenants taking occupancy by September 30, 2003 in arriving at a stabilized value of $10,050,000 which equates to a Cut-Off LTV of 79.5%. As of the Cut-Off date these tenants were in occupancy and contributing rent.

  (6) For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's Original Balance, Current Balance and Maturity Balance are allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation, the Mortgage Loan Seller's determination of the appropriate allocation or allocation determined by NOI.

  (7) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV and Maturity LTV are illustrated based upon the individual loan data without consideration to the crossed data.

  (8) For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").

  (9) The 77 West Wacker Loan (Loan Number 1) debt service reflects the first principal and interest payment made to the trust on the senior component. Please refer to Annex E for a complete amortization schedule.

 (10) Loan Numbers 8, 29, 39, 65, and 71 are interest-only for the full term with no amortization. Annual Debt Service is calculated as the product of
       (I) the Cut-Off Date Balance, (II) the Interest Rate %, and (III)
       365/360.

 (11) Loan Numbers 1, 2, 3, 4, 5, and 14 are interest-only only for their first 24, 36, 36, 12, 24, and 36 periods, respectively. As of the Cut-Off Date, Loan Numbers 1, 2, 3, 4, 5, and 14 have 24, 33, 35, 12, 24, and 35 periods remaining in the interest-only period, respectively; Monthly Debt Service, Annual Debt Service and UW DSCR was calculated based upon the monthly payments after the expiration of the interest-only period.

 (12) For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the Mortgage Loan.

 (13)  For ARD Loans, the related Anticipated Repayment Date.

 (14)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

 (15) The "LO" component of the prepayment provision represents remaining lockout payments, "DEF" represents remaining defeasance payments, "O" represents remaining open periods, and "YM" represents remaining yield maintenance periods.

 (16) UW NOI and UW NCF for Loan Numbers 8, 32 and 65 represent projected cash flow at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of the loan, assuming such property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of existing rent-stabilized or rent-controlled occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

 (17) With respect to the Mall at Fairfield Commons Loan, the mortgage on the property secures a loan in the total original principal amount of $114,000,000. The loan is evidenced by an A-1 Note($85,500,000) and an A-2 Note ($28,500,000). The A-2 Note is an asset of the Trust. The lien of the mortgage that secures the A-1 Note is pari passu with the lien of the mortgage that secures the subject A-2 Note. The payment and other terms of the A-1 Note are substantially similar to those of the A-2 Note. The Original Loan per Unit ($), Cut-Off Date Loan per Unit ($),
       UW NOI, UW NCF, UW DSCR, Cut-Off Date LTV %, and Maturity LTV % are based upon the $114,000,000 financing (the A-1 Note and A-2 Note combined).

 (18)  Each number identifies a group of crossed loans.

 (19)  Each number identifies a group of related borrowers.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-2


LOAN SELLERS (ALL LOANS)
--------------------------------------------------------------------------------------------------------

                                                            AGGREGATE CUT-OFF      % OF INITIAL
                                           NUMBER OF        DATE PRINCIPAL         MORTGAGE POOL
MORTGAGE LOAN SELLER                    MORTGAGE LOANS          BALANCE               BALANCE
--------------------------------------------------------------------------------------------------------
Merrill Lynch Mortgage Lending, Inc.           45              $713,275,157             67.6%
KeyBank National Association                   31              $203,248,680             19.3%
JPMorgan Chase Bank                             3              $139,023,087             13.2%
--------------------------------------------------------------------------------------------------------
TOTAL                                          79            $1,055,546,925             100.0%
--------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                                             WTD. AVG.
                                                                            REMAINING TERM
                                         WTD. AVG.    WTD. AVG. CUT-OFF     to MATURITY/ARD          WTD. AVG.
MORTGAGE LOAN SELLER                      DSCR         DATE LTV RATIO           (MOS.)           MORTGAGE RATE
-----------------------------------------------------------------------------------------------------------------
Merrill Lynch Mortgage Lending, Inc.      2.07x             58.9%                117                 5.140%
KeyBank National Association              1.54x             71.9%                117                 5.668%
JPMorgan Chase Bank                       1.40x             72.7%                 95                 5.451%
-----------------------------------------------------------------------------------------------------------------
TOTAL                                     1.88x             63.2%                114                 5.468%
-----------------------------------------------------------------------------------------------------------------



PROPERTY TYPES (ALL LOANS)
-------------------------------------------------------------------------------------------------------

                                           NUMBER OF        AGGREGATE CUT-OFF       % OF INITIAL
                                         MORTGAGED REAL      DATE PRINCIPAL         MORTGAGE POOL
PROPERTY TYPE                              PROPERTIES            BALANCE               BALANCE
-------------------------------------------------------------------------------------------------------
Retail                                        45               $403,769,148              38.3%
              Anchored                        17               $332,006,055              31.5%
              Single Tenant                   23                $48,431,226               4.6%
              Unanchored                       2                $12,971,301               1.2%
              Shadow Anchored                  3                $10,360,567               1.0%
Office                                         6               $217,971,760              20.7%
Multifamily                                   26               $169,860,184              16.1%
Manufactured Housing                          15               $131,886,517              12.5%
Mixed Use                                      4                $46,422,136               4.4%
Hospitality                                    6                $44,848,506               4.2%
Self Storage                                   6                $26,123,235               2.5%
Industrial                                     3                $14,665,438               1.4%
-------------------------------------------------------------------------------------------------------
TOTAL                                        111             $1,055,546,925             100.0%
-------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                                                                  WTD. AVG.
                                                                                 REMAINING TERM
                                              WTD. AVG.    WTD. AVG. CUT-OFF     TO MATURITY/ARD          WTD. AVG.
PROPERTY TYPE                                  DSCR         DATE LTV RATIO           (MOS.)           MORTGAGE RATE
----------------------------------------------------------------------------------------------------------------------
Retail                                      1.82x                 61.7%               120                   5.098%
              Anchored                      1.89x                 60.8%               119                   4.948%
              Single Tenant                 1.55x                 67.5%               118                   5.840%
              Unanchored                    1.56x                 51.3%               118                   5.529%
              Shadow Anchored               1.40x                 74.3%               141                   5.921%
Office                                      2.00x                 55.7%               113                   5.691%
Multifamily                                 2.48x                 63.4%               112                   5.442%
Manufactured Housing                        1.40x                 74.3%                98                   5.394%
Mixed Use                                   1.40x                 73.5%               120                   5.950%
Hospitality                                 1.71x                 64.3%               117                   6.950%
Self Storage                                1.54x                 69.3%               119                   6.050%
Industrial                                  1.33x                 68.1%               119                   6.165%
------------------------------------------------------------------------------------------------------------------------
TOTAL                                       1.88x                 63.2%               114                   5.468%
------------------------------------------------------------------------------------------------------------------------

                                                                       ANNEX A-2

PROPERTY LOCATION (ALL LOANS)
--------------------------------------------------------------------------------------------------------------------------------

                                       NUMBER OF        AGGREGATE CUT-OFF    % OF INITIAL
                                     MORTGAGED REAL      DATE PRINCIPAL      MORTGAGE POOL      WTD. AVG.  WTD. AVG. CUT-OFF
STATES                                 PROPERTIES           BALANCE             BALANCE           DSCR       DATE LTV RATIO
--------------------------------------------------------------------------------------------------------------------------------
Florida                                     8             $167,316,580           15.9%            1.69x           62.6%
Illinois                                    5             $153,391,576           14.5%            2.25x           51.7%
Massachusetts                               4             $131,525,204           12.5%            2.06x           58.2%
New York                                    7              $79,453,168            7.5%            3.69x           42.7%
California                                 13              $67,784,002            6.4%            1.41x           69.4%
              Northern                      8              $52,147,026            4.9%            1.44x           70.2%
              Southern                      5              $15,636,976            1.5%            1.30x           66.8%
Michigan                                    8              $61,495,983            5.8%            1.42x           70.1%
Ohio                                        8              $61,127,803            5.8%            1.56x           71.9%
Minnesota                                   3              $47,395,801            4.5%            1.67x           72.4%
Washington                                  5              $37,311,140            3.5%            1.43x           78.0%
Texas                                       8              $32,862,627            3.1%            1.58x           67.0%
Arizona                                     3              $29,894,679            2.8%            1.30x           79.4%
Colorado                                    2              $28,468,416            2.7%            1.46x           65.9%
Georgia                                     3              $15,127,076            1.4%            1.33x           77.6%
Wyoming                                     7              $14,922,058            1.4%            1.60x           68.4%
North Dakota                                1              $13,792,261            1.3%            1.68x           76.6%
New Mexico                                  2              $10,974,694            1.0%            1.37x           65.2%
Montana                                     1              $10,962,968            1.0%            1.72x           65.2%
Kentucky                                    1              $10,825,000            1.0%            1.37x           77.9%
New Jersey                                  2               $9,858,408            0.9%            2.06x           54.8%
Louisiana                                   1               $9,592,517            0.9%            1.36x           76.7%
North Carolina                              1               $9,061,160            0.9%            1.43x           71.6%
Pennsylvania                                2               $9,002,183            0.9%            1.30x           73.8%
Arkansas                                    1               $7,674,078            0.7%            1.72x           65.2%
Indiana                                     5               $7,077,706            0.7%            1.75x           60.9%
Connecticut                                 2               $6,594,634            0.6%            1.52x           62.4%
Oregon                                      2               $5,595,204            0.5%            1.30x           78.8%
Kansas                                      2               $5,440,000            0.5%            1.49x           80.0%
Alaska                                      1               $3,945,000            0.4%            1.75x           69.9%
Alabama                                     1               $3,350,000            0.3%            1.58x           72.8%
South Carolina                              1               $2,475,000            0.2%            2.57x           51.6%
New Hampshire                               1               $1,250,000            0.1%            1.89x           62.5%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                     111           $1,055,546,925          100.0%            1.88X           63.2%
--------------------------------------------------------------------------------------------------------------------------------


PROPERTY LOCATION (ALL LOANS)
-----------------------------------------------------------------------
                                        WTD. AVG.
                                       REMAINING TERM
                                       TO MATURITY/ARD      WTD. AVG.
STATES                                     (MOS.)        MORTGAGE RATE
-----------------------------------------------------------------------
Florida                                     116             5.497%
Illinois                                    120             5.641%
Massachusetts                               114             4.196%
New York                                    111             5.400%
California                                  113             6.085%
              Northern                      111             6.112%
              Southern                      119             5.994%
Michigan                                    112             5.426%
Ohio                                        125             5.529%
Minnesota                                    84             5.253%
Washington                                  101             5.076%
Texas                                       114             6.160%
Arizona                                     117             5.354%
Colorado                                     92             5.888%
Georgia                                     118             6.023%
Wyoming                                     118             6.304%
North Dakota                                116             5.260%
New Mexico                                  119             6.073%
Montana                                     117             6.950%
Kentucky                                    120             5.760%
New Jersey                                  119             5.814%
Louisiana                                   119             6.230%
North Carolina                              177             6.125%
Pennsylvania                                118             6.434%
Arkansas                                    117             6.950%
Indiana                                     117             5.300%
Connecticut                                 119             6.075%
Oregon                                      119             5.875%
Kansas                                      120             5.590%
Alaska                                      120             6.100%
Alabama                                     120             5.800%
South Carolina                               84             5.240%
New Hampshire                               120             6.875%
-----------------------------------------------------------------------
TOTAL                                       114             5.468%
-----------------------------------------------------------------------

                                                                       ANNEX A-2



CUT-OFF DATE PRINCIPAL BALANCE OF MORTGAGE LOANS (ALL LOANS)
-------------------------------------------------------------------------------------------------------------------------------

                                                     AGGREGATE CUT-OFF      % OF INITIAL
RANGE OF CUT-OFF DATE               NUMBER OF        DATE PRINCIPAL         MORTGAGE POOL      WTD. AVG.  WTD. AVG. CUT-OFF
BALANCES($)                       MORTGAGE LOANS         BALANCE               BALANCE           DSCR       DATE LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
  1,250,000   -   1,999,999              6              $10,466,258              1.0             1.50x           69.9%
  2,000,000   -   2,999,999              8              $20,106,203              1.9             1.53x           70.8%
  3,000,000   -   3,999,999             18              $64,267,977              6.1             2.17x           65.9%
  4,000,000   -   4,999,999              7              $31,627,996              3.0             1.32x           72.8%
  5,000,000   -   5,999,999              5              $27,164,455              2.6             1.47x           57.4%
  6,000,000   -   6,999,999              4              $26,630,050              2.5             1.71x           62.6%
  7,000,000   -   7,999,999              5              $38,016,215              3.6             1.65x           73.0%
  8,000,000   -   8,999,999              2              $17,405,959              1.6             1.35x           76.7%
  9,000,000   -   9,999,999              6              $56,693,973              5.4             1.45x           74.1%
 10,000,000   -   29,999,999            10             $194,748,306             18.4             1.57x           70.0%
 30,000,000   -   49,999,999             4             $135,626,362             12.8             2.39x           58.9%
 50,000,000   -   99,999,999             2             $173,793,172             16.5             1.67x           64.1%
100,000,000   -   145,000,000            2             $259,000,000             24.5             2.23x           53.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                   79           $1,055,546,925            100.0%            1.88X           63.2%
-------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
                                      WTD. AVG.
                                  REMAINING TERM
RANGE OF CUT-OFF DATE             TO MATURITY/ARD         WTD. AVG.
BALANCES($)                            (MOS.)           MORTGAGE RATE
-----------------------------------------------------------------------
  1,250,000   -   1,999,999             119                6.290%
  2,000,000   -   2,999,999             100                5.783%
  3,000,000   -   3,999,999             116                5.935%
  4,000,000   -   4,999,999             119                6.012%
  5,000,000   -   5,999,999             111                5.657%
  6,000,000   -   6,999,999             119                5.694%
  7,000,000   -   7,999,999             111                5.730%
  8,000,000   -   8,999,999             118                5.516%
  9,000,000   -   9,999,999             118                5.826%
 10,000,000   -   29,999,999            113                5.751%
 30,000,000   -   49,999,999            119                5.548%
 50,000,000   -   99,999,999            104                5.328%
100,000,000   -   145,000,000           119                4.902%
-----------------------------------------------------------------------
TOTAL                                   114                5.468%
-----------------------------------------------------------------------




MORTGAGE RATE (ALL LOANS)
---------------------------------------------------------------------------------------------------------------------------

                                                    AGGREGATE CUT-OFF       % OF INITIAL
RANGE OF                           NUMBER OF         DATE PRINCIPAL         MORTGAGE POOL      WTD. AVG.  WTD. AVG. CUT-OFF
MORTGAGE RATES(%)               MORTGAGE LOANS          BALANCE                BALANCE           DSCR       DATE LTV RATIO
---------------------------------------------------------------------------------------------------------------------------
3.968     -    4.999                   2              $132,600,000              12.6%            2.06x          58.9%
5.000     -    5.249                   6               $49,684,706               4.7%            1.65x          67.5%
5.250     -    5.499                  16              $380,093,762              36.0%            1.95x          62.3%
5.500     -    5.749                   7              $179,422,131              17.0%            2.39x          53.3%
5.750     -    5.999                  23              $161,162,002              15.3%            1.40x          73.6%
6.000     -    6.249                  12               $67,587,118               6.4%            1.43x          70.2%
6.250     -    6.499                   5               $21,945,839               2.1%            1.39x          69.1%
6.500     -    6.749                   4               $15,052,860               1.4%            1.36x          71.4%
6.750     -    6.950                   4               $47,998,506               4.5%            1.70x          64.6%
---------------------------------------------------------------------------------------------------------------------------
TOTAL                                 79            $1,055,546,925             100.0%            1.88X          63.2%
---------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
                                      WTD. AVG.
                                     REMAINING TERM
RANGE OF                             to MATURITY/ARD       WTD. AVG.
MORTGAGE RATES(%)                        (MOS.)         MORTGAGE RATE
-----------------------------------------------------------------------
3.968     -    4.999                      112               4.051%
5.000     -    5.249                      111               5.166%
5.250     -    5.499                      110               5.370%
5.500     -    5.749                      120               5.622%
5.750     -    5.999                      116               5.852%
6.000     -    6.249                      118               6.127%
6.250     -    6.499                      118               6.291%
6.500     -    6.749                      119               6.577%
6.750     -    6.950                      117               6.945%
------------------------------------------------------------------------
TOTAL                                     114               5.468%
------------------------------------------------------------------------

                                                                       ANNEX A-2



DEBT SERVICE COVERAGE RATIOS (ALL LOANS)
----------------------------------------------------------------------------------------------------------------------

                                              AGGREGATE CUT-OFF       % OF INITIAL
                              NUMBER OF        DATE PRINCIPAL         MORTGAGE POOL      WTD. AVG.    WTD. AVG. CUT-OFF
RANGE OF DSCRS             MORTGAGE LOANS          BALANCE               BALANCE           DSCR         DATE LTV RATIO
----------------------------------------------------------------------------------------------------------------------
1.20x  - 1.29x                    12              $73,698,489              7.0%            1.24x            76.5%
1.30x  - 1.39x                    22             $180,041,569             17.1%            1.37x            73.7%
1.40x  - 1.49x                    17             $216,318,062             20.5%            1.44x            73.0%
1.50x  - 1.59x                     9              $43,867,605              4.2%            1.53x            61.2%
1.60x  - 1.69x                     3              $42,924,257              4.1%            1.67x            70.9%
1.70x  - 1.79x                     4              $80,116,770              7.6%            1.74x            64.7%
1.80x  - 1.89x                     4             $105,519,067             10.0%            1.87x            54.4%
2.00x  - 2.99x                     5             $272,461,106             25.8%            2.24x            52.6%
3.00x  - 15.33x                    3              $40,600,000              3.8%            6.04x            25.2%
----------------------------------------------------------------------------------------------------------------------
TOTAL                             79           $1,055,546,925            100.0%            1.88X            63.2%
----------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------
                                 WTD. AVG.
                                REMAINING TERM
                                to MATURITY/ARD       WTD. AVG.
RANGE OF DSCRS                      (MOS.)         MORTGAGE RATE
-------------------------------------------------------------------------
1.20x  - 1.29x                      118               5.684%
1.30x  - 1.39x                      116               5.876%
1.40x  - 1.49x                      102               5.449%
1.50x  - 1.59x                      109               5.721%
1.60x  - 1.69x                      117               6.082%
1.70x  - 1.79x                      122               5.902%
1.80x  - 1.89x                      117               5.397%
2.00x  - 2.99x                      118               4.937%
3.00x  - 15.33x                     113               5.324%
--------------------------------------------------------------------------
TOTAL                               114               5.468%
--------------------------------------------------------------------------




CUT-OFF DATE LOAN-TO-VALUE RATIOS (ALL LOANS)
--------------------------------------------------------------------------------------------------------------------

                                           AGGREGATE CUT-OFF       % OF INITIAL
RANGE OF CUT-OFF           NUMBER OF        DATE PRINCIPAL         MORTGAGE POOL    WTD. AVG.    WTD. AVG. CUT-OFF
DATE LTV RATIOS          MORTGAGE LOANS         BALANCE               BALANCE         DSCR         DATE LTV RATIO
--------------------------------------------------------------------------------------------------------------------
  7.52% -  39.99%              3               $39,084,659               3.7%         5.93x            21.3%
 40.00% -  49.99%              4               $19,483,548               1.8%         2.01x            45.7%
 50.00% -  59.99%              8              $381,324,860              36.1%         2.13x            53.5%
 60.00% -  69.99%             18              $233,406,518              22.1%         1.55x            65.6%
 70.00% -  79.99%             43              $352,013,265              33.3%         1.40x            76.2%
 80.00% -  81.80%              3               $30,234,076               2.9%         1.37x            80.5%
-------------------------------------------------------------------------------------------------------------------
TOTAL                         79            $1,055,546,925             100.0%         1.88X            63.2%
-------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------
                            WTD. AVG.
                           REMAINING TERM
RANGE OF CUT-OFF           to MATURITY/ARD       WTD. AVG.
DATE LTV RATIOS                (MOS.)         MORTGAGE RATE
--------------------------------------------------------------------
  7.52% -  39.99%            120                   5.368%
 40.00% -  49.99%            109                   5.678%
 50.00% -  59.99%            117                   5.058%
 60.00% -  69.99%            114                   5.898%
 70.00% -  79.99%            110                   5.596%
 80.00% -  81.80%            119                   5.811%
--------------------------------------------------------------------
TOTAL                        114                   5.468%
--------------------------------------------------------------------



MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (ALL LOANS)
------------------------------------------------------------------------------------------------------------------

RANGE OF MATURITY                         AGGREGATE CUT-OFF       % OF INITIAL
DATE LOAN-TO-VALUE        NUMBER OF         DATE PRINCIPAL        MORTGAGE POOL       WTD. AVG.  WTD. AVG. CUT-OFF
RATIOS                  MORTGAGE LOANS         BALANCE               BALANCE            DSCR       DATE LTV RATIO
------------------------------------------------------------------------------------------------------------------
 7.52% - 9.99%                 2               $9,084,659              0.9%             6.27x           23.1%
10.00% - 29.99%                2              $36,000,000              3.4%             5.10x           27.1%
30.00% - 49.99%               11             $414,628,202             39.3%             2.08x           53.9%
50.00% - 59.99%               26             $251,205,386             23.8%             1.57x           66.6%
60.00% - 69.99%               37             $326,028,678             30.9%             1.39x           76.6%
70.00% - 74.00%                1              $18,600,000              1.8%             1.46x           79.1%
-----------------------------------------------------------------------------------------------------------------
TOTAL                         79           $1,055,546,925            100.0%             1.88X           63.2%
-----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------
                          WTD. AVG.
RANGE OF MATURITY       REMAINING TERM
DATE LOAN-TO-VALUE      TO MATURITY/ARD       WTD. AVG.
RATIOS                      (MOS.)         MORTGAGE RATE
----------------------------------------------------------
 7.52% - 9.99%               118               5.343%
10.00% - 29.99%              120               5.479%
30.00% - 49.99%              119               5.113%
50.00% - 59.99%              115               5.895%
60.00% - 69.99%              107               5.644%
70.00% - 74.00%               83               4.560%
----------------------------------------------------------
TOTAL                        114               5.468%
----------------------------------------------------------

                                                                       ANNEX A-2

REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE (ALL LOANS)
-------------------------------------------------------------------------------------------------------------------

RANGE OF REMAINING                          AGGREGATE CUT-OFF       % OF INITIAL
TERM TO MATURITY         NUMBER OF           DATE PRINCIPAL         MORTGAGE POOL      WTD. AVG.  WTD. AVG. CUT-OFF
(MOS.)                 MORTGAGE LOANS            BALANCE               BALANCE           DSCR       DATE LTV RATIO
-------------------------------------------------------------------------------------------------------------------
 59   -  84                  11                $153,590,234             14.6%            1.54x           71.2%
 85   -  119                 41                $502,427,343             47.6%            1.72x           63.0%
120   -  177                 27                $399,529,349             37.9%            2.20x           60.4%
-------------------------------------------------------------------------------------------------------------------
TOTAL                        79              $1,055,546,925            100.0%            1.88X           63.2%
-------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------
                            WTD. AVG.
RANGE OF REMAINING         REMAINING TERM
TERM TO MATURITY           TO MATURITY/ARD       WTD. AVG.
(MOS.)                         (MOS.)         MORTGAGE RATE
-------------------------------------------------------------
 59   -  84                    80                   5.341%
 85   -  119                  118                   5.336%
120   -  177                  123                   5.681%
-------------------------------------------------------------
TOTAL                         114                   5.468%
-------------------------------------------------------------



ORIGINAL AMORTIZATION TERM (ALL LOANS)
---------------------------------------------------------------------------------------------------------------------

RANGE OF ORIGINAL                             AGGREGATE CUT-OFF       % OF INITIAL
AMORTIZATION TERM          NUMBER OF           DATE PRINCIPAL         MORTGAGE POOL      WTD. AVG.  WTD. AVG. CUT-OFF
(MOS.)                   MORTGAGE LOANS            BALANCE               BALANCE           DSCR       DATE LTV RATIO
---------------------------------------------------------------------------------------------------------------------
 60 -  84                     11                 $153,590,234              14.6%           1.54x          71.2%
120 - 180                     68                 $901,956,691              85.4%           1.93x          61.8%
---------------------------------------------------------------------------------------------------------------------
TOTAL                         79               $1,055,546,925             100.0%           1.88X          63.2%
---------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------
                              WTD. AVG.
RANGE OF ORIGINAL            REMAINING TERM
AMORTIZATION TERM            TO MATURITY/ARD       WTD. AVG.
(MOS.)                           (MOS.)          MORTGAGE RATE
--------------------------------------------------------------------
 60 -  84                         80                5.341%
120 - 180                        120                5.489%
--------------------------------------------------------------------
TOTAL                            114                5.468%
--------------------------------------------------------------------



ESCROW TYPES (ALL LOANS)
--------------------------------------------------------------------------------------------------------------------
ESCROW TYPE                      NUMBER OF MORTGAGE LOANS                AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
TI/LC Reserve                              19                                          $295,060,746
Real Estate Tax                            57                                          $707,965,261
Insurance                                  50                                          $524,786,988
Replacement Reserves                       62                                          $839,260,460
--------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------
ESCROW TYPE                       % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------
TI/LC Reserve                                   28.0%
Real Estate Tax                                 67.1%
Insurance                                       49.7%
Replacement Reserves                            79.5%
------------------------------------------------------------------------


LOCKBOXES (ALL LOANS)
--------------------------------------------------------------------------------------------------------------------
LOCKBOX TYPE                         NUMBER OF MORTGAGE LOANS           AGGREGATE CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
Soft-Springing-Hard                         13                                      $509,806,553
Hard                                        17                                      $270,764,143


LOCKBOXES (ALL LOANS)
------------------------------------------------------------------------
LOCKBOX TYPE                         % OF INITIAL MORTGAGE POOL BALANCE
------------------------------------------------------------------------
Soft-Springing-Hard                                 48.3%
Hard                                                25.7%

                                                                       ANNEX A-2


LOAN SELLERS (GROUP 1)
----------------------------------------------------------------------------------------------------------------------------------

                                                          AGGREGATE CUT-OFF      % OF INITIAL
                                        NUMBER OF          DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.  WTD. AVG. CUT-OFF
MORTGAGE LOAN SELLER                  MORTGAGE LOANS           BALANCE              BALANCE           DSCR       DATE LTV RATIO
----------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Mortgage Lending, Inc.        32              $633,808,826             72.4%            2.08x           57.4%
KeyBank National Association                22              $144,345,174             16.5%            1.58x           69.3%
JPMorgan Chase Bank                          2               $97,774,946             11.2%            1.42x           74.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       56              $875,928,947            100.0%            1.92X           61.2%
----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
                                             WTD. AVG.
                                            REMAINING TERM
                                            TO MATURITY/ARD       WTD. AVG.
MORTGAGE LOAN SELLER                            (MOS.)         MORTGAGE RATE
------------------------------------------------------------------------------------
Merrill Lynch Mortgage Lending, Inc.              118                   5.396%
KeyBank National Association                      121                   5.811%
JPMorgan Chase Bank                                84                   5.435%
------------------------------------------------------------------------------------
TOTAL                                             115                   5.469%
------------------------------------------------------------------------------------



PROPERTY TYPES (GROUP 1)
-----------------------------------------------------------------------------------------------------------------------------------

                                           NUMBER OF       AGGREGATE CUT-OFF      % OF INITIAL
                                        MORTGAGED REAL      DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.    WTD. AVG. CUT-OFF
PROPERTY TYPE                             PROPERTIES           BALANCE               BALANCE           DSCR         DATE LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Retail                                        45             $403,769,148             46.1%            1.82x            61.7%
              Anchored                        17             $332,006,055             37.9%            1.89x            60.8%
              Single Tenant                   23              $48,431,226              5.5%            1.55x            67.5%
              Unanchored                       2              $12,971,301              1.5%            1.56x            51.3%
              Shadow Anchored                  3              $10,360,567              1.2%            1.40x            74.3%
Office                                         6             $217,971,760             24.9%            2.00x            55.7%
Manufactured Housing                           7              $81,888,376              9.3%            1.40x            76.7%
Mixed Use                                      4              $46,422,136              5.3%            1.40x            73.5%
Hospitality                                    6              $44,848,506              5.1%            1.71x            64.3%
Multifamily                                    3              $40,240,347              4.6%            4.86x            29.4%
Self Storage                                   6              $26,123,235              3.0%            1.54x            69.3%
Industrial                                     3              $14,665,438              1.7%            1.33x            68.1%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                         80             $875,928,947             100.0%           1.92X            61.2%
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                            WTD. AVG.
                                           REMAINING TERM
                                           TO MATURITY/ARD           WTD. AVG.
PROPERTY TYPE                                  (MOS.)             MORTGAGE RATE
--------------------------------------------------------------------------------
Retail                                          120                   5.098%
              Anchored                          119                   4.948%
              Single Tenant                     118                   5.840%
              Unanchored                        118                   5.529%
              Shadow Anchored                   141                   5.921%
Office                                          113                   5.691%
Manufactured Housing                             86                   5.339%
Mixed Use                                       120                   5.950%
Hospitality                                     117                   6.050%
Multifamily                                     120                   5.407%
Self Storage                                    119                   6.050%
Industrial                                      119                   6.165%
--------------------------------------------------------------------------------
TOTAL                                           115                   5.469%
--------------------------------------------------------------------------------

                                                                       ANNEX A-2

PROPERTY LOCATION (GROUP 1)
-------------------------------------------------------------------------------------------------------------------------

                              NUMBER OF        AGGREGATE CUT-OFF      % OF INITIAL
                           MORTGAGED REAL      DATE PRINCIPAL         MORTGAGE POOL      WTD. AVG.   WTD. AVG. CUT-OFF
STATES                       PROPERTIES             BALANCE              BALANCE           DSCR        DATE LTV RATIO
-------------------------------------------------------------------------------------------------------------------------
Florida                          7               $158,316,580             18.1%            1.69x          61.6%
Illinois                         5               $153,391,576             17.5%            2.25x          51.7%
Massassachusetts                 4               $131,525,204             15.0%            2.06x          58.2%
New York                         3                $66,362,880              7.6%            3.46x          40.8%
Minnesota                        3                $47,395,801              5.4%            1.67x          72.4%
Ohio                             6                $41,627,803              4.8%            1.66x          68.5%
Colorado                         2                $28,468,416              3.3%            1.46x          65.9%
Michigan                         7                $20,247,842              2.3%            1.53x          71.1%
North Dakota                     1                $13,792,261              1.6%            1.68x          76.6%
Washington                       2                $13,740,295              1.6%            1.43x          75.9%
Texas                            2                $13,055,898              1.5%            1.70x          64.1%
Arizona                          2                $12,949,174              1.5%            1.42x          79.0%
Georgia                          2                $11,527,076              1.3%            1.28x          78.4%
New Mexico                       2                $10,974,694              1.3%            1.37x          65.2%
Montana                          1                $10,962,968              1.3%            1.72x          65.2%
New Jersey                       2                 $9,858,408              1.1%            2.06x          54.8%
Louisiana                        1                 $9,592,517              1.1%            1.36x          76.7%
North Carolina                   1                 $9,061,160              1.0%            1.43x          71.6%
Pennsylvania                     2                 $9,002,183              1.0%            1.30x          73.8%
Wyoming                          1                 $8,272,058              0.9%            1.69x          63.1%
Arkansas                         1                 $7,674,078              0.9%            1.72x          65.2%
Indiana                          5                 $7,077,706              0.8%            1.75x          60.9%
Oregon                           2                 $5,595,204              0.6%            1.30x          78.8%
Alaaska                          1                 $3,945,000              0.5%            1.75x          69.9%
Alabama                          1                 $3,350,000              0.4%            1.58x          72.8%
Connecticut                      1                 $3,297,442              0.4%            1.83x          47.1%
South Carolina                   1                 $2,475,000              0.3%            2.57x          51.6%
New Hampshire                    1                 $1,250,000              0.1%            1.89x          62.5%
California                      11                $61,139,723              7.0%            1.42x          70.1%
              Northern           3                 $8,992,696              1.0%            1.33x          69.5%
              Southern           8                $52,147,026              6.0%            1.44x          70.2%
-------------------------------------------------------------------------------------------------------------------------
TOTAL                           80               $875,928,947             100.0%           1.92X          61.2%
-------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------
                                WTD. AVG.
                               REMAINING TERM
                               TO MATURITY/ARD       WTD. AVG.
STATES                             (MOS.)         MORTGAGE RATE
----------------------------------------------------------------
Florida                            115                5.502%
Illinois                           120                5.641%
Massassachusetts                   114                4.196%
New York                           118                5.394%
Minnesota                           84                5.253%
Ohio                               128                5.426%
Colorado                            92                5.888%
Michigan                            95                5.300%
North Dakota                       116                5.260%
Washington                         119                5.440%
Texas                              117                6.950%
Arizona                            118                5.568%
Georgia                            118                6.099%
New Mexico                         119                6.073%
Montana                            117                6.950%
New Jersey                         119                5.814%
Louisiana                          119                6.230%
North Carolina                     177                6.125%
Pennsylvania                       118                6.434%
Wyoming                            117                6.950%
Arkansas                           117                6.950%
Indiana                            117                5.300%
Oregon                             119                5.875%
Alaaska                            120                6.100%
Alabama                            120                5.800%
Connecticut                        119                6.250%
South Carolina                      84                5.240%
New Hampshire                      120                6.875%
California                         113                6.109%
              Northern             119                6.095%
              Southern             111                6.112%
------------------------------------------------------------------
TOTAL                              115                5.469%
------------------------------------------------------------------

                                                                       ANNEX A-2



CUT-OFF DATE PRINCIPAL BALANCE OF MORTGAGE LOANS (GROUP 1)
-----------------------------------------------------------------------------------------------------------------------------

                                                    AGGREGATE CUT-OFF      % OF INITIAL
RANGE OF CUT-OFF                 NUMBER OF           DATE PRINCIPAL        MORTGAGE POOL       WTD. AVG.  WTD. AVG. CUT-OFF
DATE BALANCES($)               MORTGAGE LOANS            BALANCE              BALANCE            DSCR       DATE LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------
  1,250,000  - 1,999,999              6                $10,466,258              1.2%             1.50x           69.9%
  2,000,000  - 2,999,999              2                 $5,340,000              0.6%             1.97x           62.8%
  3,000,000  - 3,999,999             12                $43,234,934              4.9%             1.42x           70.9%
  4,000,000  - 4,999,999              5                $22,309,694              2.5%             1.34x           73.4%
  5,000,000  - 5,999,999              4                $21,724,455              2.5%             1.47x           51.7%
  6,000,000  - 6,999,999              3                $19,980,050              2.3%             1.78x           58.4%
  7,000,000  - 7,999,999              5                $38,016,215              4.3%             1.65x           73.0%
  8,000,000  - 8,999,999              1                 $8,414,174              1.0%             1.44x           79.4%
  9,000,000  - 9,999,999              5                $47,693,973              5.4%             1.43x           73.0%
 10,000,000  - 29,999,999             6               $131,577,802             15.0%             1.68x           65.6%
 30,000,000  - 49,999,999             3                $94,378,221             10.8%             2.83x           54.3%
 50,000,000  - 99,999,999             2               $173,793,172             19.8%             1.67x           64.1%
100,000,000  - 145,000,000            2               $259,000,000             29.6%             2.23x           53.0%
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                56               $875,928,947            100.0%             1.92X           61.2%
-----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------
                                      WTD. AVG.
                                     REMAINING TERM
RANGE OF CUT-OFF                     TO MATURITY/ARD       WTD. AVG.
DATE BALANCES($)                         (MOS.)         MORTGAGE RATE
----------------------------------------------------------------------
  1,250,000  - 1,999,999                    119            6.290%
  2,000,000  - 2,999,999                    103            5.959%
  3,000,000  - 3,999,999                    124            6.058%
  4,000,000  - 4,999,999                    119            6.156%
  5,000,000  - 5,999,999                    109            5.674%
  6,000,000  - 6,999,999                    119            5.759%
  7,000,000  - 7,999,999                    111            5.730%
  8,000,000  - 8,999,999                    117            5.400%
  9,000,000  - 9,999,999                    118            5.906%
 10,000,000  - 29,999,999                   115            5.991%
 30,000,000  - 49,999,999                   119            5.574%
 50,000,000  - 99,999,999                   104            5.328%
100,000,000  - 145,000,000                  119            4.902%
----------------------------------------------------------------------
TOTAL                                       115            5.469%
----------------------------------------------------------------------



MORTGAGE RATE (GROUP 1)
-----------------------------------------------------------------------------------------------------------------

                                          AGGREGATE CUT-OFF      % OF INITIAL
RANGE OF               NUMBER OF           DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.  WTD. AVG. CUT-OFF
MORTGAGE RATES(%)    MORTGAGE LOANS            BALANCE              BALANCE           DSCR       DATE LTV RATIO
-----------------------------------------------------------------------------------------------------------------
3.968  -   4.999            1               $114,000,000             13.0%            2.16x          55.6%
5.000  -   5.249            5                $32,739,202              3.7%            1.88x          61.2%
5.250  -   5.499            9               $313,033,088             35.7%            2.06x          60.5%
5.500  -   5.749            3               $155,240,347             17.7%            2.27x          51.1%
5.750  -   5.999           15               $114,820,139             13.1%            1.42x          72.5%
6.000  -   6.249           10                $61,098,966              7.0%            1.38x          71.7%
6.250  -   6.499            5                $21,945,839              2.5%            1.39x          69.1%
6.500  -   6.749            4                $15,052,860              1.7%            1.36x          71.4%
6.750  -   6.950            4                $47,998,506              5.5%            1.70x          64.6%
-----------------------------------------------------------------------------------------------------------------
TOTAL                      56               $875,928,947             100.0%           1.92X          61.2%
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------
                            WTD. AVG.
                         REMAINING TERM
RANGE OF                 TO MATURITY/ARD        WTD. AVG.
MORTGAGE RATES(%)            (MOS.)          MORTGAGE RATE
-----------------------------------------------------------
3.968  -   4.999               117               3.968%
5.000  -   5.249               108               5.154%
5.250  -   5.499               111               5.352%
5.500  -   5.749               120               5.628%
5.750  -   5.999               114               5.877%
6.000  -   6.249               118               6.136%
6.250  -   6.499               118               6.291%
6.500  -   6.749               119               6.577%
6.750  -   6.950               117               6.945%
-----------------------------------------------------------
TOTAL                          115               5.469%
-----------------------------------------------------------

                                                                       ANNEX A-2


DEBT SERVICE COVERAGE RATIOS (GROUP 1)
-----------------------------------------------------------------------------------------------------------------------

                                         AGGREGATE CUT-OFF       % OF INITIAL
                         NUMBER OF         DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.    WTD. AVG. CUT-OFF
RANGE OF DSCRS         MORTGAGE LOANS          BALANCE              BALANCE           DSCR         DATE LTV RATIO
-----------------------------------------------------------------------------------------------------------------------
 1.24x  -   1.29x             7              $35,145,706              4.0%            1.25x            76.9%
 1.30x  -   1.39x            15             $101,449,360             11.6%            1.37x            73.8%
 1.40x  -   1.49x            11             $176,980,927             20.2%            1.43x            72.1%
 1.50x  -   1.59x             8              $40,296,078              4.6%            1.53x            60.4%
 1.60x  -   1.69x             2              $33,924,257              3.9%            1.69x            68.6%
 1.70x  -   1.79x             4              $80,116,770              9.1%            1.74x            64.7%
 1.80x  -   1.89x             3             $102,047,442             11.7%            1.88x            54.3%
 2.00x  -   2.99x             4             $268,468,408             30.6%            2.24x            52.8%
 3.00x  -   5.83x             2              $37,500,000              4.3%            5.27x            26.7%
-----------------------------------------------------------------------------------------------------------------------
TOTAL                        56             $875,928,947             100.0%           1.92X            61.2%
-----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------
                              WTD. AVG.
                           REMAINING TERM
                           TO MATURITY/ARD            WTD. AVG.
RANGE OF DSCRS                 (MOS.)              MORTGAGE RATE
----------------------------------------------------------------------
 1.24x  -   1.29x                118                   5.922%
 1.30x  -   1.39x                113                   6.065%
 1.40x  -   1.49x                103                   5.532%
 1.50x  -   1.59x                114                   5.752%
 1.60x  -   1.69x                117                   6.263%
 1.70x  -   1.79x                122                   5.902%
 1.80x  -   1.89x                119                   5.398%
 2.00x  -   2.99x                118                   4.921%
 3.00x  -   5.83x                113                   5.300%
----------------------------------------------------------------------
TOTAL                            115                   5.469%
----------------------------------------------------------------------



CUT-OFF DATE LOAN-TO-VALUE RATIOS (GROUP 1)
-----------------------------------------------------------------------------------------------------------------

                                        AGGREGATE CUT-OFF      % OF INITIAL
RANGE OF CUT-OFF       NUMBER OF         DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.    WTD. AVG. CUT-OFF
DATE LTV RATIOS      MORTGAGE LOANS         BALANCE              BALANCE            DSCR         DATE LTV RATIO
-----------------------------------------------------------------------------------------------------------------
 20.69% - 39.99%           2               $35,984,659              4.1%            5.12x            22.4%
 40.00% - 49.99%           3               $15,490,849              1.8%            1.94x            46.7%
 50.00% - 59.99%           7              $377,853,235             43.1%            2.14x            53.5%
 60.00% - 69.99%          15              $185,514,097             21.2%            1.60x            64.9%
 70.00% - 79.99%          28              $253,092,031             28.9%            1.41x            75.8%
 80.00% - 81.80%           1                $7,994,076              0.9%            1.26x            81.8%
-----------------------------------------------------------------------------------------------------------------
TOTAL                     56              $875,928,947            100.0%            1.92X            61.2%
-----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------
                            WTD. AVG.
                         REMAINING TERM
RANGE OF CUT-OFF         TO MATURITY/ARD      WTD. AVG.
DATE LTV RATIOS              (MOS.)         MORTGAGE RATE
---------------------------------------------------------
 20.69% - 39.99%              120              5.346%
 40.00% - 49.99%              107              5.593%
 50.00% - 59.99%              118              5.055%
 60.00% - 69.99%              112              5.990%
 70.00% - 79.99%              111              5.695%
 80.00% - 81.80%              117              6.090%
--------------------------------------------------------
TOTAL                         115              5.469%
--------------------------------------------------------



MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (GROUP 1)
-----------------------------------------------------------------------------------------------------------------------

RANGE OF MATURITY                           AGGREGATE CUT-OFF       % OF INITIAL
DATE LOAN-TO-VALUE           NUMBER OF       DATE PRINCIPAL         MORTGAGE POOL      WTD. AVG.    WTD. AVG. CUT-OFF
RATIOS                     MORTGAGE LOANS        BALANCE              BALANCE            DSCR         DATE LTV RATIO
-----------------------------------------------------------------------------------------------------------------------
 7.52% - 9.99%                   1              $5,984,659               0.7%            1.59x             31.2%
10.00% - 29.99%                  2             $36,000,000               4.1%            5.10x             27.1%
30.00% - 49.99%                 10            $410,635,504              46.9%            2.08x             54.1%
50.00% - 59.99%                 21            $193,191,340              22.1%            1.62x             66.0%
60.00% - 69.70%                 22            $230,117,444              26.3%            1.40x             76.1%
-----------------------------------------------------------------------------------------------------------------------
TOTAL                           56            $875,928,947             100.0%            1.92X             61.2%
-----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
                            WTD. AVG.
RANGE OF MATURITY        REMAINING TERM
DATE LOAN-TO-VALUE      TO MATURITY/ARD        WTD. AVG.
RATIOS                       (MOS.)          MORTGAGE RATE
--------------------------------------------------------------
 7.52% - 9.99%                117               5.200%
10.00% - 29.99%               120               5.479%
30.00% - 49.99%               119               5.104%
50.00% - 59.99%               115               6.006%
60.00% - 69.70%               105               5.674%
--------------------------------------------------------------
TOTAL                         115               5.469%
--------------------------------------------------------------

                                                                       ANNEX A-2


REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE (GROUP 1)
--------------------------------------------------------------------------------------------------------------------------

RANGE OF REMAINING                              AGGREGATE CUT-OFF      % OF INITIAL
TERM TO MATURITY                 NUMBER OF       DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.    WTD. AVG. CUT-OFF
(MOS.)                         MORTGAGE LOANS        BALANCE             BALANCE            DSCR         DATE LTV RATIO
--------------------------------------------------------------------------------------------------------------------------
 60 - 84                             6            $122,899,946             14.0%            1.54x             70.4%
 85 - 119                           32            $452,862,793             51.7%            1.77x             61.8%
120 - 177                           18            $300,166,208             34.3%            2.32x             56.5%
--------------------------------------------------------------------------------------------------------------------------
TOTAL                               56            $875,928,947            100.0%            1.92X             61.2%
--------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------
                                   WTD. AVG.
RANGE OF REMAINING              REMAINING TERM
TERM TO MATURITY                TO MATURITY/ARD      WTD. AVG.
(MOS.)                              (MOS.)         MORTGAGE RATE
----------------------------------------------------------------
 60 - 84                              82              5.456%
 85 - 119                            118              5.309%
120 - 177                            124              5.714%
----------------------------------------------------------------
TOTAL                                115              5.469%
----------------------------------------------------------------



ORIGINAL AMORTIZATION TERM (GROUP 1)
---------------------------------------------------------------------------------------------------------------------------

RANGE OF ORIGINAL                                 AGGREGATE CUT-OFF      % OF INITIAL
AMORTIZATION TERM                  NUMBER OF       DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.    WTD. AVG. CUT-OFF
(MOS.)                           MORTGAGE LOANS        BALANCE             BALANCE            DSCR         DATE LTV RATIO
---------------------------------------------------------------------------------------------------------------------------
    Interest Only                       4            $45,175,000              5.2%            4.69x             30.2%
  0      -       199                    2            $11,984,659              1.4%            1.51x             45.3%
200      -       299                    1             $4,974,694              0.6%            1.30x             72.1%
300      -       329                   15           $124,481,056             14.2%            1.59x             67.2%
330      -       360                   34           $689,313,537             78.7%            1.81x             62.3%
---------------------------------------------------------------------------------------------------------------------------
TOTAL                                  56           $875,928,947            100.0%            1.92X             61.2%
---------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------
                                        WTD. AVG.
RANGE OF ORIGINAL                    REMAINING TERM
AMORTIZATION TERM                    TO MATURITY/ARD       WTD. AVG.
(MOS.)                                   (MOS.)         MORTGAGE RATE
------------------------------------------------------------------------
    Interest Only                         108               5.297%
  0      -       199                      119               5.601%
200      -       299                      117               6.160%
300      -       329                      122               6.220%
330      -       360                      114               5.337%
------------------------------------------------------------------------
TOTAL                                     115               5.469%
------------------------------------------------------------------------



ESCROW TYPES (GROUP 1)
--------------------------------------------------------------------------------------------------
                                                                                  % OF INITIAL
                              NUMBER OF                                           MORTGAGE POOL
ESCROW TYPE                 MORTGAGE LOANS                 BALANCE                   BALANCE
--------------------------------------------------------------------------------------------------
TI/LC Reserve                    19                     $295,060,746                  33.7%
Real Estate Tax                  37                     $547,712,283                  62.5%
Insurance                        32                     $414,782,151                  47.4%
Replacement Reserves             41                     $667,964,728                  76.3%




LOCKBOXES (GROUP 1)
--------------------------------------------------------------------------------------------------
                                                                                    % OF INITIAL
                              NUMBER OF                                             MORTGAGE POOL
LOCKBOX TYPE                MORTGAGE LOANS                 BALANCE                     BALANCE
--------------------------------------------------------------------------------------------------
Soft-Springing-Hard              11                     $464,565,713                    53.0%
Hard                             15                     $256,332,358                    29.3%

                                                                       ANNEX A-2


LOAN SELLERS (GROUP 2)
-----------------------------------------------------------------------------------------------------------------------------------
                                                            AGGREGATE CUT-OFF      % OF INITIAL
                                          NUMBER OF          DATE PRINCIPAL        MORTGAGE POOL      WTD. AVG.   WTD. AVG. CUT-OFF
MORTGAGE LOAN SELLER                    MORTGAGE LOANS          BALANCE               BALANCE            DSCR       DATE LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Mortgage Lending, Inc.          13               $79,466,331             44.2%             1.96x          70.8%
KeyBank National Association                   9               $58,903,506             32.8%             1.43x          78.4%
JPMorgan Chase Bank                            1               $41,248,141             23.0%             1.37x          69.6%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                         23              $179,617,978            100.0%             1.65X          73.0%
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                                              WTD. AVG.
                                           REMAINING TERM
                                           TO MATURITY/ARD       WTD. AVG.
MORTGAGE LOAN SELLER                           (MOS.)         MORTGAGE RATE
------------------------------------------------------------------------------
Merrill Lynch Mortgage Lending, Inc.            110               5.555%
KeyBank National Association                    108               5.318%
JPMorgan Chase Bank                             120               5.488%
-----------------------------------------------------------------------------
TOTAL                                           111               5.462%
-----------------------------------------------------------------------------


PROPERTY TYPES (GROUP 2)
-------------------------------------------------------------------------------------------------------------------------
                               NUMBER OF        AGGREGATE CUT-OFF     % OF INITIAL
                             MORTGAGED REAL      DATE PRINCIPAL       MORTGAGE POOL     WTD. AVG.    WTD. AVG. CUT-OFF
PROPERTY TYPE                  PROPERTIES           BALANCE             BALANCE           DSCR         DATE LTV RATIO
-------------------------------------------------------------------------------------------------------------------------
Multifamily                        23             $129,619,837            72.2%           1.75x             74.0%
Manufactured Housing                8              $49,998,141            27.8%           1.39x             70.6%
-------------------------------------------------------------------------------------------------------------------------
TOTAL                              31             $179,617,978           100.0%           1.65X             73.0%
-------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------
                                   WTD. AVG.
                                 REMAINING TERM
                                 TO MATURITY/ARD       WTD. AVG.
PROPERTY TYPE                        (MOS.)          MORTGAGE RATE
--------------------------------------------------------------------
Multifamily                           109               5.453%
Manufactured Housing                  117               5.485%
--------------------------------------------------------------------
TOTAL                                 111               5.462%
--------------------------------------------------------------------

                                                                       ANNEX A-2


PROPERTY LOCATION (GROUP 2)
---------------------------------------------------------------------------------------------------------------------------------

                                    NUMBER OF            AGGREGATE CUT-OFF      % OF INITIAL                       WTD. AVG.
                                  MORTGAGED REAL          DATE PRINCIPAL        MORTGAGE POOL        WTD. AVG.      CUT-OFF
STATES                              PROPERTIES                BALANCE              BALANCE             DSCR      DATE LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
Michigan                                 1                  $41,248,141             23.0%              1.37x         69.6%
Washington                               3                  $23,570,844             13.1%              1.44x         79.1%
Texas                                    6                  $19,806,729             11.0%              1.51x         68.9%
Ohio                                     2                  $19,500,000             10.9%              1.37x         79.2%
Arizona                                  1                  $16,945,505              9.4%              1.20x         79.7%
New York                                 4                  $13,090,288              7.3%              4.86x         52.0%
Kentucky                                 1                  $10,825,000              6.0%              1.37x         77.9%
Florida                                  1                   $9,000,000              5.0%              1.61x         79.6%
Wyoming                                  6                   $6,650,000              3.7%              1.49x         75.1%
California                               2                   $6,644,280              3.7%              1.27x         63.2%
                     Northern            2                   $6,644,280              3.7%              1.27x         63.2%
Kansas                                   2                   $5,440,000              3.0%              1.49x         80.0%
Georgia                                  1                   $3,600,000              2.0%              1.47x         75.0%
Connecticut                              1                   $3,297,192              1.8%              1.21x         77.6%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                   31                 $179,617,978             100.0%             1.65X         73.0%
---------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------
                                        WTD. AVG.
                                    REMAINING TERM TO
                                      MATURITY/ARD        WTD. AVG.
STATES                                   (MOS.)         MORTGAGE RATE
----------------------------------------------------------------------
Michigan                                  120             5.488%
Washington                                 90             4.865%
Texas                                     112             5.639%
Ohio                                      120             5.750%
Arizona                                   117             5.190%
New York                                   73             5.433%
Kentucky                                  120             5.760%
Florida                                   120             5.400%
Wyoming                                   120             5.500%
California                                119             5.858%
                     Northern             119             5.858%
Kansas                                    120             5.590%
Georgia                                   120             5.780%
Connecticut                               119             5.900%
----------------------------------------------------------------------
TOTAL                                     111             5.462%
----------------------------------------------------------------------

                                                                       ANNEX A-2


CUT-OFF DATE PRINCIPAL BALANCE OF MORTGAGE LOANS (GROUP 2)
---------------------------------------------------------------------------------------------------------------------------------

                                                         AGGREGATE CUT-OFF      % OF INITIAL                       WTD. AVG.
RANGE OF CUT-OFF DATE               NUMBER OF             DATE PRINCIPAL        MORTGAGE POOL        WTD. AVG.      CUT-OFF
BALANCES ($)                      MORTGAGE LOANS              BALANCE              BALANCE             DSCR      DATE LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
 2,048,224  -  2,999,999                6                   $14,766,203               8.2%             1.37x         73.6%
 3,000,000  -  3,999,999                6                   $21,033,043              11.7%             3.70x         55.5%
 4,000,000  -  4,999,999                2                    $9,318,301               5.2%             1.27x         71.2%
 5,000,000  -  5,999,999                1                    $5,440,000               3.0%             1.49x         80.0%
 6,000,000  -  6,999,999                1                    $6,650,000               3.7%             1.49x         75.1%
 8,000,000  -  8,999,999                1                    $8,991,785               5.0%             1.27x         74.2%
 9,000,000  -  9,999,999                1                    $9,000,000               5.0%             1.61x         79.6%
10,000,000  -  29,999,999               4                   $63,170,505              35.2%             1.35x         79.3%
30,000,000  -  41,248,141               1                   $41,248,141              23.0%             1.37x         69.6%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  23                  $179,617,978             100.0%             1.65X         73.0%
---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                        WTD. AVG.
                                    REMAINING TERM TO
RANGE OF CUT-OFF DATE                 MATURITY/ARD        WTD. AVG.
BALANCES ($)                             (MOS.)         MORTGAGE RATE
----------------------------------------------------------------------
 2,048,224  -  2,999,999                    98             5.719%
 3,000,000  -  3,999,999                    99             5.683%
 4,000,000  -  4,999,999                   117             5.667%
 5,000,000  -  5,999,999                   120             5.590%
 6,000,000  -  6,999,999                   120             5.500%
 8,000,000  -  8,999,999                   119             5.625%
 9,000,000  -  9,999,999                   120             5.400%
10,000,000  -  29,999,999                  108             5.251%
30,000,000  -  41,248,141                  120             5.488%
------------------------------------------------------------------------
TOTAL                                      111             5.462%
------------------------------------------------------------------------

MORTGAGE RATE (GROUP 2)
---------------------------------------------------------------------------------------------------------------------------------

                                                         AGGREGATE CUT-OFF      % OF INITIAL                       WTD. AVG.
RANGE OF MORTGAGE                   NUMBER OF             DATE PRINCIPAL        MORTGAGE POOL        WTD. AVG.      CUT-OFF
RATES (%)                         MORTGAGE LOANS              BALANCE              BALANCE             DSCR      DATE LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
4.560   -   4.999                       1                   $18,600,000             10.4%              1.46x         79.1%
5.000   -   5.249                       1                   $16,945,505              9.4%              1.20x         79.7%
5.250   -   5.499                       7                   $67,060,674             37.3%              1.44x         71.2%
5.500   -   5.749                       4                   $24,181,785             13.5%              3.18x         67.2%
5.750   -   5.999                       8                   $46,341,863             25.8%              1.35x         76.2%
6.000   -   6.080                       2                    $6,488,151              3.6%              1.92x         56.1%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  23                  $179,617,978            100.0%              1.65X         73.0%
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                        WTD. AVG.
                                    REMAINING TERM TO
RANGE OF MORTGAGE                     MATURITY/ARD        WTD. AVG.
RATES ($)                                (MOS.)         MORTGAGE RATE
----------------------------------------------------------------------
4.560   -   4.999                            3             4.560%
5.000   -   5.249                          117             5.190%
5.250   -   5.499                          109             5.455%
5.500   -   5.749                          120             5.582%
5.750   -   5.999                          120             5.790%
6.000   -   6.080                          118             6.037%
-------------------------------------------------------------------------
TOTAL                                      111             5.462%
-------------------------------------------------------------------------

                                                                       ANNEX A-2

DEBT SERVICE COVERAGE RATIOS (GROUP 2)
---------------------------------------------------------------------------------------------------------------------------------

                                                         AGGREGATE CUT-OFF      % OF INITIAL                       WTD. AVG.
                                  NUMBER OF               DATE PRINCIPAL        MORTGAGE POOL        WTD. AVG.      CUT-OFF
RANGE OF DSCRS                  MORTGAGE LOANS                BALANCE              BALANCE             DSCR      DATE LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
1.20x - 1.29x                          5                    $38,552,783             21.5%              1.23x          76.2%
1.30x - 1.39x                          7                    $78,592,209             43.8%              1.37x          73.6%
1.40x - 1.49x                          6                    $39,337,135             21.9%              1.47x          77.3%
1.50x - 1.59x                          1                     $3,571,528              2.0%              1.56x          70.0%
1.60x - 1.69x                          1                     $9,000,000              5.0%              1.61x          79.6%
1.80x - 1.89x                          1                     $3,471,625              1.9%              1.83x          57.9%
2.00x - 2.99x                          1                     $3,992,698              2.2%              2.30x          42.0%
3.00x - 15.33x                         1                     $3,100,000              1.7%             15.33x           7.5%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 23                   $179,617,978            100.0%              1.65X          73.0%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                             WTD. AVG.
                         REMAINING TERM TO
                           MATURITY/ARD        WTD. AVG.
RANGE OF DSCRS                (MOS.)         MORTGAGE RATE
----------------------------------------------------------------------
1.20x - 1.29x                   118             5.468%
1.30x - 1.39x                   120             5.632%
1.40x - 1.49x                    95             5.078%
1.50x - 1.59x                    59             5.375%
1.60x - 1.69x                   120             5.400%
1.80x - 1.89x                    59             5.375%
2.00x - 2.99x                   118             6.010%
3.00x - 15.33x                  120             5.620%
----------------------------------------------------------------------
TOTAL                           111             5.462%
----------------------------------------------------------------------


CUT-OFF DATE LOAN-TO-VALUE RATIOS (GROUP 2)
---------------------------------------------------------------------------------------------------------------------------------

                                                           AGGREGATE CUT-OFF      % OF INITIAL                      WTD. AVG.
RANGE OF CUT-OFF DATE               NUMBER OF               DATE PRINCIPAL        MORTGAGE POOL       WTD. AVG.      CUT-OFF
LTV RATIOS                        MORTGAGE LOANS                BALANCE              BALANCE            DSCR      DATE LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
 7.52% - 39.99%                         1                     $3,100,000              1.7%             15.33x          7.5%
40.00% - 49.99%                         1                     $3,992,698              2.2%              2.30x         42.0%
50.00% - 59.99%                         1                     $3,471,625              1.9%              1.83x         57.9%
60.00% - 69.99%                         3                    $47,892,421             26.7%              1.36x         68.7%
70.00% - 79.99%                        15                    $98,921,234             55.1%              1.38x         77.4%
80.00% - 80.00%                         2                    $22,240,000             12.4%              1.41x         80.0%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  23                   $179,617,978            100.0%              1.65X         73.0%
---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                             WTD. AVG.
                         REMAINING TERM TO
RANGE OF CUT-OFF DATE      MATURITY/ARD        WTD. AVG.
LTV RATIOS                    (MOS.)         MORTGAGE RATE
----------------------------------------------------------------------
 7.52% - 39.99%                 120             5.620%
40.00% - 49.99%                  18             6.010%
50.00% - 59.99%                  59             5.375%
60.00% - 69.99%                 120             5.539%
70.00% - 79.99%                 107             5.344%
80.00% - 80.00%                 120             5.711%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                           111             5.462%
------------------------------------------------------------------------------------------------------------------------------------


MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (GROUP 2)
---------------------------------------------------------------------------------------------------------------------------------

                                                         AGGREGATE CUT-OFF      % OF INITIAL                        WTD. AVG.
RANGE OF MATURITY DATE            NUMBER OF               DATE PRINCIPAL        MORTGAGE POOL        WTD. AVG.       CUT-OFF
LOAN-TO-VALUE RATIOS            MORTGAGE LOANS                BALANCE              BALANCE             DSCR       DATE LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
 7.52% - 9.99%                         1                     $3,100,000              1.7%             15.33x           7.5%
30.00% - 49.99%                        1                     $3,992,698              2.2%              2.30x          42.0%
50.00% - 59.99%                        5                    $58,014,046             32.3%              1.40x          68.8%
60.00% - 69.99%                       15                    $95,911,234             53.4%              1.36x          77.8%
70.00% - 74.00%                        1                    $18,600,000             10.4%              1.46x          79.1%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                 23                   $179,617,978            100.0%              1.65X          73.0%
---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                        WTD. AVG.
                                    REMAINING TERM TO
RANGE OF MATURITY DATE                MATURITY/ARD        WTD. AVG.
LOAN-TO-VALUE RATIOS                     (MOS.)         MORTGAGE RATE
----------------------------------------------------------------------
 7.52% - 9.99%                            120              5.620%
30.00% - 49.99%                           118              6.010%
50.00% - 59.99%                           116              5.525%
60.00% - 69.99%                           114              5.571%
70.00% - 74.00%                            83              4.560%
----------------------------------------------------------------------
TOTAL                                     111              5.462%
----------------------------------------------------------------------

                                                                       ANNEX A-2

REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE (GROUP 2)
-------------------------------------------------------------------------------------------------------------------------------

                                                       AGGREGATE CUT-OFF      % OF INITIAL                        WTD. AVG.
RANGE OF REMAINING TERM         NUMBER OF               DATE PRINCIPAL        MORTGAGE POOL        WTD. AVG.       CUT-OFF
TO MATURITY (MOS.)            MORTGAGE LOANS                BALANCE              BALANCE             DSCR       DATE LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
 59 - 84                             5                    $30,690,288             17.1%              1.51x          74.5%
 85 - 119                            9                    $49,564,549             27.6%              1.33x          73.2%
120 - 120                            9                    $99,363,141             55.3%              1.85x          72.5%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                               23                   $179,617,978            100.0%              1.65X          73.0%
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                        WTD. AVG.
                                    REMAINING TERM TO
RANGE OF REMAINING TERM               MATURITY/ARD        WTD. AVG.
TO MATURITY (MOS.)                       (MOS.)         MORTGAGE RATE
----------------------------------------------------------------------
 59 - 84                                   74               4.881%
 85 - 119                                 118               5.580%
120 - 120                                 120               5.582%
----------------------------------------------------------------------
TOTAL                                     111               5.462%
----------------------------------------------------------------------


ORIGINAL AMORTIZATION TERM (GROUP 2)
---------------------------------------------------------------------------------------------------------------------------------

                                                        AGGREGATE CUT-OFF      % OF INITIAL                         WTD. AVG.
RANGE OF ORIGINAL                NUMBER OF               DATE PRINCIPAL        MORTGAGE POOL        WTD. AVG.        CUT-OFF
AMORTIZATION TERM (MOS.)       MORTGAGE LOANS                BALANCE              BALANCE              DSCR       DATE LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
   Interest Only                      1                     $3,100,000               1.7%             15.33x           7.5%
300      -       329                  2                    $11,372,245               6.3%              1.41x          76.6%
330      -       360                 20                   $165,145,733              91.9%              1.41x          74.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                23                   $179,617,978             100.0%              1.65X          73.0%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                        WTD. AVG.
                                    REMAINING TERM TO
RANGE OF ORIGINAL                     MATURITY/ARD        WTD. AVG.
AMORTIZATION TERM (MOS.)                 (MOS.)         MORTGAGE RATE
----------------------------------------------------------------------
     Interest Only                         120              5.620%
300      -       329                       118              5.488%
330      -       360                       111              5.457%
-----------------------------------------------------------------------
TOTAL                                      111              5.462%
-----------------------------------------------------------------------


ESCROW TYPES (GROUP 2)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                         NUMBER OF                                    MORTGAGE
ESCROW TYPE            MORTGAGE LOANS             BALANCE           POOL BALANCE
--------------------------------------------------------------------------------
Real Estate Tax               20                $160,252,978            89.2%
Insurance                     18                $110,004,837            61.2%
Replacement Reserves          21                $171,295,733            95.4%


LOCKBOXES (GROUP 2)
--------------------------------------------------------------------------------
                                                                    % OF INITIAL
                           NUMBER OF                                  MORTGAGE
LOCKBOX TYPE             MORTGAGE LOANS              BALANCE        POOL BALANCE
--------------------------------------------------------------------------------
Soft - Springing-Hard           2                  $45,240,839          25.2%
Hard                            2                  $14,431,785           8.0%

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #  ORIGINATOR    PROPERTY NAME                                           STREET ADDRESS
------  ----------    -------------                                           --------------
  4        JPMC       Hometown America Portfolio                              Various
 4.01                 Cimmaron Park                                           901 Lake Elmo Avenue North
 4.02                 Cedar Knolls                                            12571 Garland Avenue
 4.03                 Leisurewoods-Rockland                                   31 Leisurewoods Drive
 4.04                 Chesterfield                                            49900 Fairchild Road
 4.05                 Lakeland Harbor                                         4747 North State Road 33
  5        JPMC       Anchor Bay                                              10470 Dixie Highway
  8        MLML       167 East 61st Street                                    167 East 61st Street
  14      KEYBANK     Greystone Meadows Apartments                            31500 1st Ave South
  15       MLML       Retreat at Speedway Apartments                          7401 East Speedway Boulevard
  16       MLML       Residenz Apartments                                     700 Lincoln Park Boulevard
  18      KEYBANK     Georgetown Oaks Apartments                              101 Heartwood Path
  24      KEYBANK     Wildwood Acres                                          13418 Dottie Drive
  25       MLML       Anderson Multifamily Portfolio                          Various
25.01                 Lantana Apartments                                      4603 Vance Jackson Road
25.02                 Park at Colonnade                                       3815 Parkdale Drive
25.03                 Calypso Apartments                                      5900 Wurzbach Road
  32       MLML       2400 Hudson Avenue                                      2400 Hudson Avenue
  34       MLML       Cheyenne Manufactured Housing Community Portfolio       Various
34.01                 Mobile Home Village                                     1314 West 18th Street
34.02                 Pioneer Park                                            1104 Wilderness Trail
34.03                 Circle Park                                             609 East Prosser Road
34.04                 Country Lane                                            212 Tyler Place
34.05                 Frontier Village                                        312 West Jefferson Road
34.06                 Kimberly Village                                        401 East Prosser Road
  37      KEYBANK     Sunrise Place/Village Apartments                        837 Michigan Street and 660 Gateway Court
37.01                 Sunrise Village Townhomes                               660 Gateway Court
37.02                 Sunrise Place Apartments                                837 Michigan Street
  42      KEYBANK     Euless Square                                           1304 Raider Drive
  43       MLML       Ygnacio Village Apartments                              1295 Homestead Avenue
  48       MLML       Research Pointe Apartments                              8220 Research Boulevard
  49       MLML       Country Sunset                                          61445 Southeast 27th
  54       MLML       Savannah Springs Apartments                             35 Savannah Way
  56       MLML       Lake Heights Apartments                                 5327 Rogers Road
  59       MLML       Losson Garden Apartments                                110 Losson Road
  62      KEYBANK     Prindle Terrace Apartments                              239 Indian River Road
  63       MLML       Renaissance Apartments                                  3744 Pennsylvania Avenue
  65       MLML       55 Liberty Street                                       53-55  Liberty Street
  66       MLML       Wyntrebrooke Apartments                                 3688 Big Tree Road
  68       MLML       512 Aberdeen                                            512 Aberdeen Avenue
  69      KEYBANK     Ashton Apartments                                       711 East 18th Street
  70      KEYBANK     Ryegate Apartments                                      901 East 18th Avenue
  72       MLML       Lincoln Park Manor Manufactured Housing Community       110 Parker Parkway
  73      KEYBANK     The Birches Apartments                                  8003 North El Dorado Street
  78       MLML       Village Park                                            1212 Southwest 11th Street



                                                                        NUMBER OF     PROPERTY
LOAN #     CITY                    STATE     ZIP CODE   COUNTY          PROPERTIES    TYPE
------     ----                    -----     --------   ------          ----------    ----
  4        Various                Various    Various    Various             5         Manufactured Housing
 4.01      Lake Elmo                MN        55042     Washington          1         Manufactured Housing
 4.02      Apple Valley             MN        55124     Dakota              1         Manufactured Housing
 4.03      Rockland                 MA        02370     Plymouth            1         Manufactured Housing
 4.04      Chesterfield             MI        48051     Macomb              1         Manufactured Housing
 4.05      Lakeland                 FL        33805     Polk                1         Manufactured Housing
  5        Fair Haven               MI        48023     St. Clair           1         Manufactured Housing
  8        New York                 NY        10021     New York            1         Multifamily
  14       Federal Way              WA        98003     King                1         Multifamily
  15       Tucson                   AZ        85710     Pima                1         Multifamily
  16       Kettering                OH        45429     Montgomery          1         Multifamily
  18       Georgetown               KY        40324     Scott               1         Multifamily
  24       Tampa                    FL        33617     Hillsborough        1         Multifamily
  25       Various                  TX       Various    Bexar               3         Multifamily
25.01      San Antonio              TX        78230     Bexar               1         Multifamily
25.02      San Antonio              TX        78229     Bexar               1         Multifamily
25.03      Leon Valley              TX        78238     Bexar               1         Multifamily
  32       Fort Lee                 NJ        07024     Bergen              1         Multifamily
  34       Various                  WY       Various    Various             6         Manufactured Housing
34.01      Cheyenne                 WY        82007     Laramie             1         Manufactured Housing
34.02      Green River              WY        82935     Sweetwater          1         Manufactured Housing
34.03      Cheyenne                 WY        82007     Laramie             1         Manufactured Housing
34.04      Cheyenne                 WY        82007     Laramie             1         Manufactured Housing
34.05      Cheyenne                 WY        82007     Laramie             1         Manufactured Housing
34.06      Cheyenne                 WY        82007     Laramie             1         Manufactured Housing
  37       Lawrence                 KS       Various    Douglas             2         Multifamily
37.01      Lawrence                 KS        66049     Douglas             1         Multifamily
37.02      Lawrence                 KS        66044     Douglas             1         Multifamily
  42       Euless                   TX        76040     Tarrant             1         Multifamily
  43       Walnut Creek             CA        94596     Contra Costa        1         Multifamily
  48       Austin                   TX        78758     Travis              1         Multifamily
  49       Bend                     OR        97702     Deschutes           1         Manufactured Housing
  54       Fort Oglethorpe          GA        30742     Catoosa             1         Multifamily
  56       Hamburg                  NY        14075     Erie                1         Multifamily
  59       Cheektowaga              NY        14227     Erie                1         Multifamily
  62       Orange                   CT        06477     New Haven           1         Multifamily
  63       Fremont                  CA        94536     Alameda             1         Multifamily
  65       New York                 NY        10005     New York            1         Multifamily
  66       Hamburg                  NY        14075     Erie                1         Multifamily
  68       Kettering                OH        45419     Montgomery          1         Multifamily
  69       Ellensburg               WA        98926     Kittitas            1         Multifamily
  70       Ellensburg               WA        98926     Kittitas            1         Multifamily
  72       Lincoln Park             TX        76227     Denton              1         Manufactured Housing
  73       Stockton                 CA        95210     San Joaquin         1         Multifamily
  78       Hermiston                OR        97838     Umatilla            1         Manufactured Housing


                                                                                                     STUDIO/PAD
                                                                                             ----------------------------------
                                                             LOAN                                                  AVERAGE
            PROPERTY                         CUT-OFF DATE    GROUP                               NO. OF             STUDIO/
 LOAN #     SUBTYPE                          BALANCE ($)     1 OR 2      TOTAL SF/UNITS       STUDIOS/PADS        PAD RENT ($)
 ------     -------                          -----------     ------      --------------       ------------        ------------
  4        Manufactured Housing              76,293,172        1              2,214              2,214                398
 4.01      Manufactured Housing              22,695,801        1               508                508                 430
 4.02      Manufactured Housing              17,200,000        1               460                460                 410
 4.03      Manufactured Housing              11,475,204        1               394                394                 418
 4.04      Manufactured Housing              13,200,000        1               348                348                 420
 4.05      Manufactured Housing              11,722,167        1               504                504                 278
  5        Manufactured Housing              41,248,141        2              1,411              1,411                401
  8        Cooperative                       30,000,000        1               173
  14       Garden                            18,600,000        2               323
  15       Garden                            16,945,505        2               304
  16       Garden                            16,800,000        2               368
  18       Garden                            10,825,000        2               216
  24       Garden                             9,000,000        2               336
  25       Garden                             8,991,785        2               411                 18                 397
25.01      Garden                             2,237,955        2               108
25.02      Garden                             4,955,472        2               211                 18                 397
25.03      Garden                             1,798,357        2               92
  32       Cooperative                        6,993,408        1               134                 54                 967
  34       Manufactured Housing               6,650,000        2               555                555                 230
34.01      Manufactured Housing                 400,000        2               30                  30                 254
34.02      Manufactured Housing               2,820,000        2               308                308                 218
34.03      Manufactured Housing                 975,000        2               53                  53                 262
34.04      Manufactured Housing                 560,000        2               45                  45                 245
34.05      Manufactured Housing                 960,000        2               70                  70                 220
34.06      Manufactured Housing                 935,000        2               49                  49                 255
  37       Garden                             5,440,000        2               132
37.01      Garden                             3,625,813        2               64
37.02      Garden                             1,814,187        2               68
  42       Garden                             4,722,245        2               150
  43       Garden                             4,596,056        2               56
  48       Garden                             3,992,698        2               248
  49       Manufactured Housing               3,971,596        1               148                148                 335
  54       Garden                             3,600,000        2               93
  56       Garden                             3,571,528        2               176
  59       Garden                             3,471,625        2               148
  62       Garden                             3,297,192        2               40
  63       Garden                             3,246,939        1               23
  65       Cooperative                        3,100,000        2               82                  5                 2,288
  66       Garden                             2,947,135        2               132
  68       Garden                             2,700,000        2               88
  69       Garden                             2,495,453        2               64
  70       Garden                             2,475,392        2               64
  72       Manufactured Housing               2,100,000        2               198                198                 297
  73       Garden                             2,048,224        2               52
  78       Manufactured Housing               1,623,608        1               122                122                 225


                              ONE BEDROOM                               TWO BEDROOM
                  -------------------------------------   -----------------------------------------
                      NO. OF            AVERAGE                 NO. OF              AVERAGE
    LOAN #          1-BR UNITS       1-BR RENT ($)            2-BR UNITS         2-BR RENT ($)
    ------          ----------       -------------            ----------         -------------
      4
     4.01
     4.02
     4.03
     4.04
     4.05
      5
      8                 69               5,793                    69                 8,225
      14                85                660                     130                 788
      15               150                707                     154                 711
      16               200                654                     168                 785
      18                48                577                     144                 671
      24                13                558                     319                 672
      25               184                434                     183                 565
    25.01               46                441                     50                  557
    25.02               86                451                     93                  593
    25.03               52                401                     40                  512
      32                62               1,483                    15                 1,813
      34
    34.01
    34.02
    34.03
    34.04
    34.05
    34.06
      37                                                          68                  528
    37.01
    37.02                                                         68                  528
      42                32                580                     94                  681
      43                32               1,013                    24                 1,262
      48                88                530                     134                 730
      49
      54                40                423                     53                  647
      56                                                          176                 511
      59                                                          148                 604
      62                28                970                     12                 1,358
      63                1                1,100                    22                 1,536
      65                30               3,712                    31                 4,506
      66                22                411                     110                 465
      68                8                 411                     80                  541
      69                                                          64                  560
      70                                                          64                  560
      72
      73                16                561                     32                  622
      78



                          THREE BEDROOM                        FOUR BEDROOM
               -------------------------------------------------------------------------
                    NO. OF            AVERAGE            NO. OF           AVERAGE          UTILITIES          ELEVATOR
    LOAN #        3-BR UNITS       3-BR RENT ($)       4-BR UNITS      4-BR RENT ($)      TENANT PAYS          PRESENT
    ------        ----------       -------------       ----------      -------------      -----------          -------
      4
     4.01
     4.02
     4.03
     4.04
     4.05
      5
      8               35               9,479                                                 E,G,W               Yes
      14             108                899                                                 E, W, S              No
      15                                                                                      E,W                No
      16                                                                                      E,G                No
      18              24                870                                                 E, W, S              No
      24              3                 895                1               1,050              E, W               No
      25              26                748                                                  E,W,S               No
    25.01             12                661                                                  E,W,S               No
    25.02             14                822                                                  E,W,S               No
    25.03                                                                                    E,W,S               No
      32              2                2,600               1               2,925               E                 Yes
      34                                                                                    Various
    34.01                                                                                  W,S,E,G,T
    34.02                                                                                    W,S,T
    34.03                                                                                  W,S,E,G,T
    34.04                                                                                  W,S,E,G,T
    34.05                                                                                  W,S,E,G,T
    34.06                                                                                  W,S,E,G,T
      37              44                810                20               886                E                 No
    37.01             44                810                20               886                E                 No
    37.02                                                                                      E                 No
      42              24                850                                                                      No
      43                                                                                       E                 No
      48              26                852                                                    E                 No
      49                                                                                       E
      54                                                                                       E                 No
      56                                                                                       E                 No
      59                                                                                       E                 No
      62                                                                                      E, G               No
      63                                                                                      E,G                No
      65              13               6,572               3               12,273             E,G                Yes
      66                                                                                      E,G                No
      68                                                                                       E                 No
      69                                                                                       E                 No
      70                                                                                      W, S               No
      72                                                                                       E
      73              4                 783                                                    E                 No
      78                                                                                       E

                                                                        ANNEX C


[MERRILL LOGO]                   [KEYBANK LOGO]                  [JPMORGAN LOGO]


               PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

                          $808,638,000 (APPROXIMATE)


                    MERRILL LYNCH MORTGAGE TRUST 2003-KEY1
                                    Issuer
        Commercial Mortgage Pass-Through Certificates, Series 2003-KEY1
          Class A-1, Class A-2, Class B, Class C, Class D and Class E

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor

                     MERRILL LYNCH MORTGAGE LENDING, INC.
                         KEYBANK NATIONAL ASSOCIATION
                              JPMORGAN CHASE BANK

                             Mortgage Loan Sellers

                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                            Initial Master Servicer


                             ARCAP SERVICING, INC.
                           Initial Special Servicer

                      LA SALLE BANK NATIONAL ASSOCIATION
                                Initial Trustee

                               ABN AMROBANK N.V.
                              Initial Fiscal Agent


                               OCTOBER 28, 2003


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, McDonald Investments Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.


MERRILL LYNCH & CO.                                                    JPMORGAN

CREDIT SUISSE FIRST BOSTON         MCDONALD INVESTMENTS          MORGAN STANLEY
                                    A KEYCORP COMPANY

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------
OFFERED CERTIFICATES

                                                          APPROX.
           EXPECTED       INITIAL         APPROX.       PERCENTAGE
           RATINGS      CERTIFICATE    TOTAL INITIAL    OF INITIAL        WEIGHTED        PRINCIPAL    ASSUMED FINAL
        -------------    PRINCIPAL         CREDIT        MORTGAGE         AVERAGE         WINDOW(2)     DISTRIBUTION
 CLASS   FITCH   S&P     BALANCE(1)       SUPPORT      POOL BALANCE   LIFE (YEARS)(2)    (MON./YR.)       DATE(2)      RATE TYPE
---------------------------------------------------------------------------------------------------------------------------------
   A-1    AAA    AAA   $201,373,000       14.500%         19.078%          5.700        12/03--05/11        May 2011      (3)
---------------------------------------------------------------------------------------------------------------------------------
   A-2    AAA    AAA   $521,502,000       14.500%         49.406%          9.745        05/11--11/13   November 2013      (3)
---------------------------------------------------------------------------------------------------------------------------------
    B      AA     AA   $ 34,305,000       11.250%          3.250%          9.978        11/13--11/13   November 2013      (3)
---------------------------------------------------------------------------------------------------------------------------------
    C     AA-    AA-   $ 15,834,000        9.750%          1.500%          9.978        11/13--11/13   November 2013      (3)
---------------------------------------------------------------------------------------------------------------------------------
    D      A      A    $ 25,069,000        7.375%          2.375%          9.978        11/13--11/13   November 2013      (3)
---------------------------------------------------------------------------------------------------------------------------------
    E      A-     A-   $ 10,555,000        6.375%          1.000%          9.978        11/13--11/13   November 2013      (3)
---------------------------------------------------------------------------------------------------------------------------------

NON-OFFERED CERTIFICATES

                          INITIAL
                        CERTIFICATE                    APPROX.
           EXPECTED      PRINCIPAL     APPROX.       PERCENTAGE
           RATINGS      BALANCE OR  TOTAL INITIAL    OF INITIAL      WEIGHTED      PRINCIPAL   ASSUMED FINAL
        -------------    NOTIONAL      CREDIT         MORTGAGE     AVERAGE LIFE    WINDOW(2)   DISTRIBUTION
 CLASS   FITCH   S&P     AMOUNT(1)     SUPPORT      POOL BALANCE    (YEARS)(2)    (MON./YR.)      DATE(2)      RATE TYPE
-------------------------------------------------------------------------------------------------------------------------
   A1-A   (4)    (4)   $179,617,000    14.500%        17.016%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
     F    (4)    (4)   $ 11,875,000     5.250%         1.125%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
     G    (4)    (4)   $  7,917,000     4.500%         0.750%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
     H    (4)    (4)   $ 10,555,000     3.500%         1.000%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
     J    (4)    (4)   $  5,278,000     3.000%         0.500%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
     K    (4)    (4)   $  5,278,000     2.500%         0.500%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
     L    (4)    (4)   $  3,958,000     2.125%         0.375%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
     M    (4)    (4)   $  6,597,000     1.500%         0.625%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
     N    (4)    (4)   $  2,639,000     1.250%         0.250%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
     P    (4)    (4)   $  1,320,000     1.125%         0.125%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
     Q    (4)    (4)   $ 11,874,925     0.000%         1.125%          (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
   WW-X   (4)    (4)        (5)          N/A            N/A            N/A            (4)          (4)          Variable
-------------------------------------------------------------------------------------------------------------------------
   WW-1   (4)    (4)   $  4,134,000      N/A            N/A            (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
   WW-2   (4)    (4)   $  4,145,000      N/A            N/A            (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
   WW-3   (4)    (4)   $ 12,721,000      N/A            N/A            (4)            (4)          (4)            (3)
-------------------------------------------------------------------------------------------------------------------------
    XC    (4)    (4)        (5)          N/A            N/A            (4)            N/A          (4)          Variable
-------------------------------------------------------------------------------------------------------------------------
    XP    (4)    (4)        (5)          N/A            N/A            (4)            N/A          (4)          Variable
-------------------------------------------------------------------------------------------------------------------------

   (1) In the case of each such class, subject to a permitted variance of plus or minus 5%.
   (2) As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of ARD Loans, their anticipated repayment dates) and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Yield Considerations" in the prospectus supplement.
   (3) The pass-through rates on the class A-1, class A-2, class A-1A, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class P, class Q, class WW-1, class WW-2 and class WW-3 certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans or, in the case of the 77 West Wacker Drive Mortgage Loan, the interest rate on the 77 West Wacker Drive Pooled Component only (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate or the rate described in clause (ii) above or (iv) the rate described in clause
         (ii) above less a specified percentage.
   (4) Not offered pursuant to the prospectus and prospectus supplement. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
   (5) The class XC, class XP and class WW-X certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XC, class XP and class WW-X certificates, as described in the prospectus supplement. The interest rate applicable to each component of the class XC, class XP and class WW-X certificates for each distribution date will equal the rate specified in the prospectus supplement.

                                     NOTES


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

STRUCTURAL REPRESENTATION(1)
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]


                               ADMINISTRATIVE FEE

                             class XC Certificates
                                  (Non-Offered)


                            class XP Certificates(2)
                                 (Non-Offered)

   class          class          class          class          class          class          class          class          class
    A-1            A-1A           A-2             B              C              D              E              F              G
certificates   certificates   certificates   certificates   certificates   certificates   certificates   certificates   certificates
 (Offered)        (Non-        (Offered)      (Offered)      (Offered)      (Offered)      (Offered)        (Non-          (Non-
                 Offered)                                                                                  Offered)       Offered)


  AAA/AAA                       AAA/AAA         AA/AA         AA-/AA-          A/A            A-/A-



   class          class          class          class         Remaining
     H              J              K              L          Non-Offered
certificates   certificates   certificates   certificates    certificates
   (Non-          (Non-          (Non-          (Non-        (Other than
  Offered)       Offered)       Offered)       Offered)       class WW-1,
                                                              class WW-2,
                                                              class WW-3,
                                                                 and
                                                              class WW-X
                                                             certificates





1 The structural representation is depicted as of the cut-off date.

2 The interest rate for the class XP certificates will equal the weighted average of the class XP strip rates. The class XP strip rates relate to and accrue on for the following components: (a) from the initial distribution date through the distribution date in ___________, components corresponding to a portion of the Class A-1 and the Class A-1A certificates, and the certificate balances of the class A-2 certificates through the class L certificates, (b) from the distribution date in ___________ through the distribution date in ____________, components corresponding to a portion of the class A-1 and the class A-1A certificates, and the certificate balances of the class A-2 certificates through the class L certificates, (c) from the distribution date in ______________ through the distribution date in _____________, components corresponding to a portion of the class A-1, the class A-1A and the Class J certificates and the certificate balances of the class A-2 certificates through the class H certificates, (d) from the
  distribution date in     through the distribution date in _______________,
  components corresponding to a portion of the class A-1, the class A-1A and the class G certificates and the certificate balances of the class A-2 certificates through the class F certificates, (e) from the distribution date in __________ through the distribution date in ___________, components corresponding to a portion of the class A-1, the class A1-A and Class F certificates and the certificate balances of the class A-2 certificates through the class E certificates, (f) from the distribution date in _________ through the distribution date in _____________, components corresponding to a portion of the class A-2, the class A-1A and Class D certificates and the certificate balances of the class B certificates through the class C certificates, and (g) from the distribution date in ___________ through the distribution date in ____________, components corresponding to a portion of the class A-2, class A-1A and class D certificates and the certificate balances of the class B and class C certificates. After the distribution date in ______________, the class XP strip rates will all be 0% per annum. The pass-through rate of the class XC certificates will equal the weighted average of the XC strip rates as further described in the prospectus supplement.

Note: classes are not drawn to scale

                                     NOTES







This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
NOTE:  CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE
       MEANINGS ASCRIBED TO THEM IN THE RELATED PROSPECTUS SUPPLEMENT.

ISSUE TYPE      Sequential pay REMIC. Class A-1, class A-2, class B, class C, class D and class E certificates are offered publicly. All other certificates will be privately placed to qualified institutional buyers or to institutional accredited investors.

CUT-OFF DATE    With respect to each mortgage loan, the related due date of such mortgage loan in November 2003, or such other date specified in the preliminary prospectus supplement.

MORTGAGE POOL   The mortgage pool consists of 79 mortgage loans with an
                aggregate initial mortgage pool balance (excluding the 77 West
                Wacker Drive non-pooled component) of $1,055,546,925, subject to a variance of plus or minus 5%. The mortgage loans are secured by 111 mortgaged real properties located throughout 31 states.

LOAN GROUPS     For purposes of making distributions to the class A-1, class
                A-2 and class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 56 mortgage loans, representing approximately 83.0% of the initial mortgage pool balance and loan group 2 will consist of 23 mortgage loans, representing approximately 17.0% of the initial mortgage pool balance. Loan group 2 will include approximately 76.3% of all the mortgage loans secured by multifamily properties and approximately 37.9% of all the mortgage loans secured by manufactured housing properties.

ISSUER          Merrill Lynch Mortgage Trust 2003-KEY1

DEPOSITOR       Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN   Merrill Lynch Mortgage Lending, Inc (MLML).... 67.6% of initial mortgage pool balance.
SELLERS         KeyBank National Association (KEY)............ 19.3% of initial mortgage pool balance.
                JPMorgan Chase Bank (JPM)..................... 13.2% of initial mortgage pool balance.

UNDERWRITERS    Merrill Lynch, Pierce, Fenner & Smith Incorporated
                J.P. Morgan Securities Inc.
                McDonald Investments Inc.
                Credit Suisse First Boston LLC
                Morgan Stanley & Co. Incorporated

INITIAL TRUSTEE LaSalle Bank National Association

INITIAL FISCAL
  AGENT         ABN AMRO Bank N.V.

INITIAL MASTER  KeyCorp Real Estate Capital Markets, Inc.
SERVICER
INITIAL SPECIAL ARCap Servicing, Inc.
SERVICER
RATING AGENCIES Fitch, Inc.
                Standard and Poor's Ratings Services

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

TRANSACTION TERMS

--------------------------------------------------------------------------------
DENOMINATIONS   $25,000 minimum for the offered certificates.

CLOSING DATE    On or about November 20, 2003.

SETTLEMENT
TERMS           Book-entry through DTC for all offered certificates.

DETERMINATION   For any distribution date, the fourth business day prior to the
DATE            distribution date.

DISTRIBUTION    The 12th day of each month or, if the 12th day is not a
DATE            business day, on the next succeeding business day, beginning in
                December 2003.

INTEREST        Each class of offered certificates will be entitled on each
DISTRIBUTIONS   distribution date to interest accrued during the prior calendar month at its pass-through rate for such distribution date on the outstanding certificate balance of such class immediately prior to such distribution date. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Interest on the offered certificates will be distributed on each distribution date, to the extent of available funds, in sequential order of class designations, except that the class A-1, class A-2, class A-1A, class XC and class XP rank pari passu in entitlement to interest. In general, payments of interest in respect of the class A-1 and A-2 certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class XC and XP certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes without regard to loan groups. Any available funds attributable to interest on the 77 West Wacker Drive Non-Pooled Component will be applied to make payments of interest on the class WW-1, class WW-2, class WW-3 and class WW-X certificates.

PRINCIPAL       Except as described below, principal will be distributed on each
DISTRIBUTIONS   distribution date, to the extent of available funds, to the class of sequential pay certificates outstanding with the earliest alphabetical/numerical class designation until, its certificate balance is reduced to zero. To the extent of principal received with respect to mortgage loans in loan group
                1, payments of principal are made (i) to the class A-1 and class
                A-2 certificates, in that order, and, after the class A-1A certificates have been reduced to zero, the funds received with respect to principal on mortgage loans in loan group 2, in each case until the certificate balance of the subject class of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received with respect to principal on mortgage loans in loan group 2 and, after the class A-2 certificates have been reduced to zero, the funds received with respect to principal on mortgage loans in loan group 1, until the certificate balance of the class A-1A certificates is reduced to zero. Following retirement of the class A-1, class A-2 and class A-1A certificates, amounts allocated to principal on all mortgage loans will be distributed on each distribution date to the class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class P and class Q certificates, in that order, in each case until the related certificate balance of the subject class of certificates is reduced to zero. Any available funds attributable to principal on the 77 West Wacker



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

TRANSACTION TERMS

--------------------------------------------------------------------------------
                Drive Non-Pooled Component will be applied to make payments of principal on the class WW-1, class WW-2 and class WW-3 certificates. If, due to losses, the certificate balances of the class B through class Q certificates are reduced to zero, payments of principal to the class A-1, class A-2 and class A-1A certificates will be made on a pro rata basis, without regard to loan groups.

LOSSES Losses realized on the mortgage loans and certain default-related and other unanticipated expenses, if any, will be allocated to the class Q, class P, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C, and class B certificates, in that order, and then, pro rata, to the class A-1, class A-2 and class A-1A certificates. Any losses realized on the mortgage loans will not be allocated to any class of class WW certificates (other than realized losses on the 77 West Wacker Drive Loan). Losses realized on the 77 West Wacker Drive Loan will be allocated to the class WW-3, class WW-2 and class WW-1 certificates, to the extent of the certificate balance of such classes of certificates, before being allocated to any other class of certificates.

PREPAYMENT      Any prepayment premiums or yield maintenance charges collected
PREMIUMS AND    will be distributed to certificateholders on the distribution
YIELD           date following the collection period in which the prepayment
MAINTENANCE     occurred. On each distribution date, the holders of each class
CHARGES         of offered certificates and the class F, class G, class H and class A-1A certificates then entitled to principal distributions will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, multiplied by (b) a fraction, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on such distribution date, and the denominator of which is the Principal Distribution Amount for such distribution date, provided that with respect to the class
                A-1, class A-2 and class A-1A certificates, such entitlement is limited to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group applicable to such classes of certificates.

                The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class XC certificates.

ADVANCES The master servicer and, if it fails to do so, the trustee or the fiscal agent will be obligated to make P&I advances and servicing advances, including delinquent property taxes and insurance, but only to the extent that such advances are deemed recoverable, and, in the case of P&I advances, subject to appraisal reductions that may occur.

APPRAISAL       An appraisal reduction generally will be created in the amount,
REDUCTIONS      if any, by which the principal balance of a required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged property plus all escrows and reserves (including letters of credit) held with respect to the mortgage loan. As a result of calculating an Appraisal Reduction Amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates. A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------
OPTIONAL        The master servicer, the special servicer and certain
TERMINATION     certificateholders will have the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated principal balance of the mortgage loans then outstanding is less than 1.0% of the initial mortgage pool balance plus the balance of the 77 West Wacker Drive Non-Pooled Component. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans (or fair market value in the case of REO Properties), plus accrued and unpaid interest and certain other additional trust fund expenses.

CONTROLLING     The class of sequential pay certificates (a) which bears the
CLASS           latest alphabetical class designation (other than the class
                WW-1, class WW-2 and class WW-3 certificates) and (b) the certificate balance of which is (i) greater than 25% of its original certificate balance and (ii) equal to or greater than 1.0% of the sum of the original certificate balances of all the sequential pay certificates; provided, however, that if no class of sequential pay certificates satisfies clause (b) above, the controlling class will be the outstanding class of sequential pay certificates bearing the latest alphabetical class designation; provided, further, with respect to certain issues related to the Fairfield Commons Mortgage Loan and the mortgage loans with junior companion loans, the holder of the related companion loan will have certain rights to direct the special servicer, as described in the prospectus supplement and with respect to the 77 West Wacker Drive Loan, the most subordinate class outstanding of the class WW-1, class WW-2 and class WW-3 certificates with respect to such loan will have certain rights to direct the special servicer, as described in the prospectus supplement.

ERISA           The offered certificates are expected to be ERISA eligible.

SMMEA The class A-1, A-2 and B certificates are expected to be "mortgage-related securities" for the purposes of SMMEA so long as they remain rated in one of the two highest rating categories by a nationally recognized statistical rating organization.





This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

CONTACTS



            MERRILL LYNCH & CO.                        JPMORGAN
               John Mulligan                         Brian Baker
          (212) 449-3860 (Phone)               (212) 834-3813 (Phone)
          (212) 738-1491 (Fax)                 (212) 834-6598 (Fax)

                 Rich Sigg                           Glenn Riis
          (212) 449-3860 (Phone)               (212) 834-3813 (Phone)
          (212) 738-1491 (Fax)                 (212) 834-6598 (Fax)

               David Rodgers                        Andrew Taylor
          (212) 449-3611 (Phone)               (212) 834-3813 (Phone)
          (212) 449-3658 (Fax)                 (212) 834-6598 (Fax)



 CREDIT SUISSE FIRST BOSTON      MCDONALD INVESTMENTS         MORGAN STANLEY
         Barry Polen              A KEYCORP COMPANY            Kara McShane
   (212) 325-3295 (phone)          Audrey Saccardi        (212) 761-2164 (phone)
    (212) 325-8106 (fax)        (216) 443-2602 (phone)     (212) 507-5062 (fax)
                                 (216) 443-3801 (fax)

         Dan Wolins                 Joe Chinnici               Jahan Moslehi
  (212) 538-6282 (phone)       (216) 443-2890 (phone)     (212) 761-2177 (phone)
   (212) 743-5556 (fax)         (216) 443-3801 (fax)       (212) 507-5067 (fax)


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)


All numerical information and statistical data concerning the mortgage loans is approximate. For mortgage loans secured by multiple properties, the cut-off date balance is allocated loan balances specified in the related loan documents or, to the extent not specified in the related loan documents, it is allocated on an individual property's appraised value as a percentage of the total appraised value of all mortgaged real properties securing the same mortgage loan. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their scheduled principal balances as of the cut-off date. All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with companion loans is calculated without regard to the companion loans, except in the case of the Fairfield Commons mortgage loan, in which case such information, to the extent it relates to debt service coverage and loan-to-value ratios, is calculated taking into account the related pari passu companion loan. Unless otherwise indicated, all figures presented and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, as the case may be, in each case, as of the cut-off date. In addition, such information includes only the 77 West Wacker Drive Pooled Component. Original and remaining term to stated maturity and loan-to-value ratio at maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates.

GENERAL CHARACTERISTICS

--------------------------------------------------------------------------------

                                                                        ALL MORTGAGE           LOAN              LOAN
                                                                            LOANS             GROUP 1           GROUP 2
Initial mortgage pool/loan group balance ...........................   $1,055,546,925      $875,928,947      $179,617,978
Number of mortgage loans ...........................................               79                56                23
Number of mortgaged real properties ................................              111                80                31
Percentage of investment-grade, shadow rated loans .................             36.5%             44.0%              0.0%
Average cut-off date principal balance .............................   $   13,361,353      $ 15,641,588      $  7,809,477
Maximum cut-off date principal balance .............................   $  145,000,000      $145,000,000      $ 41,248,141
Minimum cut-off date principal balance .............................   $    1,250,000      $  1,250,000      $  2,048,224
Weighted average mortgage interest rate ............................            5.468%            5.469%            5.462%
Maximum mortgage interest rate .....................................            6.950%            6.950%            6.080%
Minimum mortgage interest rate .....................................            3.968%            3.968%            4.560%
Number of crossed loan pools .......................................                3                 3                 0
Crossed loan pools as a percentage of initial mortgage pool/loan
 group balance .....................................................              5.1%              6.1%              0.0%
Number of single note multi-property pools .........................                7                 4                 3
Single note multi-property pools as a percentage of initial mortgage
 pool/loan group balance ...........................................             15.6%             16.5%             11.7%
Weighted average underwritten debt service coverage ratio ..........             1.88x             1.93x             1.65x
Maximum underwritten debt service coverage ratio ...................            15.33x             5.83x            15.33x
Minimum underwritten debt service coverage ratio ...................             1.20x             1.24x             1.20x
Weighted average cut-off date loan-to-value ratio ..................            63.21%            61.20%            73.02%
Maximum cut-off date loan-to-value ratio ...........................            81.80%            81.80%            80.00%
Minimum cut-off date loan-to-value ratio ...........................             7.52%            20.69%             7.52%
Weighted average original term to maturity or anticipated
 repayment date (months) ...........................................              115               116               112
Maximum original term to maturity or anticipated repayment date
 (months) ..........................................................              180               180               120
Minimum original term to maturity or anticipated repayment date
 (months) ..........................................................               60                60                60
Weighted average remaining term to maturity or anticipated
 repayment date (months) ...........................................              114               115               111
Maximum remaining term to maturity or anticipated repayment date
 (months) ..........................................................              177               177               120
Minimum remaining term to maturity or anticipated repayment date
 (months) ..........................................................               59                60                59

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                  % OF INITIAL POOL BALANCE BY PROPERTY TYPE

                           % OF INITIAL
                          MORTGAGE POOL                               MANUFACTURED    MIXED                    SELF
 STATE                       BALANCE     RETAIL  OFFICE  MULTIFAMILY    HOUSING        USE     HOSPITALITY    STORAGE   INDUSTRIAL
Florida ................       15.9%      10.7%     --       0.9%          1.1%        3.2%         --           --         --
Illinois ...............       14.5%       0.5%   13.7%       --            --          --          --           --        0.3%
Massachusetts ..........       12.5%      10.8%     --        --           1.1%        0.4%         --          0.2%        --
New York ...............        7.5%       0.6%    2.9%      4.1%           --          --          --           --         --
California .............        6.4%       1.6%    2.0%      0.9%           --          --         0.5%         1.4%        --
  Southern(1)...........        4.9%       1.1%    2.0%       --            --          --         0.5%         1.4%        --
  Northern(1)...........        1.5%       0.5%     --       0.9%           --          --          --           --         --
Michigan ...............        5.8%       0.7%     --        --           5.2%         --          --           --         --
Ohio ...................        5.8%       3.9%     --       1.8%           --          --          --           --         --
Minnesota ..............        4.5%       0.7%     --        --           3.8%         --          --           --         --
Washington .............        3.5%       0.9%     --       2.2%           --          --          --          0.4%        --
Texas ..................        3.1%        --      --       1.7%          0.2%         --         1.2%          --         --
Arizona ................        2.8%       1.2%     --       1.6%           --          --          --           --         --
Colorado ...............        2.7%       0.7%    2.0%       --            --          --          --           --         --
Georgia ................        1.4%       1.1%     --       0.3%           --          --          --           --         --
Wyoming ................        1.4%        --      --        --           0.6%         --         0.8%          --         --
North Dakota ...........        1.3%       1.3%     --        --            --          --          --           --         --
New Mexico .............        1.0%        --      --        --            --         0.5%         --           --        0.6%
Montana ................        1.0%        --      --        --            --          --         1.0%          --         --
Kentucky ...............        1.0%        --      --       1.0%           --          --          --           --         --
New Jersey .............        0.9%       0.3%     --       0.7%           --          --          --           --         --
Louisiana ..............        0.9%       0.9%     --        --            --          --          --           --         --
North Carolina .........        0.9%       0.9%     --        --            --          --          --           --         --
Pennsylvania ...........        0.9%       0.4%     --        --            --          --          --           --        0.5%
Arkansas ...............        0.7%        --      --        --            --          --         0.7%          --         --
Indiana ................        0.7%       0.7%     --        --            --          --          --           --         --
Connecticut ............        0.6%        --      --       0.3%           --         0.3%         --           --         --
Oregon .................        0.5%        --      --        --           0.5%         --          --           --         --
Kansas .................        0.5%        --      --       0.5%           --          --          --           --         --
Alaska .................        0.4%        --      --        --            --          --          --          0.4%        --
Alabama ................        0.3%       0.3%     --        --            --          --          --           --         --
South Carolina .........        0.2%       0.2%     --        --            --          --          --           --         --
New Hampshire ..........        0.1%        --      --        --            --          --          --          0.1%        --
                              -----       ----    ----      ----          ----         ---         ---          ---        ---
Total ..................      100.0%      38.3%   20.7%     16.1%         12.5%        4.4%        4.2%         2.5%       1.4%
                              -----       ----    ----      ----          ----         ---         ---          ---        ---

(1) For purposes of determining whether a mortgage real property is located in Northern California or Southern California, mortgage real properties with zip codes of greater than 93600 are included within the Northern category and those with zip codes less than 93600 are included within the Southern category.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                                                                           CUT-OFF DATE    % OF INITIAL MORTGAGE
                                                    NUMBER OF MORTGAGE      PRINCIPAL              POOL
                                                          LOANS             BALANCE(1)           BALANCE
Interest-only Loans .............................            5            $ 48,275,000              4.6%
Single Tenant ...................................            9              57,096,664              5.4
Loans  (greater than) 50% Single Tenant .........           18             109,584,794             10.4
Current Secondary Debt ..........................            3              16,013,514              1.5
Future Secondary Debt Permitted .................            8              49,323,465              4.7
Lockbox .........................................           30             780,570,696             73.9
Escrow Types
  TI/LC .........................................           19             295,060,746             28.0
  Real Estate Tax ...............................           57             707,965,261             67.1
  Insurance .....................................           50             524,786,988             49.7
  Replacement Reserves ..........................           62             839,260,460             79.5

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

                                                                           CUT-OFF DATE    % OF INITIAL MORTGAGE
                                                    NUMBER OF MORTGAGE      PRINCIPAL             POOL 1
                                                          LOANS             BALANCE(1)             BALANCE
Interest-only Loans .............................            4            $ 45,175,000              5.2%
Single Tenant ...................................            9              57,096,664              6.5
Loans  (greater than) 50% Single Tenant .........           18             109,584,794             12.5
Current Secondary Debt ..........................            1               7,994,076              0.9
Future Secondary Debt Permitted .................            5              29,958,465              3.4
Lockbox .........................................           26             720,898,072             82.3
Escrow Types
  TI/LC .........................................           19             295,060,746             33.7
  Real Estate Tax ...............................           37             547,712,283             62.5
  Insurance .....................................           32             414,782,151             47.4
  Replacement Reserves ..........................           41             667,964,728             76.3

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

                                                                           CUT-OFF DATE    % OF INITIAL MORTGAGE
                                                    NUMBER OF MORTGAGE      PRINCIPAL             POOL 2
                                                          LOANS             BALANCE(1)             BALANCE
Interest-only Loans .............................            1            $  3,100,000              1.7%
Single Tenant ...................................            0                       0                0
Loans  (greater than) 50% Single Tenant .........            0                       0                0
Current Secondary Debt ..........................            2               8,019,438              4.5
Future Secondary Debt Permitted .................            3              19,365,000             10.8
Lockbox .........................................            4              59,672,624             33.2
Escrow Types
  TI/LC .........................................            0                       0                0
  Real Estate Tax ...............................           20             160,252,978             89.2
  Insurance .....................................           18             110,004,837             61.2
  Replacement Reserves ..........................           21             171,295,733             95.4

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF ENTIRE MORTGAGE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                             # OF
            RANGE OF                        MORT-      AGGREGATE
           PRINCIPAL                         GAGE     CUT-OFF DATE   % OF
           BALANCES                         LOANS     BALANCE ($)    POOL
 $  1,250,000 -   1,999,999                    6   $   10,466,258     1.0%
    2,000,000 -   2,999,999                    8       20,106,203     1.9
    3,000,000 -   3,999,999                   18       64,267,977     6.1
    4,000,000 -   4,999,999                    7       31,627,996     3.0
    5,000,000 -   5,999,999                    5       27,164,455     2.6
    6,000,000 -   6,999,999                    4       26,630,050     2.5
    7,000,000 -   7,999,999                    5       38,016,215     3.6
    8,000,000 -   8,999,999                    2       17,405,959     1.6
    9,000,000 -   9,999,999                    6       56,693,973     5.4
   10,000,000 -  29,999,999                   10      194,748,306    18.4
   30,000,000 -  49,999,999                    4      135,626,362    12.8
   50,000,000 -  99,999,999                    2      173,793,172    16.5
  100,000,000 - 145,000,000                    2      259,000,000    24.5
--------------------------------------------------------------------------------
 TOTAL:                                       79   $1,055,546,925    100%
--------------------------------------------------------------------------------
 Min: $1,250,000          Max: $145,000,000        Average: $13,361,353
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                         CUT-OFF DATE LOAN-TO-VALUE (%)
--------------------------------------------------------------------------------
                                           # OF        AGGREGATE
      CUT-OFF DATE                      MORTGAGE     CUT-OFF DATE    % OF
          LTV                             LOANS      BALANCE ($)     POOL
      7.52 - 39.99                          3     $   39,084,659     3.7%
     40.00 - 49.99                          4         19,483,548     1.8
     50.00 - 59.99                          8        381,324,860    36.1
     60.00 - 69.99                         18        233,406,518    22.1
     70.00 - 79.99                         43        352,013,265    33.3
     80.00 - 81.80                          3         30,234,076     2.9
--------------------------------------------------------------------------------
 TOTAL:                                    79     $1,055,546,925    100%
--------------------------------------------------------------------------------
 Min: 7.52%         Max: 81.80%         Wtd. Avg.: 63.21%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
--------------------------------------------------------------------------------
                                               # OF        AGGREGATE
                                            MORTGAGE     CUG-OFF DATE   % OF
      MATURITY LTV                            LOANS      BALANCE ($)    POOL
      7.52 -  9.99                              2     $    9,084,659     0.9%
     10.00 - 29.99                              2         36,000,000     3.4
     30.00 - 49.99                             11        414,628,202    39.3
     50.00 - 59.99                             26        251,205,386    23.8
     60.00 - 69.99                             37        326,028,678    30.9
     70.00 - 74.00                              1         18,600,000     1.8
--------------------------------------------------------------------------------
 TOTAL:                                        79     $1,055,546,925    100%
--------------------------------------------------------------------------------
 Min: 7.52%(1)        Max 74.00%(1)         Wtd. Avg.: 53.66%(1)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
--------------------------------------------------------------------------------
                                        # OF      AGGREGATE
                                      MORTGAGE   CUT-OFF DATE       % OF
  ORIGINAL TERM                         LOANS     BALANCE ($)       POOL
     60 -  84                            11     $  153,590,234    14.6%
    120 - 180                            68        901,956,691    85.4
--------------------------------------------------------------------------------
 TOTAL:                                  79     $1,055,546,925     100%
--------------------------------------------------------------------------------
 Min: 60       Max: 180       Wtd. Avg.: 115
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        ORIGINAL AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------
      ORIGINAL                          # OF        AGGREGATE
   AMORTIZATION                      MORTGAGE     CUT-OFF DATE   % OF
       TERM                            LOANS      BALANCE ($)    POOL
   Interest Only                         5      $   48,275,000    4.6%
       0 - 199                           2          11,984,659    1.1
     200 - 299                           1           4,974,694    0.5
     300 - 329                          17         135,835,302   12.9
     330 - 360                          54         854,459,269   80.9
--------------------------------------------------------------------------------
 TOTAL:                                 79      $1,055,546,925   100%
--------------------------------------------------------------------------------
 Min: 120(2)          Max: 360(2)      Wtd.Avg.: 345(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        DEBT SERVICE COVERAGE RATIOS (X)
--------------------------------------------------------------------------------
                                           # OF        AGGREGATE
                                        MORTGAGE     CUT-OFF DATE   % OF
        DSCR                              LOANS      BALANCE ($)    POOL
   1.20 - 1.29                             12     $   73,698,489     7.0%
   1.30 - 1.39                             22        180,041,569    17.1
   1.40 - 1.49                             17        216,318,062    20.5
   1.50 - 1.59                              9         43,867,605     4.2
   1.60 - 1.69                              3         42,924,257     4.1
   1.70 - 1.79                              4         80,116,770     7.6
   1.80 - 1.89                              4        105,519,067    10.0
   2.00 - 2.99                              5        272,461,106    25.8
   3.00 - 15.33                             3         40,600,000     3.8
--------------------------------------------------------------------------------
 TOTAL:                                    79     $1,055,546,925    100%
--------------------------------------------------------------------------------
 Min: 1.20          Max: 15.33          Wtd.Avg.: 1.88
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   REMAINING TERM TO STATED MATURITY/ARD (MOS)
--------------------------------------------------------------------------------
                                          # OF        AGGREGATE
   REMAINING                           MORTGAGE     CUT-OFF DATE   % OF
     TERM                                LOANS      BALANCE ($)    POOL
   59 -  84                               11     $  153,590,234    14.6%
   85 - 119                               41        502,427,343    47.6
  120 - 177                               27        399,529,349    37.9
--------------------------------------------------------------------------------
 TOTAL:                                   79     $1,055,546,925     100%
--------------------------------------------------------------------------------
 Min: 59       Max: 177       Wtd. Avg.: 114
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          REMAINING AMORTIZATION (MOS)
--------------------------------------------------------------------------------
                                            # OF        AGGREGATE
     REMAINING                           MORTGAGE     CUT-OFF DATE   % OF
   AMORTIZATION                            LOANS      BALANCE ($)    POOL
   Interest Only                             5     $   48,275,000     4.6%
     109 - 120                               1          5,984,659     0.6
     169 - 180                               1          6,000,000     0.6
     253 - 264                               1          4,974,694     0.5
     289 - 318                              17        135,853,302    12.9
     319 - 348                               2        117,541,313    11.1
     349 - 378                              52        736,917,956    69.8
--------------------------------------------------------------------------------
 TOTAL:                                     79     $1,055,546,925    100%
--------------------------------------------------------------------------------
 Min: 117(2)          Max: 360(2)      Wtd. Avg.: 345(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                            # OF        AGGREGATE
                                         MORTGAGE     CUT-OFF DATE   % OF
   MORTGAGE RATE                           LOANS      BALANCE ($)    POOL
   3.968 - 4.999                             2     $  132,600,000    12.6%
   5.000 - 5.249                             6         49,684,706     4.7
   5.250 - 5.499                            16        380,093,762    36.0
   5.500 - 5.749                             7        179,422,131    17.0
   5.750 - 5.999                            23        161,162,002    15.3
   6.000 - 6.249                            12         67,587,118     6.4
   6.250 - 6.499                             5         21,945,839     2.1
   6.500 - 6.749                             4         15,052,860     1.4
   6.750 - 6.950                             4         47,998,506     4.5
--------------------------------------------------------------------------------
 TOTAL:                                     79     $1,055,546,925     100%
--------------------------------------------------------------------------------
 Min: 3.968%        Max: 6.950%         Wtd. Avg.: 5.468%
--------------------------------------------------------------------------------

---------------------
(1) Does not include fully amortizing loans.
(2) Does not include interest only loans.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                                   # OF      AGGREGATE
          CUT-OFF DATE                          MORTGAGE   CUT-OFF DATE  % OF
            BALANCE                               LOANS     BALANCE ($)  POOL
 $  1,250,000 -   1,999,999                         6     $ 10,466,258    1.2%
    2,000,000 -   2,999,999                         2        5,340,000    0.6
    3,000,000 -   3,999,999                        12       43,234,934    4.9
    4,000,000 -   4,999,999                         5       22,309,694    2.5
    5,000,000 -   5,999,999                         4       21,724,455    2.5
    6,000,000 -   6,999,999                         3       19,980,050    2.3
    7,000,000 -   7,999,999                         5       38,016,215    4.3
    8,000,000 -   8,999,999                         1        8,414,174    1.0
    9,000,000 -   9,999,999                         5       47,693,973    5.4
   10,000,000 -  29,999,999                         6      131,577,802   15.0
   30,000,000 -  49,999,999                         3       94,378,221   10.8
   50,000,000 -  99,999,999                         2      173,793,172   19.8
  100,000,000 - 145,000,000                         2      259,000,000   29.6
--------------------------------------------------------------------------------
 TOTAL:                                            56     $875,928,947   100%
--------------------------------------------------------------------------------
 Min: $1,250,000         Max: $145,000,000        Average: $15,641,588
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE LOAN-TO-VALUE (%)
--------------------------------------------------------------------------------
                                                    # OF      AGGREGATE
      CUT-OFF DATE                               MORTGAGE   CUT-OFF DATE  % OF
          LTV                                      LOANS     BALANCE ($)  POOL
     20.69 - 39.99                                   2     $ 35,984,659    4.1%
     40.00 - 49.99                                   3       15,490,849    1.8
     50.00 - 59.99                                   7      377,853,235   43.1
     60.00 - 69.99                                  15      185,514,097   21.2
     70.00 - 79.99                                  28      253,092,031   28.9
     80.00 - 81.80                                   1        7,994,076    0.9
--------------------------------------------------------------------------------
 TOTAL:                                             56     $875,928,947   100%
--------------------------------------------------------------------------------
 Min: 20.69%        Max: 81.80%         Wtd. Avg.: 61.20%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
--------------------------------------------------------------------------------
                                                   # OF      AGGREGATE
                                                MORTGAGE   CUG-OFF DATE  % OF
      MATURITY LTV                                LOANS     BALANCE ($)  POOL
      0.00 -  9.99                                  1     $  5,984,659    0.7%
     10.00 - 29.99                                  2       36,000,000    4.1
     30.00 - 49.99                                 10      410,635,504   46.9
     50.00 - 59.99                                 21      193,191,340   22.1
     60.00 - 69.70                                 22      230,117,444   26.3
--------------------------------------------------------------------------------
 TOTAL:                                            56     $875,928,947   100%
--------------------------------------------------------------------------------
 Min: 20.69%(1)          Max 69.70%(1)       Wtd. Avg.: 51.89%1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
--------------------------------------------------------------------------------
                                                 # OF      AGGREGATE
                                              MORTGAGE   CUT-OFF DATE  % OF
  ORIGINAL TERM                                 LOANS     BALANCE ($)  POOL
     60 -  84                                     6     $122,899,946   14.0%
    120 - 180                                    50      753,029,001   86.0
--------------------------------------------------------------------------------
 TOTAL:                                          56     $875,928,947    100%
--------------------------------------------------------------------------------
 Min: 60       Max: 180       Wtd. Avg.: 116
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        ORIGINAL AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------
                                                   # OF      AGGREGATE
     REMAINING                                  MORTGAGE   CUT-OFF DATE  % OF
   AMORTIZATION                                   LOANS     BALANCE ($)  POOL
   Interest Only                                    4      $ 45,175,000   5.2%
      0 - 199                                       2        11,984,659   1.4
     200 - 299                                      1         4,974,694   0.6
     300 - 329                                     15       124,481,056  14.2
     330 - 360                                     34       689,313,537  78.7
--------------------------------------------------------------------------------
 TOTAL:                                            56      $875,928,947  100%
--------------------------------------------------------------------------------
 Min: 120(2)        Max: 360(2)         Wtd.Avg.: 345(2)


--------------------------------------------------------------------------------
                        DEBT SERVICE COVERAGE RATIOS (X)
--------------------------------------------------------------------------------
                                                # OF      AGGREGATE
                                             MORTGAGE   CUT-OFF DATE  % OF
       DSCR                                    LOANS     BALANCE ($)  POOL
  1.24 - 1.29                                    7      $ 35,145,706   4.0%
  1.30 - 1.39                                   15       101,449,360  11.6
  1.40 - 1.49                                   11       176,980,927  20.2
  1.50 - 1.59                                    8        40,296,078   4.6
  1.60 - 1.69                                    2        33,924,257   3.9
  1.70 - 1.79                                    4        80,116,770   9.1
  1.80 - 1.89                                    3       102,047,442  11.7
  2.00 - 2.99                                    4       268,468,408  30.6
  3.00 - 5.83                                    2        37,500,000   4.3
--------------------------------------------------------------------------------
 TOTAL:                                         56      $875,928,947  100%
--------------------------------------------------------------------------------
 Min: 1.24          Max: 5.83      Wtd.Avg.: 1.93
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   REMAINING TERM TO STATED MATURITY/ARD (MOS)
--------------------------------------------------------------------------------
                                                 # OF      AGGREGATE
    REMAINING                                 MORTGAGE   CUT-OFF DATE  % OF
      TERM                                      LOANS     BALANCE ($)  POOL
     60 -  84                                     6     $122,899,946   14.0%
     85 - 119                                    32      452,862,793   51.7
    120 - 177                                    18      300,166,208   34.3
--------------------------------------------------------------------------------
 TOTAL:                                          56     $875,928,947    100%
--------------------------------------------------------------------------------
 Min: 60       Max: 177       Wtd. Avg.: 115
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          REMAINING AMORTIZATION (MOS)
--------------------------------------------------------------------------------
                                               # OF      AGGREGATE
     REMAINING                              MORTGAGE   CUT-OFF DATE  % OF
   AMORTIZATION                               LOANS     BALANCE ($)  POOL
--------------------------------------------------------------------------------
   Interest Only                                4     $ 45,175,000    5.2%
     109 - 120                                  1        5,984,659    0.7
     169 - 180                                  1        6,000,000    0.7
     253 - 264                                  1        4,974,694    0.6
     289 - 318                                 15      124,481,056   14.2
     319 - 348                                  1       76,293,172    8.7
     349 - 378                                 33      613,020,365   70.0
--------------------------------------------------------------------------------
 TOTAL:                                        56     $875,928,947   100%
--------------------------------------------------------------------------------
 Min: 117(2)        Max: 360(2)         Wtd. Avg.: 344(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                                # OF      AGGREGATE
     MORTGAGE                                MORTGAGE   CUT-OFF DATE  % OF
       RATE                                    LOANS     BALANCE ($)  POOL
  3.968 - 4.999                                  1     $114,000,000   13.0%
  5.000 - 5.249                                  5       32,739,202    3.7
  5.250 - 5.499                                  9      313,033,088   35.7
  5.500 - 5.749                                  3      155,240,347   17.7
  5.750 - 5.999                                 15      114,820,139   13.1
  6.000 - 6.249                                 10       61,098,966    7.0
  6.250 - 6.499                                  5       21,945,839    2.5
  6.500 - 6.749                                  4       15,052,860    1.7
  6.750 - 6.950                                  4       47,998,506    5.5
--------------------------------------------------------------------------------
 TOTAL:                                         56     $875,928,947    100%
--------------------------------------------------------------------------------
 Min: 3.968%        Max: 6.950%         Wtd. Avg.: 5.469%
--------------------------------------------------------------------------------

---------------------
(1) Does not include fully amortizing loans.
(2) Does not include interest only loans.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
            RANGE OF                              # OF      AGGREGATE
          PRINCIPAL                            MORTGAGE   CUT-OFF DATE  % OF
           BALANCE                               LOANS     BALANCE ($)  POOL
  $ 2,048,224 -  2,999,999                         6     $ 14,766,203    8.2%
    3,000,000 -  3,999,999                         6       21,033,043   11.7
    4,000,000 -  4,999,999                         2        9,318,301    5.2
    5,000,000 -  5,999,999                         1        5,440,000    3.0
    6,000,000 -  6,999,999                         1        6,650,000    3.7
    8,000,000 -  8,999,999                         1        8,991,785    5.0
    9,000,000 -  9,999,999                         1        9,000,000    5.0
   10,000,000 - 29,999,999                         4       63,170,505   35.2
  30,000,000 - 41, 248,141                         1       41,248,141   23.0
--------------------------------------------------------------------------------
 TOTAL:                                           23     $179,617,978   100%
--------------------------------------------------------------------------------
 Min: $2,048,224         Max: $41,248,141         Average: $7,809,477
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE LOAN-TO-VALUE (%)
--------------------------------------------------------------------------------
                                                   # OF      AGGREGATE
                                                MORTGAGE   CUT-OFF DATE  % OF
    CUT-OFF DATE LTV                              LOANS     BALANCE ($)  POOL
      7.52 - 39.99                                  1     $  3,100,000    1.7%
     40.00 - 49.99                                  1        3,992,698    2.2
     50.00 - 59.99                                  1        3,471,625    1.9
     60.00 - 69.99                                  3       47,892,421   26.7
     70.00 - 79.99                                 15       98,921,234   55.1
     80.00 - 80.00                                  2       22,240,000   12.4
--------------------------------------------------------------------------------
 TOTAL:                                            23     $179,617,978   100%
--------------------------------------------------------------------------------
 Min: 7.52%         Max: 80.00%         Wtd. Avg.: 73.02%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
--------------------------------------------------------------------------------
                                                 # OF      AGGREGATE
                                              MORTGAGE   CUG-OFF DATE  % OF
       MATURITY LTV                             LOANS     BALANCE ($)  POOL
       7.52 -  9.99                               1     $  3,100,000    1.7%
      30.00 - 49.99                               1        3,992,698    2.2
      50.00 - 59.99                               5       58,014,046   32.3
      60.00 - 69.99                              15       95,911,234   53.4
      70.00 - 74.00                               1       18,600,000   10.4
--------------------------------------------------------------------------------
 TOTAL:                                          23     $179,617,978   100%
--------------------------------------------------------------------------------
 Min: 7.52%(1)      Max 74.00%(1)       Wtd. Avg.: 62.31%(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
--------------------------------------------------------------------------------
                                                   # OF      AGGREGATE
                                                MORTGAGE   CUT-OFF DATE  % OF
  ORIGINAL TERM                                   LOANS     BALANCE ($)  POOL
     60 -  84                                       5     $ 30,690,288   17.1%
    120 - 120                                      18      148,927,690   82.9
--------------------------------------------------------------------------------
 TOTAL:                                            23     $179,617,978    100%
--------------------------------------------------------------------------------
 Min: 60       Max: 120       Wtd. Avg.: 112

--------------------------------------------------------------------------------
                        ORIGINAL AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------
      ORIGINAL                                    # OF      AGGREGATE
   AMORTIZATION                                MORTGAGE   CUT-OFF DATE  % OF
       TERM                                      LOANS     BALANCE ($)  POOL
  Interest Only                                    1      $  3,100,000   1.7%
    300 - 329                                      2        11,372,245   6.3
    330 - 360                                     20       165,145,733  91.9
--------------------------------------------------------------------------------
 TOTAL:                                           23      $179,617,978  100%
--------------------------------------------------------------------------------
 Min: 300(2)        Max: 360(2)         Wtd.Avg.: 349(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        DEBT SERVICE COVERAGE RATIOS (X)
--------------------------------------------------------------------------------
                                                   # OF      AGGREGATE
                                                MORTGAGE   CUT-OFF DATE  % OF
       DSCR                                       LOANS     BALANCE ($)  POOL
  1.20 -  1.29                                      5      $ 38,552,783  21.5%
  1.30 -  1.39                                      7        78,592,209  43.8
  1.40 -  1.49                                      6        39,337,135  21.9
  1.50 -  1.59                                      1         3,571,528   2.0
  1.60 -  1.69                                      1         9,000,000   5.0
  1.80 -  1.89                                      1         3,471,625   1.9
  2.00 -  2.99                                      1         3,992,698   2.2
  3.00 - 15.33                                      1         3,100,000   1.7
--------------------------------------------------------------------------------
 TOTAL:                                            23      $179,617,978   100%
--------------------------------------------------------------------------------
 Min: 1.20          Max: 15.33          Wtd.Avg.: 1.65
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   REMAINING TERM TO STATED MATURITY/ARD (MOS)
--------------------------------------------------------------------------------
                                                 # OF      AGGREGATE
    REMAINING                                 MORTGAGE   CUT-OFF DATE  % OF
      TERM                                      LOANS     BALANCE ($)  POOL
     59 -  84                                     5     $ 30,690,288   17.1%
     85 - 119                                     9       49,564,549   27.6
    120 - 120                                     9       99,363,141   55.3
--------------------------------------------------------------------------------
 TOTAL:                                          23     $179,617,978    100%
--------------------------------------------------------------------------------
 Min: 59       Max: 120       Wtd. Avg.: 111
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          REMAINING AMORTIZATION (MOS)
--------------------------------------------------------------------------------
                                                 # OF      AGGREGATE
     REMAINING                                MORTGAGE   CUT-OFF DATE  % OF
   AMORTIZATION                                 LOANS     BALANCE ($)  POOL
   Interest Only                                  1     $  3,100,000    1.7%
     289 - 318                                    2       11,372,245    6.3
     319 - 348                                    1       41,248,141   23.0
     349 - 378                                   19      123,897,592   69.0
--------------------------------------------------------------------------------
 TOTAL:                                          23     $179,617,978   100%
--------------------------------------------------------------------------------
 Min: 296(2)        Max: 360(2)         Wtd. Avg.: 348(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                                   # OF      AGGREGATE
                                                MORTGAGE   CUT-OFF DATE  % OF
   MORTGAGE RATE                                  LOANS     BALANCE ($)  POOL
   4.560 - 4.999                                    1     $ 18,600,000   10.4%
   5.000 - 5.249                                    1       16,945,505    9.4
   5.250 - 5.499                                    7       67,060,674   37.3
   5.500 - 5.749                                    4       24,181,785   13.5
   5.750 - 5.999                                    8       46,341,863   25.8
   6.000 - 6.080                                    2        6,488,151    3.6
--------------------------------------------------------------------------------
 TOTAL:                                            23     $179,617,978    100%
--------------------------------------------------------------------------------
 Min: 4.560%        Max: 6.080%         Wtd. Avg.: 5.462%
--------------------------------------------------------------------------------

---------------------
(1) Does not include fully amortizing loans.
(2) Does not include interest only loans.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------
The following table and summaries describe the ten largest mortgage loans or cross-collateralized mortgage loans in the mortgage pool by cut-off date principal balance:

                                                NUMBER OF
                                                MORTGAGE
                                                 LOANS/
                            MORTGAGE            MORTGAGED   CUT-OFF DATE    INDICATIVE
                              LOAN      LOAN   REAL PROP-     PRINCIPAL       RATING
         LOAN NAME           SELLER    GROUP     ERTIES       BALANCE(1)   FITCH/S&P(2)
----------------------------------------------------------------------------------------
 77 West Wacker Drive(5)   MLML       1           1/1       $145,000,000       A/AAA
 Solomon Pond Mall         MLML       1           1/1        114,000,000       A/A-
 Miami International
 Mall                      MLML       1           1/1         97,500,000       A+/A-
 Hometown America
 Portfolio                 JPMC       1           1/5         76,293,172        N/A
 Circa Capital Portfolio   MLML       1           2/6         44,848,506        N/A
 Anchor Bay                JPMC       2           1/1         41,248,141        N/A
 Lincoln Center            MLML       1           1/1         34,000,000        N/A
 Puck Building             MLML       1           1/1         30,378,221        N/A
 167 East 61st Street      MLML       1           1/1         30,000,000        N/A
 Fairfield Commons(6)      KEY
                           BANK       1           1/1         28,500,000      BBB/BBB
                                                 -----      ------------  --------------
 TOTAL/WEIGHTED AVERAGE                          11/19      $641,768,040

                              % OF
                            INITIAL                                LOAN
                             MORT-                                BALANCE                 CUT-OFF
                              GAGE                                  PER                    DATE
                              POOL      PROPERTY    PROPERTY        SF/                     LTV
         LOAN NAME          BALANCE       TYPE        SIZE(3)      UNIT(4)      DSCR(4)   RATIO(4)
--------------------------------------------------------------------------------------------------
 77 West Wacker Drive(5)      13.7%      Office     944,556    $     153.51      2.29x      50.9%
 Solomon Pond Mall            10.8       Retail     427,439          266.70      2.16       55.6
 Miami International
 Mall                          9.2       Retail     292,509          333.32      1.88       54.5
 Hometown America
 Portfolio                     7.2        MHC(7)      2,214       34,459.43      1.41       76.5
 Circa Capital Portfolio       4.2    Hospitality     1,521       29,486.20      1.71       64.3
 Anchor Bay                    3.9        MHC(7)      1,411       29,233.27      1.37       69.6
 Lincoln Center                3.2     Mixed Use    166,300          204.45      1.39       76.4
 Puck Building                 2.9       Office     202,078          150.11      1.48       62.6
 167 East 61st Street          2.8    Multifamily       173      173,410.40      5.83       20.7
 Fairfield Commons(6)
                               2.7       Retail     856,879          133.00      1.75       66.5
                              ----                                               ----       ----
 TOTAL/WEIGHTED AVERAGE       60.8%                                            2.06X        58.6%

----------
(1) In the case of cross-collateralized mortgage loans, the aggregate cut-off date principal balance.
(2) Fitch, Inc. and Standard and Poor's Ratings Services have indicated that, in the context of their inclusion in the trust, the credit characteristics of the related loan are consistent with the characteristics of the applicable rated obligation.
(3) Property size is indicated in square feet, except with respect to the Hometown America Portfolio, Circa Capital Portfolio, Anchor Bay, and 167 East 61st Street, the property sizes of which are indicated in units, pads or rooms.
(4) With respect to the Fairfield Commons Loan, includes its pari passu companion loan.
(5) Represents only the 77 West Wacker Drive Pooled Component of a $166,000,000 mortgage loan.
(6) This mortgage loan is part of a loan pair, the companion loan of which is pari passu in right of payment.
(7)      Manufactured housing community.


MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                                                             % OF
                                                          REMAINING          % OF
                                         AGGREGATE      MORTGAGE POOL      REMAINING
              MONTHS      NUMBER OF      REMAINING        BALANCE--      MORTGAGE POOL
               SINCE       MORTGAGE      PRINCIPAL         LOCKOUT/     BALANCE--YIELD
   DATE    CUT-OFF DATE     LOANS         BALANCE(1)     DEFEASANCE(2)    MAINTENANCE
---------------------------------------------------------------------------------------
 May-04         6            79       $1,051,788,626         98.17%           1.83%
 May-05        18            79        1,043,409,692         98.16            1.84
 May-06        30            79        1,032,709,497         97.21            1.85
 May-07        42            79        1,017,817,648         97.19            1.87
 May-08        54            79        1,001,085,351         97.17            1.90
 May-09        66            74          962,900,687         95.98            3.18
 May-10        78            74          944,424,325         95.96            3.21
 May-11        90            68          806,203,199         97.22            1.84
 May-12        102           68          788,130,575         97.23            1.84
 May-13        114           68          768,906,292         69.10            1.84
 May-14        126            3           33,470,472         79.81               0
 May-15        138            2            9,621,838         32.96               0
 May-16        150            2            9,203,247         33.46               0
 May-17        162            2            8,757,997         34.03               0
 May-18        174            2            8,284,931             0               0
 May-19        186            0                    0             0               0

                % OF            % OF            % OF            % OF           % OF
             REMAINING       REMAINING       REMAINING       REMAINING       REMAINING
           MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL
            BALANCE: 4%     BALANCE: 3%     BALANCE: 2%     BALANCE: 1%      BALANCE--
   DATE       PENALTY         PENALTY         PENALTY         PENALTY          OPEN        TOTAL
-------------------------------------------------------------------------------------------------
 May-04           0%               0%             0%              0%              0%        100%
 May-05           0                0              0               0               0         100
 May-06           0             0.94              0               0               0         100
 May-07           0                0           0.94               0               0         100
 May-08           0                0              0            0.94               0         100
 May-09        0.83                0              0               0               0         100
 May-10        0.83                0              0               0               0         100
 May-11        0.94                0              0               0               0         100
 May-12        0.93                0              0               0               0         100
 May-13        0.92                0              0               0           28.15         100
 May-14           0            20.19              0               0               0         100
 May-15           0            67.04              0               0               0         100
 May-16           0            66.54              0               0               0         100
 May-17           0            65.97              0               0               0         100
 May-18           0            65.29              0               0           34.71         100
 May-19           0                0              0               0               0           0%

----------
(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective anticipated repayment dates. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.
(2) Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

77 WEST WACKER DRIVE (1)
------------------------

[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties ................                1
 Location (City/State) ..............................      Chicago, IL
 Property Type ......................................           Office
 Size (Sq. Ft.) .....................................       944,556(3)
 Percentage Occupancy as of October 3, 2003 .........            91.9%
 Year Built .........................................             1992
 Appraisal Value ....................................     $285,000,000
 # of Tenants .......................................               24
 Average Rent Per Square Foot .......................        $31.02(3)
 Underwritten Occupancy .............................              90%
 Underwritten Revenues ..............................      $43,169,866
 Underwritten Total Expenses ........................      $18,132,342
 Underwritten Net Operating Income (NOI) ............      $25,037,524
 Underwritten Net Cash Flow (NCF) ...................      $22,903,850
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller ................................            MLML
 Origination Date ....................................        10/24/03
 Cut-off Date Principal Balance ...................... $145,000,000(2)
 Cut-off Date Loan Balance Per SF/Unit ...............    $153.51(2,3)
 Percentage of Initial Mortgage Pool Balance .........           13.7%
 Number of Mortgage Loans ............................               1
 Type of Security (fee/leasehold) ....................             Fee
 Mortgage Rate .......................................          5.637%
 IO Period (Months) ..................................              24
 Original Term to Maturity/ARD (Months) ..............             120
 Original Amortization Term (Months) .................             360
 Lockbox .............................................         Hard(4)
 Cut-off Date LTV Ratio ..............................           50.9%
 LTV Ratio at Maturity or ARD ........................           44.8%
 Underwritten DSCR on NOI ............................           2.50x
 Underwritten DSCR on NCF ............................           2.29x
--------------------------------------------------------------------------------

------------------
(1) Fitch, Inc. and Standard and Poor's Ratings Services have indicated that, in the context of its inclusion in the trust, the credit characteristics of the 77 West Wacker Drive Pooled Component are consistent with the characteristics of an A/AAA obligation, respectively.
(2) The $145,000,000 mortgage loan represents the pooled component of a $166,000,000 mortgage loan.
(3)  Approximate.
(4) The loan is structured with a lockbox account into which all rents from the 77 West Wacker Drive Property are required to be deposited.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "77 West Wacker Drive Loan") is evidenced by a single promissory note and is secured by a mortgage encumbering an office building located at 77 West Wacker Drive, Chicago, IL (the "77 West Wacker Drive Property"). The 77 West Wacker Drive Loan will be split into two components having principal balances as of the cut-off date of approximately $145,000,000 (the "77 West Wacker Drive Pooled Component") and approximately $21,000,000 (the "77 West Wacker Drive Non-Pooled Component"). The 77 West Wacker Drive Pooled Component represents approximately 13.7% of the initial mortgage pool balance and 16.6% of the initial mortgage pool balance of Loan Group 1. The 77 West Wacker Drive Loan was originated on October 24, 2003, and has a principal balance as of the cut-off date of $166,000,000. The certificates (other than the class WW certificates) will be entitled to distributions from the 77 West Wacker Drive Pooled Component. The class WW certificates will be entitled to distributions from the 77 West Wacker Drive Non-Pooled Component. The 77 West Wacker Drive Pooled Component and the 77 West Wacker Drive Non-Pooled Component will be serviced pursuant to the terms of the pooling and servicing agreement.

The 77 West Wacker Drive Loan has a remaining term of 120 months and a scheduled maturity date of November 1, 2013. The 77 West Wacker Drive Loan may be prepaid on or after August 1, 2013, and permits defeasance with United States government obligations beginning January 1, 2006.

THE BORROWER. The borrower is 77 West Wacker Drive, L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 77 West Wacker Drive Loan. The borrowing entity is owned 50/50 by Prime Group Realty, L.P., the operating company affiliate of Prime Group Realty Trust, and OTR, an Ohio general partnership, acting as nominee of the Board of the State Teachers Retirement System of Ohio (together, the "Sponsors").

Prime Group Realty Trust ("Prime") is a publicly-owned real estate investment trust with common stock trading on the New York Stock Exchange under the symbol PGE. A real estate operating company, Prime provides its own property management, leasing, marketing, acquisition, development, redevelopment, finance and other related functions. Prime's consolidated balance sheet as of June 30, 2003 showed total assets of $1,320,612,000 and total shareholders' equity of $312,388,000. Funds from operations totaled $38,575,000 for the six months ending June 30, 2003. During the same period, Prime had a net income of $10,490,000. As of June 30, 2003, Prime owned approximately 12.2 million square feet of office and industrial properties. Office properties totaled approximately 8.4 million square feet (an estimated 6.3 million square feet of which is in downtown Chicago).

State Teachers Retirement System of Ohio ("OSTRS") provides retirement, disability and death benefits to Ohio public educators. As of June 30, 2002, OSTRS had approximately 424,171 active members at 944 institutions and approximately $48 billion in "fair value" of assets, including approximately $5.8 billion in real estate investments.

THE PROPERTY. The 77 West Wacker Drive Property is an approximately 944,556 square foot, 51-story class-A office building built in 1992 and located along the south bank of the Chicago River in the Central Loop submarket of downtown Chicago, Illinois. The 77 West Wacker Drive Property is situated approximately six blocks and eight blocks from Northwestern Station and Union Station, respectively, which provide commuter rail service to the west and northwestern suburbs, respectively. The Randolph Street Station is located approximately five blocks southeast from the 77 West Wacker Drive Property and provides commuter train service from the southern suburbs. The LaSalle Street station is located approximately six blocks southwest from the 77 West Wacker Drive Property and serves the southwest suburbs. In addition to the suburban commuter train stations, the 77 West Wacker Drive Property is approximately one block from the elevated subway Clark Street Purple Line station. In addition, the 77 West Wacker Drive Property is approximately two blocks away from the state courthouse. Amenities at the 77 West Wacker Drive Property include an on-site restaurant, Tuscany Restaurant and a fitness center. The fitness center is located atop the adjacent building, 201 North Clark Street, accessible via a connected skyway.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the 77 West Wacker Drive Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR TENANTS
                                                          -------------
                                                                                                % OF     BASE RENT      LEASE
       TENANT NAME                  PARENT COMPANY           MOODY'S / S&P(1)   SQUARE FEET(2)   GLA         PSF      EXPIRATION
 RR Donnelley               RR Donnelley (NYSE: DNY)               A2 / A          241,569      25.6%      $ 35.10         2007
 Wachovia                Wachovia Corporation (NYSE: WB)          Aa3 / NA         109,807      11.6%      $ 34.11         2007
 Wachovia                Wachovia Corporation (NYSE: WB)          Aa3 / NA          87,577       9.3%      $ 34.11         2010
 Jones Day                 Jones, Day, Reavis & Pogue              NA/ NA          140,179      14.8%      $ 38.11         2007
 McGuire Woods          McGuire Woods Battle & Boothe LLP          NA/ NA           67,819       7.2%      $ 25.78         2010
 Prime Group Realty   Prime Group Realty Trust (NYSE: PGE)         NA/ NA           25,348       2.7%      $ 27.47         2004
------------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the 77 West Wacker Drive Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
                                                       -----------------------
                   NUMBER      SQUARE       % OF                  % OF BASE   CUMULATIVE   CUMULATIVE   CUMULATIVE  CUMULATIVE %
                 OF LEASES      FEET        GLA       BASE RENT      RENT     SQUARE FEET  % OF GLA      BASE RENT  OF BASE RENT
        YEAR      EXPIRING  EXPIRING(2)  EXPIRING     EXPIRING     EXPIRING   EXPIRING(2)  EXPIRING      EXPIRING     EXPIRING
     VACANT        NAP         76,704     8.1%             NAP         NAP        76,704      8.1%              NAP     NAP
   2003 & MTM       1           8,023     0.8%      $   188,541       0.7%        84,727      9.0%      $   188,541    0.7%
      2004          4          54,621     5.8%        1,513,860       5.6%       139,348     14.8%        1,702,401    6.3%
      2005          0               0     0.0%                0       0.0%       139,348     14.8%        1,702,401    6.3%
      2006          4          23,273     2.5%          556,138       2.1%       162,621     17.2%        2,258,538    8.4%
      2007          8         575,865    61.0%       18,914,511      70.3%       738,486     78.2%       21,173,050   78.6%
      2008          4          40,117     4.2%          837,425       3.1%       778,603     82.4%       22,010,474   81.8%
      2009          1           5,738     0.6%          103,284       0.4%       784,341     83.0%       22,113,758   82.1%
      2010          2         155,396    16.5%        4,734,717      17.6%       939,737     99.5%       26,848,476   99.7%
      2011          0               0     0.0%                0       0.0%       939,737     99.5%       26,848,476   99.7%
      2012          1           4,819     0.5%           74,454       0.3%       944,556    100.0%       26,922,929  100.0%
----------------------------------------------------------------------------------------------------------------------------------
     TOTAL         25(4)      944,556   100.0%      $26,922,929     100.0%       944,556    100.0%      $26,922,929  100.0%
----------------------------------------------------------------------------------------------------------------------------------

THE MARKET.(3) The 77 West Wacker Drive Property is located within the Central Loop office submarket of the central business district of downtown Chicago, Illinois. The 77 West Wacker Drive Property's immediate local area can be generally defined as: the Chicago River to the north, Randolph Street on the south, Michigan Avenue to the east, and Wells Street to the west.

The Chicago central business district is composed of five major submarkets -- Central Loop, West Loop, East Loop, North Michigan Avenue and River North -- which together comprise approximately 119.9 million square feet of office space. The Central Loop submarket has an inventory of approximately 44.3 million square feet, making it the largest submarket in the Chicago central business district. The Central Loop submarket office inventory contains approximately 17.2 million square feet (38.8%) of Class A space, approximately
19.6 million square feet (44.2%) of Class B space, and approximately 7.5 million square feet (17.0%) of Class C space. The overall vacancy rate for Class A space was approximately 14.2% in the second quarter of 2003, below the entire Central Loop's overall vacancy rate of approximately 15.3%. Average direct gross rents for Class A space were approximately $34.31 per square foot during the second quarter of 2003.

----------
(1) Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease.
(2)  Approximate.
(3) Certain information from a third-party appraisal dated October 10, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.
(4) For purposes of calculating the lease Rollover Schedule, the Wachovia lease is treated as two leases.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the 77 West Wacker Drive Loan:

--------------------------------------------------------------------------------
                        ESCROWS / RESERVES
 TYPE:                                INITIAL           MONTHLY
  Taxes .......................    $2,009,142       $ 699,714.03
  Insurance ...................    $  403,471       $     44,830
  Capital Expenditure .........    $  293,393       $     15,742
  Rollover Reserve ............    $8,650,000       $    100,000
--------------------------------------------------------------------------------

In addition to the rollover reserves listed above, if certain major tenants do not renew their leases by June 1, 2006, cash flow from the property will be retained in the rollover reserve until the total reserve equals $40 per square foot of the corresponding space for which new or renewal leases have not been executed, up to a maximum of $19,662,200. In addition, if the new leases are for less than 10 years and are not renewed or replaced pursuant to fully executed leases of at least 7 years by 18 months prior to the maturity date, additional rollover reserves will be required. In lieu of monthly rollover reserve deposits, the borrower can obtain a guarantee of the sponsors, provided the debt service coverage ratio at no time is less than 1.25x.

OTHER DEBT. The borrower is prohibited from incurring any indebtedness other than the indebtedness evidenced by the 77 West Wacker Drive Loan, trade payables and equipment lease financing incurred in the ordinary course of business relating to the ownership and operation of the 77 West Wacker Drive Property.

PROPERTY MANAGEMENT. Prime Group Realty, L.P. is the property manager for the 77 West Wacker Drive Property. The property manager is affiliated with Prime Group Realty Trust.

INTEREST RATE COLLAR. Prior to the origination of the 77 West Wacker Drive Loan, the borrower entered into an agreement with Fleet National Bank (the "Counterparty") on January 16, 2003, which expires on September 30, 2004, pursuant to which, (a) the Counterparty agrees to pay to the borrower, on a monthly basis, at all times during which 30-day LIBOR is higher than 7.75% (the "Cap Rate"), a sum equal to the notional amount multiplied by the amount by which 30-day LIBOR exceeds the Cap Rate; and (b) the borrower agrees to pay to the Counterparty, on a monthly basis, at all times during which 30-day LIBOR is lower than 6.095% per annum (the "Floor Rate"), a sum equal to the notional amount multiplied by the amount by which 30-day LIBOR is less than the Floor Rate. At any time 30-day LIBOR is greater than or equal to the Floor Rate but less than or equal to the Cap Rate, no sums are payable by either borrower or Counterparty to the other party. All amounts are calculated on an "Actual/360" basis. The notional amount used in the agreement is currently $152,500,000 for all monthly accrual periods through the expiration of the agreement on September 30, 2004. The borrower's obligations under this Interest Rate Collar are guaranteed by OSTRS.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE SOLOMON POND MALL (1)
-------------------------


       [GRAPHIC OMITTED]                                 [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties ..............                           1
 Location (City/State) ............................             Marlborough, MA
 Property Type ....................................                      Retail
 Size (Sq. Ft.) ...................................                427,439(2,3)
 Percentage Occupancy as of June 12, 2003 .........                       96.9%
 Year Built .......................................                        1996
 Appraisal Value ..................................                $205,000,000
 # of Tenants .....................................                      113(2)
 Average Rent Per Square Foot .....................                 $30.46(2,3)
 Underwritten Occupancy ...........................                       95.0%
 Underwritten Revenues ............................                 $21,503,609
 Underwritten Total Expenses ......................                  $6,621,289
 Underwritten Net Operating Income (NOI) ..........                 $14,882,320
 Underwritten Net Cash Flow (NCF) .................                 $14,055,968
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller ................................                     MLML
 Origination Date ....................................                 08/01/03
 Cut-off Date Principal Balance ......................             $114,000,000
 Cut-off Date Loan Balance Per SF/Unit ...............               $266.70(3)
 Percentage of Initial Mortgage Pool Balance .........                    10.8%
 Number of Mortgage Loans ............................                        1
 Type of Security (fee/leasehold) ....................                      Fee
 Mortgage Rate .......................................                  3.9675%
 IO Period (Months) ..................................                       36
 Original Term to Maturity/ARD (Months) ..............                      120
 Original Amortization Term (Months) .................                      360
 Lockbox .............................................   Soft-Springing Hard(4)
 Cut-off Date LTV Ratio ..............................                    55.6%
 LTV Ratio at Maturity or ARD ........................                    48.1%
 Underwritten DSCR on NOI ............................                    2.29x
 Underwritten DSCR on NCF ............................                    2.16x

---------------------
(1) Fitch, Inc. and Standard and Poor's Ratings Services have indicated that, in the context of its inclusion in the trust, the credit characteristics of the Solomon Pond Mall Loan are consistent with the characteristics of an A/A- obligation, respectively.
(2) Does not include the three anchor tenants (Filene's, JC Penney, Sears), which are excluded from the collateral and only contribute to common area maintenance.
(3)  Approximate.
(4) The loan is structured with a lockbox account under the control of the lender into which all rents from the Solomon Pond Property are required to be deposited and swept daily to a borrower controlled account. Upon occurrence of a Cash Management Trigger Event, all monies from the lockbox account are required to be swept into a cash management account controlled by lender. A "Cash Management Trigger Event" occurs upon the earlier of an event of default or the debt service coverage ratio falling below 1.30x.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------






                               [GRAPHIC OMITTED]




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------













                               [GRAPHIC OMITTED]





This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Solomon Pond Mall Loan") is evidenced by a single note and is secured by a first mortgage encumbering the in-line space of a regional mall located in Marlborough, Massachusetts (the "Solomon Pond Property"). The Solomon Pond Mall Loan represents approximately 10.8% of the initial mortgage pool balance and 13.0% of the initial mortgage pool balance of Loan Group 1. The Solomon Pond Mall Loan was originated on August 1, 2003, and has a principal balance as of the cut-off date of $114,000,000.

The Solomon Pond Mall Loan has a remaining term of 117 months and a scheduled maturity date of August 1, 2013. The Solomon Pond Mall Loan may be prepaid on or after February 1, 2013, and permits defeasance with United States government obligations beginning December 1, 2005.

THE BORROWER. The borrower is Mall at Solomon Pond, LLC, a special purpose entity (the "Borrower"). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Solomon Pond Mall Loan. The sole member of the Borrower is Mayflower Solomon Pond, LLC. The sole member of Mayflower Solomon Pond LLC is Mayflower Realty LLC, the members of which include Simon Property Group (49%), NYSTRS (26%), TIAA-CREF (14%), and JP Morgan Investment Management (11%).

Headquartered in Indianapolis, Indiana, Simon Property Group ("SPG") is the largest publicly traded retail real estate investment trust in North America and the country's largest owner, developer and manager of high quality retail real estate. Through its subsidiary partnerships, it currently has an interest in 238 properties containing an aggregate of 184 million SF of gross leasable area in 36 states, as well as nine assets in Europe and Canada. As of September 30, 2003, SPG's total market capitalization was approximately $24 billion.

Founded in 1952, College Retirement Equities Fund ("CREF") is a nonprofit membership corporation established in New York State. CREF is the companion organization of Teachers Insurance and Annuity Association of America ("TIAA"), which was founded in 1918 by the Carnegie Foundation. Together, CREF and TIAA form the principal retirement system for the nation's education and research communities. With approximately $256 billion in assets under management as of December 31, 2002, the TIAA-CREF group of companies is one of the largest financial service organizations in the United States.

Based in Albany, NY, The New York State Teachers' Retirement System ("NYSTRS") provides retirement, disability and death benefits to eligible New York State public school teachers and administrators. Established in 1921 by an act of the State Legislature, NYSTRS today is the second largest public retirement system in the state and one of the 10 largest systems in the nation with approximately $73 billion in net assets at the end of 2002.

JP Morgan Investment Management ("JPMIM"), a wholly owned subsidiary of J.P. Morgan Chase & Co., had over $511 billion in assets under management as of June 30, 2003. The company provides asset management for corporations, institutions, governments, endowments, and individuals, as well as many of the largest corporate retirement plans in the nation. As of September 30, 2003, JPMIM had approximately $23.6 billion in total equity real estate assets.

THE PROPERTY. The Solomon Pond Property is a two-level enclosed regional mall located along the north side of Donald J. Lynch Boulevard, just north of Interstate 290, between Route 495 and River Road, in Marlborough, Massachusetts. The Solomon Pond Property was constructed in 1996 and is anchored by JC Penney, Sears, and Filene's (who own their respective stores and are not part of the Solomon Pond Property). Major tenants include Linens N' Things, Abercrombie & Fitch, American Eagle Outfitters, Express, HMV, The Limited, Talbots, The Gap and Victoria's Secret. The 15-screen Regal Cinemas (DBA Hoyt's Cinemas) is the first multiplex with stadium seating in the trade area. The mall has approximately 912,931 SF of retail space, approximately 427,439 SF of which is collateral for the loan. Filene's recently completed an expansion of approximately 32,252 SF and a renovation and remerchandising of its store.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Solomon Pond Property:

-----------------------------------------------------------------------------------
             ANCHOR TENANTS / SIGNIFICANT NATIONAL IN-LINE TENANTS
             -----------------------------------------------------
       TENANT NAME                    PARENT COMPANY             MOODY'S / S&P(1)
 Regals-Hoyts          Regal Entertainment Group (NYSE: RGC)         Ba3/B
 Linens 'n Things       Linens 'n Things, Inc. (NYSE: (LIN)          NA/NA
 Abercrombie & Fitch    Abercrombie & Fitch Co. (NYSE: ANF)          NA/NA
 The Gap/Gap Kids              Gap, Inc. (NYSE: GPS)                Ba3/BB+
 Express Women            Limited Brands Inc. (NYSE: LTD)          Baa1/BBB+
 TGI Fridays               Carlson Restaurants Worldwide             NA/NA
 Victoria's Secret        Limited Brands Inc. (NYSE: LTD)          Baa1/BBB+
 Eddie Bauer                       Spiegel, Inc.                     NA/NA
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                        SQUARE    % OF         SALES        BASE       LEASE
       TENANT NAME      FEET(2)   GLA          PSF(3)     RENT PSF   EXPIRATION
 Regals-Hoyts           66,628   15.59%      $432,860      $ 20.00       2022
 Linens 'n Things       53,351   12.48%      $ 197.67      $ 12.00       2015
 Abercrombie & Fitch    10,318    2.41%      $ 316.66      $ 25.00       2009
 The Gap/Gap Kids        9,405    2.20%      $ 463.77      $ 30.00       2007
 Express Women           7,890    1.85%      $ 343.75      $ 30.00       2009
 TGI Fridays             7,000    1.64%      $ 580.50      $ 19.64       2012
 Victoria's Secret       6,980    1.63%      $ 487.08      $ 30.00       2009
 Eddie Bauer             6,489    1.52%      $ 220.40      $ 22.00       2007
-----------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Solomon Pond Property:

-----------------------------------------------------------------------
                    LEASE ROLLOVER SCHEDULE
                    -----------------------
                  NUMBER      SQUARE       % OF
                OF LEASES      FEET        GLA       BASE RENT
      YEAR       EXPIRING   EXPIRING(2)  EXPIRING     EXPIRING
    VACANT          NAP       13,307        3.1%         NAP
  2003 & MTM         2           622        0.1%   $   101,000
     2004            6         5,729        1.3%       339,850
     2005            3         1,525        0.4%       205,000
     2006           19        36,781        8.6%     1,533,730
     2007           43       113,693       26.6%     4,248,980
     2008            8        32,264        7.5%       787,073
     2009           13        60,448       14.1%     1,786,007
     2010            4         6,393        1.5%       342,470
     2011            5        15,152        3.5%       535,552
     2012            5        12,598        2.9%       435,126
     2013            3         8,948        2.1%       328,665
  THEREAFTER         2       119,979       28.1%     1,972,560
-----------------------------------------------------------------------
     TOTAL         113       427,439      100.0%   $12,616,013
-----------------------------------------------------------------------

----------------------------------------------------------------------------------------
                 % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE % OF
                   RENT      SQUARE FEET     % OF GLA     BASE RENT       BASE RENT
      YEAR       EXPIRING     EXPIRING(2)    EXPIRING      EXPIRING        EXPIRING
    VACANT          NAP         13,307          3.1%         NAP             NAP
  2003 & MTM         0.8%       13,929          3.3%     $   101,000          0.8%
     2004            2.7%       19,658          4.6%         440,850          3.5%
     2005            1.6%       21,183          5.0%         645,850          5.1%
     2006           12.2%       57,964         13.6%       2,179,580         17.3%
     2007           33.7%      171,657         40.2%       6,428,561         51.0%
     2008            6.2%      203,921         47.7%       7,215,633         57.2%
     2009           14.2%      264,369         61.8%       9,001,640         71.4%
     2010            2.7%      270,762         63.3%       9,344,110         74.1%
     2011            4.2%      285,914         66.9%       9,879,662         78.3%
     2012            3.4%      298,512         69.8%      10,314,788         81.8%
     2013            2.6%      307,460         71.9%      10,643,453         84.4%
  THEREAFTER        15.6%      427,439        100.0%      12,616,013        100.0%
----------------------------------------------------------------------------------------
     TOTAL         100.0%      427,439        100.0%     $12,616,013        100.0%
----------------------------------------------------------------------------------------

THE MARKET.(4) The Solomon Pond Property is located in the
Boston-Worcester-Lawrence MSA, approximately 38 miles west of downtown Boston. Primary access to the neighborhood is from Interstate 290, which joins Interstate 495 approximately two miles to the north of the Solomon Pond Property. Interstates 290 and 495 act as the primary thoroughfares through the area.

Total population within an approximate 15-mile radius of the Solomon Pond Property is approximately 717,157, and represents approximately a 0.76% annual compounded rate of increase over the past thirteen years. Primary employment centers for this location include Middlesex and Worcester counties as well as the Boston metro area. Major employers near the Solomon Pond Property include Raytheon, EMC, Compaq, Fidelity Investments and 3Com. From 1998 to 2003, the Boston-Worcester-Lawrence MSA employment grew at an average annual compound rate of approximately 0.61%. The average household income in 2003 for the trade area is estimated at $93,224.

----------
(1) Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease.
(2)  Approximate.
(3) Sales per square foot for the 12-month period ending December 31, 2002 as reported by the Borrower. Sales for theater are per screen. No representation is made as to the accuracy of the sales data.
(4) Certain information is from the appraisal report dated June 30, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       24
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MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

The Solomon Pond Property represents the largest regional mall along the Interstate-495 beltway corridor and provides the greatest concentration of retail space in the Blackstone Valley region or West submarket of Boston. As of June 12, 2003, the Solomon Pond Property was 96.9% occupied, and has maintained an occupancy rate of above 95% for the past five years. Total in-line comparable sales for tenants under 20,000 SF were $398 per square foot for 2002.

ESCROWS. The lender conditionally waived the requirements contained in the loan documents providing for certain escrows of real estate taxes, insurance, and replacement reserves, provided that (i) no event of default has occurred and is continuing and (ii) the actual trailing 12-month debt service coverage ratio at no time is less than 1.30x. If the actual trailing 12-month debt service coverage ratio is less than 1.30x, in lieu of borrower making such deposits, the borrower may provide a guarantee of such amounts from the sponsor, provided the sponsor maintains a net worth of at least $100,000,000.

PROPERTY MANAGEMENT. Simon Management Associates, LLC, is the property manager for the Solomon Pond Mall. The property manager is affiliated with the borrower.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

MIAMI INTERNATIONAL MALL (1)
----------------------------


          [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties ...................                      1
 Location (City/State) .................................              Miami, FL
 Property Type .........................................                 Retail
 Size (Sq. Ft.) ........................................           292,509(2,3)
 Percentage Occupancy as of September 17, 2003 .........                  89.6%
 Year Built ............................................                   1982
 Appraisal Value .......................................           $179,000,000
 # of Tenants ..........................................                 117(2)
 Average Rent Per Square Foot ..........................            $36.24(2,3)
 Underwritten Occupancy ................................                  95.0%
 Underwritten Revenues .................................            $19,415,055
 Underwritten Total Expenses ...........................             $6,524,735
 Underwritten Net Operating Income (NOI) ...............            $12,890,320
 Underwritten Net Cash Flow (NCF) ......................            $12,265,060
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller ................................                     MLML
 Origination Date ....................................                 09/22/03
 Cut-off Date Principal Balance ......................              $97,500,000
 Cut-off Date Loan Balance Per SF/Unit ...............             $332.32(2,3)
 Percentage of Initial Mortgage Pool Balance .........                     9.2%
 Number of Mortgage Loans ............................                        1
 Type of Security (fee/leasehold) ....................          Fee & Leasehold
 Mortgage Rate .......................................                    5.35%
 IO Period (Months) ..................................                       36
 Original Term to Maturity/ARD (Months) ..............                      120
 Original Amortization Term (Months) .................                      360
 Lockbox .............................................   Soft-Springing Hard(4)
 Cut-off Date LTV Ratio ..............................                    54.5%
 LTV Ratio at Maturity or ARD ........................                    48.6%
 Underwritten DSCR on NOI ............................                    1.97x
 Underwritten DSCR on NCF ............................                    1.88x
--------------------------------------------------------------------------------

---------------------
(1) Fitch, Inc. and Standard and Poor's Ratings Services have indicated that, in the context of its inclusion in the trust, the credit characteristics of the Miami International Mall Loan are consistent with the characteristics of an A+/A- obligation, respectively.
(2) Does not include the five anchor tenants (Burdine's, Burdine's -- Men, JC Penney, Sears, Dillards), which are excluded from the collateral and only contribute to common area maintenance.
(3)  Approximate.
(4) The loan is structured with a lockbox account into which all proceeds from the Miami Property are required to be deposited. Upon occurrence of a Cash Management Trigger Event, all monies from the lockbox account are required to be swept into a cash management account controlled by lender. A "Cash Management Trigger Event" occurs upon the earlier of an event of default or the debt service coverage ratio falling below 1.15x.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------







                               [GRAPHIC OMITTED]



This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Miami International Mall Loan") is evidenced by a single note and is secured by fee and leasehold first mortgages encumbering a regional mall located in Miami, Florida (the "Miami Property"). The Miami International Mall Loan represents approximately 9.2% of the initial mortgage pool balance and 11.1% of the initial mortgage pool balance of Loan Group 1. The Miami International Mall Loan was originated on September 22, 2003, and has a principal balance as of the cut-off date of $97,500,000.

The Miami International Mall Loan has a remaining term of 119 months and a scheduled maturity date of October 1, 2013. The Miami International Mall Loan may be prepaid on or after April 1, 2013, and permits defeasance with United States government obligations beginning December 1, 2005.

THE BORROWER. The borrower is Mall at Miami International, LLC, a special purpose entity (the "Borrower"). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Miami International Mall Loan. The members of the Borrower are affiliates of Simon Property Group (48%), TIAA Miami International Mall, LLC (50%), which is 100%-owned by TIAA-CREF, and various limited partners (2%).

Headquartered in Indianapolis, Indiana, Simon Property Group ("SPG") is the largest publicly traded retail real estate investment trust in North America and the country's largest owner, developer and manager of high quality retail real estate. Through its subsidiary partnerships, it currently has an interest in 238 properties containing an aggregate of 184 million SF of gross leasable area in 36 states, as well as nine assets in Europe and Canada. As of September 30, 2003, SPG's total market capitalization was approximately $24 billion.

Founded in 1952, College Retirement Equities Fund ("CREF") is a nonprofit membership corporation established in New York State. CREF is the companion organization of Teachers Insurance and Annuity Association of America ("TIAA"), which was founded in 1918 by the Carnegie Foundation. Together, CREF and TIAA form the principal retirement system for the nation's education and research communities. With approximately $256 billion in assets under management, as of December 31, 2002, the TIAA-CREF group of companies is one of the largest financial service organizations.

THE PROPERTY. The Miami Property is a single-story regional mall located in West Miami-Dade County, Florida. Built in 1982, and located along the east side of 107th Avenue NW, just north of Route 836 (Dolphins Expressway), the subject property consists of a single building with five (5) anchor stores attached along with approximately 117 ancillary tenants and a recently renovated food court. Sears, Dillard's, Burdines -- 2 separate locations -- and JC Penney are the five (5) stores that act as anchor tenants. The anchor tenants own their own stores, and are not part of the collateral. Total retail space is approximately 1,076,815 SF, approximately 292,509 SF of which is collateral for the Miami International Mall Loan. Major tenants include The Gap, Old Navy, Express Women, The Limited, Victoria's Secret, Ann Taylor Loft, Champs Sports and Foot Locker. Renovations were completed in 2002 and included new tile flooring, new mall entrances, new center court, food court and children's play area.

As of September 17, 2003, the Miami Property was 89.6% occupied. With total in-line comparable sales for tenants under 20,000 SF of $384 PSF for 2002, the Miami Property outperformed other Class A and B regional malls located in the southeast United States, whose sales averaged $335 PSF for the under 20,000 SF category at the end of 2002.

The following table presents certain information relating to the major tenants at the Miami Property:

--------------------------------------------------------------------------------
                     SIGNIFICANT NATIONAL IN-LINE TENANTS
                     ------------------------------------
                                                                   MOODY'S /
        TENANT NAME                      PARENT COMPANY              S&P(1)
 Gap/Gap Kids/Gap Body            Gap, Inc. (NYSE: GPS)            Ba3/BB+
 Old Navy                         Gap, Inc. (NYSE: GPS)            Ba3/BB+
 Express Women               Limited Brands Inc. (NYSE: LTD)       Baa1/BBB
 The Limited                 Limited Brands Inc. (NYSE: LTD)       Baa1/BBB
 Victoria's Secret           Limited Brands Inc. (NYSE: LTD)       Baa1/BBB
 Lane Bryant             Charming Shoppes, Inc. (NasdaqNM: CHRS)   B2/BB-
 Ann Taylor Loft            Ann Taylor Stores Corp (NYSE: ANN)     NA/NA
 Lerner New York                    New York & Company             NA/NA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                           SQUARE      % OF      SALES      BASE RENT      LEASE
        TENANT NAME        FEET(2)      GLA      PSF(3)       PSF       EXPIRATION
 Gap/Gap Kids/Gap Body    18,280       6.23%     312.34      NAP(4)        2008
 Old Navy                 16,816       5.75%   $ 315.47      NAP(5)        2005
 Express Women            11,182       3.82%   $ 411.94     $ 25.00        2006
 The Limited              10,147       3.47%   $ 458.54     $ 25.00        2006
 Victoria's Secret         6,701       2.29%   $ 632.77     $ 33.00        2008
 Lane Bryant               6,350       2.17%   $ 140.75     $ 20.00        2005
 Ann Taylor Loft           6,276       2.15%   $ 334.96     $ 29.00        2010
 Lerner New York           5,499       1.88%   $ 317.64     $ 27.00        2014
------------------------------------------------------------------------------------

----------
(1) Ratings provided are for the entity listed in the "Parent Company" column, whether or not the parent company guarantees the lease.
(2)  Approximate.
(3) Sales per square foot for the 12-month period ending December 31, 2002 as reported by the borrower. No representation is made as to the accuracy of the sales data.
(4) Tenant is currently paying 8.0% of adjusted gross sales in lieu of base rent, percentage rent and all additional rent as Annual Rent.
(5) Tenant is currently paying annual rent of 6.5% of adjusted gross sales between $0 and $8,000,000 and 4.0% of gross sales above $8,000,000 in lieu of minimum monthly rent, percentage rent and all additional rent.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Miami International Mall:

------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
                             -----------------------
                     NUMBER      SQUARE      % OF
                   OF LEASES     FEET        GLA       BASE RENT
         YEAR       EXPIRING   EXPIRING   EXPIRING     EXPIRING
      VACANT          NAP       30,382       10.4%       NAP
    2003 & MTM         11       19,166        6.6%   $  743,775
       2004            13       18,109        6.2%      824,754
       2005            14       48,926       16.7%    1,161,477
       2006            17       42,803       14.6%    1,641,952
       2007             7       11,982        4.1%      561,971
       2008             6       34,778       11.9%      531,001
       2009             9       11,881        4.1%      631,062
       2010             6       10,396        3.6%      475,216
       2011            10       13,448        4.6%      629,120
       2012            10       22,001        7.5%    1,053,472
       2013            11       17,974        6.1%      866,610
    THEREAFTER          3       10,663        3.6%      379,303
------------------------------------------------------------------------
      TOTAL           117      292,509      100.0%   $9,499,714
------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                    % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
         YEAR       EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
      VACANT          NAP          30,382         10.4%         NAP           NAP
    2003 & MTM          7.8%       49,548         16.9%     $  743,775          7.8%
       2004             8.7%       67,657         23.1%      1,568,529         16.5%
       2005            12.2%      116,583         39.9%      2,730,006         28.7%
       2006            17.3%      159,386         54.5%      4,371,958         46.0%
       2007             5.9%      171,368         58.6%      4,933,929         51.9%
       2008             5.6%      206,146         70.5%      5,464,930         57.5%
       2009             6.6%      218,027         74.5%      6,095,992         64.2%
       2010             5.0%      228,423         78.1%      6,571,208         69.2%
       2011             6.6%      241,871         82.7%      7,200,328         75.8%
       2012            11.1%      263,872         90.2%      8,253,800         86.9%
       2013             9.1%      281,846         96.4%      9,120,410         96.0%
    THEREAFTER          4.0%      292,509        100.0%      9,499,714        100.0%
------------------------------------------------------------------------------------------
      TOTAL           100.0%      292,509        100.0%     $9,499,714        100.0%
------------------------------------------------------------------------------------------

THE MARKET.(1) The Miami Property is located along the east side of 107th Avenue NW, just north of Route 836 (Dolphins Expressway), in Dade County, Miami, Florida. The neighborhood boundaries include those areas on the north side of Route 836. The western boundary of the neighborhood is set by the Florida Turnpike and the Everglades. The eastern neighborhood extends to Miami International Airport. The mall is located approximately seven miles west of Miami International Airport and within five minutes of three interstate highways.

The population of the Miami MSA, which encompasses Dade County, increased at a compounded annual rate of approximately 1.24% from 1998 to 2003. Primary employment centers for this location include Miami International Airport and related uses. Major employers within an easy commute of the Miami Property include Bell South, Carnival Cruise Lines, Dole Fresh Flowers and Doral Country Club.

The total number of households within the delineated market is estimated for 2003 at approximately 284,401, and represents an approximately 1.87% annual compounded rate of increase over the past thirteen years. The average household income in 2003 for the trade area is estimated at $57,436. The largest component of households (approximately 46.87%) earns between $25,000 and $75,000.

ESCROWS. The lender conditionally waived the requirements contained in the loan documents providing for certain escrows of real estate taxes, insurance, and replacement reserves, provided that (i) no event of default has occurred and is continuing and (ii) the actual trailing 12-month debt service coverage ratio at no time is less than 1.15x.

PROPERTY MANAGEMENT. Simon Management Associates, LLC, is the property manager for the Miami Property. The property manager is affiliated with the borrower.

----------
(1) Certain information is from the appraisal report dated August 15, 2003. The appraisal relies upon many assumptions, and no representation made as to the accuracy of the assumption underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

HOMETOWN AMERICA PORTFOLIO
--------------------------


          [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                        PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties .............                             5
 Location (City/State) ...........................                     See table
 Property Type ...................................                        MHC(1)
 Size (Units) ....................................                         2,214
 Wtd. Avg. Percentage Occupancy as of
      July 21, 2003 ..............................                         96.8%
 Year Built ......................................                     See table
 Appraisal Value .................................                   $99,755,000
 Underwritten Occupancy ..........................                         96.8%
 Underwritten Revenues ...........................                   $10,856,668
 Underwritten Total Expenses .....................                    $3,000,424
 Underwritten Net Operating Income (NOI) .........                    $7,552,043
 Underwritten Net Cash Flow (NCF) ................                    $7,441,743
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller ................................                      JPMC
 Origination Date ....................................                  10/16/03
 Cut-off Date Principal Balance ......................               $76,293,172
 Cut-off Date Loan Balance Per SF/Unit ...............                   $34,459
 Percentage of Initial Mortgage Pool Balance .........                      7.2%
 Number of Mortgage Loans ............................                         1
 Type of Security (fee/leasehold) ....................                       Fee
 Mortgage Rate .......................................                    5.300%
 IO Period (Months) ..................................                        12
 Original Term to Maturity/ARD (Months) ..............                        84
 Original Amortization Term (Months) .................                       330
 Lockbox .............................................    Soft-Springing Hard(2)
 Cut-off Date LTV Ratio ..............................                     76.5%
 LTV Ratio at Maturity or ARD ........................                     68.2%
 Underwritten DSCR on NOI ............................                     1.43x
 Underwritten DSCR on NCF ............................                     1.41x
--------------------------------------------------------------------------------

---------------------
(1)  Manufactured Housing Community
(2) All revenues from the Hometown America Portfolio Loans are deposited into a clearing account in the name of both borrower and lender. The borrower may access funds in the clearing account unless or until a Sweep Event occurs, at which point amounts on deposit in the clearing account are required to be swept periodically by or on behalf of the lender into a cash management account maintained by the lender or servicer. A "Sweep Event" means the occurrence of an event of default as provided in the loan documents.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]





This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Hometown America Portfolio Loan") is evidenced by two notes. The first note, in the amount of $64,571,005, is secured by first deeds of trust on four manufactured housing communities (Cimmaron Park, Cedar Knolls, Leisurewoods-Rockland, and Chesterfield). The second note, in the amount of $11,722,167, is secured by a first deed of trust on one manufactured housing community (Lakeland Harbor).

The Hometown America Portfolio Loan was originated on October 16, 2003, and has an aggregate principal balance as of the cut-off date of approximately $76,293,172. The Hometown America Portfolio Loan represents approximately 7.2% of the initial mortgage pool balance. The Hometown America Portfolio Loan has a remaining term of 84 months to its maturity date of November 1, 2010. The Hometown America Portfolio Loan may be prepaid on or after September 1, 2010, and permits defeasance beginning two years after securitization.

THE BORROWER. The Borrower is Lakeland Harbor SPE LLC, a special purpose entity (the "Borrower"). The sponsor of the loan is Hometown America, L.L.C. ("Hometown"). Hometown is approximately 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB has investments totaling approximately $48 billion across more than 30 separate funds including approximately $3.6 billion in real estate. WSIB committed over $500 million of capital to Hometown's past acquisitions. WSIB is part of the executive branch of the State of Washington.

On May 29, 2003, Hometown, one of the nation's largest privately-held owner/operators of manufactured housing communities, announced the acquisition of Chateau Communities, Inc. (NYSE: CPJ) for a total consideration of approximately $2.2 billion in cash and assumed debt. The transaction closed on October 16, 2003.

THE PROPERTIES. Hometown America Portfolio consists of five manufactured housing communities located in Minnesota, Massachusetts, Michigan, and Florida. The properties include Cimmaron Park, Cedar Knolls, Leisurewoods-Rockland, Chesterfield and Lakeland Harbor. There are a total of 2,214 pads with a weighted average occupancy of 96.8%. The weighted average monthly pad rent is approximately $398 and the weighted average monthly market rent is approximately $399. The Hometown America Portfolio was acquired by the Borrower as part of the acquisition of Chateau Communities, Inc.

The following table presents certain information relating to the Hometown America Portfolio Loan properties:


--------------------------------------------------------------------------------
                        PORTFOLIO PROPERTIES
                        --------------------
                                               YEAR BUILT/    NUMBER
       PROPERTY NAME            LOCATION        RENOVATED    OF PADS
 CIMMARON PARK            Lake Elmo, MN        1969/2002      508
 CEDAR KNOLLS             Apple Valley, MN     1970/2003      460
 LEISUREWOODS-ROCKLAND    Rockland, MA           1985         394
 CHESTERFIELD             Chesterfield, MI     1968/1984      348
 LAKELAND HARBOR          Lakeland, FL           1984         504
                                               ---------     -----
 Total/Weighted Average                                      2,214
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                  AVERAGE
                        % OF TOTAL     AVERAGE    MARKET
     PROPERTY NAME          PADS      RENT/PAD  RENT/PAD(1) OCCUPANCY    APPRAISED VALUE(2)
 CIMMARON PARK             22.9%        $430       $430        96.1%        $29,000,000
 CEDAR KNOLLS              20.8%        $410       $410        96.1%        $21,500,000
 LEISUREWOODS-ROCKLAND     17.8%        $418       $430        99.5%        $17,330,000
 CHESTERFIELD              15.7%        $420       $408        93.1%        $16,500,000
 LAKELAND HARBOR           22.8%        $278       $278        99.8%        $15,425,000
                          -----         ----       ----        ----         -----------
 Total/Weighted Average   100.0%        $398       $399        96.8%        $99,755,000
---------------------------------------------------------------------------------------------

THE MARKET(1). Cimmaron Park is located in the Minneapolis/St. Paul Geographic Statistical Area which is made up of seven counties. The subject is in Washington County. Washington County's population as of year--end 2001 was approximately 207,642. Washington County has experienced approximately 3.2% average annual growth since 1990. The Cimmaron Park is on the east side of Lake Elmo Avenue/County Road 17, about one-quarter mile north of Interstate 94. The St. Paul Central Business district and the Minneapolis/St. Paul International Airport are both approximately a fifteen-minute drive from the subject.

Cedar Knolls is located in the Minneapolis/St. Paul Geographic Statistical Area which is made up of seven counties. Cedar Knolls is in Dakota County. Dakota County's population as of year-end 2001 was approximately 363,866. Dakota County has experienced approximately 2.6% average annual growth between 1990 and 2000. As of February 2003, the county had an unemployment rate of approximately 3.8%, compared to a state unemployment rate of approximately 4.9% and a national unemployment rate of approximately 6.4%. Cedar Knolls is located on the west side of Galaxie Avenue, about one-quarter mile south of interstate 35E. The Minneapolis CBD is approximately 25 minutes from the subject and the Minneapolis/St. Paul International Airport is approximately 15 minutes from the subject.

Leisurewoods-Rockland is located in the Boston/New Hampshire Geographic Statistical Area. Leisurewoods-Rockland is in Plymouth County. Plymouth County's population as of year-end 2000 was approximately 472,822. Plymouth County has experienced approximately 8.6% average annual

----------
(1)  As of July 21, 2003.
(2) Certain information from a third-party appraisal dated August 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

growth between 1990 and 2000. As of June 2003, the town of Rockland had an unemployment rate of approximately 5.0%, compared to the State unemployment rate of approximately 5.7% and a current national unemployment rate of approximately 6.4%. The 2002 average household income within a five-mile radius of the subject was approximately $77,769. Leisurewoods-Rockland is on the north side of North Avenue, about one mile west of Market Street.

Chesterfield is located in the Detroit Geographic Statistical Area, which consists of six counties. Chesterfield is in Macomb County. Macomb County's population as of year-end 2002 was approximately 798,322. Macomb County has experienced approximately 9.9% average annual growth between 1990 and 2000. Macomb County has a current unemployment rate of approximately 6.2% compared to the state unemployment rate of approximately 6.4% and a national unemployment rate of approximately 6.4%. Chesterfield is on the east side of Fairchild Road, just north of 22 Mile Road.

Lakeland Harbor is located in the Lakeland/Winter Haven Geographic Statistical Area. Lakeland Harbor is in Polk County. Polk County's estimated population as of year-end 2002 was approximately 504,984. Polk County has experienced approximately 1.8% average annual growth between 1990 and 2002. Polk County had an unemployment rate of approximately 6.0% compared to national unemployment rate of approximately 6.4%. The Lakeland Harbor is located on State Road 33, west of Melody Lane in the northern portion of the City of Lakeland, in the western portion of Polk County.

ESCROWS. The following Escrow/Reserve accounts have been established with respect to the Hometown America Portfolio Loan:

------------------------------------------------------------
                     ESCROWS / RESERVES
                     ------------------
 TYPE:                                INITIAL        MONTHLY
  Taxes .......................     $257,315       $51,692
  Capital Expenditure .........     $  3,688       $ 8,682
------------------------------------------------------------

DEFEASANCE. The Borrower may obtain a release of individual properties from the financing subject to certain conditions including providing defeasance collateral in an amount equal to the then-current allocated loan amount for that property multiplied by the release price for such property. The release price for each property is as follows: Cimmaron Park (120%), Cedar Knolls (115%), Leisurewoods-Rockland (115%), Chesterfield (115%), and Lakeland Harbor (115%).

SUBSTITUTION. The terms of the Hometown America Portfolio Loan permit the related borrower to obtain a release of one or more of the properties from the related mortgage liens by substituting another property of like kind and quality owned or acquired by the borrower, subject, in each case, to the fulfillment of certain conditions as described in the prospectus supplement.

ENVIRONMENTAL INSURANCE. In connection with the acquisition of Chateau Communities, Inc., the Borrower purchased insurance that included environmental coverage under a Pollution Legal Liability policy in the amount of $1,000,000 per occurrence and $5,000,000 annual in the aggregate. The loan agreement requires the Borrower to maintain this policy regardless of the status of environmental matters on the properties.

PROPERTY MANAGEMENT. Hometown America Management, L.L.C. is the property manager for all of the properties except Lakeland Harbor, which is managed by Hometown America Management, L.P. The property managers are affiliated with the borrower.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

CIRCA CAPITAL PORTFOLIO
-----------------------



                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
                         PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties ...............                          6
 Location (City/State) .............................                  See Table
 Property Type .....................................                Hospitality
 Size (Rooms) ......................................                      1,521
 Wtd. Avg. Occupancy as of August 31, 2003 .........                      63.3%
 Year Built ........................................                  See Table
 Appraisal Value ...................................                $69,800,000
 Underwritten Occupancy ............................                      63.3%
 Underwritten Revenues .............................                $32,818,673
 Underwritten Total Expenses .......................                $25,021,055
 Underwritten Net Operating Income (NOI) ...........                 $7,797,619
 Underwritten Net Cash Flow (NCF) ..................                 $6,484,872
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller ................................                     MLML
 Origination Date ....................................                  7/22/03
 Cut-off Date Principal Balance ......................              $44,848,506
 Cut-off Date Loan Balance Per SF/Unit ...............                  $29,486
 Percentage of Initial Mortgage Pool Balance .........                     4.2%
 Number of Mortgage Loans ............................                        2
 Type of Security (fee/leasehold) ....................                      Fee
 Mortgage Rate .......................................                   6.950%
 IO Period (Months) ..................................                        0
 Original Term/ARD (Months) ..........................                      120
 Original Amortization Term (Months) .................                      300
 Lockbox .............................................   Soft Springing Hard(1)
 Cut-off Date LTV Ratio ..............................                    64.3%
 LTV Ratio or ARD ....................................                    51.5%
 Underwritten DSCR on NOI ............................                    2.05x
 Underwritten DSCR on NCF ............................                    1.71x


---------------------
(1) The loan is structured with a lockbox account under the control of the borrower into which all proceeds from the Circa Capital Properties are required to be deposited. Upon the occurrence of a Sweep Event, all amounts on deposit will be swept daily by or on behalf of lender into a cash collateral account maintained with an approved bank. "Sweep Event" means the earliest to occur of an event of default, the date that is three (3) months prior to the anticipated repayment date or the date on which the debt service coverage trigger is met.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]





This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE LOANS. The mortgage loans (the "Circa Capital East Loan" and the "Circa Capital West Loan" and collectively, the "Circa Capital Loans") are evidenced by two notes that are cross-collateralized and cross-defaulted with each other and secured by first mortgages encumbering six full service hotels located in Arkansas, California, Montana, Texas and Wyoming (each, a "Circa Capital Property" and collectively, the "Circa Capital Properties"). The Circa Capital Loans represent approximately 4.2% of the initial mortgage pool balance and 5.1% of the initial mortgage pool balance of Loan Group 1. The Circa Capital Loans were originated on July 22, 2003, and have an aggregate principal balance as of the cut-off date of approximately $44,848,506.

The Circa Capital Loans have a remaining term of 117 months to its anticipated repayment date of July 1, 2013, and a scheduled maturity date of August 1, 2028. The Circa Capital Loans may be prepaid on or after June 30, 2013, and the Circa Capital Loans permit defeasance with United States government obligations beginning two years after securitization.

THE BORROWERS. There are two borrowers under the Circa Capital Loans. Each borrower was established as a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Circa Capital Loans. The sponsor of the borrowers is Circa Capital Corporation ("Circa Capital), which is a Dallas based real estate investment, development and asset management company. Over the past 10 years, Circa Capital and its principals have acquired, developed and managed over $400 million in assets including hotels and conference centers containing over 3,500 rooms; multifamily properties containing over 6,000 units; office properties containing over 2 million square feet and retail properties containing over 1 million square feet.

THE PROPERTIES. The Circa Capital Loans are secured by six full service Holiday Inn (Registered Trademark) hotels. The Circa Capital Properties contain, in aggregate, approximately 1,521 rooms. As of August 31, 2003, the weighted average occupancy rate for the Circa Capital Loans was approximately 63.3%.

The following tables present certain information relating to the Circa Capital
Properties:

----------------------------------------------------------------------------------------------
                        PROPERTY NAME                       PROPERTY LOCATION     ROOMS
 Holiday Inn (Registered Trademark)  -- Billings, MT ....     Billings, MT         317
 Holiday Inn (Registered Trademark)  -- Fort Smith, AR ..    Fort Smith, AR        255
 Holiday Inn (Registered Trademark)  Park Plaza .........      Lubbock, TX         202
 Holiday Inn (Registered Trademark)  -- Cheyenne, WY ....     Cheyenne, WY         244
 Holiday Inn (Registered Trademark)  Tower & Suites .....      Lubbock, TX         293
 Holiday Inn (Registered Trademark)  - Fresno ...........      Fresno, CA          210
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                              CUT-OFF DATE
                        PROPERTY NAME                      ALLOCATED BALANCE         YEAR BUILT               LOAN NAME
 Holiday Inn (Registered Trademark)  -- Billings, MT ....     $10,962,968    1972 (Renovated 1999)   Circa Capital East Loan
 Holiday Inn (Registered Trademark)  -- Fort Smith, AR ..     $ 7,674,078    1986 (Renovated 2000)   Circa Capital East Loan
 Holiday Inn (Registered Trademark)  Park Plaza .........     $ 6,079,464    1972 (Renovated 1999)   Circa Capital East Loan
 Holiday Inn (Registered Trademark)  -- Cheyenne, WY ....     $ 8,272,058    1982 (Renovated 1999)   Circa Capital West Loan
 Holiday Inn (Registered Trademark)  Tower & Suites .....     $ 6,976,434    1982 (Renovated 1999)   Circa Capital West Loan
 Holiday Inn (Registered Trademark)  - Fresno ...........     $ 4,883,504    1973 (Renovated 1999)   Circa Capital West Loan
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                         TTM
                                    2000        2001        2002     (8/31/2003)       UW
  Average Daily Rate (ADR) ....   $ 64.51     $ 65.61     $ 67.89      $ 66.29      $ 66.29
  Occupancy % .................      63.8%       64.1%       65.5%        63.3%        63.3%
  RevPar ......................   $ 41.17     $ 42.04     $ 44.35      $ 41.94      $ 41.96
----------------------------------------------------------------------------------------------

THE MARKET.(1) Billings, Montana is located in the Billings, Montana Geographic Statistical Area. The Fort Billings property is located in Yellowstone County. Yellowstone County's population was estimated at 132,100 in 2002. From 1990 to 2000, the population of Yellowstone County grew at an average annual rate of 1.3%. The Billings property is located on Midland Road and is visible from Interstate 90, the main thoroughfare in the Billings area. The Billings property is located in the West End area of Billings and is approximately four miles southwest of the Billings central business district.

Fort Smith, Arkansas is located in the Fort Smith, Arkansas-OK Geographic Statistical Area. The Fort Smith property is located in Sebastian County. Sebastian County's population was estimated at 117,300 in 2002. From 1990 to 2000, the population of Sebastian County grew by an average annual rate of 1.5%. The Fort Smith property is located on Rogers Avenue, between the recently completed 140,000 square foot Convention Center and the Fort Smith City Hall and County Court System. There is direct, enclosed access between the Fort Smith property and the Convention Center.

Lubbock, Texas is located in the Lubbock, Texas Geographic Statistical Area. The Lubbock properties are located in Lubbock County. Lubbock County's population was estimated at 245,500 in 2002. From 1990 to 2000, Lubbock County's population grew by an average annual rate of 0.9%. The Holiday Inn -- Park Plaza is located on South Loop 289, which is off the Lubbock Central Loop. The Holiday Inn Tower & Suites is located on Avenue Q, which is adjacent to the 300,000 square foot Lubbock Memorial Civic Center, and less than one mile from Texas Tech University. The Holiday Inn Tower & Suites is visible from Interstate 27.

----------
(1) Certain information from third-party appraisals dated May 7, 2003 (Billings, MT), March 19, 2003 (Fort Smith, AR), May 5, 2003 (Lubbock, TX), May 12, 2003 (Cheyenne, WY) and May 5, 2003 (Fresno, CA) may rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

Cheyenne, Wyoming is located in the Cheyenne, Wyoming Geographic Statistical Area. The Cheyenne property is located in Laramie County, the county seat of Wyoming. Laramie County's population was estimated at 827,000 in 2002. From 1990 to 2000, Laramie County's population grew at an average annual rate of 1.1%. The Cheyenne property is located on West Fox Farm Road along Interstate 80, about a mile east of the Interstate 80 and Interstate 25 junction. The Cheyenne property is visible from Interstate 80.

Fresno, California is located in the Fresno, California Geographic Statistical Area. The Fresno property is located in Fresno County. Fresno County's population was estimated at 825,800 in 2002. From 1990 to 2000, Fresno County's population grew at an average annual rate of 1.8%. The Fresno property is located on Clinton Avenue directly at the exit of the recently expanded and renovated Fresno Airport.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Circa Capital Loans:

--------------------------------------------------------------------------------
                           ESCROWS / RESERVES
                           ------------------
  TYPE:                                    INITIAL        MONTHLY
  Taxes ............................     $391,795      $ 61,355
  Insurance ........................     $ 46,129      $ 15,376
  Immediate Repairs ................     $107,681      $      0
  Capital Expenditure/FF&E .........     $      0      $113,066
  Environmental ....................     $ 11,878      $      0
  Seasonality ......................     $633,233      $      0
--------------------------------------------------------------------------------

HYPERAMORTIZATION. Commencing on the anticipated repayment date of August 1, 2013, in addition to the interest described above, additional interest at the rate of two percent (2%) per annum will also accrue on the principal amount of the Circa Capital Loans. Additional interest will also accrue on the accrued interest, if any, at the initial interest rate plus two percent (2%) per annum, but the payment of the additional interest will be deferred until the date of principal repayment. See "DESCRIPTION OF THE MORTGAGE POOL -- ARD Loans" in the prospectus supplement for information regarding ARD Loans.

PARTIAL RELEASE. Pursuant to the defeasance provisions set forth in the loan documents, the borrowers may elect to defease a portion of the Circa Capital Loans in connection with a release (a "Release") of one or more of the Circa Capital Properties provided that among other things: (i) the related borrower substitutes U.S. Treasury obligations in an amount equal to the sum of 125% of the allocated loan amount of such property; (ii) the aggregate debt service coverage immediately following the Release is at least equal to the greater of
(a) the aggregate debt service coverage ratio at the date of origination of the mortgage loan and (b) the aggregate debt service coverage ratio immediately prior to the Release; (iii) the borrower, at its sole expense, must prepare any and all documents and instruments necessary to effect the Release; and (iv) no event of default has occurred and is continuing. The loan documents require that Standard & Poor's Ratings Services and Fitch, Inc. must have confirmed in writing that any rating issued by them on the certificates will not, as a result of the proposed defeasance, be downgraded from the then current ratings, qualified or withdrawn.

PROPERTY MANAGEMENT. InterContinental Hotels Group Resources, Inc. ("IHG") is the property manager for the Circa Capital Properties. IHG manages approximately 515,000 rooms and 3,300 hotels located in 100 countries. IHG's brands include: Intercontinental (Registered Trademark) , Crowne Plaza (Registered Trademark) , Holiday Inn (Registered Trademark) , Holiday Inn Express (Registered Trademark) and Staybridge Suites (Registered Trademark) . Its largest brand, the Holiday Inn (Registered Trademark) , accounts for 1,567 of the hotels and 293,346 rooms or approximately 57% of IHG's total rooms. As of October 17, 2003, IHG's long term debt was rated "BBB" by Standard & Poor's Ratings Services and "BBB+" by Fitch, Inc.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

ANCHOR BAY
----------


          [GRAPHIC OMITTED]


                                                [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties ..............                           1
 Location (City/State) ............................              Fair Haven, MI
 Property Type ....................................                      MHC(1)
 Size (Pads) ......................................                       1,411
 Percentage Occupancy as of July, 21 2003 .........                       86.9%
 Year Built .......................................                        1965
 Appraisal Value ..................................                 $59,300,000
 Underwritten Occupancy ...........................                       84.5%
 Underwritten Revenues ............................                  $7,058,290
 Underwritten Total Expenses ......................                  $1,764,166
 Underwritten Net Operating Income (NOI) ..........                  $4,053,770
 Underwritten Net Cash Flow (NCF) .................                  $3,984,570
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller ................................                     JPMC
 Origination Date ....................................               10/16/2003
 Cut-off Date Principal Balance ......................              $41,248,141
 Cut-off Date Loan Balance Per SF/Unit ...............                  $29,233
 Percentage of Initial Mortgage Pool Balance .........                     3.9%
 Number of Mortgage Loans ............................                        1
 Type of Security (fee/leasehold) ....................                      Fee
 Mortgage Rate .......................................                   5.488%
 IO Period (Months) ..................................                       24
 Original Term to Maturity/ARD (Months) ..............                      120
 Original Amortization Term (Months) .................                      330
 Lockbox .............................................   Soft-Springing Hard(2)
 Cut-off Date LTV Ratio ..............................                    69.6%
 LTV Ratio at Maturity or ARD ........................                    59.2%
 Underwritten DSCR on NOI ............................                    1.39x
 Underwritten DSCR on NCF ............................                    1.37x
--------------------------------------------------------------------------------

---------------------
(1)  Manufactured Housing Community.
(2) All revenue from the Anchor Bay Loan are deposited into a Clearing Account in the name of both borrower and lender. The borrower may access funds in the Clearing Account unless or until a "Sweep Event" occurs, at which point amounts on deposit in the Clearing Account are required to be swept periodically by or on behalf of the lender into a Cash Management Account maintained by the lender or servicer. A "Sweep Event" means upon an event of default as further defined in the loan documents.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------







                                [GRAPHIC OMITTED]





This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Anchor Bay Loan") is evidenced by a single note secured by a first mortgage encumbering a manufactured housing community located in Fair Haven, Michigan (the "Anchor Bay Property"). The Anchor Bay Loan represents approximately 3.9% of the initial mortgage pool balance and 23.0% of Loan Group 2. The Anchor Bay Loan was originated on October 16, 2003, and has a principal balance as of the cut-off date of approximately $41,248,141. The Anchor Bay Loan has a remaining term of 120 months to its maturity date of November 1, 2013. The Anchor Bay Loan may be prepaid on or after August 1, 2013, and permits defeasance beginning two years after securitization.

THE BORROWER. Anchor Bay SPE LLC is the borrowing entity. The sponsor of the loan is Hometown America L.L.C. ("Hometown"). Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB has investments totaling approximately $48 billion across more than 30 separate funds including approximately $3.6 billion in real estate. WSIB committed over approximately $500 million of capital to Hometown's past acquisitions. WSIB is part of the executive branch of the State of Washington.

On May 29, 2003, Hometown America LLC, one of the nation's largest privately-held owner/operators of manufactured housing communities, announced the acquisition of Chateau Communities, Inc. (NYSE: CPJ) for a total consideration of approximately $2.2 Billion in cash and assumed debt. The transaction closed on October 16, 2003. The Anchor Bay Property was acquired by the borrower as part of the acquisition.

THE PROPERTY. The Anchor Bay Property is a 1,411-pad manufactured housing community located in Fair Haven, Michigan. The site contains approximately 221.9 acres and was developed in stages between 1965 and 1999. The site offers two pad types, single wide (approximately 60%) and double wide (approximately 40%) with quoted rental rates ranging from $391 to $417 per month depending on pad size. The Anchor Bay Property amenities include two community pools, tennis court, children's playground, exercise room, and combination leasing office/clubhouse. The property is adjacent to Lake St. Clair, a recreational lake, and a marina that is popular among its residents. The property has open surface, concrete and asphalt parking for all residents with approximately two spaces per pad.

THE MARKET(1). The Anchor Bay Property is located in Michigan, which is economically dominated by the Detroit Metropolitan Statistical Area, which consists of six counties. The six-county region consists of Lapeer, Macomb, Monroe, Oakland, St. Clair and Wayne Counties, in southeastern Michigan along the shores of Lake Erie, Lake St. Clair and the Detroit River, which connects the two lakes. The Anchor Bay Property is located in St. Clair county (the "County"). The County's population, as of year-end 2002, was approximately 167,153. The County has experienced an approximately 1.2% annual average growth since 1990 and is projected to achieve approximately 0.9% annual population growth through 2007. The County has a current unemployment rate of approximately 9.1%, compared to the national unemployment rate of approximately 6.4%. The 2002 average household income within 5-miles of the Anchor Bay Property was approximately $68,936. The Detroit MSA has a total of approximately 48,029 manufactured home sites, of which approximately 96% are located within all age communities. As of February 1, 2003, the vacancy rate was approximately 6.7%, which is a slight increase from the prior year when vacancy stood at approximately 6.2%. The average monthly market rent for the Anchor Bay Property is approximately $389 per pad and the average Anchor Bay Property quoted monthly rent is approximately $401 per pad.


The Detroit metropolitan area is well known for its manufacturing market with its prominent automobile industry. Detroit's economy has historically been heavily dependent on the condition of this specific market. However, according to recent statistics, the Services industry has the largest share of employment in the Detroit MSA, followed by retail trade and durable manufacturing. The automobile industry is still a dominant force in the Detroit economy, but it is the service aspect of the industry that is significantly contributing to employment growth. Statistics for the Detroit MSA indicate an unemployment rate of approximately 6.6%.

ESCROWS. The following Escrow/Reserve accounts have been established with respect to the Anchor Bay Loan:

--------------------------------------------------------------------------------
                      ESCROWS / RESERVES
                      ------------------
  TYPE:                              INITIAL       MONTHLY
  Taxes .......................    $116,290      $19,382
  Capital Expenditure .........    $      0      $ 1,613
--------------------------------------------------------------------------------

DEFEASANCE. The Borrower may obtain a release of the Anchor Bay Property from the financing subject to certain conditions, including providing defeasance collateral to the then-current loan amount for such property.

ENVIRONMENTAL INSURANCE. In connection with the acquisition of Chateau Communities, Inc., the Borrower purchased insurance that included environmental coverage under a Pollution Legal Liability policy in the amount of $1,000,000 per occurrence and $5,000,000 in the annual aggregate. The loan agreement requires the Borrower to maintain this policy regardless of the status of environmental matters on the properties.

PROPERTY MANAGEMENT. The property manager of the Anchor Bay Property is Hometown America Management, L.P. The property manager is affiliated with the borrower.

----------
(1) Certain information from the appraisal dated August 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

LINCOLN CENTER
--------------


                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties ................                         1
 Location (City/State) ..............................           Miami Beach, FL
 Property Type ......................................                 Mixed Use
 Size (Sq. Ft.) .....................................                166,300(1)
 Percentage Occupancy as of August 28, 2003 .........                    100.0%
 Year Built .........................................                      1999
 Appraisal Value ....................................               $44,500,000
 # of Tenants .......................................                        16
 Average Rent Per Square Foot .......................                 $23.60(1)
 Underwritten Occupancy .............................                     95.0%
 Underwritten Revenues ..............................                $5,030,664
 Underwritten Total Expenses ........................                $1,551,226
 Underwritten Net Operating Income (NOI) ............                $3,479,418
 Underwritten Net Cash Flow (NCF) ...................                $3,355,255
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller...............................                       MLML
 Origination Date ..................................                        TBD
 Cut-off Date Principal Balance ....................                $34,000,000
 Cut-off Date Loan Balance Per SF/Unit .............                 $204.45(1)
 Percentage of Initial Mortgage Pool Balance .......                       3.2%
 Number of Mortgage Loans ..........................                          1
 Type of Security (fee/leasehold) ..................                        Fee
 Mortgage Rate .....................................                     5.860%
 IO Period (Months) ................................                          0
 Original Term to Maturity/ARD (Months) ............                        120
 Original Amortization Term (Months) ...............                        360
 Lockbox ...........................................     Soft-Springing Hard(2)
 Cut-off Date LTV Ratio ............................                      76.4%
 LTV Ratio at Maturity or ARD ......................                      64.5%
 Underwritten DSCR on NOI ..........................                      1.44x
 Underwritten DSCR on NCF ..........................                      1.39x
--------------------------------------------------------------------------------

---------------------
(1)  Approximate.
(2) The loan is structured with a cash management account under the control of the borrower into which all proceeds from the property are required to be deposited. Upon occurrence of a Sweep Event, all monies from the cash management account are required to be swept into a lockbox account controlled by the lender. A "Sweep Event" is triggered upon the earlier to occur of an event of default or the date on which the debt service coverage trigger is met.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Lincoln Center Loan") is evidenced by a single note and is secured by a first deed of trust encumbering an entertainment retail center located in Miami Beach, Florida (the "Lincoln Center Property"). The Lincoln Center Loan represents approximately 3.2% of the initial mortgage pool balance and 3.7% of the initial mortgage pool balance of Loan Group 1. The Lincoln Center Loan when originated will have a principal balance as of the cut-off date of approximately $34,000,000.

The Lincoln Center Loan has a remaining term of 120 months and a scheduled maturity date of November 1, 2013. The Lincoln Center Loan may be prepaid on or after August 1, 2013, and permits defeasance with United States government obligations beginning two years after the closing of this trust.

THE BORROWER. The borrower is 1100 Lincoln Road, LP, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lincoln Center Loan. The sponsors of the borrower are Aby Rosen and Michael Fuchs. Mr. Rosen and Mr. Fuchs are co-founders of RFR Holding, LLC, a New York-based real estate firm that controls over four million square feet of commercial space in Manhattan comprised of approximately 18 office buildings and approximately 2,000 apartment units. Mr. Rosen and Mr. Fuchs each have substantial real estate development and investment experience.

THE PROPERTY. The Lincoln Center Property consists of a multiplex cinema/retail building, an attached 290-space parking garage, and a free-standing single-tenant retail building located within the City of Miami Beach. The Lincoln Center Property contains approximately 166,300 rentable square feet, and is situated on approximately 1.777 acres at the intersection of Lincoln Road and Alton Road. The multiplex cinema/retail building and the attached parking garage were constructed in 1999, while the retail building, presently occupied by Banana Republic, was originally constructed in 1947 as a bank facility and was converted to retail use during development of the Lincoln Center Property. As of August 28, 2003, the occupancy rate for the Lincoln Center Property was 100.0%. The largest tenant is Regal Cinemas, Inc. ("Regal") which has approximately 5,110 screens in 39 states. Regal operates an 18-screen multiplex cinema with stadium seating at the Lincoln Center Property under a lease expiring in June, 2019. The subject theater is the only multiplex cinema in Miami Beach. The largest retail tenant is Anthropologie, Inc. ("Anthropologie"). Anthropologie sells women's casual apparel and accessories, home furnishings, gifts, and decorative items targeted at women aged 30 to 45. Banana Republic (Florida), LLC ("Banana Republic") is the second largest retail tenant at the Lincoln Center Property. The lease is guaranteed by Banana Republic, Inc., a subsidiary of Gap, Inc. Banana Republic sells men's and women's clothing, shoes, accessories, personal care products and home furnishings. The 290-space parking garage at the Lincoln Center Property is leased to, and operated by, Lincoln Center Parking, Inc. under a lease which expires December, 2017. Base rent under the Lincoln Center Parking, Inc. lease is presently $600,000 per year, making the garage the second-largest rent source (behind Regal).


----------------------------------------------------------------------------------
              ANCHOR TENANTS / SIGNIFICANT NATIONAL IN-LINE TENANTS
              -----------------------------------------------------
        TENANT NAME                   PARENT COMPANY           MOODY'S / S&P(1)
 Regal .................  Regal Entertainment (NYSE: RGC)          B3 / BB-
 Anthropologie ......... Urban Outfitters (NasdaqNM: URBN)         NA / NA
 Banana Republic
   (Florida), LLC ......       Gap, Inc. (NYSE: GPS)              Ba3 / BB+
----------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                             % OF    SALES    BASE RENT      LEASE
        TENANT NAME        SQUARE FEET(2)     GLA    PSF(3)      PSF      EXPIRATION
 Regal .................     78,744          47.4%   $ 107(4)  $ 19.95       2019
 Anthropologie .........     10,688           6.4%   $ 261     $ 37.32       2010
 Banana Republic
   (Florida), LLC ......      9,195           5.5%   $ 407     $ 29.64       2006
---------------------------------------------------------------------------------------

----------
(1) Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease
(2)  Approximate.
(3) Sales per square foot for the 12-month period ending December 31, 2002 as reported by the managing agent. No representation is made as to the accuracy of the sales data.
(4)  Regal sales equate to $468,801 per screen.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

----------------------------------------------------------------------
                    LEASE ROLLOVER SCHEDULE
                    -----------------------
                    NUMBER      SQUARE       % OF
                  OF LEASES      FEET        GLA      BASE RENT
        YEAR       EXPIRING  EXPIRING(1)   EXPIRING    EXPIRING
     VACANT            0             0        0.0%   $        0
    2003 & MTM         0             0        0.0%            0
      2004             0             0        0.0%            0
      2005             0             0        0.0%            0
      2006             3        13,170        7.9%      402,389
      2007             2         5,672        3.4%      239,251
      2008             2         3,028        1.8%      152,110
      2009             0             0        0.0%            0
      2010             5        22,851       13.7%      815,095
      2011             0             0        0.0%            0
      2012             0             0        0.0%            0
      2013             1         2,500        1.5%      120,000
   THEREAFTER          3       119,079       71.6%   $2,196,068
----------------------------------------------------------------------
      TOTAL           16       166,300      100.0%   $3,924,913
----------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                   % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                     RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
        YEAR       EXPIRING    EXPIRING(1)     EXPIRING      EXPIRING      EXPIRING
     VACANT            0.0%            0          0.0%     $        0          0.0%
    2003 & MTM         0.0%            0          0.0%              0          0.0%
      2004             0.0%            0          0.0%              0          0.0%
      2005             0.0%            0          0.0%              0          0.0%
      2006            10.3%       13,170          7.9%        402,389         10.3%
      2007             6.1%       18,842         11.3%        641,640         16.3%
      2008             3.9%       21,870         13.2%        793,750         20.2%
      2009             0.0%       21,870         13.2%        793,750         20.2%
      2010            20.8%       44,721         26.9%      1,608,845         41.0%
      2011             0.0%       44,721         26.9%      1,608,845         41.0%
      2012             0.0%       44,721         26.9%      1,608,845         41.0%
      2013             3.1%       47,221         28.4%      1,728,845         44.0%
   THEREAFTER         56.0%      166,300        100.0%     $3,924,913        100.0%
-----------------------------------------------------------------------------------------
      TOTAL          100.0%      166,300        100.0%     $3,924,913        100.0%
-----------------------------------------------------------------------------------------

THE MARKET(2). The Lincoln Center Property is located at the west end of the Lincoln Road retail/entertainment district in the South Beach area of Miami Beach. With the renaissance of South Beach as a destination for entertainment, hospitality and shopping in Miami -- Dade County during the 1990s, rental rates for retail space have climbed over the past 10 years. By the end of the 1990s, and after a $16 million renovation in 1997 to streetscaping along Lincoln Road, rental rates climbed to their present range from approximately $40.00/SF to over $80.00/SF. National retailers have moved into spaces along Lincoln Road, which now includes Banana Republic, Starbucks, The Gap, Pottery Barn, Williams Sonoma, Regal Cinemas, Mayor's Jewelers and Victoria's Secret. Occupancies at retail properties in South Beach have remained relatively steady, despite the significant increases in rental rates for retail space. While some newer properties are still undergoing lease-up, the overall occupancy rate for retail properties in the submarket is approximately 95%.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Lincoln Center Loan:

----------------------------------------------------------
                    ESCROWS / RESERVES
                    ------------------
  TYPE:                              INITIAL     MONTHLY
  Taxes .......................    $      0      $49,417
  Insurance ...................           0      $39,583
  Capital Expenditure .........           0      $ 2,105
  TI/LC Reserve(1) ............    $630,000      $ 6,290
----------------------------------------------------------

PROPERTY MANAGEMENT. The property is managed by RFR Realty, LLC, an affiliate of the sponsors and the borrower.

----------
(1)  Approximate.
(2) Certain information from a third-party appraisal dated July 7, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.
(3) One tenant, Fortune International / Fortune Development Sales, Inc. (approximately 1,443 square feet or 0.9% of gross rentable area), was not in occupancy at the time the Lincoln Center Loan was closed. The tenant was paying rent and tenant improvements were underway. A holdback of $630,000 was established at closing, to be released when the tenant takes final occupancy and is open for business in the space.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE PUCK BUILDING
-----------------



                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                          PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties ................                         1
 Location (City/State) ..............................              New York, NY
 Property Type ......................................                    Office
 Size (Sq. Ft.) .....................................                202,078(1)
 Percentage Occupancy as of August 31, 2003 .........                 100.0%(2)
 Year Built .........................................                      1886
 Appraisal Value ....................................               $48,500,000
 # of Tenants .......................................                         7
 Average Rent Per Square Foot .......................                 $19.63(1)
 Underwritten Occupancy .............................                     95.0%
 Underwritten Revenues ..............................                $5,201,296
 Underwritten Total Expenses ........................                $1,879,052
 Underwritten Net Operating Income (NOI) ............                $3,322,244
 Underwritten Net Cash Flow (NCF) ...................                $3,066,034
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller ................................                     MLML
 Origination Date ....................................                 06/30/03
 Cut-off Date Principal Balance ......................              $30,378,221
 Cut-off Date Loan Balance Per SF/Unit ...............               $150.11(1)
 Percentage of Initial Mortgage Pool Balance .........                     2.9%
 Number of Mortgage Loans ............................                        1
 Type of Security (fee/leasehold) ....................                      Fee
 Mortgage Rate .......................................                   5.450%
 IO Period (Months) ..................................                        0
 Original Term /ARD (Months) .........................                      120
 Original Amortization Term (Months) .................                      360
 Lockbox .............................................           Springing Hard
 Cut-off Date LTV Ratio ..............................                    62.6%
 LTV Ratio or ARD ....................................                    52.5%
 Underwritten DSCR on NOI ............................                    1.61x
 Underwritten DSCR on NCF ............................                    1.48x
--------------------------------------------------------------------------------

---------------------
(1)  Approximate.
(2) The building is 100% leased, but New York University (approximately 75,000 square feet or 37.1% of gross leasable area) will not be in full occupancy until substantial tenant improvements are completed. The borrower expects final occupancy by New York University by the end of the first quarter in 2004. Escrows have been established for New York University rent and reimbursements during the improvement period, as well as for all landlord obligations relating to the improvements.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------






                               [GRAPHIC OMITTED]





This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Puck Building Loan") is evidenced by a single note and is secured by a first mortgage encumbering an office building in New York City, New York (the "Puck Building Property"). The Puck Building Loan represents approximately 2.9% of the initial mortgage pool balance and 3.5% of the initial mortgage pool balance of Loan Group 1. The Puck Building Loan was originated on June 30, 2003, and has a principal balance as of the cut-off date of approximately $30,378,221.

The Puck Building Loan has a remaining term of 116 months to its anticipated repayment date of July 1, 2013. The scheduled maturity date is June 1, 2033. The Puck Building Loan may be prepaid on or after June 1, 2013, and defeasance with United States government obligations is permitted beginning December 1, 2005.

THE BORROWER. The borrower is New Puck, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Puck Building Loan. The sponsor of the borrower is Charles Kushner. Mr. Kushner is a New Jersey-based real estate investor and developer, and serves as Chairman of Kushner Companies. Kushner Companies is a privately-held real estate concern with an ownership interest in more than 6 million square feet of commercial properties and direct management responsibility for more than 3 million square feet. The company owns and/or operates properties in New Jersey, New York, Connecticut, Pennsylvania, Maryland, Delaware, Massachusetts, and Florida.

THE PROPERTY. The Puck Building is an historic office building located on a full block at the corner of Houston Street and Lafayette Street in Manhattan. Due to its Romanesque Revival architecture, the building carries a designation (exterior only) by the New York City Landmarks Preservation Commission as well as a listing on the National Register of Historic Places. In its present configuration, the Puck Building contains approximately 202,078 square feet of net rentable area, consisting of approximately 179,478 square feet of Class "B" loft office space; approximately 20,000 square feet of grade-level retail space presently used as special event space; approximately 10,691 square feet of skylight ballroom space; and approximately 2,600 square feet of basement storage space. As of August 31, 2003, the Puck Building was 100% leased to seven tenants at an average rent of $19.63 per square foot.(1)

The largest tenant is New York University ("NYU") with approximately 75,000 square feet or approximately 37.1% of net rentable area. NYU recently leased three contiguous floors to consolidate various management and administrative functions under a lease that runs through June, 2019. NYU presently has more than 48,000 students, and the faculty totals over 3,100 full-time members. The main Manhattan campus is located approximately four blocks northwest of the Puck Building. Audited financial statements for NYU as of August 31, 2002 indicate total assets in excess of $3.9 billion, including cash and short-term investments in excess of $427 million. The second largest tenant is Swanke, Hayden, Connell Architecture ("Swanke Hayden") with approximately 51,000 square feet or approximately 25.2% of net rentable area. Swanke Hayden is a multi-national private architecture and design firm with primary locations in nine cities and affiliate offices in an additional 14 cities worldwide. The New York office serves as the firm's headquarters. Swanke Hayden has been a tenant at the Puck Building since 1994. The third largest tenant is NY Caterers Associates, LLC ("NY Caterers") with approximately 31,691 square feet or approximately 15.7% of net rentable area. NY Caterers' leased space includes the grade-level retail spaces as well as the 7th floor skylight ballroom, all of which are used as special events spaces in which parties, weddings, meetings, and fashion shoots are held. NY Caterers is an affiliate of the sponsor.


----------
(1) The building is 100% leased, however, New York University (approximately 75,000 square feet or 37.1% of gross leasable area) will not be in full occupancy of the a portion of its space until substantial tenant improvements are completed. Projected final occupancy for these floors is by the end of the first quarter in 2004. Escrows have been established for New York University rent and reimbursements during the improvement period, as well as for all landlord obligations relating to the improvements.

This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Puck Building.

--------------------------------------------------------------------------------
                                   TENANTS
                                   -------
                                                             MOODY'S /
 TENANT NAME                          PARENT COMPANY            S&P
 New York University                  NA/NA                    NA/NA
 Swanke Hayden Connell                NA/NA                    NA/NA
 NY Caterers Associates               NA/NA                    NA/NA
                              Icon Medialab International
 Icon Nicholson, LLC              AB (Stockholm: ICON)         NA/NA
 The Center for Children and
   Families, Inc.                        NA/NA                 NA/NA
 Gigante Vaz & Partners
   Advertising, Inc.                     NA/NA                 NA/NA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                    %                                        LEASE
 TENANT NAME                  SQUARE FEET(1)    OF GLA     SALES PSF    BASE RENT PSF(1)  EXPIRATION
 New York University              75,000          37.1%      NA/NA          $ 21.00(2)       2019
 Swanke Hayden Connell            51,000          25.2%      NA/NA          $ 17.40          2011
 NY Caterers Associates           31,691          15.7%      NA/NA          $ 12.00          2013
 Icon Nicholson, LLC              28,341          14.0%      NA/NA          $ 27.73          2006
 The Center for Children and
   Families, Inc.                  6,275           3.1%      NA/NA          $ 16.00          2010
 Gigante Vaz & Partners
   Advertising, Inc.               6,077           3.0%      NA/NA          $ 26.05          2008
--------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Puck Building.

-----------------------------------------------------------------------------
                            LEASE ROLLOVER SCHEDULE
                            -----------------------
                   NUMBER      SQUARE       % OF
                 OF LEASES      FEET        GLA       BASE RENT
        YEAR      EXPIRING   EXPIRING(1) EXPIRING     EXPIRING
     VACANT          0              0        0.0%   $        0
   2003 & MTM        1          1,105        0.5%            0
      2004           0              0        0.0%            0
      2005           0              0        0.0%            0
      2006           1         28,341       14.0%      785,964
      2007           0              0        0.0%            0
      2008           0              0        0.0%            0
      2009           1          2,589        1.3%       69,900
      2010           1          6,275        3.1%      100,404
      2011           1         51,000       25.2%      874,284
      2012           0              0        0.0%            0
      2013           2         37,768       18.7%      538,608
   THEREAFTER        1         75,000       37.1%   $1,575,000
-----------------------------------------------------------------------------
     TOTAL           8        202,078      100.0%   $3,944,160
-----------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                    RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
        YEAR      EXPIRING     EXPIRING(1)    EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------
     VACANT           0.0%            0          0.0%     $         0         0.0%
   2003 & MTM         0.0%        1,105          0.5%               0         0.0%
      2004            0.0%        1,105          0.5%               0         0.0%
      2005            0.0%        1,105          0.5%               0         0.0%
      2006           19.9%       29,446         14.6%         785,964        19.9%
      2007            0.0%       29,446         14.6%         785,964        19.9%
      2008            0.0%       29,446         14.6%         785,964        19.9%
      2009            1.8%       32,035         15.9%         855,864        21.7%
      2010            2.5%       38,310         19.0%         956,268        24.2%
      2011           22.2%       89,310         44.2%       1,830,552        46.4%
      2012            0.0%       89,310         44.2%       1,830,552        46.4%
      2013           13.7%      127,078         62.9%       2,369,160        60.1%
   THEREAFTER        39.9%      202,078        100.0%       3,944,160       100.0%
------------------------------------------------------------------------------------------
     TOTAL          100.0%      202,078        100.0%       3,944,160       100.0%
------------------------------------------------------------------------------------------

THE MARKET(3). The Puck Building is located in the Midtown South office market, which is generally defined as the area between 30th and Canal Streets from the Hudson River to the East River. The Midtown South office market is further divided into five submarkets: the Chelsea, Gramercy Park, Greenwich Village, Hudson Square and SoHo submarkets. The SoHo submarket, in which the Puck Building is located, generally encompasses the area south of East Houston Street, west of the East River, north of Canal Street and east of Avenue of the Americas. The Puck Building is located on the border of the SoHo and Greenwich Village submarkets, however, the Puck Building is most similar to and competes most directly with properties in the SoHo submarket. The SoHo submarket contains 170 buildings with an aggregate rentable area of approximately 7.7 million square feet. Secondary Class "B" space is contained within 54 buildings with approximately 4.3 million square feet of office space, and there are 124 buildings classified as Class "C" with

----------
(1)  Approximate.
(2) During the first year of the term, the tenant is not obligated to pay Base Rent. During the first six months of the term, the tenant is not obligated to reimburse any operating expenses. These concessions are collectively mitigated by an up-front escrow totaling $1,625,000. The initial Base Rent under the lease is $21.00 per square foot beginning on June 6, 2004 and continuing for four years. A blended lease rate over the 10-year anticipated loan term of $22.33/SF has been underwritten given the financial strength of New York University.
(3) Certain information from the appraisal dated April 28, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

approximately 3.3 million square feet of rentable area. The Puck Building is considered to be a Class "B" building. The vacancy rate for direct space in Class "B" offices in the SoHo submarket is approximately 7.8%, while Class "C" space has a vacancy of approximately 8.1%. Overall, the indicated vacancy rate is approximately 7.8% in the SoHo submarket. Within the subset of directly competing office buildings, the vacancy rate for direct space is approximately 5.9%. Class "B" spaces have average asking rents of $33.54 per square foot plus electric. The available Class "C" spaces in the market indicate average asking rents of $26.57 per square foot.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Puck Building Loan:


--------------------------------------------------------------------------------
                              ESCROWS / RESERVES
  TYPE:                                                  INITIAL       MONTHLY
  Taxes ...........................................    $  105,054      $52,527
  Insurance(1).....................................        N/A             N/A
  Lease Rollover Reserve(2)........................    $  500,000      $     0
  Capital Expenditures ............................    $        0      $ 4,210
  Swanke Hayden Reletting Reserve(3)...............    $        0          TBD
  Initial NYU Rent Abatement Escrow(4).............    $1,625,000      $     0
  Initial NYU TI Reimbursement Reserve(5)..........    $3,150,000      $     0
  Initial Phase I Landlord's Work Reserve(6).......    $  709,160      $     0
--------------------------------------------------------------------------------

HYPERAMORTIZATION. Commencing on the anticipated repayment date of July 1, 2013, in addition to the interest described above, additional interest at the rate of 1.75% per annum will also accrue on the principal amount of the Puck Building Loan. To the extent permitted, additional interest will also accrue on the accrued interest, if any, at the interest rate plus 1.75% per annum, but the payment of the additional interest will be deferred until the date of principal repayment.

PROPERTY MANAGEMENT. The Puck Building is managed by Westminster Management LLC, an affiliate of the borrower and the Kushner Companies.

----------
(1) So long as no event of default has occurred, all required insurance is in full force and effect, and lender has received proof of timely payment of insurance payments, collection of monthly insurance escrows have been conditionally deferred.
(2) The initial lease rollover reserve deposit must remain on deposit until the Puck Building Loan is paid in full. Should an event of default occur, the funds may be applied by the lender to the payment of debt or any other charges accruing under the loan documents as lender in its sole discretion may determine.
(3) Upon the date that Swanke Hayden Connell delivers to borrower notice of its intention to terminate or surrender any portion of the space under the Swanke Hayden Connell lease, monthly deposits will be collected (to the extent available from the monthly revenues generated by the Puck Building) into a Swanke Hayden Reletting Reserve until an amount equal to $10 per square foot of space to be terminated or surrendered has been deposited. The borrower may substitute an approved letter of credit in lieu of this reserve.
(4) The NYU lease provides for one year of free rent and six months of deferred expense reimbursements. These concessions have been fully mitigated by the establishment of the Initial NYU Rent Abatement Escrow. The borrower may substitute an approved letter of credit in lieu of this reserve. Should an event of default occur, the funds may be applied by the lender to the payment of debt or any other charges accruing under the loan documents as Lender in its sole discretion may determine.
(5) Under the terms of the NYU lease, the landlord is responsible for reimbursing up to $4,150,000 in tenant reimbursement costs. At loan origination a $3,150,000 obligation was remaining and was deposited in the Initial NYU TI Reimbursement Reserve. The borrower may substitute an approved letter of credit in lieu of this reserve. Should an event of default occur, the funds may be applied by the lender to the payment of debt or any other charges accruing under the loan documents as lender in its sole discretion may determine.
(6) Under the terms of the NYU lease, the landlord is responsible for completing certain tasks defined as "Phase I Landlord's Work" and "Phase II Landlord's Work. " Phase I Landlord's Work was completed in September 2003 and New York University has accepted the space, as evidenced by an updated estoppel and related funds have been released to the borrower. Phase II Landlord's Work entails replacing all exterior windows of each floor of the NYU demised premises. Until such time as the Phase II Landlord's Work has been substantially completed, lender will not be obligated to disburse up to 10% of the cost of the Phase II Landlord's Work (the "Phase II Retention Amount") to the borrower. Upon substantial completion of the Phase II Landlord's Work, the borrower must send notice thereof to the lender and, subject to documentation set forth in the loan documents, the lender must disburse one-half of the Phase II Retention Amount to the borrower; provided, however, that the remaining one-half of the Phase II Retention Amount must be disbursed to the borrower when the lender receives copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Puck Building in accordance with all legal requirements. The borrower may substitute an approved letter of credit in lieu of this reserve. Should an event of default occur, the funds may be applied by the lender to the payment of debt or any other charges accruing under the loan documents as lender in its sole discretion may determine.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

167 EAST 61ST STREET
--------------------


                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties ................                         1
 Location (City/State) ..............................              New York, NY
 Property Type ......................................               Multifamily
 Size (Units) .......................................                       173
 Percentage Occupancy as of August 11, 2003 .........                      100%
 Year Built .........................................                      1983
 Appraisal Value ....................................              $145,000,000
 Underwritten Occupancy .............................                     95.0%
 Underwritten Revenues ..............................               $15,477,198
 Underwritten Total Expenses ........................                $6,119,088
 Underwritten Net Operating Income (NOI) ............                $9,443,110
 Underwritten Net Cash Flow (NCF) ...................                $9,399,360
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller ................................                     MLML
 Origination Date ....................................                 10/23/03
 Cut-off Date Principal Balance ......................              $30,000,000
 Cut-off Date Loan Balance Per SF/Unit ...............                 $173,410
 Percentage of Initial Mortgage Pool Balance .........                     2.8%
 Number of Mortgage Loans ............................                        1
 Type of Security (fee/leasehold) ....................                Leasehold
 Mortgage Rate .......................................                   5.375%
 IO Period (Months) ..................................                      120
 Original Term/ARD (Months) ..........................                      120
 Original Amortization Term (Months) .................                      NAP
 Lockbox .............................................   Soft-Springing Hard(1)
 Cut-off Date LTV Ratio ..............................                   20.69%
 LTV Ratio or ARD ....................................                   20.69%
 Underwritten DSCR on NOI ............................                     5.86
 Underwritten DSCR on NCF ............................                     5.83
--------------------------------------------------------------------------------

---------------------
(1) All income from the 167 East 61st Street Property will be deposited into a clearing account under the control of both borrower and lender. The borrower may access funds in the clearing account unless or until a Sweep Event occurs, at which point amounts on deposit in the clearing account are required to be swept periodically by or on behalf of the lender into a cash management account maintained by the lender. A "Sweep Event" means the earlier to occur of an event of default or the debt service coverage ratios trigger is met.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]





This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "167 East 61st Street Loan") is evidenced by a single note and is secured by a leasehold interest in a cooperative apartment property (the "167 East 61st Street Property") located on the Upper East Side of Manhattan, New York. The 167 East 61st Street Loan is an interest only loan and represents approximately 2.8% of the initial mortgage pool balance and 3.4% of the initial mortgage pool balance of Loan Group 1. The loan may be prepaid on or after August 1, 2013, and permits defeasance with United States government obligations beginning two years after securitization.

The 167 East 61st Street Loan has been underwritten assuming market rental rates1 for the 167 East 61st Street Property's cooperative units. See "Risk Factors -- Risks Related to the Underlying Mortgage Loans -- 5.2% of the Initial Mortgage Pool Balance Will Be Represented By Mortgage Loans Served By Residential Cooperative Properties, Thereby Materially Exposing the Certificateholders to Risks Associated with the Performance of Residential Cooperative Properties" in the Prospectus Supplement.

THE BORROWER. The 167 East 61St Street Property is owned by Trump Plaza Owners, Inc., a cooperative housing corporation. The borrower serves as the indemnitor for the loan non-recourse carve outs.

THE PROPERTY. The 167 East 61st Street Property consists of a 39-story, 173 unit cooperative apartment building located along the west side of Third Avenue between East 61st and East 62nd Street on the Upper East Side of Manhattan. There are 2 sponsor-held rental units that are 100% leased. The apartments are located on the upper 35 floors of the building. The first two floors are used as a two-story lobby and two-story street level retail. The third floor is used for mezzanine space for the retail tenants, mechanical room and the manager's apartment. Each floor has approximately five apartment units. The basement and sub-basement consist of an 80-space public parking garage, laundry room, mechanical rooms and storage bins for residents. The cooperative also includes 163-165 East 61st Street which consists of two buildings, each with 4 apartment units. As of August 11th, 2004, the building was 100% occupied. The 163-165 East 61st Street retail, garage and laundry room spaces are all leased under a master lease (the "Master Lease") to The Trump Corporation. The Master Lease expires in 2083. The 167 East 61st Street Property is constructed on land which is subject to a ground lease. The ground lease expires, co-terminus with the Master Lease, in December 2083. The borrower has the right of first refusal on any bona fide purchase offer of the fee interest in the site.

The following table presents certain information relating to the unit configuration of the 167 East 61st Street Property:


-----------------------------------------------------------------------------------------------------------------------------------
                                                     MULTIFAMILY INFORMATION
                                                     -----------------------
                                                                                                                 AVERAGE MONTHLY
                      NO. OF UNITS/     AVERAGE UNIT          NET                           AVERAGE MONTHLY       MARKET RENT/
        UNIT MIX       SQUARE FEET    SQUARE FEET(1,2)   RENTABLE SF(1)  % OF TOTAL UNITS     ASKING RENT           UNIT(2,3)
 One Bedroom                69               993             68,523               39.9%              NA             $  5,793
 Two Bedroom                69             1,410             97,305               39.9%              NA             $  8,225
 Three Bedroom              35             1,625             56,886               20.2%              NA             $  9,479
                            --             -----             ------              -----             ------           --------
 Total/Wtd. Avg.           173             1,287            222,714              100.0%              NA             $  8,131
 Commercial Space                                            20,000(4)           100.0%            $25.50           $ 150.00
-----------------------------------------------------------------------------------------------------------------------------------

THE MARKET(3). The 167 East 61st Street Property is located on the Upper East Side of Manhattan. Manhattan's approximately 1.54 million residents, at approximately 57,000 per square mile, make it one of the most densely populated residential areas in the nation. The Upper East Side of Manhattan is known for its luxury apartment buildings, elegant townhouses, museums, galleries, restaurants and retail stores. The boundaries of the neighborhood are East 57th Street to the south, the East River to the east, East 96th Street to the north and Central Park to the west. Madison, Third and Lexington Avenues within the Upper East Side are considered as the prime retail corridors in the area. Public transportation is widely available with buses on all major cross streets and subway service available along Lexington Avenue. The indicative vacancy rate is approximately 3.5% for the Upper East Side residential market.

----------
(1)  Approximate.
(2) Represent approximations based upon allocated cooperative shares and the approximate net rental area of the residential component.
(3) Certain information from the appraisal dated August 4, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.
(4)  Represents an approximation of the street level retail space only.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the 167 East 61st Street Loan:

--------------------------------------------------------------------------------
                       ESCROWS / RESERVES
                       ------------------
  TYPE:                             INITIAL       MONTHLY
  Taxes ........................       $0        $169,127
  Insurance ....................       $0        $ 15,254
  Capital Expenditures .........       $0        $  3,646
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The property is managed by Bellmarc Property Management Services, Inc.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

MALL AT FAIRFIELD COMMONS (1)
-----------------------------




                               [GRAPHIC OMITTED]





--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
 Number of Mortgaged Real Properties ................                         1
 Location (City/State) ..............................           Beavercreek, OH
 Property Type ......................................           Anchored Retail
 Size (Sq. Ft.) .....................................                856,879(2)
 Percentage Occupancy as of August 31, 2003 .........                     98.7%
 Year Built .........................................                      1993
 Appraisal Value ....................................              $171,500,000
 # of Tenants .......................................                       120
 Average Rent Per Square Foot .......................                 $15.28(2)
 Underwritten Occupancy .............................                     96.2%
 Underwritten Revenues ..............................               $20,588,421
 Underwritten Total Expenses ........................                $6,323,114
 Underwritten Net Operating Income (NOI) ............               $14,265,306
 Underwritten Net Cash Flow (NCF) ...................               $13,516,797
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller ................................                      KEY
 Origination Date ....................................                 10/17/03
 Cut-off Date Principal Balance ......................              $28,500,000
 Cut-off Date Loan Balance Per SF/Unit ...............                  $133(2)
 Percentage of Initial Mortgage Pool Balance .........                     2.7%
 Number of Mortgage Loans ............................                        1
 Type of Security (fee/leasehold) ....................                      Fee
 Mortgage Rate .......................................                    5.45%
 IO Period ...........................................                        0
 Original Term to Maturity/ARD (Months) ..............                      132
 Original Amortization Term (Months) .................                      360
 Lockbox .............................................   Soft-Springing Hard(3)
 Cut-off Date LTV Ratio ..............................                    66.5%
 LTV Ratio at Maturity or ARD ........................                    54.0%
 Underwritten DSCR on NOI ............................                    1.85x
 Underwritten DSCR on NCF ............................                    1.75x
--------------------------------------------------------------------------------

---------------------
(1) Fitch, Inc. and Standard and Poor's Ratings Services have indicated that, in the context of its inclusion in the trust, the credit characteristics of the Mall at Fairfield Commons Loan are consistent with the characteristics of an investment grade-rated obligation.
(2)  Approximate.
(3) At any time during the term of the Fairfield Commons Loan, if the applicable debt service coverage ratio, as computed by the mortgagee, is less than 1.35 to 1.00 or upon the occurrence of an event of default under the loan documents, then (i) neither the borrower nor the property manager will have any further rights of withdrawal with respect to the lockbox account, (ii) the lender will have the exclusive right to withdraw funds deposited into the lockbox account, and (iii) the funds deposited in the lockbox account shall be swept on a daily basis into lender's cash management account.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------






                               [GRAPHIC OMITTED]




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Fairfield Commons Loan") is evidenced by one note, in the amount of $28,500,000. The Fairfield Commons Loan is secured, on a pari passu basis, with a $85,500,000 companion loan (the "Fairfield Commons Companion Loan") by a first mortgage encumbering an anchored retail center located in Beavercreek, Ohio (the "Fairfield Commons Property"). The aggregate amount of the Fairfield Commons Loan and Fairfield Commons Companion Loan is $114,000,000. The Fairfield Commons Loan represents approximately 2.7% of the initial mortgage pool balance. The Fairfield Commons Loan was originated on October 17, 2003. The Fairfield Commons Companion Loan will not be an asset of the trust. The Fairfield Commons Companion Loan and the Fairfield Commons Loan will be governed by an intercreditor agreement, and are expected to be serviced pursuant to the terms of a pooling and servicing agreement relating to another securitization as described in the prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL - The Fairfield Commons Mortgage Loan".

The Fairfield Commons Loan has a remaining term of 132 months and a scheduled maturity date of November 1, 2014. The Fairfield Commons Loan may be prepaid on or after September 1, 2014, and permits defeasance with United States government obligations beginning two years and fifteen days after the securitization.

THE BORROWER. The borrower is MFC Beavercreek, LLC, a special purpose entity (the "Borrower"). Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the Fairfield Commons Loan. The member of the Borrower is affiliated with Glimcher Realty Trust (91.4%) and various limited partners (8.6%).

Glimcher Realty Trust ("GRT") is a fully-integrated, self-administered, and self-managed Maryland real estate investment trust and an owner, developer, and manager of retail properties consisiting of regional and super regional malls and community shopping centers. GRT is headquartered in Columbus, Ohio. Through its subsidiary partnerships, it currently has an interest in over 73 properties containing an aggregate 25.7 milliion SF of net rentable area in 22 states. As of October 22, 2003, GRT's total market capitalization was approximately $770 million.

THE PROPERTY. The Fairfield Commons Property is a two-level enclosed regional mall located at the intersection of North Fairfield Road and New Germany - Trebein Road, just south of I-675, in Beavercreek, Ohio. The Fairfield Commons Property was constructed in 1993 and is anchored by Elder Beerman, Lazarus, Sears, Parisian, and JC Penney. Major tenants include GAP, Abercrombie and Fitch, Eddie Bauer, The Limited, Banana Republic, Bath and Body Works, and The Disney Store. A new anchor tenant, Galyan's Trading Company, has begun the expansion of their anchor space which is to contain approximately 84,000 SF. The mall has approximately 1,090,318 SF of retail space, approximately 856,879 SF of which is collateral for the loan. As of August 31, 2003, the Fairfield Commons Property was 98.7% occupied. The occupancy has remained above 96% for the past three years.

The following table presents certain information relating to the major tenants at the Fairfield Commons Property:

--------------------------------------------------------------------------------
         ANCHOR TENANTS / SIGNIFICANT NATIONAL IN-LINE TENANTS
         -----------------------------------------------------
       TENANT NAME                          PARENT COMPANY
 Elder-Beerman Stores     Elder-Beerman Stores, Corp. (NasdaqNM:EBSC)
 Lazarus, Inc.(4)         Federated Department Stores, Inc. (NYSE:FD)
 Sears Roebuck & Co.             Sears Roebuck & Co. (NYSE:S)
 Parisian, Inc.                  Saks Incorporated (NYSE:SKS)
 JC Penney Company            JC Penney Company, Inc. (NYSE:JCP)
 Galyan's(5)            Galyan's Trading Company, Inc. (NasdaqNM:GLYN)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                          MOODY'S /    SQUARE      % OF    SALES      BASE       LEASE
       TENANT NAME          S&P(1)     FEET(2)      GLA    PSF(3)    RENT PSF   EXPIRATION
 Elder-Beerman Stores       NA/NA     150,000      17.5%    $131        $4.25      2013
 Lazarus, Inc.(4)         Baa1/BBB+   149,412       NAP      NAP         NAP       2015
 Sears Roebuck & Co.      Baa1/BBB    127,922      14.9%    $162        $3.75      2008
 Parisian, Inc.             B1/BB     130,199      15.2%    $123        $8.00      2014
 JC Penney Company         Ba3/BB+    126,170      14.7%    $157        $3.60      2008
 Galyan's(5)                NA/NA      84,000       NAP      NAP         NAP       2020
----------------------------------------------------------------------------------------------

---------------------
(1) Ratings provided are for the entity listed in the "Parent Company" column whether or not the parent company guarantees the lease.
(2)  Approximate.
(3) Sales per square foot for the 12-month period ending 12/31/02, as reported by the managing agent. No representation is made as to the accuracy of the sales data.
(4)  Lazarus, Inc. is not part of collateral.
(5)  Ground lease.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Fairfield Commons Property:

--------------------------------------------------------------------
                    LEASE ROLLOVER SCHEDULE
                    -----------------------
                  NUMBER      SQUARE     % OF
                OF LEASES      FEET       GLA       BASE RENT
       YEAR      EXPIRING  EXPIRING(1)  EXPIRING     EXPIRING
    VACANT        NAP        10,915      1.3%           NAP
  2003 & MTM       5         14,925      1.7%        $484,588
     2004          23        55,578      6.5%       1,944,662
     2005          12        29,352      3.4%         898,777
     2006          6         11,265      1.3%         395,081
     2007          5         11,529      1.3%         394,454
     2008          17       287,233     33.5%       2,024,467
     2009          12        58,704      6.9%       1,339,147
     2010          3         17,862      2.1%         398,000
     2011          5         23,531      2.7%         773,923
     2012          7         20,097      2.3%         719,647
  THEREAFTER       20       315,888     36.9%       3,554,753
--------------------------------------------------------------------
     TOTAL        115       856,879    100.0%     $12,927,499
--------------------------------------------------------------------


----------------------------------------------------------------------------------------
                 % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                   RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
       YEAR      EXPIRING    EXPIRING(1)      EXPIRING     EXPIRING      EXPIRING
    VACANT         NAP         10,915          1.3%            NAP          NAP
  2003 & MTM     3.7%          25,840          3.0%        $   484,588      3.7%
     2004       15.0%          81,418          9.5%         2,429,250      18.8%
     2005        7.0%         110,770         12.9%         3,328,027      25.7%
     2006        3.1%         122,035         14.2%         3,723,108      28.8%
     2007        3.1%         133,564         15.6%         4,117,562      31.9%
     2008       15.7%         420,979         49.1%         6,142,029      47.5%
     2009       10.4%         479,501         56.0%         7,481,176      57.9%
     2010        3.1%         497,363         58.0%         7,879,176      60.9%
     2011        6.0%         520,894         60.8%         8,653,099      66.9%
     2012        5.6%         540,991         63.1%         9,372,746      72.5%
  THEREAFTER    27.5%         856,879        100.0%         12,927,499    100.0%
----------------------------------------------------------------------------------------
     TOTAL     100.0%         856,879        100.0%        $12,927,499    100.0%
----------------------------------------------------------------------------------------

THE MARKET.(2) The Fairfield Commons Property is located in Beavercreek, Ohio, a suburb of Dayton, and is part of the Dayton-Springfield Metropolitan Statistical Area. The Fairfield Commons Property is approximately 200 miles south of Cleveland, 70 miles west of Columbus, 60 miles north of Cincinnati, and 118 miles east of Indianapolis.

The Fairfield Commons Property attracts people from a radius of approximately 30 miles. The primary trade area is considered to be ten miles with a secondary trade area of twenty miles. The 2002 average household income within a ten-, twenty- and thirty-mile radius of the subject is $56,596, $58,586, and $58,082, respectively. The 2002 population within a ten-, twenty-, and thirty-mile radius is 452,361, 890,821, and 1,202,444, respectively. The median home value within a ten mile radius is $94,401.

The Fairfield Commons Property is located within 15 miles of many of the area's top employers, providing a good-sized population base from which to draw. One of the largest employers is Wright-Patterson Air Force Base, which is unique to other bases across the country due to its technological facilities and research. The trade area also includes some of the country's top technical and manufacturing companies including Delphi Automotive, Reynolds & Reynolds, GM, Navistar International, and NCR.

ESCROWS. The borrower was required, at closing, to deliver a letter of credit in the amount of $4,000,000.00, to be released to borrower upon timely satisfaction of specified conditions in connection with completion of construction and occupancy of the premises demised to Galyan's Trading Company, Inc. If the specified conditions are not satisfied within twenty-four months of the closing of the Fairfield Commons Loan, the letter of credit may be drawn upon and the proceeds applied to the outstanding principal balances of the Fairfield Commons Loan and Fairfield Commons Companion Loan on a pro rata basis, and the applicable yield maintenance amount due is payable by the borrower from funds other than the proceeds of the letter of credit.

The originator conditionally waived the requirements providing for certain escrows for replacement reserves and tenant improvements/leasing commissions, as long as there is no default under the Loan and the property maintains a debt service coverage ratio of 1.35x. The originator conditionally waived the requirement for an insurance reserve fund for so long as (i) no event of default has occurred and is continuing, and (ii) the borrower maintains blanket policies and provides lender with evidence of all required coverages.

PROPERTY MANAGEMENT. Glimcher Properties Limited Partnership and Glimcher Development Corporation are the property managers for the Fairfield Commons Property. The property managers are affliated with the borrower.

---------------------
(1)  Approximate.
(2) Certain information from a third-party appraisal dated March 28, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc, McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2003-KEY1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-KEY1
--------------------------------------------------------------------------------

                     ADDITIONAL MORTGAGE LOAN INFORMATION


For a detailed presentation of certain characteristics of the mortgage loans and mortgaged properties, on an individual basis and in tabular format, see Annex A-1 to the prospectus supplement. See Annex A-2 for certain information in tabular form related to the mortgage loans and mortgaged properties. See Annex B Multifamily Schedule to the prospectus supplement for certain information regarding multifamily mortgaged real properties.









              THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.




This material is for your private information and none of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., McDonald Investments Inc., Credit Suisse First Boston LLC or Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       59

                                                                         ANNEX D

                                     CLASS XP REFERENCE RATE SCHEDULE

 INTEREST                                                              INTEREST
  ACCRUAL           DISTRIBUTION               CLASS XP                 ACCRUAL           DISTRIBUTION                CLASS XP
  PERIOD                DATE                REFERENCE RATE              PERIOD                DATE                 REFERENCE RATE
  ------            ------------            --------------              --------          ------------             --------------
     1               12/12/2002                 5.39069                   43                6/12/2006                  5.55312
     2                1/12/2003                 5.56699                   44                7/12/2006                  5.37714
     3                2/12/2003                 5.39031                   45                8/12/2006                  5.55312
     4                3/12/2003                 5.39022                   46                9/12/2006                  5.55313
     5                4/12/2003                 5.56637                   47               10/12/2006                  5.37715
     6                5/12/2003                 5.38971                   48               11/12/2006                  5.55312
     7                6/12/2003                 5.56597                   49               12/12/2006                  5.37715
     8                7/12/2003                 5.38931                   50                1/12/2007                  5.55312
     9                8/12/2003                 5.56555                   51                2/12/2007                  5.37715
    10                9/12/2003                 5.56536                   52                3/12/2007                  5.37739
    11               10/12/2003                 5.38872                   53                4/12/2007                  5.55310
    12               11/12/2003                 5.56494                   54                5/12/2007                  5.37714
    13               12/12/2003                 5.38831                   55                6/12/2007                  5.55309
    14                1/12/2004                 5.38810                   56                7/12/2007                  5.37713
    15                2/12/2004                 5.38792                   57                8/12/2007                  5.55376
    16                3/12/2004                 5.38811                   58                9/12/2007                  5.54962
    17                4/12/2004                 5.56387                   59               10/12/2007                  5.37221
    18                5/12/2004                 5.38728                   60               11/12/2007                  5.54975
    19                6/12/2004                 5.56346                   61               12/12/2007                  5.37020
    20                7/12/2004                 5.38688                   62                1/12/2008                  5.37020
    21                8/12/2004                 5.56304                   63                2/12/2008                  5.37021
    22                9/12/2004                 5.56285                   64                3/12/2008                  5.37100
    23               10/12/2004                 5.38628                   65                4/12/2008                  5.54968
    24               11/12/2004                 5.56242                   66                5/12/2008                  5.37019
    25               12/12/2004                 5.38587                   67                6/12/2008                  5.54965
    26                1/12/2005                 5.38562                   68                7/12/2008                  5.37019
    27                2/12/2005                 5.38539                   69                8/12/2008                  5.54963
    28                3/12/2005                 5.38567                   70                9/12/2008                  5.54962
    29                4/12/2005                 5.56116                   71               10/12/2008                  5.37019
    30                5/12/2005                 5.38462                   72               11/12/2008                  5.54959
    31                6/12/2005                 5.55394                   73               12/12/2008                  5.37018
    32                7/12/2005                 5.37767                   74                1/12/2009                  5.37017
    33                8/12/2005                 5.55342                   75                2/12/2009                  5.37017
    34                9/12/2005                 5.55317                   76                3/12/2009                  5.37102
    35               10/12/2005                 5.37715                   77                4/12/2009                  5.54947
    36               11/12/2005                 5.55312                   78                5/12/2009                  5.37013
    37               12/12/2005                 5.37713                   79                6/12/2009                  5.54943
    38                1/12/2006                 5.37713                   80                7/12/2009                  5.37011
    39                2/12/2006                 5.37714                   81                8/12/2009                  5.55010
    40                3/12/2006                 5.37781                   82                9/12/2009                  5.55343
    41                4/12/2006                 5.55312                   83               10/12/2009                  5.37757
    42                5/12/2006                 5.37714                   84               11/12/2009                  5.56925

                      [THIS PAGE INTENTIONALL LEFT BLANK.]

                                                                         ANNEX E

                             77 WEST WACKER DRIVE AMORTIZATION TABLE
                             ---------------------------------------

               77 WEST WACKER DRIVE POOLED COMPONENT                                77 WEST WACKER DRIVE NON-POOLED COMPONENT
               -------------------------------------                                -----------------------------------------

                                                      TOTAL                                                               TOTAL
     DATE    PRINCIPAL ($)       INTEREST ($)      PAYMENT ($)             DATE        PRINCIPAL ($)    INTEREST ($)    PAYMENT ($)
     ----    -------------       ------------      -----------             ----        -------------    ------------    -----------
11/1/2003                   0         181,637          181,637        11/1/2003                    0         107,363        107,363
12/1/2003                   0         681,138          681,138        12/1/2003                    0         110,941        110,941
 1/1/2004                   0         703,842          703,842         1/1/2004                    0         110,941        110,941
 2/1/2004                   0         703,842          703,842         2/1/2004                    0         103,784        103,784
 3/1/2004                   0         658,433          658,433         3/1/2004                    0         110,941        110,941
 4/1/2004                   0         703,842          703,842         4/1/2004                    0         107,363        107,363
 5/1/2004                   0         681,138          681,138         5/1/2004                    0         110,941        110,941
 6/1/2004                   0         703,842          703,842         6/1/2004                    0         107,363        107,363
 7/1/2004                   0         681,138          681,138         7/1/2004                    0         110,941        110,941
 8/1/2004                   0         703,842          703,842         8/1/2004                    0         110,941        110,941
 9/1/2004                   0         703,842          703,842         9/1/2004                    0         107,363        107,363
10/1/2004                   0         681,138          681,138        10/1/2004                    0         110,941        110,941
11/1/2004                   0         703,842          703,842        11/1/2004                    0         107,363        107,363
12/1/2004                   0         681,138          681,138        12/1/2004                    0         110,941        110,941
 1/1/2005                   0         703,842          703,842         1/1/2005                    0         110,941        110,941
 2/1/2005                   0         703,842          703,842         2/1/2005                    0         100,205        100,205
 3/1/2005                   0         635,728          635,728         3/1/2005                    0         110,941        110,941
 4/1/2005                   0         703,842          703,842         4/1/2005                    0         107,363        107,363
 5/1/2005                   0         681,138          681,138         5/1/2005                    0         110,941        110,941
 6/1/2005                   0         703,842          703,842         6/1/2005                    0         107,363        107,363
 7/1/2005                   0         681,138          681,138         7/1/2005                    0         110,941        110,941
 8/1/2005                   0         703,842          703,842         8/1/2005                    0         110,941        110,941
 9/1/2005                   0         703,842          703,842         9/1/2005                    0         107,363        107,363
10/1/2005                   0         681,138          681,138        10/1/2005                    0         110,941        110,941
11/1/2005                   0         703,842          703,842        11/1/2005                    0         107,363        107,363
12/1/2005             152,831         681,138          833,968        12/1/2005               22,134         110,824        129,742
 1/1/2006             130,622         703,100          833,723         1/1/2006               18,918         110,724        129,735
 2/1/2006             131,264         702,466          833,730         2/1/2006               19,011          99,918        128,969
 3/1/2006             200,586         633,910          834,496         3/1/2006               29,050         110,470        129,717
 4/1/2006             132,892         700,855          833,748         4/1/2006               19,246         106,809        129,457
 5/1/2006             156,385         677,623          834,007         5/1/2006               22,649         110,249        129,701
 6/1/2006             134,312         699,451          833,763         6/1/2006               19,452         106,593        129,442
 7/1/2006             157,765         676,257          834,023         7/1/2006               22,849         110,026        129,685
 8/1/2006             135,746         698,033          833,779         8/1/2006               19,660         109,922        129,678
 9/1/2006             136,412         697,374          833,787         9/1/2006               19,756         106,275        129,419
10/1/2006             159,807         674,238          834,045        10/1/2006               23,145         109,695        129,662
11/1/2006             137,866         695,937          833,803        11/1/2006               19,967         106,055        129,404
12/1/2006             161,221         672,839          834,061        12/1/2006               23,349         109,466        129,646
 1/1/2007             139,334         694,485          833,819         1/1/2007               20,179         109,360        129,638
 2/1/2007             140,018         693,808          833,827         2/1/2007               20,278          98,680        128,881
 3/1/2007             208,532         626,052          834,584         3/1/2007               30,201         109,093        129,619
 4/1/2007             141,729         692,117          833,845         4/1/2007               20,526         105,469        129,362
 5/1/2007             164,978         669,124          834,102         5/1/2007               23,893         108,858        129,603
 6/1/2007             143,234         690,628          833,862         6/1/2007               20,744         105,241        129,346
 7/1/2007             166,442         667,677          834,119         7/1/2007               24,105         108,621        129,586
 8/1/2007             144,754         689,125          833,879         8/1/2007               20,964         108,511        129,578
 9/1/2007             145,465         688,422          833,887         9/1/2007               21,067         104,903        129,322
10/1/2007             168,611         665,531          834,143        10/1/2007               24,420         108,270        129,561
11/1/2007             147,006         686,897          833,904        11/1/2007               21,291         104,669        129,306
12/1/2007             170,110         664,049          834,159        12/1/2007               24,637         108,028        129,544
 1/1/2008             148,563         685,358          833,921         1/1/2008               21,516         107,914        129,536
 2/1/2008             149,292         684,637          833,929         2/1/2008               21,622         100,845        129,034
 3/1/2008             194,641         639,789          834,430         3/1/2008               28,189         107,651        129,517
 4/1/2008             150,980         682,967          833,948         4/1/2008               21,866         104,067        129,263
 5/1/2008             173,975         660,227          834,202         5/1/2008               25,196         107,402        129,499
 6/1/2008             152,575         681,390          833,965         6/1/2008               22,097         103,825        129,246
 7/1/2008             175,526         658,693          834,219         7/1/2008               25,421         107,151        129,482
 8/1/2008             154,186         679,798          833,983         8/1/2008               22,330         107,033        129,473
 9/1/2008             154,942         679,049          833,991         9/1/2008               22,440         103,466        129,220
10/1/2008             177,828         656,416          834,244        10/1/2008               25,754         106,779        129,455
11/1/2008             156,576         677,434          834,010        11/1/2008               22,676         103,218        129,203


                                                                         ANNEX E

                                   77 WEST WACKER DRIVE AMORTIZATION TABLE
                                   ---------------------------------------

               77 WEST WACKER DRIVE POOLED COMPONENT                                77 WEST WACKER DRIVE NON-POOLED COMPONENT
               -------------------------------------                                -----------------------------------------

                                                      TOTAL                                                               TOTAL
     DATE    PRINCIPAL ($)       INTEREST ($)      PAYMENT ($)             DATE        PRINCIPAL ($)    INTEREST ($)    PAYMENT ($)
     ----    -------------       ------------      -----------             ----        -------------    ------------    -----------

12/1/2008             179,416         654,846          834,262        12/1/2008               25,984         106,522        129,437
 1/1/2009             158,225         675,803          834,028         1/1/2009               22,915         106,401        129,428
 2/1/2009             159,002         675,035          834,036         2/1/2009               23,028          95,994        128,691
 3/1/2009             225,762         609,012          834,774         3/1/2009               32,697         106,106        129,408
 4/1/2009             160,890         673,167          834,057         4/1/2009               23,301         102,564        129,156
 5/1/2009             183,612         650,696          834,308         5/1/2009               26,592         105,843        129,389
 6/1/2009             162,581         671,495          834,076         6/1/2009               23,546         102,308        129,138
 7/1/2009             185,256         649,070          834,327         7/1/2009               26,830         105,576        129,370
 8/1/2009             164,288         669,806          834,095         8/1/2009               23,793         105,451        129,361
 9/1/2009             165,095         669,009          834,104         9/1/2009               23,910         101,927        129,111
10/1/2009             187,701         646,653          834,354        10/1/2009               27,184         105,181        129,342
11/1/2009             166,826         667,296          834,123        11/1/2009               24,161         101,664        129,093
12/1/2009             189,385         644,987          834,372        12/1/2009               27,428         104,908        129,323
 1/1/2010             168,575         665,567          834,142         1/1/2010               24,414         104,779        129,313
 2/1/2010             169,402         664,749          834,151         2/1/2010               24,534          94,522        128,586
 3/1/2010             235,203         599,676          834,879         3/1/2010               34,064         104,470        129,291
 4/1/2010             171,388         662,785          834,173         4/1/2010               24,822         100,973        129,044
 5/1/2010             193,821         640,600          834,421         5/1/2010               28,071         104,190        129,272
 6/1/2010             173,181         661,012          834,193         6/1/2010               25,081         100,701        129,024
 7/1/2010             195,565         638,876          834,440         7/1/2010               28,323         103,908        129,252
 8/1/2010             174,991         659,222          834,213         8/1/2010               25,343         103,774        129,242
 9/1/2010             175,849         658,373          834,223         9/1/2010               25,468         100,297        128,996
10/1/2010             198,160         636,309          834,469        10/1/2010               28,699         103,488        129,222
11/1/2010             177,685         656,558          834,243        11/1/2010               25,734         100,018        128,976
12/1/2010             199,945         634,544          834,489        12/1/2010               28,958         103,199        129,201
 1/1/2011             179,539         654,725          834,263         1/1/2011               26,002         103,062        129,192
 2/1/2011             180,420         653,853          834,273         2/1/2011               26,130          92,963        128,476
 3/1/2011             245,203         589,786          834,989         3/1/2011               35,512         102,736        129,169
 4/1/2011             182,509         651,787          834,296         4/1/2011               26,432          99,287        128,924
 5/1/2011             204,636         629,904          834,541         5/1/2011               29,637         102,440        129,148
 6/1/2011             184,409         649,908          834,317         6/1/2011               26,708          98,999        128,904
 7/1/2011             206,484         628,077          834,561         7/1/2011               29,905         102,141        129,126
 8/1/2011             186,328         648,010          834,338         8/1/2011               26,985         101,998        129,116
 9/1/2011             187,243         647,106          834,348         9/1/2011               27,118          98,569        128,873
10/1/2011             209,240         625,352          834,592        10/1/2011               30,304         101,695        129,095
11/1/2011             189,189         645,181          834,370        11/1/2011               27,400          98,274        128,852
12/1/2011             211,132         623,480          834,613        12/1/2011               30,578         101,389        129,073
 1/1/2012             191,154         643,238          834,392         1/1/2012               27,684         101,242        129,063
 2/1/2012             192,092         642,310          834,402         2/1/2012               27,820          94,573        128,590
 3/1/2012             234,876         599,999          834,875         3/1/2012               34,017         100,916        129,039
 4/1/2012             194,187         640,238          834,425         4/1/2012               28,124          97,517        128,798
 5/1/2012             215,994         618,673          834,666         5/1/2012               31,282         100,602        129,017
 6/1/2012             196,201         638,247          834,447         6/1/2012               28,415          97,211        128,777
 7/1/2012             217,951         616,736          834,688         7/1/2012               31,565         100,285        128,995
 8/1/2012             198,234         636,236          834,470         8/1/2012               28,710         100,133        128,984
 9/1/2012             199,207         635,274          834,481         9/1/2012               28,851          96,756        128,745
10/1/2012             220,875         613,846          834,720        10/1/2012               31,989          99,812        128,961
11/1/2012             201,268         633,235          834,503        11/1/2012               29,149          96,443        128,722
12/1/2012             222,880         611,863          834,742        12/1/2012               32,279          99,487        128,938
 1/1/2013             203,350         631,176          834,526         1/1/2013               29,451          99,332        128,927
 2/1/2013             204,348         630,189          834,538         2/1/2013               29,595          89,578        128,236
 3/1/2013             266,922         568,307          835,229         3/1/2013               38,658          98,971        128,902
 4/1/2013             206,662         627,901          834,563         4/1/2013               29,930          95,626        128,664
 5/1/2013             228,125         606,676          834,800         5/1/2013               33,039          98,639        128,878
 6/1/2013             208,796         625,791          834,587         6/1/2013               30,239          95,302        128,641
 7/1/2013             230,200         604,623          834,823         7/1/2013               33,339          98,303        128,854
 8/1/2013             210,950         623,660          834,610         8/1/2013               30,551          98,141        128,843
 9/1/2013             211,986         622,636          834,622         9/1/2013               30,701          94,819        128,607
10/1/2013             233,302         601,555          834,858        10/1/2013               33,789          94,819        128,607
11/1/2013         127,825,296         620,475      128,445,771        11/1/2013           18,512,629          97,801     18,610,430



                                                                                                                             ANNEX F

ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
135 S. LaSalle Street Suite 1625                          SERIES 2003-KEY1                              Prior Payment:           N/A
Chicago, IL 60603                                                                                       Next Payment:
                                                                                                        Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id:           ML03KEY1          REMIC Certificate Report                                Closing Date:
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:
           ML03KEY1_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date:
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                           DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.
                     UNDERWRITER: Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc.,
                      McDonald Investments Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated
                                        MASTER SERVICER: KeyCorp Real Estate Capital Markets, Inc.
                                               SPECIAL SERVICER: ARCap Servicing, Inc.
                                       RATING AGENCY: Standard & Poor's Ratings Services/Fitch, Inc.
               ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                      (800) 246-5761
                             ==========================================================================

====================================================================================================================================

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
WAC:                                                                                                    Next Payment:
WA Life Term:                                                                                           Record Date:
WA Amort Term:                                      ABN AMRO ACCT: XX-XXXX-XXX-X
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT
====================================================================================================================================
            Original       Opening    Principal     Principal      Negative      Closing     Interest      Interest    Pass-Through
 Class   Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance    Payment (2)   Adjustment       Rate
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
                                                                                Total P&I Payment
                                                                                ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                                    BOND INTEREST RECONCILIATION
====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
                       Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
          Accrual      Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================














                              ------------------------------------------------------------------------------------------------------

====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================













--------------------------------------------------------

========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                     ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
Distribution     1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #   Balance    #   Balance       #   Balance      #   Balance
============   ==================================================================   ================================================

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                                                         Appraisal                       Realized                         Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)   Remaining Term   Weighted Avg.
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount    Life   Amort.   Coupon  Remit
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

======================== ================================================== ============================= ==========================
Disclosure      Payoff      Initial                  Payoff      Penalty      Prepayment      Maturity      Property     Geographic
Control #       Period      Balance       Type       Amount      Amount          Date           Date          Type        Location
------------------------ -------------------------------------------------- ----------------------------- --------------------------




















======================== ================================================== ============================= ==========================
                          CURRENT
                         CUMULATIVE
                                                     ======================

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

















====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq              2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================

                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate
                                                                   Maximum Mortgage Interest Rate

=================================================================

=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================
                                               Weighted Average
Fully Amortizing   # of   Scheduled   % of    ------------------
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR
=================================================================



=================================================================  =================================================================

=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term
Maximum Remaining Term                                             Maximum Remaining Term

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================

 ===========================================================
 Maximum DSCR
 Minimum DSCR

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================

 ===========================================================       ================================================================
 Maximum DSCR
 Minimum DSCR

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================

     ===========================================================    ===========================================================


                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================

     ===========================================================    ===========================================================

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                                          LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================














===========================================

===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

======================= ============= ===================== ================================== ================= ===================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
======================= ============= ===================== ================================== ================= ===================























======================= ============= ===================== ================================== ================= ===================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total
Cumulative
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.



ABN AMRO                                           MERRILL LYNCH MORTGAGE TRUST                         Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                          SERIES 2003-KEY1                              Prior Payment:           N/A
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XXX-X

                                                     APPRAISAL REDUCTION DETAIL

====================== ================================== ================================ ================ ===== ==================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================== ================================== ================================ ================ ===== ==================






















====================== ================================== ================================ ================ ===== ==================

10/28/2003 - 15:15 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

             MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
            MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Merrill Lynch Mortgage Investors, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION".

--------------------------------------------------  --------------------------------------------------------------
                 THE OFFERED CERTIFICATES:                                 THE TRUST ASSETS:

 The offered certificates will be issuable in           The assets of each of our trusts will include--
 series. Each series of offered certificates
 will--                                                  o   mortgage loans secured by first and junior liens
                                                             on, or security interests in, various interests in
  o     have its own series designation,                     commercial and multifamily real properties,

  o     consist of one or more classes with various      o   mortgage-backed securities that directly or
        payment characteristics,                             indirectly evidence interests in, or are directly or
                                                             indirectly secured by, those types of mortgage
  o     evidence beneficial ownership interests in           loans, or
        a trust established by us, and
                                                         o   some combination of those types of mortgage
  o     be payable solely out of the related trust           loans and mortgage-backed securities.
        assets.

 No governmental agency or instrumentality              Trust assets may also include letters of credit, surety
 will insure or guarantee payment on the                bonds, insurance policies, guarantees, credit
 offered certificates. Neither we nor any of            derivatives, reserve funds, guaranteed investment
 our affiliates are responsible for making              contracts, interest rate exchange agreements, interest
 payments on the offered certificates if                rate cap or floor agreements, currency exchange
 collections on the related trust assets are            agreements, or other similar instruments and
 insufficient.                                          agreements.
--------------------------------------------------  --------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 12 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

                The date of this prospectus is October 28, 2003.

                               TABLE OF CONTENTS

                                                                PAGE
                                                               -----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
 PROSPECTUS ................................................      2
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE ..........      2
SUMMARY OF PROSPECTUS ......................................      3
RISK FACTORS ...............................................     12
CAPITALIZED TERMS USED IN THIS PROSPECTUS ..................     30
DESCRIPTION OF THE TRUST ASSETS ............................     30
YIELD AND MATURITY CONSIDERATIONS ..........................     52
MERRILL LYNCH MORTGAGE INVESTORS, INC. .....................     57
DESCRIPTION OF THE CERTIFICATES ............................     57
DESCRIPTION OF THE GOVERNING DOCUMENTS .....................     65
DESCRIPTION OF CREDIT SUPPORT ..............................     75
LEGAL ASPECTS OF MORTGAGE LOANS ............................     77
FEDERAL INCOME TAX CONSEQUENCES ............................     89
STATE AND OTHER TAX CONSEQUENCES ...........................    127
ERISA CONSIDERATIONS .......................................    127
LEGAL INVESTMENT ...........................................    130
USE OF PROCEEDS ............................................    132
METHOD OF DISTRIBUTION .....................................    132
LEGAL MATTERS ..............................................    133
FINANCIAL INFORMATION ......................................    133
RATING .....................................................    133
GLOSSARY ...................................................    135

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC, with respect to the related trust, any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080, Attention: Secretary, or by telephone at 212-449-1000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Merrill Lynch Mortgage Investors, Inc. We are
                                 a Delaware corporation. Our principal offices are located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. See "MERRILL LYNCH MORTGAGE
                                 INVESTORS, INC."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplement consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "RATING".

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
 ISSUED WITH OTHER
 CERTIFICATES.................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 o  the issuance of each series of offered
                                    certificates,

                                 o the creation of and transfer of assets to the related trust, and

                                 o the servicing and administration of those assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                                 o a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "DESCRIPTION OF THE GOVERNING DOCUMENTS".
CHARACTERISTICS OF THE
 MORTGAGE ASSETS...............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                 o  rental or cooperatively-owned buildings
                                    with multiple dwelling units;

                                 o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 o  office buildings;

                                 o  hospitality properties;

                                 o  casino properties;

                                 o  health care related facilities;

                                 o  industrial facilities;

                                 o  warehouse facilities, mini-warehouse
                                    facilities and self-storage facilities;

                                 o  restaurants, taverns and other
                                    establishments involved in the food and
                                    beverage industry;

                                 o manufactured housing communities, mobile home parks and recreational vehicle parks;

                                 o  recreational and resort properties;

                                 o  arenas and stadiums;

                                 o  churches and other religious facilities;

                                 o  parking lots and garages;

                                 o  mixed use properties;

                                 o  other income-producing properties; and/or

                                 o  unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 o  may provide for no accrual of interest;

                                 o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 o may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 o  may permit the negative amortization or
                                    deferral of accrued interest;

                                 o  may prohibit some or all voluntary
                                    prepayments or require payment of a
                                    premium, fee or charge in connection with those prepayments;

                                 o may permit defeasance and the release of real property collateral in connection with that defeasance;

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 o may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "DESCRIPTION OF THE TRUST ASSETS-- Mortgage Loans".

                                 The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                 o the security has been registered under the Securities Act of 1933, as amended, or

                                 o  we would be free to publicly resell the
                                    security without registration.

                                 See "DESCRIPTION OF THE TRUST ASSETS--
                                 Mortgage-Backed Securities".

                                 We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall within the 90 days, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                 o cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                 o  other mortgage loans or mortgage-backed
                                    securities that--

                                    1.  conform to the description of mortgage
                                        assets in this prospectus, and

                                    2.  satisfy the criteria set forth in the
                                        related prospectus supplement.

                                 If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                 o  conform to the description of mortgage
                                    assets in this prospectus, and

                                 o  satisfy the criteria set forth in the
                                    related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                 Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.


CHARACTERISTICS OF THE OFFERED
 CERTIFICATES.................   An offered certificate may entitle the holder
                                 to receive:

                                 o  a stated principal amount;

                                 o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                 o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                 o  payments of principal, with
                                    disproportionate, nominal or no payments of interest;

                                 o  payments of interest, with
                                    disproportionate, nominal or no payments of principal;

                                 o  payments of interest or principal that
                                    commence only as of a specified date or
                                    only after the occurrence of specified
                                    events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                    1.   faster and, in some cases,
                                         substantially faster, or

                                    2.   slower and, in some cases,
                                         substantially slower,

                                    than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                 o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES".


CREDIT SUPPORT AND REINVESTMENT,
 INTEREST RATE AND CURRENCY RELATED
 PROTECTION FOR THE OFFERED
 CERTIFICATES.................   Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                 o  guaranteed investment contracts in
                                    accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                 o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 o  currency exchange agreements or other
                                    agreements and arrangements designed to
                                    reduce the effects of currency exchange
                                    rate fluctuations with respect to the
                                    related mortgage assets and one or more
                                    classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "RISK FACTORS", "DESCRIPTION OF THE TRUST ASSETS" and "DESCRIPTION OF CREDIT SUPPORT".


ADVANCES WITH RESPECT TO THE
 MORTGAGE ASSETS..............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                 o delinquent scheduled payments of principal and/or interest, other than balloon payments,

                                 o  property protection expenses,

                                 o  other servicing expenses, or

                                 o any other items specified in the related prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "DESCRIPTION OF THE CERTIFICATES --Advances".

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 o all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                                 o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.


                                 See "DESCRIPTION OF THE CERTIFICATES
                                 --Termination".
FEDERAL INCOME
 TAX CONSEQUENCES..............  Any class of offered certificates will constitute or evidence ownership of:

                                 o regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 o  regular interests in a financial asset
                                    securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                                 o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES".

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 CONSIDERATIONS".

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "LEGAL INVESTMENT".

                                 RISK FACTORS
     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED CERTIFICATES.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF COMMERCIAL MORTGAGE-BACKED SECURITIES GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which will be senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT SUPPORT". If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as to the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" below.

     There is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.


REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.


     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots.


     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.


Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.


     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "DESCRIPTION OF THE TRUST ASSETS--

Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates".

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.


GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing".

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.


ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint, and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic  animals.

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require such insurance coverage. In other cases, because of heightened concern over future terrorist activities in the United States, it may be difficult for borrowers to obtain or renew such insurance coverage at commercially reasonable rates.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.


GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs".

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Residual Certificates".

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates".

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.


     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "GLOSSARY" attached to this prospectus.


                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans", the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.


     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.


     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care Related Properties. Health care related properties include:

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance".

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.


     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.


MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.


SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.


UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall within the 90 days, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.


CREDIT SUPPORT


     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property, or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances, and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.

     We were incorporated in Delaware on June 13, 1986. We were organized, among other things, for the purposes of:

     o issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing such interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto; and

     o acting as settlor or depositor of trusts formed to issue series of bonds secured by mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same.

Our principal executive offices are located at 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2. slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment", or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.


TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,


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

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme, holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and


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cash within the Euroclear system, withdrawal of securities and cash from the
Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on


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

DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                    DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.


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

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "MERRILL LYNCH MORTGAGE INVESTORS, INC."


ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. if the mortgage loan is a balloon loan, the remaining amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;


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

     o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2. the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.


COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;


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

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".


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

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--


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

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.


     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of


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

that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.


EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

     No holder of the offered certificates of any series, and no holder of any non-offered certificates of that series, will have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to a default under the Governing Document for that series, unless--

     o the certificateholder previously has given to the trustee for that series a written notice of default under the Governing Document for that series, and of the continuance thereof,

     o the holders of offered and non-offered certificates of that series entitled to at least 25% of all the voting rights allocated to the certificateholders of that series have made written request upon the trustee for that series to institute such action, suit or proceeding in its own name as trustee and have offered to that trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by that trustee in connection therewith, and

     o the trustee for that series, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.


AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

          1.   to cure any ambiguity;

          2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

          3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs, FASITs or grantor trusts if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;


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

          5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

          6. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

          7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

          8. to otherwise modify or delete existing provisions of the Governing Document.


     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment of the Governing Document for any series of offered certificates that is covered by any of clauses 1. through 8. above may significantly change the activities of the related trust.


     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing at least a majority of all the voting rights allocated to the certificateholders of that series, without regard to any of those certificates held by us or one of our affiliates and/or agents.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.


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THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will have any obligation to exercise any of the trusts or powers vested in it by the Governing Document for that series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of the Governing Document for that series, unless those certificateholders have offered to that trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that trustee.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.


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RESIGNATION AND REMOVAL OF THE TRUSTEE


     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.


SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.


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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, which will not include credit default swaps or total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.


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

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans".

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


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LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.


     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.


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In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are


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

given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related


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proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--


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     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o assume the lease and either retain it or assign it to a third party, or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides


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that "merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials, and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or


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following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit


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prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.


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FORFEITURES IN DRUG AND RICO PROCEEDINGS


     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND OTHER TAX CONSEQUENCES".

     The following discussion addresses securities of three general types:

     o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

     o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets


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other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "DESCRIPTION OF THE TRUST ASSETS--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The Treasury regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will be either--

          1. REMIC regular certificates, which represent regular interests in the REMIC, or

          2. REMIC residual certificates, which represent residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.


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

     In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC if such REMIC regular certificates are transferred to another REMIC on its startup day in exchange for regular or residual interests in that other REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code in a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o collections on mortgage loans held pending payment on the related offered certificates,

     o    any property acquired by foreclosure held pending sale, and

     o    may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as a REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and


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

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

    Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate",

     o    an "objective rate",

     o a combination of a single fixed rate and one or more "qualified floating rates",


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

     o a combination of a single fixed rate and one "qualified inverse floating rate", or

     o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.


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

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o the total amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:


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     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than


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

0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. In that event, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.


                                       96
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     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be


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determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.


     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences".

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,


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          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of


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REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized
Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. A holder's adjusted basis in a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o increased by amounts included in the income of the holder of that REMIC residual certificate, and

     o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar


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quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

     The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide


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that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate (as specified in section 1274(d)(1)) for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that such transferee intends to pay taxes associated with holding such interest as they become due;

     o from the prospective transferee, stating that it will not cause income from the noneconomic residual interest to be attributed to a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of any U.S. Person;

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     o from the prospective transferee, stating that it satisfies either the "Formula Test" or the "Asset Test" under Treasury Regulation Section 1.860E-1(c), described below.

     For purposes of the Formula Test, the present value of the anticipated tax liabilities associated with holding the interest cannot exceed the sum of (a) the present value of any consideration given to the transferee to acquire the interest (b) the present value of the expected future distributions on the interest; and (c) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     With respect to the Formula Test, the transferee is assumed to pay tax at the highest corporate tax rate, currently 35% (or, in certain circumstances, the alternative minimum tax rate). In addition, present values are computed using a discount rate equal to the Federal short-term rate prescribed by
Section 1274(d) of the Internal Revenue Code. Furthermore, the Formula Test above fails to be satisfied in the case of any transfer or assignment of the interest to a foreign permanent establishment or a fixed base of a U.S. Person.

     Under the Asset Test, the following three criteria must be met: (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of the transfer, for financial reporting purposes, the transferee's gross assets exceeded $100 million and its net assets exceeded $10 million; (b) the transferee is an "eligible corporation" as defined in Treasury regulation section 1.860E-1(c)(6) that enters into a written agreement that any subsequent transfer of the interest will be to another eligible corporation (i.e., a fully taxable domestic corporation) in a safe harbor transaction; and


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(c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid (the "facts and circumstances test").

     With respect to the facts and circumstances test, the consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. The specific terms of the Formula Test do not need to be used in determining whether the amount of consideration is too low.

     With respect to the Asset Test described above, the gross assets and net assets of a transferee do not include any obligation of a person related to the transferee as described in Treasury regulation section 1.860E-1(c)(6) or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the Asset Test. In addition, a transfer fails to meet the requirements of the Asset Test if the transferor knows or has reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest. Furthermore, the second condition of the Asset Test above fails to be satisfied in the case of any transfer or assignment of the interest to a foreign permanent establishment or a fixed base of a U.S. Person.

     Treasury regulation section 1.860E-1(c) applies to all transfers of noneconomic residual interests in REMICs occurring on or after July 19, 2002. The related Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of these safe harbor tests of Treasury regulation section 1.860E-1(c), unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Inducement Fees. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of REMIC residual certificates. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.


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     Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and

     o reduced, but not below zero, by payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of


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

          the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.


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

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o the tax arises out of bad faith, willful misfeasance or gross negligence on the part of that person in performing certain of its obligations under the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o the highest marginal federal income tax rate applicable to corporations.


     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.


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

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o the residual interests in the entity are not held by Disqualified Organizations, and

     o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable Treasury regulations. The information must be provided by the later of:

     o 30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

     will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by the Treasury regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator of the related REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o fail to furnish to the payor certain information including, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.


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

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Notwithstanding the above discussion, the following is a summary of the material federal income tax and estate tax considerations relevant to initial investors who are holders of a REMIC regular certificate and who are foreign persons ("Foreign Certificateholder"). For these purposes, a foreign person is anyone other than a "U.S. Person". U.S. persons are persons who, for federal income tax purposes, are (i) individual citizens or residents of the United States, (ii) corporations, partnerships or other entities created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury regulations otherwise provide), (iii) estates, the income of which is subject to federal income taxation regardless of the source of such income, or (iv) trusts subject to the primary supervision of a United States court and the control of one or more U.S. persons.

     In general, subject to the discussion below concerning income effectively connected with a trade or business in the United States, interest paid to a Foreign Certificateholder will not be subject to federal income tax or withholding, provided that the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury regulations thereunder (summarized below) are satisfied. Interest paid to a Foreign Certificateholder not exempt from federal income tax will be subject to a 30% U.S. withholding tax, except where an applicable tax treaty provides for the reduction or elimination of such withholding tax.

     To satisfy the certification requirements referred to above, Sections 871(h) and 881(c) of the Code and currently effective Treasury regulations thereunder require that either (i) the beneficial owner of a REMIC regular certificate must certify on the appropriate IRS form, under penalties of perjury, that such owner is a foreign person and must provide certain information, including such owner's name, address, and U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the REMIC regular certificate on behalf of the beneficial owner thereof must certify, under penalties of perjury, that such certificate as described in (i) above has been received from the beneficial owner. A certificate described in this paragraph is generally effective only with respect to payments of interest made to the Foreign Certificateholder after delivery of the certificate in the calendar year of its delivery to the paying agent and the two immediately succeeding calendar years unless a change in circumstances makes any information on the form incorrect.

     A Foreign Certificateholder will not be subject to federal income tax on gains realized on the sale, exchange or other disposition of such certificate, unless (i) such foreign person is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met, (ii) such gain is effectively connected with the conduct by the foreign person of a trade or business in the United States, and if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the foreign person, or (iii) the foreign person is subject to Code provisions applicable to certain U.S. expatriates.

     If a Foreign Certificateholder is engaged in a trade or business in the United States and if interest on the REMIC regular certificate owned by the Foreign Certificateholder, or gain realized on the sale, exchange or other disposition of the REMIC regular certificate is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty exists, is attributable to a U.S. permanent establishment maintained by the Foreign Certificateholder in the United States), the Foreign Certificateholder will generally be subject to federal income tax on such interest or gain in the same manner as if it were a U.S. Person. Under regulations currently in effect, such income or gain will be exempt from withholding if the Foreign Certificateholder complies with certain certification requirements.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.


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

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o any U.S. Person classified as a partnership under the Internal Revenue Code, unless all of its beneficial owners are U.S. Persons.


FASITs

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     o    the making of an appropriate election, and

     o    compliance with the related Governing Document,

     our counsel will deliver its opinion generally to the effect that:

     o the trust or the specified assets of the trust will qualify as a FASIT,

     o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to which no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts".

     The following summary is based in part on the rules governing FASITs in Sections 860H-860L of the Code (the "FASIT Provisions") and proposed regulations issued by the Treasury Department on February 4, 2000 relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of how the IRS will apply the FASIT provisions.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the Trust must initially and on an ongoing basis comply with the requirements set forth in the Code: (i) the entity elects to be treated as a FASIT; (ii) there is a single ownership interest held directly by an eligible corporation; (iii) all other interests that are issued by the FASIT qualify as regular interests; (iv) as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the Closing Date, and at all times thereafter, substantially all of the assets of the FASIT (including assets treated as held by the entity, such as assets held by the owner or a person related to the owner that support any regular interest in such entity) are permitted assets; and (v) the entity is not an entity described in Section 851(a) of the Code.

     Permitted assets for a FASIT include--

     o    cash or cash equivalents,

     o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     o    hedges and contracts to acquire hedges,

     o    foreclosure property, and


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

     o    regular interests in another FASIT or in a REMIC.

     As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest and high-yield regular interests to be held only by some fully taxable domestic corporations. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Debt Instruments. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Further, under the FASIT proposed regulations, permitted debt instruments to be held by a FASIT, include--

     o    REMIC regular interests,

     o    regular interests of other FASITs,

     o    inflation indexed debt instruments,

     o    credit card receivables, and

     o    certain stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     o    debt of the owner of the FASIT ownership interest,

     o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person.

     Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     o    fluctuations in market interest rates;

     o    fluctuations in currency exchange rates;

     o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The FASIT proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     o    a single class of ownership interest, or

     o    one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

          1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

          2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

          3.   has a stated maturity of not longer than 30 years,

          4. has an issue price not greater than 125% of its stated principal amount, and

          5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.


     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     o    the absence of defaults or delinquencies on permitted assets,

     o    lower than reasonably expected returns on permitted assets,

     o    unanticipated expenses incurred by the FASIT, or

     o    prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with the ongoing requirements of the Code to maintain its status as a FASIT during any taxable year, the Code provides that the entity will not be treated as a FASIT thereafter. The FASIT proposed regulations indicate, however, that the Commissioner may allow an entity to continue to be a FASIT or to re-elect FASIT status if loss of its status is determined by the Commissioner to have been inadvertent, the entity takes prompt steps to re-qualify itself and the


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holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT.

     If an arrangement fails to qualify as a FASIT and the failure is not determined to be inadvertent, under the FASIT proposed regulations, the owner of the ownership interest is treated as satisfying the regular interests for an amount equal to their value (as determined under Treasury Regulation Section 1.860I-2). The underlying arrangement is no longer treated as a FASIT and generally is prohibited from making a new FASIT election. In addition, the underlying arrangement is treated as holding the assets of the terminated FASIT and is classified under general tax principles, for example, as a corporation, a partnership or a trust. The regular interest holders are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. These new interests are classified under general tax principles and therefore may not be treated as debt for tax purposes. The deemed exchange of the regular interests for the new interests may require the regular interest holders to recognize gain or loss.

     If the Trust fails to be treated as a FASIT, the offered certificates may not be given the tax treatment summarized below. Although the FASIT proposed regulations provide the relief described above in the event of an inadvertent termination of FASIT status, the FASIT proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. Any relief given, moreover, may be accompanied by sanctions including the imposition of a corporate tax on all or a portion of the Trust's income for the period in which the requirements for FASIT status are not satisfied. The related Governing Documents will include provisions designed to maintain the status of the Trust as a FASIT.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

     o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", "--Market Discount", "--Premium", and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and interest, including OID, on the FASIT regular certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used


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

primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

     o    issues a debt or equity interest that is--

          1.   supported by that FASIT regular interest, and


          2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.


     The amount of the excise tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The FASIT proposed regulations provide that the excise tax must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.


     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

     o    the receipt of income from assets other than permitted assets;

     o    the receipt of compensation for services;

     o the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors); or

     o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

          1. foreclosure, default, or imminent default of a qualified mortgage,

          2.   bankruptcy or insolvency of the FASIT,


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          3.   substitution for another permitted debt instrument or
               distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

          4.   the retirement of a class of FASIT regular interests.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instrument for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the FASIT proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or a related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the FASIT provisions rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates". However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under the first two circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be disregarded and the transferor will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing


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Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.


     A grantor trust certificate may be classified as either of the following types of certificate:

     o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     o "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.


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     The grantor trust strip certificates will be:

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     o in general, "permitted assets" within the meaning of Section 860L(c) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,


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     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of that income that accrues in any month would equal the product of:

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates", and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section


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1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o there is no original issue discount or only a de minimis amount of original issue discount, or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with


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the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and


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     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage


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loans originated after September 27, 1985 using a constant yield method.
Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General".

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General".

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.


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

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to interest not previously included in income or attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.


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

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002 the IRS published proposed regulations, which will, when effective affect the information reporting obligations of trustees of "widely-held fixed investment trusts" (that is, any grantor trust that is a United States person under Code Section 7701(a)(30)(E) the interests in which are held by "middlemen") and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name). These regulations are proposed to be effective on January 1, 2004. Under these proposed regulations, the Trustee would be required to file Form 1099 (or any successor form) with the IRS with respect to Certificateholders who are not "exempt recipients" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such Certificates through a middleman, to report the Trust's gross income (including any original issue discount income) and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are attributable to the Certificateholder. The same requirements would be imposed on middlemen holding Certificates on behalf of Certificateholders.

     The proposed regulations would also require that the Trustee make available, to "requesting persons" (any middleman, any broker who holds a Certificate on its own behalf, any other "exempt"


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

recipient who holds a Certificate directly and not through a middleman, any non-calendar year Certificateholder who holds a Certificate directly and not through a middleman, and a representative or agent of the foregoing), for the reporting period requested (provided the Trustee uses the same reporting period throughout the Trust's existence, information may be determined and provided on the basis of a calendar month, calendar quarter or half or full calendar year except that information required to be provided with respect to original issue discount and market discount must be determined on the basis of a semi-annual or shorter reporting period) (i) all items of gross income, all items of deduction and all items of credit, (ii) information regarding the sales or dispositions of the Trust's assets, and (iii) and any other information (including accrued market discount, original issue discount or premium information) necessary for a Certificateholder to report with reasonable accuracy, the items of income, deductions and credit attributable to the portion of the Trust treated as owned by the Certificateholder under Section 671 of the Code.

     If any Trust assets are disposed of and the Trust's asset sales or dispositions for the calendar year do not exceed 5 percent of the fair market value of the Trust's assets as of January 1 of that calendar year ("5% De Minimis Amount"), the Trustee is required to provide the date of sale or disposition and information on the sale proceeds received by the Trust. If the Trust's asset sales and dispositions for the calendar year exceed the 5% De Minimis Amount, the Trustee must provide for each sale or disposition (i) the date of sale or disposition, (ii) information regarding the sale proceeds received by the Trust (including any information on the amount of the gross proceeds of the sale attributable to the Certificateholder), (iii) information that will enable the Certificateholder to allocate with reasonable accuracy a portion of its basis in its Certificate to the sale or disposition, and (iv) information that will enable the Certificateholder to allocate with reasonable accuracy a portion of its market discount or premium, if any, to the sale or disposition.

     Because exact computation of original issue discount (due to the stripped bond rules of Section 1286) with respect to the Certificates would require information relating to a particular holder's purchase price that the Trustee may not have, the Trustee will, in the absence of statutory or administrative clarification, use the methodology and assumptions described in this section in providing such information (including the fraction of original issue discount accrued in each relevant period using such methodology and assumptions).

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


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

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the offered certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any


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

losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1. those with discretionary authority or control over the assets of the entity,

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that where a Plan purchases a "guaranteed governmental mortgage pool certificate", the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of that Plan.


PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:


     o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager";

     o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager".

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.


UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29 generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any person affiliated with Merrill Lynch, Pierce, Fenner & Smith Incorporated, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated.


INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.


CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

          2. the availability of any prohibited transaction exemption in connection with that investment.


TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.


                               LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities".

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. However, a number of states have enacted legislation overriding the preemptive effect of SMMEA and limiting, to varying degrees, the extent to which mortgage related securities under this expanded definition constitute legal investments for affected investors under each such state's laws. Any such overriding legislation needed to be enacted prior to September 23, 2001.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors". In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors", we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the

NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities", we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your State.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent,

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch, Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage Investors, Inc.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP;

     o    Baker & McKenzie; or

     o    Latham & Watkins.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "GLOSSARY" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Association.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section 2510.3-101 promulgated under ERISA.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor, as it may be amended from time to time, or any successor thereto.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code of 1986.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.


     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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





























THE ATTACHED DISKETTE CONTAINS ONE SPREADSHEET FILE THAT CAN BE PUT ON A USER-SPECIFIED HARD DRIVE OR NETWORK DRIVE. THIS SPREADSHEET FILE IS "MLMT 2003-KEY1.XLS". THE SPREADSHEET FILE "MLMT 2003-KEY1.XLS" IS A MICROSOFT EXCEL,(1) VERSION 5.0 SPREADSHEET. THE FILE PROVIDES, IN ELECTRONIC FORMAT, SOME OF THE STATISTICAL INFORMATION THAT APPEARS UNDER THE CAPTION "DESCRIPTION OF THE MORTGAGE POOL" IN, AND ON ANNEXES A-1, A-2, B AND E TO, THIS PROSPECTUS SUPPLEMENT. DEFINED TERMS USED, BUT NOT OTHERWISE DEFINED, IN THE SPREADSHEET FILE WILL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THIS PROSPECTUS SUPPLEMENT. ALL THE INFORMATION CONTAINED IN THE SPREADSHEET FILE IS SUBJECT TO THE SAME LIMITATIONS AND QUALIFICATIONS CONTAINED IN THIS PROSPECTUS SUPPLEMENT. PROSPECTIVE INVESTORS ARE STRONGLY URGED TO READ THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS IN THEIR ENTIRETY PRIOR TO ACCESSING THE SPREADSHEET FILE.

---------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
     Until          , 2003, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                  $808,638,000

                                  (APPROXIMATE)


                     MERRILL LYNCH MORTGAGE TRUST 2003-KEY1
                                     Issuer


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2003-KEY1


                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor


                              CLASS A-1, CLASS A-2,
                      CLASS B, CLASS C, CLASS D AND CLASS E





                                -----------------

                              PROSPECTUS SUPPLEMENT

                               -----------------




                               MERRILL LYNCH & CO.


                                    JPMORGAN

                           CREDIT SUISSE FIRST BOSTON

                              MCDONALD INVESTMENTS
                                A KEYCORP COMPANY


                                 MORGAN STANLEY




                                 NOVEMBER , 2003

================================================================================